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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT

                          Dated as of January 27, 1999

                               $850,019,200.34

                       Mortgage Pass-Through Certificates
                                  Series 1999-2

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


                                TABLE OF CONTENTS

                                                                            PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions....................................................1
Section 1.02  Acts of Holders...............................................50
Section 1.03  Effect of Headings and Table of Contents......................51
Section 1.04  Benefits of Agreement.........................................51


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...................................1
Section 2.02  Acceptance by Trust Administrator..............................2
Section 2.03  Representations and Warranties of the Master
              Servicer and the Seller........................................3
Section 2.04  Execution and Delivery of Certificates........................11
Section 2.05  Designation of Certificates; Designation of
              Startup Day and Latest Possible Maturity Date.................11


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account............................................1
Section 3.02  Permitted Withdrawals from the Certificate Account.............2
Section 3.03  Advances by Master Servicer and Trust Administrator............4
Section 3.04  Trust Administrator to Cooperate;
              Release of Owner Mortgage Loan Files...........................5
Section 3.05  Reports to the Trustee and Trust Administrator;
              Annual Compliance Statements...................................7
Section 3.06  Title, Management and Disposition of Any REO Mortgage
              Loan...........................................................8
Section 3.07  Amendments to Servicing Agreements,
              Modification of Standard Provisions............................8
Section 3.08  Oversight of Servicing.........................................9
Section 3.09  Termination and Substitution of Servicing Agreements..........12
Section 3.10  Application of Net Liquidation Proceeds.......................13
Section 3.11  1934 Act Reports..............................................13


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..................................................1
Section 4.02  Allocation of Realized Losses..................................6
Section 4.03  Paying Agent...................................................9
Section 4.04  Statements to Certificateholders; Report to the
              Trust Administrator, Financial Security and the Seller........10
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........14
Section 4.06  Reserve Fund..................................................15
Section 4.07  Distributions in Reduction of the Class A-11 Certificates.....15
Section 4.08  Policy Matters................................................21
Section 4.09  Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master Servicer................24
Section 4.10  Determination of LIBOR........................................24


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................1
Section 5.02  Registration of Certificates...................................3
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............7
Section 5.04  Persons Deemed Owners..........................................7
Section 5.05  Access to List of Certificateholders' Names and Addresses......7
Section 5.06  Maintenance of Office or Agency................................8
Section 5.07  Definitive Certificates........................................8
Section 5.08  Notices to Clearing Agency.....................................9


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer................1
Section 6.02  Merger or Consolidation of the Seller or the Master
              Servicer.......................................................1
Section 6.03  Limitation on Liability of the Seller,
              the Master Servicer and Others.................................1
Section 6.04  Resignation of the Master Servicer.............................2
Section 6.05  Compensation to the Master Servicer............................2
Section 6.06  Assignment or Delegation of Duties by Master Servicer..........2
Section 6.07  Indemnification of Trustee, Trust Administrator
              and Seller by Master Servicer..................................3
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance......3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..............................................1
Section 7.02  Other Remedies of Trustee......................................2
Section 7.03  Directions by Certificateholders and
              Duties of Trustee During Event of Default......................3
Section 7.04  Action upon Certain Failures of the
              Master Servicer and upon Event of Default......................3
Section 7.05  Trust Administrator to Act; Appointment of Successor...........3
Section 7.06  Notification to Certificateholders.............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator..................1
Section 8.02  Certain Matters Affecting the Trustee..........................2
Section 8.03  Neither Trustee nor Trust Administrator Required
              to Make Investigation..........................................3
Section 8.04  Neither Trustee nor Trust Administrator Liable
              for Certificates or Mortgage Loans.............................3
Section 8.05  Trustee and Trust Administrator May Own Certificates...........3
Section 8.06  The Master Servicer to Pay Fees and Expenses...................4
Section 8.07  Eligibility Requirements.......................................4
Section 8.08  Resignation and Removal........................................4
Section 8.09  Successor......................................................5
Section 8.10  Merger or Consolidation........................................6
Section 8.11  Authenticating Agent...........................................6
Section 8.12  Separate Trustees and Co-Trustees..............................7
Section 8.13  Appointment of Custodians......................................9
Section 8.14  Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15  Monthly Advances..............................................11
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............12
Section 8.17  Trust Administrator Covenants Concerning Year 2000
              Compliance....................................................12


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
              Seller or Liquidation of All Mortgage Loans....................1
Section 9.02  Additional Termination Requirements............................3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment......................................................1
Section 10.02 Recordation of Agreement.......................................3
Section 10.03 Limitation on Rights of Certificateholders.....................3
Section 10.04 Governing Law; Jurisdiction....................................4
Section 10.05 Notices........................................................4
Section 10.06 Severability of Provisions.....................................5
Section 10.07 Special Notices to Rating Agencies and Financial Security......5
Section 10.08 Covenant of Seller.............................................6
Section 10.09 Recharacterization.............................................6


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate................................1
Section 11.02 Cut-Off Date...................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.......................1
Section 11.04 Original Class A Percentage....................................1
Section 11.05 Original Principal Balances of the Classes of Class A
              Certificates...................................................1
Section 11.06 Original Class A Non-PO Principal Balance......................1
Section 11.07 Original Subordinated Percentage...............................2
Section 11.08 Original Class B-1 Percentage..................................2
Section 11.09 Original Class B-2 Percentage..................................2
Section 11.10 Original Class B-3 Percentage..................................2
Section 11.11 Original Class B-4 Percentage..................................2
Section 11.12 Original Class B-5 Percentage..................................2
Section 11.13 Original Class B-6 Percentage..................................2
Section 11.14 Original Class B Principal Balance.............................2
Section 11.15 Original Principal Balances of the Classes of Class B
              Certificates...................................................2
Section 11.16 Original Class B-1 Fractional Interest.........................3
Section 11.17 Original Class B-2 Fractional Interest.........................3
Section 11.18 Original Class B-3 Fractional Interest.........................3
Section 11.19 Original Class B-4 Fractional Interest.........................3
Section 11.20 Original Class B-5 Fractional Interest.........................3
Section 11.21 Closing Date...................................................3
Section 11.22 Right to Purchase..............................................3
Section 11.23 Wire Transfer Eligibility......................................3
Section 11.24 Single Certificate.............................................3
Section 11.25 Servicing Fee Rate.............................................4
Section 11.26 Master Servicing Fee Rate......................................4
Section 11.27 Financial Security Contact Person..............................4

                                    EXHIBITS


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-10      -     Form of Face of Class A-10 Certificate
EXHIBIT A-11      -     Form of Face of Class A-11 Certificate
EXHIBIT A-12      -     Form of Face of Class A-12 Certificate
EXHIBIT A-13      -     Form of Face of Class A-13 Certificate
EXHIBIT A-14      -     Form of Face of Class A-14 Certificate
EXHIBIT A-15      -     Form of Face of Class A-15 Certificate
EXHIBIT A-16      -     Form of Face of Class A-16 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 1999-2 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Mortgage Loans Serviced by Norwest
Mortgage in
                        locations other than Frederick, Maryland
EXHIBIT F-2       -     Schedule of Mortgage Loans Serviced by Norwest
Mortgage from
                        Frederick, Maryland
EXHIBIT F-3       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
Internal Revenue
                        Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
Certificates)
EXHIBIT K         -     Transferee's Letter (Class [B-1] [B-2] [B-3]
Certificates)
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
EXHIBIT N         -     Policy

This Pooling and Servicing Agreement, dated as of January 27, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01    Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (b) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (b) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (b) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

AUTHENTICATING   AGENT:  Any  authenticating  agent  appointed  by  the  Trust
Administrator   pursuant  to  Section  8.11.   There  shall  initially  be  no
Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (b) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $222,319.63 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY  CERTIFICATE:  Any  one of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14 Certificates and Class A-16 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE:  Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS  A  CERTIFICATE:  Any  one  of  the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates or Class A-R Certificate.

CLASS A CERTIFICATEHOLDER:  The registered holder of a Class A Certificate.

CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (a) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (b) and fourth of Section 4.01(a) on such Distribution Date.

CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of
Section 4.01(a).

CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  a. the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  b. the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  c. the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  d. the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

CLASS A PASS-THROUGH RATE: As to the Class A-1, Class A-2, Class A-3, Class A-10, Class A-11, Class A-12, Class A-13, Class A-16 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, 6.750% per annum. As to the Class A-4 Certificates, 6.250% per annum. As to the Class A-14 and Class A-15 Certificates, the Class A-14 Pass-Through Rate and the Class A-15 Pass-Through Rate, respectively. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in January 2004, 100%. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005 to and including the Distribution Date in January 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005,
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates and Class A-R Certificate.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

CLASS  A-1   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-1
Certificate.

CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

CLASS  A-2   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-2
Certificate.

CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

CLASS  A-3   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-3
Certificate.

CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

CLASS  A-4   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-4
Certificate.

CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

CLASS  A-5   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-5
Certificate.

CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

CLASS  A-6   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-6
Certificate.

CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

CLASS  A-7   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-7
Certificate.

CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

CLASS  A-8   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-8
Certificate.

CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

CLASS  A-9   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  A-9
Certificate.

CLASS A-10 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

CLASS  A-10   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-10
Certificate.

CLASS A-11 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

CLASS  A-11   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-11
Certificate.

CLASS A-11 DISTRIBUTION DEFICIENCY: With respect to the Class A-11 Certificates on each Distribution Date, the sum of (i) the Class A-11 Interest Loss Amount for such Distribution Date and (ii) the Class A-11 Principal Loss Amount for such Distribution.

CLASS A-11 INTEREST LOSS AMOUNT: As to any Distribution Date, the excess, if any, of (i) the Interest Accrual Amount of the Class A-11 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class A-11 Certificates that are covered by the Reserve Fund over (ii) the amount available to be distributed in respect of the Class A-11 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

CLASS A-11 PRINCIPAL LOSS AMOUNT: As to any Distribution Date, the sum of, without duplication, (i) the Class A Loss Percentage of the Class A-11 Certificates of the principal portion of Realized Losses allocated to the Class A Certificates (other than the Class A-PO Certificates) with respect to such Distribution Date pursuant to Section 4.02(b) and (ii) any amount allocated to the Class A-11 Certificates after the Cross-Over Date with respect to such Distribution Date pursuant to the third sentence in the definition of Principal Balance of the Class A-11 Certificates.

CLASS A-12 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

CLASS  A-12   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-12
Certificate.

CLASS A-13 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

CLASS  A-13   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-13
Certificate.

CLASS A-14 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

CLASS  A-14   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-14
Certificate.

CLASS A-14 PASS-THROUGH RATE: With respect to the Distribution Date occurring in February 1999, 6.275% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 0.90% plus LIBOR subject to a minimum rate of 0.90% and a maximum rate of 8.500%.

CLASS A-15 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

CLASS  A-15   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-15
Certificate.

CLASS A-15 PASS-THROUGH RATE: With respect to the Distribution Date occurring in February 1999, 6.1805556% per annum. With respect to each succeeding Distribution Date, a per anum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.10 hereof, equal to 21.11111% minus the product of 2.77777753 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 21.11111%.

CLASS A-16 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

CLASS  A-16   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-16
Certificate.

CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

CLASS  A-PO   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-PO
Certificate.

CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (b) of Section 4.01(a) and
(y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (b) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i)(A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan

                  e. all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  f. the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                  g. the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the TRUST Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

CLASS  A-R   CERTIFICATEHOLDER:   The  registered  holder  of  the  Class  A-R
Certificate.

CLASS B CERTIFICATE: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER:  The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B PASS-THROUGH RATE:  As to any Distribution Date, 6.500% per annum.

CLASS  B  PERCENTAGE:  Any  one  of  the  Class  B-1  Percentage,   Class  B-2
Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS  B-1   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-1
Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of
Section 4.01(a).

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (ii) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  h. the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  i. the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  j. the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (b) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS  B-2   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-2
Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of
Section 4.01(a).

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (iii) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  k. the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  l. the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  m. the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (b) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS  B-3   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-3
Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of
Section 4.01(a).

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (iv) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  n. the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (v)the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

                  o. the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(b) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS  B-4   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-4
Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of
Section 4.01(a).

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (vi) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  p. the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  q. the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  r. the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(b) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS  B-5   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-5
Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of
Section 4.01(a).

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (vii) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  s. the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  t. the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  u. the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(b) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS  B-6   CERTIFICATEHOLDER:   The   registered   holder  of  a  Class  B-6
Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of
Section 4.01(a).

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (viii) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (b) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  v. the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  w. the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  x. the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (b) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY INDIRECT PARTICIPANT: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates, as set forth in Section 11.21.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

CO-OP SHARES:  Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of
Section 4.01(a) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

DECEASED HOLDER: A Beneficial Owner of a Class A-11 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trustee.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES:  As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

DETERMINATION   DATE:  The  17th  day  of  the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (ix) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  y. general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  z. commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  aa. certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency;

                  bb. guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  cc. repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  dd. securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated
                        Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency; and

                  ee. such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated
                        Certificates being placed on credit review status (other than for possible upgrading) (or, in the case of the Class A-11 Certificates, without giving effect to the guaranty provided by Financial Security) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER:  As defined in Section 5.02(d).

ERRORS AND OMISSIONS POLICY:  As defined in each of the Servicing Agreements.

EVENT OF DEFAULT:  Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND:  As defined in each of the Servicing Agreements.

FINAL   DISTRIBUTION   DATE:  The   Distribution   Date  on  which  the  final
distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is February 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

FINANCIAL SECURITY: Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto.

FINANCIAL SECURITY CONTACT PERSON: The officer designated by the Master Servicer to provide information to Financial Security pursuant to Section 4.08(g). The initial Financial Security Contact Person is appointed in
Section 11.27.

FINANCIAL SECURITY DEFAULT: The existence and continuance of any of the following:

            (a) Financial Security fails to make a payment required under a policy in accordance with its terms:

            (b) Financial Security (A) files any petition or commences any case or proceeding under any provision or similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) makes a general assignment for the benefit of its creditors, or (c) has an order for relief entered against it under the United States Bankruptcy code or any similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA:  Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $17,000,384.01 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

HOLDER:  See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

INDIVIDUAL CLASS A-11 CERTIFICATE: A Class A-11 Certificate which evidences $1,000 Original Principal Balance.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with
Section 4.10.

LIBOR BUSINESS DAY: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

LIBOR CERTIFICATES: Any of the Class A-14 and Class A-15 Certificates.

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LIVING HOLDER: Beneficial Owner of the Class A-11 Certificates other than a Deceased Holder.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

MASTER  SERVICER:  Norwest  Bank  Minnesota,   National  Association,  or  its
successor in interest.

MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE:  As set forth in Section 11.26.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MONTH END  INTEREST:  As defined in each  Servicing  Agreement or with respect
to  the  MLCC  Servicing  Agreement,   the  amount  defined  as  "Compensating
Interest."

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

               (x) the Mortgage Loan identifying number;

                  ff.   the  city,   state  and  zip  code  of  the  Mortgaged
                        Property;

                  gg.   the type of property;

                  hh.   the Mortgage Interest Rate;

                  ii.   the Net Mortgage Interest Rate;

                  jj.         the Monthly Payment;

                  kk.   the original number of months to maturity;

                  ll.   the scheduled maturity date;

                  mm.   the Cut-Off Date Principal Balance;

                  nn.   the Loan-to-Value Ratio at origination;

                  oo.   whether such Mortgage Loan is a Subsidy Loan;

                  pp. whether such Mortgage Loan is covered by primary mortgage insurance;

                  qq.   the Servicing Fee Rate;

                  rr.   whether such Mortgage Loan is a T.O.P.  Mortgage Loan;

                  ss.   the Master Servicing Fee;

                  tt.   Fixed Retained Yield, if applicable; and

                  uu. for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR:  The obligor on a Mortgage Note.

NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER:  As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

NON-U.S. PERSON:  As defined in Section 4.01(f).

NORWEST MORTGAGE:  Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

NOTICE OF NONPAYMENT: The notice to be delivered by the Trust Administrator to Financial Security with respect to any Distribution Date as to which there is a Class A-11 Distribution Deficiency, which shall be in the form attached to the Policy.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class A-R Certificates, as set forth in Section 11.06.

ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

OTHER SERVICER:  Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PAINEWEBBER:  PaineWebber Incorporated, or its successor in interest.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT:  The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class (other than a Class A-11 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-11 Certificate, the undivided percentage interest obtained by dividing the current principal balance of such Certificate by the Principal Balance of the Class A-11 Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN:  As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POLICY: The irrevocable Financial Security Insurance Policy No. 50769-N, including any endorsements thereto, issued by Financial Security with respect to the Class A-11 Certificates, in the form attached hereto as Exhibit N.

POLICY PAYMENTS ACCOUNT:  The account maintained pursuant to Section 4.08(b).

POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing
Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

      (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

      (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

      (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

      (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

      (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

      (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

      (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

      (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

      (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

      (j)   Net Foreclosure Profits;

      (k)   Month End Interest; and

      (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

PREPAYMENT SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                    PREPAYMENT SHIFT PERCENTAGE

February 1999 through January 2004                0%
February 2004 through January 2005                30%
February 2005 through January 2006                40%
February 2006 through January 2007                60%
February 2007 through January 2008                80%
February 2008 and thereafter                      100%

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (a) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (b) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (b) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PRIORITY AMOUNT: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-16 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (b) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

PRIORITY PERCENTAGE: The Principal Balance of the Class A-16 Certificates divided by the Pool Balance (Non-PO Portion).

PROHIBITED TRANSACTION TAX:  Any tax imposed under Section 860F of the Code.

PRUDENT  SERVICING  PRACTICES:   The  standard  of  care  set  forth  in  each
Servicing Agreement.

RATE DETERMINATION DATE: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The
Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

RELEVANT ANNIVERSARY:  See "Bankruptcy Loss Amount."

REMIC:  A  "real  estate  mortgage  investment  conduit"  as  defined  in Code
Section 860D. "The REMIC" means the REMIC constituted by the assets of the Trust Estate other than the Reserve Fund.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE:  As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESERVE FUND: The non-interest bearing trust account in the name of the Trustee, for the benefit of the Class A-11 Certificateholders, established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section
4.06. The Reserve Fund shall be an Eligible Account.

RESERVE WITHDRAWAL: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund and (b) the amount of Non-Supported Interest Shortfalls allocated to the Class A-11 Certificates.

RESPONSIBLE  OFFICER:  When  used  with  respect  to the  Trustee  or the  Trust
Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

ROUNDING ACCOUNT: The special account in the name of the Trustee, for the benefit of the Class A-11 Certificateholders, established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

ROUNDING AMOUNT: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P:  Standard & Poor's, or its successor in interest.

SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (b) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (b) Deficient Valuations incurred prior to such Due Date and (c) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER:  Norwest Asset Securities Corporation, or its successor in interest.

SENIOR  OPTIMAL  AMOUNT:  As  to  any  Distribution   Date,  the  sum  for  such
Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

SERVICER MORTGAGE LOAN FILE:  As defined in each of the Servicing Agreements.

SERVICERS: Each of Norwest Mortgage, Countrywide Home Loans, Inc., The Huntington Mortgage Company, HomeSide Lending, GMAC Mortgage Corporation, Bank United, National City Mortgage Company, Home Savings of America, FSB, Bank of Oklahoma, N.A., First Union Mortgage Corp., Merrill Lynch Credit Corporation., Hibernia National Bank, Bank of America, NT&SA, Beverly National Bank, BankNorth Mortgage Company, Inc. and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                           SHIFT PERCENTAGE

February 1999 through January 2004............                   0%
February 2004 and thereafter..................                  100%

SIMILAR LAW:  As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $8,503,859.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (b) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (c) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY:  As defined in Section 2.05.

SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

SUBORDINATED   PREPAYMENT  PERCENTAGE:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN:  As defined in Section 2.02.

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

T.O.P. MORTGAGE LOAN: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

TRUST ADMINISTRATOR: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, the Reserve Fund and the rights of the Trust Administrator under the Policy. None of the Reserve Fund, the Policy or the Policy Payments Account shall be part of the REMIC.

TRUSTEE: United States Trust Company of New York, or any successor trustee appointed as herein provided.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (b) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

U.S. PERSON:  As defined in Section 4.01(f).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

      Section 1.02    Acts of Holders.

            1. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this
                  Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            2. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            3. The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            4. Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

      Section 1.03  Effect of Headings and Table of Contents.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

      Section 1.04  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

      Section 2.01  Conveyance of Mortgage Loans.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

      Section 2.02  Acceptance by Trust Administrator.

The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.02 Representations and Warranties of the Master Servicer and the Seller.

            1. The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this
                  Agreement:

                  a. The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  b. The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  c. This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  d. The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely
                        affect   the   condition   (financial   or  other)  or
                        operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                  e. No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            2. The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                  a. The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  b. Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  c. The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the
                        Custodian  with,  any  Mortgage   establishes  in  the
                        Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  d. Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                  e. All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  f. The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                  g. The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty
                                        --------   -------
                        shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                  h. Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  i. The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                  j. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  k. All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                  l. The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                  m. Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                  n. The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  o. The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (b) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
                        (c) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (d) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                  p. The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property and (c) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                  q. To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                  r. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  s. Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  t. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                  u. To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                  v. Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                  w. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  x. With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                  y. In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and
                        (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                  z.    If  the  Mortgage  Loan  is  secured  by  a  long-term
                        residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            3. Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to
                  (A) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

     Section 2.04   Execution and Delivery of Certificates.

The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

     Section 2.04 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is February 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

     Section 3.01   Certificate Account.

            1. The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            2. The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing
                  Agreements and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                  a. Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  b. in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to
                        Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            3. The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            4. For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     Section 3.02   Permitted Withdrawals from the Certificate Account.

            1. The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes
                  (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                  a. to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  b. to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                  c. to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  d. from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                  e. to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section
                        8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  f. to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                  g. to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                  h. to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  i. to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                  j. to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                  k.    to  clear  and  terminate  the   Certificate   Account
                        pursuant to Section 9.01; and

                  l. to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            2. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     Section 3.03   Advances by Master Servicer and Trust Administrator.

            1. In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master
                  Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage
                  Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic
                  Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            2. To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other
                  Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            3. The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            4. Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     Section 3.04   Trust Administrator to Cooperate;
                    Release of Owner Mortgage Loan Files.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

            1. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            2. The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (a) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (b) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     Section 3.06   Title, Management and Disposition of Any REO Mortgage Loan.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     Section 3.07   Amendments to Servicing Agreements,
                    Modification of Standard Provisions.

            1. Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of
                  Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and
                  (iii) the reason or reasons for such proposed amendment or modification.

            2.   The Trustee and the Trust  Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            3.    a.    Notwithstanding  anything  to  the  contrary  in  this
                  Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (b) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  b. The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(b) and 10.01(b)(iii).

     Section 3.08   Oversight of Servicing.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The   relationship  of  the  Master  Servicer  to  the  Trustee  and  the  Trust
Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) (without, in the case of the Class A-11 Certificates, giving effect to the guaranty provided by Financial Security) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section 3.09   Termination and Substitution of Servicing Agreements.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section 3.10   Application of Net Liquidation Proceeds.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section 3.11   1934 Act Reports.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     Section 4.01   Distributions.

            1. On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (b) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate.

Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            2. On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            first, to the Class A-16 Certificates, up to the Priority Amount for such Distribution Date;

            second,  Class  A-R  Certificate,   until  the  Principal  Balance
      thereof has been reduced to zero;

            third, concurrently, 80.6776519293% to the Class A-1 Certificates, 16.9718507517% to the Class A-2 Certificates and 2.3504973190% to the Class A-10 Certificates, until the Principal Balance of the Class A-2 Certificates has been reduced to zero;

            fourth, concurrently,  80.6776519293% to the Class A-1 Certificates,
      6.4296737521% to the Class A-3 Certificates, 5.2710884998% to the Class A-4 Certificates, 0.0263554425% to the Class A-5 Certificates, 5.2447330573% to the Class A-6 Certificates and 2.3504973190% to the Class A-10 Certificates, until the Principal Balance of the Class A-6 Certificates has been reduced to zero;

            fifth,  concurrently,  80.6776519293% to the Class A-1 Certificates,
      6.4296737521% to the Class A-3 Certificates, 5.2710884998% to the Class A-4 Certificates, 0.0263554425% to the Class A-5 Certificates, 5.2447330573% to the Class A-7 Certificates and 2.3504973190% to the Class A-10 Certificates, until the Principal Balance of the Class A-10 Certificates has been reduced to zero;

            sixth,  concurrently,  80.6776519293% to the Class A-1 Certificates,
      6.4296737521% to the Class A-3 Certificates, 5.2710884998% to the Class A-4 Certificates, 0.0263554425% to the Class A-5 Certificates, 5.2447330573% to the Class A-7 Certificates and 2.3504973190% to the Class A-13 Certificates, until the Principal Balance of the Class A-7 Certificates has been reduced to zero;

            seventh, concurrently, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-8 and Class A-13 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

            eighth, concurrently, to the Class A-9, Class A-11, Class A-12, Class A-14 and Class A-15 Certificates, pro rata, based on their Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

            ninth, to the Class A-16 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance of such Class has been reduced to zero.

            3. Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            4. (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

      (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

      (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

      (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

      (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

      (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (b) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (b) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (c) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section 4.02   Allocation of Realized Losses.

            1. With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
      Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
      Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
      Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            2. With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            3. Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            4.    In the  event  that  there is a  Recovery  of an  amount  in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section
                  2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            5. The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A
                  Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            6. Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     Section 4.03   Paying Agent.

            1. The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
                  Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                  a. hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  b. give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                  c. at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            2. The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution
                  Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

     Section 4.04   Statements  to  Certificateholders;   Report  to  the  Trust
                    Administrator, Financial Security and the Seller.

Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate, the Seller and Financial Security a statement setting forth:

                  a. the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  b. the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest,
                        (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                  c. the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  d. the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest,
                        (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                  e. the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this
                        Agreement;

                  f. the number of Mortgage Loans outstanding as of the preceding Determination Date;

                  g. the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                  h. the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  i. the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                  j. the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  k. the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  l. the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  m. the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  n. the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  o. the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                  p. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  q. the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                  r. the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                  s. the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with
                        Section 4.02(a) since the Relevant Anniversary;

                  t. the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                  u. the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                  v. the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                  w.    the Class A-PO Deferred Amount, if any;

                  x. in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate;

                  y. in the case of the Class A-11 Certificates, (a) the Class A-11 Distribution Deficiency, if any, for such Distribution Date, (b) amounts, if any in respect of the Class A-11 Distribution Deficiency paid under the Policy and (c) the amounts attributable to the Class A-11 Certificates;

                  z. in the case of the Class A-11 Certificates, the amount remaining in the Reserve Fund after taking into account the Reserve Withdrawal for such Distribution Date; and

                  aa.   such  other   customary   information  as  the  Master
                        Servicer  deems   necessary  or  desirable  to  enable
                        Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. Upon receipt of any such statement, the Trust Administrator shall promptly forward a copy of such statement to Financial Security. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section 4.05   Reports to Mortgagors and the Internal Revenue Service.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

      F.    Reserve Fund.

            1. The Reserve Fund shall be established on the Closing Date and maintained by the Trust Administrator in accordance with this
                  Section 4.06. At the time the Reserve Fund is established, the Seller shall cause to be deposited into the Reserve Fund the amount of $2500.00.

With respect to each Distribution Date, the Reserve Withdrawal shall be withdrawn by the Trust Administrator from the amount on deposit in the Reserve Fund in accordance with this Section 4.06 and distributed on such Distribution Date to the Holders of the Class A-11 Certificates, pro rata, based on Percentage Interest.

Notwithstanding anything herein to the contrary, on the Distribution Date on which the Class A Principal Balance of the Class A-11 Certificates has been reduced to zero, any funds then on deposit in the Reserve Fund shall be distributed to PaineWebber at the address provided by it to the Trust Administrator.

            2. The Reserve Fund will be an "outside reserve fund" under the REMIC Provisions that is beneficially owned for federal income tax purposes by PaineWebber, which shall report all income, gain, deduction or loss with respect thereto, and will not be an asset of the REMIC.

     Section 4.07   Distributions in Reduction of the Class A-11 Certificates.

Distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause
(f) below.

            1. On each Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates are made, such distributions will be made with respect to such Class in the following priority:

                  a. any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

                  b. any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class A-11 Certificates until all such requests have been honored.

For each such sequence of priorities described above, requests for distributions in reduction of the principal balances of Class A-11 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class A-11 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balances of the Class A-11 Certificates will be accepted in accordance with the provisions set forth in Section 4.07(c). All requests for distributions in reduction of the principal balance of Class A-11 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class A-11 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.07(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class A-11 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class A-11 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

Distributions in reduction of the principal balances of the Class A-11 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) plus any amounts distributable to the Class A-11 Certificates as a payment under the Policy of a Class A-11 Principal Loss Amount of the type described in clause (i) of the definition thereof, minus amounts to repay any funds withdrawn from the Rounding Account for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.07(e), provided that the aggregate distribution in reduction of the Class A Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates on any Distribution Date plus any amounts distributable to the Class A-11 Certificates as a payment under the Policy of a Class A-11 Principal Loss Amount of the type described in clause (i) of the definition hereof (minus amounts to repay any funds withdrawn from the Rounding Account on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account pursuant to Section 4.07(e)) exceeds the aggregate principal balances of Class A-11 Certificates with respect to which distribution requests, as set forth above, have been received distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates will be made by mandatory distribution pursuant to Section 4.07(d).

            2. A Class A-11 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.07 if the death of the Beneficial Owner thereof is deemed to have occurred. Class A-11 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class A-11 Certificates so
                  beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class A-11 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Class A-11 Certificates greater than the number of Individual Class A-11 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class A-11 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Class A-11 Certificates will be deemed to be the death of the Beneficial Owner of such Class A-11 Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A-11 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balances of the Class A-11 Certificates payable with respect thereto. The Trust
                  Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to
                  Section 4.07(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.07(a).

            3. Requests for distributions in reduction of the principal balance of Class A-11 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class A-11 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class A-11 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.07(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.07. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

Individual Class A-11 Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs, and notwithstanding anything to the contrary herein, no amounts shall be due from Financial Security or otherwise with respect to interest on such Certificates after such last day of the month.

Any Beneficial Owner of a Class A-11 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Class A Principal Balance of Class A-11 Certificates on such Distribution Date.

In the event any requests for distributions in reduction of the principal balance of Class A-11 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.07, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            4. To the extent, if any, that distributions in reduction of the Class A Principal Balance of Class A-11 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.07(a) above, distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Class A-11 Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Class A Principal Balance of the Class A-11 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balance of Class A-11 Certificates would not be reduced to zero, the Individual Class A-11 Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class A-11 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Class A Principal Balance of the Class A-11 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Class A-11 Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class A-11 Certificates selected for mandatory distributions in reduction of the principal balances are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balances of Class A-11 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            5. On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $999.99 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class A-11
                  Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class A-11 Certificates. Rounding of such distribution on the Class A-11 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class A-11
                  Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-11 Certificates are to be made, the aggregate amount of such distributions allocable to the Class A-11 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account on the prior Distribution Date for which funds were withdrawn from such account, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class A-11 Certificates; this process shall continue on succeeding Distribution Dates until the Class A Principal Balance of the Class A-11 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates will reduce the Class A Principal Balance thereof to zero or in the event that distributions in reduction of the Class A Principal Balance of the Class A-11 Certificates are made in accordance with the provisions set forth in Section 4.07(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-R Certificate.

            6. Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after Financial Security's failure to make a payment with respect to a Class A-11 Distribution Deficiency, distributions in reduction of the Principal Balance of the Class A-11 Certificates (including amounts paid in respect of such losses under the Policy) will be made on a pro rata basis among the Holders of the Class A-11 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            7.    In the event that the pro rata  distributions  described  in section 4.07(f) cannot be made through the facilities of the Clearing Agency, the Class A-11 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section
                  5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balances of the Class A-11 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class A-11 Certificates, with the provisions of this
                  Section 4.07.

     Section 4.08   Policy Matters.

            1. If, on the second Business Day before any Distribution Date, the Trust Administrator determines that there will be a Class A-11 Distribution Deficiency for such Distribution Date, the Trust Administrator shall determine the amount of such Class A-11 Distribution Deficiency and shall give notice to Financial Security by telephone or telecopy of the amount of such deficiency confirmed in writing by the Notice of Nonpayment by 12:00 noon, New York City time on such second Business Day.

            2. At the time of the execution and delivery of this Agreement, the Trust Administrator shall establish a separate special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the Class A-11 Certificates referred to herein as the "Policy Payments Account" over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amounts paid under the Policy into the Policy Payments Account and distribute such amounts only for purposes of payment to Holders of the Class A-11 Certificates of the Class A-11 Distribution Deficiency for which a claim was made and such amounts may not be applied to satisfy any costs, expenses or liabilities of the Trust Administrator or the Trust Estate. Amounts paid under the Policy shall be disbursed by the Trust Administrator to Holders of the Class A-11
                  Certificates in the same manner as distributions in reduction of the principal balance of and interest on the Certificates of such Class are made under Section 4.01(e). It shall not be necessary for such payments of the Class A-11 Distribution Deficiency to be made by checks or wire transfers separate from the check or wire transfer used to pay distributions in reduction of the principal balance of and interest on the Class A-11 Certificates with funds available to make such distributions. However, the amount of any distribution to be paid from funds transferred from the Policy Payments Account shall be noted as provided in
                  (c) below and in the statement to be furnished to Holders of the Class A-11 Certificates and Financial Security pursuant to Section 4.04. Funds held in the Policy Payments Account shall not be invested by the Trust Administrator.

On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator as a result of the claim under the Policy to the extent necessary to make distributions on the Class A-11 Certificates equal to the Class A-11 Distribution Deficiency on such Distribution Date shall be withdrawn from the Policy Payments Account and applied by the Trust Administrator to the payment in full of the Class A-11 Distribution Deficiency. Any funds deposited into the Policy Payments Account in respect of the Class A-11 Certificates that are remaining therein on the first
Business Day following a Distribution Date after the Class A-11 Distribution Deficiency has been made to the Certificateholders of such Class shall be remitted in immediately available funds to Financial Security, pursuant to the instructions of Financial Security, by the end of such Business Day.

            3. The Trust Administrator shall keep a complete and accurate record of the Class A-11 Interest Loss Amount, the Class A-11 Principal Loss Amount and any Non-Supported Interest Shortfall allocated to the Class A-11 Certificates once the Reserve Fund has been depleted, paid from moneys received under the Policy. Financial Security shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Administrator.

            4. In the event that the Trust Administrator has received a certified copy of an order of the appropriate court that any distributions in reduction of the principal balance of or interest on a Class A-11 Certificate has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall so notify Financial Security and shall comply with the provisions of the applicable Policy to obtain payment by Financial Security of such avoided distribution, and shall, at the time it provides notice to Financial Security, notify, by mail to Holders of the Certificates of such Class that, in the event that any Holder's distribution is so recovered, such Holder will be entitled to payment pursuant to the terms of the applicable Policy, a copy of which shall be made available by the Trust Administrator and the Trust
                  Administrator shall furnish to Financial Security its records evidencing the distributions in reduction of the principal balance of and interest (including any Non-Supported Interest Shortfall described in Section 4.08(c)) on the Class A-11 Certificates, if any, which have been made by the Trust Administrator and subsequently recovered from Holders, and the dates on which such distributions were made. Such payment under the applicable Policy shall be disbursed to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order and not to the Trust Administrator or any Class A-11 Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Trust Administrator in bankruptcy named in the order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security).

            5. The Trust Administrator shall promptly notify Financial Security of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A-11 Certificates as to which it has actual knowledge. Each Holder of a Class A-11 Certificate, by its purchase of such Certificates and the Trust Administrator hereby agree that Financial Security (so long as no Financial Security Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, Financial Security shall be subrogated to the rights of the Trust Administrator and each Holder in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            6. The Trust Administrator acknowledges, and each Holder of a Class A-11 Certificate by its acceptance of such Certificate agrees, that without any further action on the part of Financial Security, Financial Security shall be subrogated to all of the rights to amounts distributable to such Certificateholders in respect of Class A Unpaid Interest Shortfalls, Non-Supported Interest Shortfalls allocated to such Certificates and recoveries, if any, with respect to the Class A-11 Principal Loss Amounts with respect to amounts paid under the Policy. The Class A-11 Certificateholders by acceptance of such Certificates assign their rights as Holders of such Certificates to Financial Security to the extent of Financial Security's interest with respect to amounts paid.

            7. The Master Servicer shall designate an Financial Security Contact Person who shall be available to Financial Security to provide reasonable access to information regarding the Mortgage Loans. The initial Financial Security Contact Person is appointed in Section 11.27.

            8.    The  Trust   Administrator   shall  surrender  the  Policy  to
                  Financial Security for cancellation upon the expiration of the term of the Policy as provided in the Policy.

            (d) The Trust Administrator upon receipt from the Master Servicer shall send to Financial Security the report prepared pursuant to Section 3.05 and the statements prepared pursuant to Section 4.04.

     Section 4.09 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

     Section 4.10   Determination of LIBOR.

On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

If on any Rate Determination Date the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.375%.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the LIBOR Certificates for the related
Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trust Administrator at (704) 383-5272 and make a request therefor.

                                    ARTICE V

                                THE CERTIFICATES

     Section 5.01   The Certificates.

            1. The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-8, A-9, A-10, A-11, A-12, A-13, A-14,
                  A-15,  A-16,  A-PO,  A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
                  (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            2. Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

                  a. the provisions of this Section 5.01(b) shall be in full force and effect;

                  b. the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                  c. to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  d. the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing
                        Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (i)the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     Section 5.02   Registration of Certificates.

            1. The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            2. No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            3. No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing
                  Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (b) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under
                  Section  I(a) of PTE 95-60) at the date of  acquisition  and
                  (c) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (b) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            4. No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
                  (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section 5.04   Persons Deemed Owners.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section 5.05   Access to List of Certificateholders' Names and Addresses.

            1. If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            2. If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            3. Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section 5.06   Maintenance of Office or Agency.

The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section 5.07   Definitive Certificates.

If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(b) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section 5.08   Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI


                       THE SELLER AND THE MASTER SERVICER

     Section 6.01   Liability of the Seller and the Master Servicer.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02  Merger or Consolidation of the Seller or the Master Servicer.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

     Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

     Section 6.04   Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator, a copy of which shall be delivered, but not addressed, to Financial Security. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 6.05   Compensation to the Master Servicer.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

     Section 6.06    Assignment or Delegation of Duties by Master Servicer.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency (without, in the case of the Class A-11 Certificates, giving effect to the guaranty provided by Financial Security); and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

     Section 6.08   Master Servicer Covenants Concerning Year 2000 Compliance.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01   Events of Default.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  a. any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master
                        Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  b. any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  c. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency,
                        readjustment   of  debt,   marshaling  of  assets  and
                        liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  d. the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                  e. the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  f. the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in
                        Section 6.02 hereof; or

                  g. the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section 7.02   Other Remedies of Trustee.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05   Trust Administrator to Act; Appointment of Successor.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer  in  effecting  the  termination  of the  Master  Servicer's  servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) (without, in the case of the Class A-11 Certificates, giving effect to the guaranty provided by Financial Security) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06   Notification to Certificateholders.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     Section 8.01   Duties of Trustee and the Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  a. Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  b. The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

                  c. The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02   Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

                  a. Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

                  b. Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  c. Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  d. Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as
                        Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                  e. Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     Section 8.01   Neither   Trustee   nor  Trust   Administrator   Liable  for
                    Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05   Trustee and Trust Administrator May Own Certificates.

Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06   The Master Servicer to Pay Fees and Expenses.

The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07   Eligibility Requirements.

Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     Section 8.08   Resignation and Removal.

Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09   Successor.

Any successor trustee or successor trust administrator  appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10   Merger or Consolidation.

Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     Section 8.11   Authenticating Agent.

The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12   Separate Trustees and Co-Trustees.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  a. all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  b. all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                  c. no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  d. the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

     Section 8.13   Appointment of Custodians.

The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

     Section 8.14   Tax Matters; Compliance with REMIC Provisions.

            1. Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates;
                  (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code
                  Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause
                  (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

      In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            2. Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

     Section 8.15   Monthly Advances.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

     Section 8.16   Trustee Covenants Concerning Year 2000 Compliance.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

     Section 8.17 Trust Administrator Covenants Concerning Year 2000 Compliance.

The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02   Additional Termination Requirements.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  a.    The notice given by the Master  Servicer under Section
                        9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

                  b. At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01  Amendment.

            1. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee and with respect only to amendments affecting the rights or obligations of Financial Security, with the consent of Financial Security, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that
                  (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such
                  effect   (without,   in  the   case   of  the   Class   A-11
                  Certificates, giving effect to the guaranty provided by Financial Security), (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this
                  Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of Financial Security (only with respect to amendments affecting the rights or obligations of Financial Security) and the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            2. Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator, the Trustee or Financial Security;
                  PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled
                  Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose:

                  a. changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

                  b. changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     Section 10.02  Recordation of Agreement.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office, (iv) in the case of the Trust Administrator, to the Corporate Trust
Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department and (v) in the case of Financial Security, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Senior Vice President, Surveillance Department re:
NASCOR(R) Series 1999-2; Confirmation:  212-826-0100;  Telecopy: 212-339-3518 or
212-339-3529 (in each case in which notice or other communication to Financial Security refers to an Event of Default or a claim under the policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and shall be marked to indicate "URGENT MATERIAL ENCLOSED". Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

     Section 10.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07  Special Notices to Rating Agencies and Financial Security .

            1. The Trust Administrator shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events of which it has notice:

                  a.    any  amendment to this  Agreement  pursuant to Section
                        10.01(a);

                  b. any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                  c. any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  d.    any  resignation  of the Master  Servicer  pursuant to
                        Section 6.04;

                  e. the occurrence of any of the Events of Default described in Section 7.01;

                  f. any notice of termination given to the Master Servicer pursuant to Section 7.01;

                  g.    the   appointment  of  any  successor  to  the  Master
                        Servicer pursuant to Section 7.05; or

                  h.    the making of a final payment pursuant to Section 9.01.

            2. The Master Servicer shall give prompt notice to each Rating Agency and Financial Security of the occurrence of any of the following events:

                  a.    the  appointment  of a  Custodian  pursuant to Section
                        2.02;

                  b. the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                  c.    the   appointment  of  a  successor   trustee  or  trust
                        administrator pursuant to Section 8.09; or

                  d. the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            3. The Master Servicer shall deliver to each Rating Agency and Financial Security:

                  a.    reports prepared pursuant to Section 3.05; and

                  b. statements prepared pursuant to Section 4.04.

     Section 10.08  Covenant of Seller.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09  Recharacterization.

The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

     Section 11.01  Class A Fixed Pass-Through Rate.

The Class A Fixed Pass-Through Rate is 6.500% per annum.

     Section 11.02  Cut-Off Date.

The Cut-Off Date for the Certificates is January 1, 1999.

     Section 11.03  Cut-Off Date Aggregate Principal Balance.

The Cut-Off Date Aggregate Principal Balance is $850,019,200.34.

     Section 11.04  Original Class A Percentage.

The Original Class A Percentage is 95.99394563%.

     Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                       CLASS            PRINCIPAL BALANCE

                    Class A-1           $551,890,000.00
                    Class A-2           $100,000,000.00
                    Class A-3           $  6,099,000.00
                    Class A-4           $  5,000,000.00
                    Class A-5           $     25,000.00
                    Class A-6           $  1,750,000.00
                    Class A-7           $  1,750,000.00
                    Class A-8           $  1,475,000.00
                    Class A-9           $ 10,000,000.00
                    Class A-10          $ 15,000,000.00
                    Class A-11          $ 19,749,000.00
                    Class A-12          $  5,921,000.00
                    Class A-13          $  1,079,000.00
                    Class A-14          $  7,352,941.00
                    Class A-15          $  2,647,059.00
                    Class A-16          $ 85,000,000.00
                    Class A-PO          $  1,280,152.64
                    Class A-R           $        100.00

     Section 11.06  Original Class A Non-PO Principal Balance.

The Original Class A Non-PO Principal Balance is $814,738,100.00.

     Section 11.07  Original Subordinated Percentage.

The Original Subordinated Percentage is 4.00605437%.

     Section 11.08  Original Class B-1 Percentage.

The Original Class B-1 Percentage is 1.50222852%.

     Section 11.09  Original Class B-2 Percentage.

The Original Class B-2 Percentage is 1.35200566%.

     Section 11.10  Original Class B-3 Percentage.

The Original Class B-3 Percentage is 0.45066855%.

     Section 11.11  Original Class B-4 Percentage.

The Original Class B-4 Percentage is 0.30044570%.

     Section 11.12  Original Class B-5 Percentage.

The Original Class B-5 Percentage is 0.20029714%.

     Section 11.13  Original Class B-6 Percentage.

The Original Class B-6 Percentage is 0.20040880%.

     Section 11.14  Original Class B Principal Balance.

The Original Class B Principal Balance is $34,000,947.70.

     Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                       CLASS                PRINCIPAL BALANCE

                     Class B-1               $12,750,000.00
                     Class B-2               $11,475,000.00
                     Class B-3               $ 3,825,000.00
                     Class B-4               $ 2,550,000.00
                     Class B-5               $ 1,700,000.00
                     Class B-6$


     Section 11.16  Original Class B-1 Fractional Interest.

The Original Class B-1 Fractional Interest is 2.50382585%.

     Section 11.17  Original Class B-2 Fractional Interest.

The Original Class B-2 Fractional Interest is 1.15182018%.

     Section 11.18  Original Class B-3 Fractional Interest.

The Original Class B-3 Fractional Interest is 0.70115163%.

     Section 11.19  Original Class B-4 Fractional Interest.

The Original Class B-4 Fractional Interest is 0.40070593%.

     Section 11.20  Original Class B-5 Fractional Interest.

The Original Class B-5 Fractional Interest is 0.20040879%.

     Section 11.21  Closing Date.

The Closing Date is January 27, 1999.

     Section 11.22  Right to Purchase.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $85,001,920.03 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.23  Wire Transfer Eligibility.

With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

     Section 11.24  Single Certificate.

A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-11, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class A-11 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $1,280,152.64 Denomination.

     Section 11.25  Servicing Fee Rate.

The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     Section 11.26  Master Servicing Fee Rate.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     Section 11.27  Financial Security Contact Person.

The Initial Financial Security Contact Person is Patrick Greene, Vice President of the Seller.

IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                    as Seller

                                    By:
                                       -----------------------------------------
                                     Name:      Alan S.  McKenney
                                     Title:   Vice President

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                      as Master Servicer

                                    By:
                                       -----------------------------------------
                                     Name:      Brett Handelman
                                     Title:   Officer

                                    FIRST UNION NATIONAL BANK
                                      as Trust Administrator

                                    By:
                                       -----------------------------------------
                                     Name:
                                     Title:

Attest:
By:
   --------------------------------
Name:
   --------------------------------
Title:
   --------------------------------

                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK
                                     as Trustee

                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:

STATE OF MARYLAND       )
                           ss.:
COUNTY OF FREDERICK     )

            On this 27th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

On this 27th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Brett Handelman, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Officer of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF __________________  )
                             ss.:
COUNTY OF                    )

            On this 27th day of January, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA     )
                               ss.:
COUNTY OF                   )

            On this 27th day of January, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                  Series 1999-2
               Applicable Unscheduled Principal Receipt Period


                                      Full Unscheduled     Partial Unscheduled
Servicer                             PRINCIPAL RECEIPTS     PRINCIPAL RECEIPTS
-----------------------------------  ------------------     ------------------

Norwest Mortgage, Inc. Exhibit F-1      Prior Month             Prior Month
Norwest Mortgage, Inc. Exhibit F-2       Mid-Month               Mid-Month
The Huntington Mortgage Company          Mid-Month              Prior Month
HomeSide Lending                        Prior Month             Prior Month
GMAC Mortgage Corporation                Mid-Month              Prior Month
SunTrust Mortgage, Inc.                  Mid-Month              Prior Month
National City Mortgage Company           Mid-Month              Prior Month
Bank United                              Mid-Month              Prior Month
Countrywide Home Loans, Inc.            Prior Month             Prior Month
Bank of Oklahoma, N.A.                   Mid-Month              Prior Month
First Union Mortgage Corp.               Mid-Month              Prior Month
Beverly National Bank                    Mid-Month              Prior Month
Merrill Lynch Credit Corporation         Mid-Month              Prior Month
Hibernia National Bank                   Mid-Month              Prior Month
BankNorth Mortgage Company, Inc.         Mid-Month              Prior Month
Bank of America, NT&SA                   Mid-Month              Prior Month
Home Savings of America, FSB             Mid-Month              Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
       SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
        THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
          CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
        OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
              OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-1

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JS 9                   First Distribution Date:  February
25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date:  February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-2

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JT 7                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-3

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JU 4                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-4

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JV 2                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-5

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JW 0                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-6

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JX 8                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-7

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JY 6                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-8

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R JZ 3                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-2 CLASS A-9

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date: January 1, 1999

CUSIP No.: 66937R KA 6                    First Distribution Date: February
                                             25, 1999
Percentage Interest evidenced             Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-10

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KB 4                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-11

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR (EXCEPT AS PROVIDED HEREIN) PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KC 2                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate as of the Cut-Off Date:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of Class A-11 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class A-11 Certificates as described below and in the Agreement. Prior to the Distribution Date, if any, on which Financial Security fails to make a payment with respect to a Class A-11 Distribution Deficiency, distributions in reduction of the Principal Balance of this Certificate (including amounts paid in respect of such losses under the Policy as defined below) will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.07 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. On and after such Distribution Date, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement. Any Non-Supported Interest Shortfall allocated to the Class A-11 Certificates will be covered, to the extent available, by funds in the Reserve Fund, to the extent described in the Agreement and then by the Policy described below.

The Class A-11 Certificates will be entitled to the benefits of an Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. (the "Policy") to the extent described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-12

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KD 0                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-13

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KE 8                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced                   Denomination:   $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 96.93819%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.09791667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.90%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01443292%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


                                       First Union National Bank,
                                            Trust Administrator


                                       By ________________________
                                             Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-14

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KF 5                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 1999 will be 6.275% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.900% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.900% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-15

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KG 3                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced                   Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and The United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in February 1999 will be 6.1805556% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to
(i) 21.11111% minus (ii) the product of 2.77777753 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 21.11111%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 82.44637%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate, and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 17.58796296%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.10%; and
(iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03843953%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2 CLASS A-16

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KH 1                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS A-PO

           evidencing   an   interest  in  a  pool  of  fixed   interest   rate,
       conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                                   Cut-Off Date:  January 1, 1999

First Distribution Date:  February 25, 1999       Denomination:  $

Percentage Interest evidenced
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, at an issue price of 67.46875% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.53125000%;
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.34%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.38525233%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS A-R

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KJ 7                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $100.00
by this Certificate:  100%

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
    Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-1

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KK 4                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-2

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KL 2                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 95.59444%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.44166667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.12%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02370291%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-3

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R KM 0                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 90.53194%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.50416667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.88%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04904213%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-4

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R LX 5                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 73.75069%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 26.28541667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.90%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11959058%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-5

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R LY 3                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 56.78194%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.25416667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 15.20%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.16552940%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-2, CLASS B-6

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  January 1, 1999

CUSIP No.:  66937R LZ 0                   First Distribution Date:  February
                                             25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 27, 1999, and based on its issue price of 24.96944%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 2 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 20, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2, and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.06666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 33.80%; and (iii) the amount of OID allocable to the short first accrual period (January 27, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15018100%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                            Trust Administrator


                                       By____________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator


By ________________________
      Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 1999-2 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:


                                       -----------------------------------
                                       Signature by or on behalf of assignor


                                       -----------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise,
in            immediately             available            funds            to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
----------------------------------------------------------------.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H T H A T
                           - - - - - - - - - - - - - -

WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of January 27, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-2 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

   XIII.

      DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

   XIV.

      CUSTODY OF MORTGAGE DOCUMENTS

      A. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

      B. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      C. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

      D. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

      E. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the
            Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      F. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and
            Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

   XV.

      CONCERNING THE CUSTODIAN

      A. CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      B. INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      C. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      D. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      E. CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

      F. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      G. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

   XVI.

      MISCELLANEOUS PROVISIONS

      A. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      B. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      C. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      D. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      E. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                   FIRST UNION NATIONAL BANK

230 South Tryon Street                     By:
                                              ----------------------------------
Charlotte, North Carolina, 28288           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Address:                                   NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way                       By:
                                              ----------------------------------
Frederick, Maryland 21703                  Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Address:                                   NORWEST BANK MINNESOTA, NATIONAL
                                               ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                  By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

Address:                                   [CUSTODIAN]

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ----------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ----------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ----------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        : ss.:
COUNTY OF               )

On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ----------------------------------------
                                                    Notary Public


[NOTARIAL SEAL]

                                   EXHIBIT F-1

          [Schedule of Mortgage Loans Serviced by Norwest Mortgage]

NASCOR
NMI / 1999-02  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS



(i)      (ii)                                 (iii)        (iv)       (v)          (vi)        (vii)      (viii)          (ix)
-----    -----------------   -----  ------   --------    --------   --------    ----------    --------   ---------     -----------
                                                                       NET                                              CUT-OFF
MORTGAGE                                                 MORTGAGE   MORTGAGE      CURRENT     ORIGINAL   SCHEDULED        DATE
LOAN                                ZIP      PROPERTY    INTEREST   INTEREST      MONTHLY      TERM TO   MATURITY       PRINCIPAL
NUMBER   CITY                STATE  CODE       TYPE        RATE       RATE        PAYMENT     MATURITY   DATE            BALANCE
-------- -----------------   -----  ------   --------    --------   --------     ---------    --------   --------      -----------
6888420  PLYMOUTH              MN   55442       PUD       7.250       6.500      $1,875.98       360     1-Sep-28      $274,134.11
6937463  CHICAGO               IL   60605       LCO       7.375       6.500      $1,878.64       360     1-Sep-28      $271,164.44
6999653  PINEHURST             NC   28374       SFD       7.375       6.500      $2,179.08       360     1-Sep-28      $314,530.83
6999654  HINGHAM               MA   02043       SFD       7.250       6.500      $3,375.41       360     1-Apr-28      $491,240.90
6999656  LAFAYETTE             CO   80026       SFD       7.000       6.500      $4,324.47       360     1-Oct-28      $648,239.87
7149173  LINO LAKES            MN   55038       SFD       7.250       6.500      $2,510.41       360     1-Nov-28      $367,424.11
7180558  LAKE ELMO             MN   55042       SFD       7.125       6.500      $2,290.65       360     1-Oct-28      $339,160.58
7191271  LAKEVILLA             IL   60046       SFD       7.250       6.500      $2,602.50       360     1-Nov-28      $380,903.00
7213162  EDEN PRAIRIE          MN   55347       PUD       7.625       6.500      $2,123.39       360     1-Nov-28      $299,564.34
7213365  MINNETONKA            MN   55343       SFD       7.125       6.500      $1,730.11       360     1-Nov-28      $256,388.06
7233668  MINNETRISTA           MN   55364       SFD       6.875       6.500      $2,036.48       360     1-Nov-28      $309,477.63
7237132  KILDEER               IL   60047       PUD       7.125       6.500      $2,002.97       360     1-Nov-28      $296,823.09
7238685  EDINA                 MN   55424       SFD       7.250       6.500      $3,683.76       360     1-Oct-28      $538,728.57
7242003  PLYMOUTH              MN   55442       SFD       7.500       6.500      $2,465.52       240     1-Oct-18      $304,381.49
7247255  EDEN PRAIRIE          MN   55347       SFD       7.250       6.500      $2,387.62       360     1-Oct-28      $349,175.92
7247441  EDINA                 MN   55439       SFD       7.500       6.500      $1,824.95       360     1-Oct-28      $260,415.26
7271120  BRUCE TOWNSHIP        MI   48065       SFD       7.500       6.500      $1,865.51       360     1-Dec-28      $266,601.99
7271453  MAHTOMEDI             MN   55115       SFD       6.875       6.500      $1,609.48       360     1-Oct-28      $244,378.92
7276073  ZIMMERMAN             MN   55398       SFD       7.250       6.500      $1,684.98       360     1-Oct-28      $246,236.41
7280218  INVERNESS             IL   60067       SFD       7.000       6.500      $2,894.07       360     1-Nov-28      $428,073.99
7286022  LISLE                 IL   60532       PUD       7.250       6.500      $2,455.83       360     1-Nov-28      $359,385.65
7286654  RAMSEY                MN   55303       SFD       7.375       6.500      $2,134.17       300     1-Nov-23      $291,318.74
7291594  CHICAGO               IL   60618       SFD       7.125       6.500      $2,041.37       360     1-Nov-28      $302,513.94
7297167  BLAINE                MN   55449       SFD       7.375       6.500      $2,099.66       360     1-Nov-28      $303,535.92
7309000  LINCOLNSHIRE          IL   60069       SFD       7.375       6.500      $1,664.53       360     1-Dec-28      $240,816.62
7312443  PLYMOUTH              MN   55441       SFD       7.000       6.500      $2,042.48       360     1-Nov-28      $306,495.24
7314271  SOUTH BARRINGTON      IL   60010       SFD       7.250       6.500      $1,991.96       360     1-Nov-28      $291,040.02
7329880  PARK RIDGE            IL   60068       SFD       7.125       6.500      $1,778.62       360     1-Nov-28      $263,576.51
7350579  MINNEAPOLIS           MN   55403       PUD       7.000       6.500      $2,245.40       360     1-Nov-28      $336,945.09
7350685  CHANHASSEN            MN   55317       SFD       6.875       6.500      $1,692.25       360     1-Dec-28      $257,383.58
7350728  GOLF                  IL   60029       SFD       6.875       6.500      $1,740.87       360     1-Dec-28      $264,777.36
7350735  PLYMOUTH              MN   55446       SFD       7.250       6.500      $2,225.61       360     1-Nov-28      $325,739.43
7354243  BAYTOWN TOWNSHI       MN   55082       SFD       7.500       6.500      $2,412.30       360     1-Nov-28      $344,385.67
7371310  MINNEAPOLIS           MN   55406       SFD       7.500       6.500      $1,854.32       360     1-Dec-28      $265,003.18
7371631  BARRINGTON            IL   60010       SFD       7.500       6.500      $3,020.61       360     1-Dec-28      $431,679.39
7374600  AFTON                 MN   55001       SFD       7.000       6.500      $2,245.40       360     1-Nov-28      $336,945.09
7380690  NAPERVILLE            IL   60565       SFD       7.625       6.500      $3,928.26       360     1-Dec-28      $554,598.30
7384048  WILLOWS SPRINGS       IL   60480       SFD       7.125       6.500      $1,920.10       360     1-Nov-28      $284,542.82
7385794  LINO LAKES            MN   55038       SFD       7.250       6.500      $1,772.64       360     1-Nov-28      $259,443.35
7386952  ANDOVER               MN   55304       SFD       7.125       6.500      $1,975.46       360     1-Nov-28      $292,746.64
7396683  BLOOMFIELD HILLS      MI   48304       SFD       6.875       6.500      $1,740.87       360     1-Dec-28      $264,777.36
7409450  CLARKSVILLE           MD   21029       SFD       6.875       6.500      $1,970.79       360     1-Dec-28      $299,747.96
7418231  GIBSONIA              PA   15044       SFD       6.875       6.500      $2,709.83       360     1-Dec-28      $412,153.45
7465979  WHITE BEAR LAKE       MN   55110       SFD       7.250       6.500      $2,128.39       360     1-Dec-28      $311,756.61

                                                                                                                    $14,488,351.43
COUNT:                    44

(i)                 (x)     (xi)       (xii)     (xiii)          (xiv)           (xv)           (xvi)
-----               ------  -------  ---------   --------     -----------     -----------    -----------
MORTGAGE                             MORTGAGE                   T.O.P.          MASTER          FIXED
LOAN                                 INSURANCE   SERVICE       MORTGAGE         SERVICE        RETAINED
NUMBER              LTV     SUBSIDY    CODE      FEE             LOAN             FEE           YIELD
--------            ------  -------  ---------   --------     -----------     -----------    -----------
6888420             69.10                        0.250                          0.017          0.483
6937463             87.80                        0.250                          0.017          0.608
6999653             85.27               01       0.250                          0.017          0.608
6999654             70.69                        0.250                          0.017          0.483
6999656             50.00                        0.250                          0.017          0.233
7149173             80.00                        0.250                          0.017          0.483
7180558             77.17                        0.250                          0.017          0.358
7191271             78.82                        0.250                          0.017          0.483
7213162             47.66                        0.250                          0.017          0.858
7213365             79.75                        0.250                          0.017          0.358
7233668             68.13                        0.250                          0.017          0.108
7237132             55.06                        0.250                          0.017          0.358
7238685             80.00                        0.250                          0.017          0.483
7242003             73.75                        0.250                          0.017          0.733
7247255             74.00                        0.250                          0.017          0.483
7247441             75.65                        0.250                          0.017          0.733
7271120             78.24                        0.250                          0.017          0.733
7271453             64.47                        0.250                          0.017          0.108
7276073             82.33               24       0.250                          0.017          0.483
7280218             79.09                        0.250                          0.017          0.233
7286022             80.00                        0.250                          0.017          0.483
7286654             76.84                        0.250                          0.017          0.608
7291594             68.86                        0.250                          0.017          0.358
7297167             83.29               01       0.250                          0.017          0.608
7309000             71.94                        0.250                          0.017          0.608
7312443             79.74                        0.250                          0.017          0.233
7314271             50.34                        0.250                          0.017          0.483
7329880             75.00                        0.250                          0.017          0.358
7350579             90.00               13       0.250                          0.017          0.233
7350685             80.00                        0.250                          0.017          0.108
7350728             56.99                        0.250                          0.017          0.108
7350735             75.00                        0.250                          0.017          0.483
7354243             70.12                        0.250                          0.017          0.733
7371310             64.37                        0.250                          0.017          0.733
7371631             80.00                        0.250                          0.017          0.733
7374600             72.58                        0.250                          0.017          0.233
7380690             76.55                        0.250                          0.017          0.858
7384048             74.03                        0.250                          0.017          0.358
7385794             75.76                        0.250                          0.017          0.483
7386952             95.00               13       0.250                          0.017          0.358
7396683             50.96                        0.250                          0.017          0.108
7409450             65.36                        0.250                          0.017          0.108
7418231             75.00                        0.250                          0.017          0.108
7465979             80.00                        0.250                          0.017          0.483


COUNT:
WAC:
WAM:
WALTV:


                                   EXHIBIT F-2

           [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1999-02  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)      (ii)                                                     (iii)       (iv)        (v)          (vi)          (vii)
-----    ---------------------------           -----    -----   --------    --------    --------    ----------     --------
                                                                                          NET
MORTGAGE                                                                    MORTGAGE    MORTGAGE      CURRENT      ORIGINAL
LOAN                                                    ZIP     PROPERTY    INTEREST    INTEREST      MONTHLY       TERM TO
NUMBER   CITY                                  STATE    CODE      TYPE        RATE        RATE        PAYMENT      MATURITY
-------- ----------------------------          ------   -----   --------    --------    --------     --------      --------

4511693    NORTH HANOVER                        NJ     08562      SFD        7.500      6.500       $1,602.60        360
4537280    WOODBRIDGE                           VA     22192      SFD        8.000      6.500       $2,291.91        360
4737504    MANALAPAN                            NJ     07726      SFD        7.125      6.500       $1,697.10        360
4738540    FREDERICKSBURG                       TX     78624      SFD        7.500      6.500       $3,349.24        360
4744628    WALL                                 NJ     07719      SFD        7.000      6.500       $1,796.32        360
4755697    WEST WHITELAND TOWNSHIP              PA     19380      SFD        7.500      6.500       $1,941.72        360
4765551    ALEXANDRIA                           VA     22315      SFD        6.875      6.500       $1,735.28        360
4778945    WASHINGTON                           UT     84780      SFD        7.375      6.500        $ 621.61        360
4783440    SAVAGE                               MN     55378      SFD        7.250      6.500       $1,767.86        360
4784995    VENICE                               CA     90291      SFD        7.500      6.500       $3,342.25        360
4787281    FRANKLIN                             NJ     08873      SFD        7.000      6.500       $1,644.30        360
4791097    MARLBORO TOWNSHIP                    NJ     07746      SFD        7.125      6.500       $1,728.09        360
4794132    MANSFIELD                            MA     02048      SFD        7.375      6.500       $2,103.85        240
4796312    CHAPPAQUA                            NY     10514      SFD        7.450      6.500       $2,400.49        360
4796634    CHATHAM                              NJ     07928      SFD        6.750      6.483       $2,756.55        360
4800050    LEBANON                              NJ     08833      SFD        7.500      6.500       $2,439.56        360
4804080    NEW YORK                             NY     10021      HCO        7.250      6.500       $1,903.28        360
4812868    LADUE                                MO     63124      SFD        7.375      6.500       $3,004.44        360
4813102    HERMOSA BEACH                        CA     90254      SFD        7.375      6.500       $4,696.60        360
4813356    AUSTIN                               TX     78750      SFD        7.250      6.500       $2,182.97        360
4813838    ELMHURST                             NY     11373      MF2        7.250      6.500       $1,528.08        360
4815935    LIVINGSTON                           MT     59047      SFD        7.875      6.500       $2,283.97        360
4819142    MOUNTAIN LAKES BOROUGH               NJ     07046      SFD        7.375      6.500       $2,293.05        360
4820657    SYOSSET                              NY     11791      SFD        7.500      6.500       $3,279.32        360
4824228    SOUTHLAKE                            TX     76092      SFD        7.375      6.500       $1,839.96        360
4824319    NEWTOWN                              CT     06470      SFD        7.250      6.500       $1,718.75        360
4824787    PLAINSBORO TOWNSHIP                  NJ     08512      SFD        7.250      6.500       $1,800.95        360
4828474    UPTON                                MA     01568      SFD        7.000      6.500        $ 661.98        360
4828751    ATLANTA                              GA     30327      SFD        7.500      6.500       $3,482.79        360
4829188    GILROY                               CA     95020      SFD        7.250      6.500       $1,697.26        360
4830885    SAYVILLE                             NY     11782      SFD        7.250      6.500       $1,906.69        360
4832230    CORPUS CHRISTI                       TX     78414      SFD        7.125      6.500       $1,713.27        360
4832607    MORRIS PLAINS BOROUGH                NJ     07950      SFD        7.250      6.500       $2,106.57        360
4835806    RICHMOND                             OH     45157      SFD        7.375      6.500       $2,293.04        360
4839250    NORTHVILLE                           MI     48167      SFD        7.250      6.500       $4,093.06        360
4840109    FREEHOLD                             NJ     07728      SFD        7.250      6.500       $1,950.69        360
4840456    SANTA CLARA                          CA     95050      SFD        7.250      6.500       $1,991.96        360
4842193    BRADENTON                            FL     34202      SFD        6.750      6.483       $1,945.80        360
4842491    MONTVALE                             NJ     07645      SFD        7.125      6.500       $2,223.28        360
4844500    MILLBRAE                             CA     94030      SFD        7.250      6.500       $3,138.02        360
4845555    LANDENBERG                           PA     19350      SFD        7.375      6.500       $2,928.46        360
4849151    NEW YORK                             NY     10024      MF2        7.625      6.500       $8,493.53        360
4851870    HANOVER                              MA     02339      SFD        7.625      6.500       $1,748.26        360
4854510    LARCHMONT                            NY     10538      SFD        7.500      6.500       $1,910.26        360
4855120    LEAWOOD                              KS     66224      SFD        7.375      6.500       $3,187.47        360
4856401    LOS ALTOS                            CA     94022      SFD        7.250      6.500       $3,206.23        360
4857179    BERKELEY HEIGHTS TWP.                NJ     07922      SFD        6.750      6.483       $1,738.25        360
4859370    ARDESLEY                             NY     10502      SFD        6.750      6.483       $1,639.66        360
4859614    HERNDON                              VA     20171      SFD        6.875      6.500       $2,272.98        360
4860027    SAN DIEGO                            CA     92130      LCO        6.875      6.500       $1,313.86        360
4861621    LOS ANGELES                          CA     91364      SFD        7.125      6.500       $3,233.85        360
4862644    MARCO ISLAND                         FL     34145      HCO        7.375      6.500       $1,795.76        360
4862869    LOS ALTOS                            CA     94022      SFD        7.125      6.500       $4,284.85        360
4863092    OLD WESTBURY                         NY     11568      SFD        7.125      6.500       $3,341.65        360
4863620    CALABASAS                            CA     91302      SFD        7.500      6.500       $3,216.39        360
4864571    LOS ALTOS                            CA     94022      SFD        7.375      6.500       $6,886.04        360
4864813    NEW YORK                             NY     10024      COP        6.875      6.500       $2,424.07        360
4864868    CARMEL                               IN     46032      SFD        7.125      6.500       $2,003.64        360
4865265    WEST ORANGE                          NJ     07052      SFD        7.375      6.500       $2,035.15        360
4865673    PLYMOUTH                             MI     48170      SFD        7.250      6.500       $1,773.66        360
4865710    NORTHRIDGE                           CA     91326      SFD        7.250      6.500       $1,771.28        360
4865830    SANTA CLARA                          CA     95051      SFD        7.250      6.500       $1,937.39        360
4865885    TIBURON                              CA     94920      LCO        7.125      6.500       $1,819.05        360
4866584    AMENIA                               NY     12501      SFD        7.250      6.500       $2,268.24        360
4866772    HIGHLAND                             MD     20777      SFD        7.375      6.500       $3,280.71        360
4867178    SAN JOSE                             CA     95135      SFD        7.125      6.500       $2,599.88        360
4868494    LOS ALTOS                            CA     94024      SFD        7.000      6.500       $2,461.62        360
4869347    JACKSONVILLE                         FL     32257      SFD        7.125      6.500       $2,075.06        360
4870159    TINTON FALLS                         NJ     07724      SFD        6.875      6.500       $1,708.02        360
4871085    BEAVERCREEK                          OH     45430      SFD        7.125      6.500       $1,650.61        360
4871103    LOS GATOS                            CA     95032      SFD        7.375      6.500       $1,893.14        360
4871176    ORINDA                               CA     94563      SFD        7.125      6.500       $4,315.85        360
4872033    BEVERLY                              MA     01915      SFD        7.375      6.500       $2,002.96        360
4872045    IPSWICH                              MA     01928      SFD        7.375      6.500       $2,106.56        360
4873243    PEORIA                               IL     61615      SFD        7.250      6.500       $2,367.79        360
4873266    CONYERS                              GA     30207      SFD        7.250      6.500       $2,202.07        360
4873302    SAN JOSE                             CA     95120      SFD        7.375      6.500       $2,624.57        360
4873827    ROSE TOWNSHIP                        MI     48442      SFD        7.500      6.500       $1,713.08        360
4873947    CORTLANDT MANOR                      NY     10566      SFD        7.000      6.500       $1,995.91        360
4874132    CARPINTERIA                          CA     93013      SFD        6.750      6.483       $3,331.20        360
4874311    STUDIO CITY                          CA     91604      SFD        7.375      6.500       $5,162.80        360
4875164    LUTHERVILLE                          MD     21093      SFD        7.375      6.500       $2,666.70        360
4875190    FOSTER CITY                          CA     94404      SFD        7.375      6.500       $2,900.84        360
4875240    MOUNTAIN LAKES                       NJ     07046      SFD        7.375      6.500       $1,768.13        360
4875269    SANTA MONICA                         CA     90402      SFD        6.875      6.500       $3,176.25        360
4875609    MASON                                OH     45040      SFD        7.000      6.500       $1,649.96        360
4875724    SAN JOSE                             CA     95125      SFD        7.375      6.500       $2,175.63        360
4875873    CHAPPAQUA                            NY     10514      SFD        6.750      6.483       $2,332.36        360
4875892    DUBLIN                               OH     43017      SFD        7.000      6.500       $1,623.34        360
4876958    FREDERICKSBURG                       VA     22407      SFD        6.875      6.500       $1,970.79        360
4877260    LOS ANGELES                          CA     90034      SFD        7.875      6.500       $2,936.54        360
4877305    GLEN ROCK                            NJ     07452      SFD        7.250      6.500       $2,583.75        360
4877483    GREEN COVE SPRINGS                   FL     32043      SFD        7.250      6.500       $2,129.08        360
4878266    HIGHLAND VILLAGE                     TX     75067      SFD        7.125      6.500       $1,920.10        360
4878348    BROOKLYN                             NY     11201      HCO        7.250      6.500       $3,069.80        360
4878902    CONCORD                              CA     94521      SFD        6.750      6.483       $1,670.79        360
4879105    HOUSTON                              TX     77098      SFD        7.500      6.500       $1,756.78        360
4879361    MILLERSVILLE                         MD     21108      SFD        7.000      6.500       $1,936.70        360
4879411    GLENDALE                             CA     91208      SFD        7.000      6.500       $1,756.40        360
4879950    METAIRIE                             LA     70001      SFD        7.250      6.500       $1,719.09        360
4880051    MIDDLETON                            MA     01949      SFD        7.250      6.500       $1,800.95        360
4880104    MURPHYS                              CA     95247      SFD        7.000      6.500       $1,995.91        360
4880354    DANVILLE                             CA     94526      SFD        7.250      6.500       $3,240.34        360
4880679    WOODLAND HILLS                       CA     91367      SFD        7.000      6.500       $1,896.12        360
4881171    SHREWSBURY                           MA     01545      SFD        7.125      6.500       $2,694.88        360
4881446    MOHAVE VALLEY                        AZ     86440      SFD        7.250      6.500       $2,046.53        360
4881809    SCARSDALE                            NY     10583      SFD        7.250      6.500       $4,434.15        360
4882222    HILLSBOROUGH                         CA     94010      SFD        7.375      6.500       $4,793.29        360
4882294    SAN DIEGO                            CA     92109      SFD        7.300      6.500       $2,365.22        360
4882307    SAN CARLOS                           CA     94070      SFD        7.125      6.500       $3,173.21        360
4882508    SACRAMENTO                           CA     95864      SFD        7.350      6.500       $1,736.21        360
4882676    SARATOGA                             CA     95070      SFD        7.125      6.500       $2,694.88        360
4882893    BEXLEY                               OH     43209      SFD        7.000      6.500       $1,783.01        360
4882895    CLIFTON                              VA     20124      SFD        7.250      6.500       $1,859.62        360
4883004    BAILEY                               CO     80421      SFD        7.125      6.500       $1,724.72        360
4883058    MANHATTAN BEACH                      CA     90266      SFD        7.125      6.500       $2,324.33        360
4883196    OLD TAPPAN                           NJ     07675      SFD        6.875      6.500       $3,645.96        360
4883240    MARBLE FALLS                         TX     78654      SFD        6.875      6.500       $1,842.69        360
4883265    CARMEL                               IN     46033      SFD        7.125      6.500       $1,642.19        360
4883409    CARMEL                               IN     46033      SFD        7.250      6.500       $1,944.21        360
4883416    CINCINNATI                           OH     45249      SFD        7.125      6.500       $2,506.24        360
4883647    SAN JOSE                             CA     95112      SFD        7.250      6.500       $2,721.89        360
4883913    WASHINGTON                           DC     20008      SFD        7.375      6.500       $2,244.70        360
4883960    BOROUGH OF SADDLE RIVER              NJ     07458      SFD        7.250      6.500       $2,046.53        360
4884223    PLEASANTON                           CA     94588      SFD        7.500      6.500       $2,167.57        360
4884591    SAN RAMON                            CA     94583      SFD        7.250      6.500       $1,848.70        360
4884777    SAN JOSE                             CA     95120      SFD        7.375      6.500       $2,112.09        360
4884971    DALLAS                               TX     75204      SFD        7.000      6.500       $1,872.83        360
4885262    FREEHOLD                             NJ     07828      SFD        7.250      6.500       $1,744.67        360
4885265    SAN PEDRO                            CA     90732      SFD        7.150      6.500       $1,715.54        360
4885296    OLYMPIA                              WA     98506      SFD        7.000      6.500       $2,255.38        360
4885324    LAKE QUIVIRA                         KS     66106      SFD        7.000      6.500       $2,169.56        360
4885374    SARATOGA                             CA     95070      SFD        7.250      6.500       $2,616.15        360
4885427    SAN FRANCISCO                        CA     94116      SFD        7.250      6.500       $1,865.75        360
4885555    OAKLAND                              CA     94602      SFD        7.250      6.500       $1,882.81        360
4885607    FOXBORO                              MA     02035      SFD        6.875      6.500       $2,476.63        360
4885909    HARTFORD                             WI     53029      SFD        7.125      6.500       $1,798.83        360
4885959    FREMONT                              CA     94539      SFD        7.125      6.500       $1,886.42        360
4885980    CARLSBAD                             CA     92008      SFD        6.750      6.483       $2,046.98        360
4886002    SAN JOSE                             CA     95123      SFD        7.450      6.500       $1,704.70        360
4886199    PLEASANTON                           CA     94566      SFD        7.250      6.500       $1,930.56        360
4886284    OAKLAND                              CA     94618      SFD        7.375      6.500       $1,864.83        360
4886375    LEXINGTON                            MA     02173      SFD        7.250      6.500       $3,240.34        360
4886401    ELLICOTT CITY                        MD     21042      SFD        6.875      6.500       $2,299.25        360
4886415    ALAMEDA                              CA     94502      SFD        6.875      6.500       $1,819.70        360
4886456    STONE MOUNTAIN                       GA     30083      SFD        6.875      6.500       $1,905.10        360
4886702    SAN MATEO                            CA     94403      SFD        7.500      6.500       $1,803.98        360
4886786    FULLERTON                            CA     92831      SFD        7.375      6.500       $2,120.38        360
4886792    MILPITAS                             CA     95035      SFD        7.375      6.500       $1,795.76        360
4886838    ORINDA                               CA     94563      SFD        7.375      6.500       $1,911.10        360
4886880    FRELINGHUYSEN                        NJ     07860      SFD        7.375      6.500       $2,154.91        360
4886976    BARRINGTON                           IL     60010      SFD        6.875      6.500       $2,187.57        360
4887609    DEL MAR                              CA     92014      SFD        7.500      6.500       $3,216.39        360
4887801    SAN FRANCISCO                        CA     94114      SFD        7.000      6.500       $2,528.15        360
4887836    HUNTINGTON BEACH                     CA     92648      SFD        7.250      6.500       $2,694.60        360
4887987    PALO ALTO                            CA     94303      SFD        6.875      6.500       $1,974.08        360
4888009    SAN RAYMON                           CA     94583      SFD        7.000      6.500       $2,281.99        360
4888021    MISSION VIEJO                        CA     92692      SFD        7.250      6.500       $1,944.21        360
4888181    LOS ANGELES                          CA     90064      SFD        7.375      6.500       $2,990.63        360
4888287    SEARINGTOWN                          NY     11507      SFD        6.875      6.500       $2,075.90        360
4888397    CRYSTAL LAKE                         IL     60014      SFD        7.500      6.500       $1,768.31        360
4888715    UNICORPORATED AREA OF TRA            CA     92679      SFD        6.750      6.483       $2,020.38        360
4888795    PONTE VEDRA BEACH                    FL     32082      SFD        6.750      6.483       $1,799.54        360
4888796    ORANGE                               CA     92869      SFD        7.375      6.500       $2,313.77        360
4888944    NORTH WALES                          PA     19454      SFD        7.000      6.500       $2,288.65        360
4889075    POTOMAC                              MD     20854      SFD        6.750      6.483       $2,075.51        360
4889111    GREAT NECK                           NY     11021      SFD        6.875      6.500       $2,332.10        360
4889187    PLEASANTON                           CA     94566      SFD        7.125      6.500       $2,934.72        360
4889396    TULSA                                OK     74137      SFD        7.125      6.500       $2,792.56        360
4889503    SAN JOSE                             CA     95120      SFD        7.250      6.500       $2,408.09        360
4889540    BURLINGAME                           CA     94010      SFD        7.375      6.500       $2,500.25        360
4889547    SCARSDALE                            NY     10583      SFD        6.875      6.500       $1,797.36        360
4889584    EDINA                                MN     55424      SFD        7.250      6.500       $1,991.95        360
4889647    LIVERMORE                            CA     94550      SFD        7.250      6.500       $3,028.87        360
4889670    SAN JOSE                             CA     95129      SFD        7.125      6.500       $1,714.28        360
4889774    CAPE GIRARDEAU                       MO     63701      SFD        7.000      6.500       $2,128.97        360
4889845    MANHATTAN BEACH                      CA     90266      SFD        7.000      6.500       $3,858.76        360
4889921    BLOOMINGTON                          IL     61701      SFD        7.125      6.500       $1,819.05        360
4889977    FRANKLIN                             KY     42134      SFD        7.250      6.500       $1,678.15        360
4890065    LOS ANGELES                          CA     90049      SFD        7.000      6.500       $6,300.42        360
4890175    MISSION HILLS                        KS     66208      SFD        7.000      6.500       $3,725.69        360
4890176    SAN RAMON                            CA     94583      SFD        7.250      6.500       $3,249.21        360
4890183    TACOMA                               WA     98445      SFD        7.125      6.500       $2,096.95        360
4890227    MANHATTAN BEACH                      CA     90266      SFD        7.000      6.500       $3,093.66        360
4890383    FORT SALONGA                         NY     11768      SFD        7.000      6.500       $1,663.26        360
4890390    WOODBURY                             NY     11797      SFD        6.625      6.358       $2,561.24        360
4890395    FRISCO                               TX     75034      SFD        7.125      6.500       $1,988.82        360
4890436    SANDY                                UT     84093      SFD        6.875      6.500       $2,167.87        360
4890548    VILLA PARK                           CA     92861      SFD        7.250      6.500       $1,897.81        360
4890644    MANHASSET                            NY     11030      SFD        6.875      6.500       $3,481.72        360
4890676    WILLIAMSBURG                         MI     49690      SFD        7.125      6.500       $4,467.77        360
4890683    FRANKLIN                             MA     02038      SFD        6.625      6.358       $1,689.79        360
4890743    STILLWATER                           MN     55082      SFD        6.875      6.500       $3,494.86        360
4890854    SONOMA                               CA     95476      SFD        7.500      6.500       $2,726.94        360
4890871    PALO ALTO                            CA     94301      SFD        6.875      6.500       $4,270.04        360
4890883    LOS ALTOS                            CA     94022      SFD        7.125      6.500       $3,103.15        360
4890982    ROCKVILLE                            MD     20850      SFD        6.500      6.233       $1,896.21        360
4891119    CARMEL                               IN     46033      SFD        7.250      6.500       $1,712.27        360
4891249    CINCINNATI                           OH     45208      SFD        7.250      6.500       $1,828.23        360
4891523    CUPERTINO                            CA     95014      SFD        7.500      6.500       $2,796.86        360
4891751    DANA POINT                           CA     92629      SFD        7.000      6.500       $1,896.12        360
4891900    ST. LOUIS                            MO     63146      SFD        6.875      6.500       $1,822.98        360
4891938    SAN RAMON                            CA     94583      SFD        7.250      6.500       $2,387.62        360
4891945    DANVILLE                             CA     94526      SFD        7.250      6.500       $2,080.64        360
4892087    SAUSALITO                            CA     94965      SFD        6.875      6.500       $2,604.73        360
4892094    NOVATO                               CA     94947      SFD        7.250      6.500       $1,719.09        360
4892138    NORWOOD                              NJ     07648      SFD        7.000      6.500       $1,753.07        360
4892170    SCOTTS VALLEY                        CA     95066      SFD        7.125      6.500       $1,960.53        360
4892194    COLCHESTER                           CT     06415      SFD        6.875      6.500       $2,069.33        360
4892227    CORONA DEL MAR                       CA     92625      SFD        7.375      6.500       $1,929.75        360
4892312    CARLISLE                             MA     01741      SFD        7.000      6.500       $1,982.61        360
4892324    LOS ANGELES                          CA     90049      SFD        7.125      6.500       $3,139.53        360
4892400    LOS GATOS                            CA     95032      SFD        7.000      6.500       $2,927.34        360
4892549    MOUNTAIN VIEW                        CA     94041      SFD        7.000      6.500       $2,671.86        360
4892827    CONCORD                              CA     94521      SFD        7.375      6.500       $1,788.85        360
4892860    CASTRO VALLEY                        CA     94552      SFD        7.125      6.500       $1,724.72        360
4892897    BRENTWOOD                            TN     37027      SFD        7.000      6.500       $2,132.96        360
4892919    DUXBURY                              MA     02332      SFD        6.500      6.233       $2,035.26        360
4892950    WESTPORT                             CT     06880      SFD        6.750      6.483       $1,978.22        360
4893040    BURLINGAME                           CA     94010      SFD        6.750      6.483       $2,075.52        360
4893071    CAPE GIRARDEAU                       MO     63701      SFD        6.875      6.500       $2,128.45        360
4893126    WYCKOFF                              NJ     07481      SFD        6.750      6.483       $2,146.86        360
4893169    PINECREST                            FL     33156      SFD        7.000      6.500       $1,663.26        360
4893197    WASHINGTON                           NJ     07853      SFD        7.125      6.500       $2,748.78        360
4893253    LOS ALTOS                            CA     94024      SFD        6.875      6.500       $2,562.03        360
4893391    REDONDO BEACH                        CA     90277      LCO        6.875      6.500       $1,744.80        360
4893486    MANASSAS                             VA     20112      SFD        7.250      6.500       $1,719.08        360
4893608    LEAWOOD                              KS     66224      SFD        6.875      6.500       $1,660.82        360
4893659    WOODLAND HILLS                       CA     91367      SFD        6.875      6.500       $1,687.00        360
4893677    MISSION VIEJO                        CA     92692      SFD        6.875      6.500       $1,778.97        360
4893696    MANHATTAN BEACH                      CA     90266      SFD        7.250      6.500       $2,353.51        360
4893724    MERRILLVILLE                         IN     46410      SFD        6.875      6.500       $1,642.33        360
4893735    IOWA CITY                            IA     52246      SFD        7.250      6.500       $2,455.83        360
4893794    ORANGE                               CA     92867      PUD        7.375      6.500       $3,108.04        360
4893949    TIBURON                              CA     94920      SFD        7.500      6.500       $3,356.23        360
4893958    SAN FRANCISCO                        CA     94118      LCO        7.250      6.500       $2,919.72        360
4893959    KENTFIELD                            CA     94904      SFD        7.375      6.500       $2,719.54        360
4894052    WOODBURY                             NY     11797      SFD        6.875      6.500       $3,383.19        360
4894131    PLEASANTON                           CA     94566      SFD        7.125      6.500       $3,159.74        360
4894152    PALO ALTO                            CA     94306      SFD        7.000      6.500       $3,745.66        360
4894178    SAN FRANCISCO                        CA     94127      SFD        7.250      6.500       $2,455.84        360
4894179    REDWOOD CITY                         CA     94062      SFD        7.125      6.500       $1,980.74        360
4894246    AUSTIN                               TX     78746      SFD        6.750      6.483       $1,595.56        360
4894483    DANVILLE                             CA     94506      SFD        7.125      6.500       $2,122.22        360
4894517    BASKING RIDGE                        NJ     07920      SFD        6.875      6.500       $1,895.24        360
4894533    INDIANAPOLIS                         IN     46256      SFD        6.875      6.500       $2,463.48        360
4894560    BRIARCLIFF MANOR                     NY     10510      SFD        7.250      6.500       $4,195.39        360
4894567    MOORESTOWN                           NJ     08057      SFD        7.250      6.500       $2,346.69        360
4894603    SAN JOSE                             CA     95134      SFD        7.125      6.500       $1,691.71        360
4894647    LEXINGTON                            MA     02173      SFD        7.125      6.500       $3,301.23        360
4894691    STUDIO CITY                          CA     91604      SFD        7.125      6.500       $2,620.77        360
4894775    SAN FRANCISCO                        CA     94131      SFD        7.000      6.500       $1,693.87        360
4894778    DARIEN                               CT     06820      SFD        6.500      6.233       $1,959.42        360
4894872    BELMONT                              CA     94002      SFD        7.000      6.500       $1,896.12        360
4894882    PALO ALTO                            CA     94301      SFD        7.000      6.500       $3,326.52        360
4894924    CUPERTINO                            CA     95014      SFD        7.000      6.500       $2,128.97        360
4894926    WASHINGTON                           DC     20036      SFD        6.875      6.500       $2,207.29        360
4894935    OMAHA                                NE     68164      SFD        6.875      6.500       $1,773.71        360
4895038    HUNTSVILLE                           UT     84317      SFD        6.875      6.500       $1,671.23        360
4895042    BROOKEVILLE                          MD     20833      SFD        7.125      6.500       $2,526.45        360
4895057    CARMICHAEL                           CA     95608      SFD        7.000      6.500       $2,022.52        360
4895064    ARGYLE                               TX     76226      SFD        7.000      6.500       $2,214.80        360
4895067    BALTIMORE                            MD     21220      SFD        7.125      6.500       $2,041.37        360
4895082    GREENWOOD                            IN     46143      SFD        7.000      6.500       $2,004.22        355
4895191    FORT MITCHELL                        KY     41017      SFD        7.000      6.500       $1,962.64        360
4895198    CARMEL                               IN     46033      SFD        6.750      6.483       $1,971.74        360
4895260    MENDOTA HEIGHTS                      MN     55118      SFD        6.875      6.500       $1,760.57        360
4895426    PETALUMA                             CA     94954      SFD        7.125      6.500       $1,953.79        360
4895437    CLAYTON                              CA     94517      SFD        7.125      6.500       $2,048.11        360
4895448    FREMONT                              CA     94539      SFD        7.125      6.500       $2,034.63        360
4895464    HAYWARD                              CA     94542      SFD        7.375      6.500       $1,769.51        360
4895522    NORTH HOLLYWOOD                      CA     91602      SFD        6.875      6.500       $4,204.35        360
4895540    SOUTHBOROUGH                         MA     01772      SFD        6.625      6.358       $3,021.76        360
4895553    WOODLAND HILLS                       CA     91364      SFD        6.500      6.233       $3,887.22        360
4895690    SAN MATEO                            CA     94402      SFD        7.000      6.500       $4,124.88        360
4895816    DANVILLE                             CA     94506      SFD        7.125      6.500       $2,352.29        360
4895922    LOS GATOS                            CA     95030      SFD        7.125      6.500       $3,429.23        360
4895951    COLLIERVILLE                         TN     38017      SFD        7.000      6.500       $2,461.62        360
4895997    LAGUNA NIGUEL                        CA     92677      SFD        6.625      6.358       $2,148.25        360
4896012    PLEASANTON                           CA     94566      SFD        7.125      6.500       $2,425.39        360
4896019    HENDERSONVILLE                       TN     37075      SFD        6.875      6.500       $1,757.28        360
4896053    COURTLAND MANOR                      NY     10566      SFD        6.875      6.500       $1,821.01        360
4896067    STEVENSON RANCH                      CA     91381      SFD        6.875      6.500       $1,859.44        360
4896078    AURORA                               CO     80015      SFD        6.875      6.500       $1,624.92        360
4896097    EVANSTON                             WY     82930      SFD        7.000      6.500       $1,676.57        360
4896121    IRVINE                               CA     92620      SFD        6.875      6.500       $1,815.75        360
4896133    SARATOGA                             CA     95070      SFD        7.000      6.500       $3,166.84        360
4896161    STAMFORD                             CT     06906      SFD        7.250      6.500       $1,991.96        360
4896204    SAN JOSE                             CA     95120      SFD        7.250      6.500       $2,387.62        360
4896218    SAN FRANCISCO                        CA     94121      SFD        7.000      6.500       $2,395.09        360
4896236    LIVERMORE                            CA     94550      SFD        7.375      6.500       $1,871.73        360
4896246    LANSDALE                             PA     19446      SFD        7.250      6.500       $1,766.84        360
4896350    LOS ANGELES                          CA     90036      SFD        6.875      6.500       $1,616.05        360
4896430    SHERBORN                             MA     01770      SFD        7.125      6.500       $1,852.73        360
4896449    SAN DIEGO                            CA     92130      SFD        7.625      6.500       $1,797.80        360
4896602    PIEDMONT                             CA     94611      SFD        7.000      6.500       $2,661.21        360
4896631    PORTOLA VALLEY                       CA     94028      SFD        7.250      6.500       $3,751.97        360
4896794    PACIFIC PALISADES                    CA     90272      SFD        7.125      6.500       $2,647.72        360
4896815    LOS ANGELES                          CA     90064      SFD        7.125      6.500       $2,762.25        360
4896923    PIEDMONT                             CA     94618      SFD        6.875      6.500       $3,547.42        360
4896991    SAN FRANCISCO                        CA     94117      LCO        7.125      6.500       $2,165.00        360
4896992    SAN FRANCISCO                        CA     94127      SFD        7.250      6.500       $1,678.16        360
4896995    SAN FRANCISCO                        CA     94115      LCO        7.250      6.500       $2,210.26        360
4897004    BURLINGAME                           CA     94010      SFD        6.875      6.500       $2,326.85        360
4897011    SAN JOSE                             CA     95113      SFD        7.000      6.500       $1,962.65        360
4897041    ALAMEDA                              CA     94502      SFD        6.750      6.483       $2,360.90        360
4897042    SAN RAMON                            CA     94583      SFD        6.750      6.483       $1,893.91        360
4897051    SAN FRANCISCO                        CA     94118      SFD        7.125      6.500       $5,046.16        360
4897052    MILL VALLEY                          CA     94941      SFD        7.000      6.500       $3,087.01        360
4897068    NOVATO                               CA     94947      SFD        7.125      6.500       $2,534.53        360
4897078    SAN JOSE                             CA     95127      SFD        7.125      6.500       $1,872.94        360
4897160    MURPHYS                              CA     95247      SFD        7.125      6.500        $ 794.99        360
4897164    NOVATO                               CA     94949      SFD        7.125      6.500       $2,331.07        360
4897170    SAN FRANCISCO                        CA     94131      SFD        7.250      6.500       $1,957.85        360
4897182    OAKLAND                              CA     94602      SFD        7.125      6.500       $2,155.90        360
4897184    LAFAYETTE                            CA     94549      SFD        7.000      6.500       $2,586.04        360
4897193    SUNNYVALE                            CA     94086      SFD        7.125      6.500       $1,684.30        360
4897198    BELVEDERE                            CA     94920      SFD        7.000      6.500       $4,281.89        360
4897296    HOFFMAN ESTATES                      IL     60192      SFD        6.625      6.358       $1,662.57        360
4897356    FREMONT                              CA     94539      SFD        6.750      6.483       $3,048.42        360
4897370    WALNUT CREEK                         CA     94596      SFD        7.125      6.500       $2,560.14        360
4897382    SAUSALITO                            CA     94965      SFD        7.125      6.500       $2,799.98        360
4897395    SCOTTS VALLEY                        CA     95066      SFD        6.875      6.500       $3,941.58        360
4897410    DANVILLE                             CA     94506      SFD        6.750      6.483       $3,859.16        360
4897502    SAN ANSELMO                          CA     94960      SFD        7.000      6.500       $3,592.64        360
4897539    SUNNYVALE                            CA     94087      SFD        7.125      6.500       $2,176.12        360
4897571    SAN JOSE                             CA     95123      SFD        7.625      6.500       $1,769.49        360
4897652    LAFAYETTE                            CA     94549      SFD        7.000      6.500       $1,995.91        360
4897688    SAN FRANCISCO                        CA     94117      SFD        7.000      6.500       $3,512.80        360
4897722    CORTE MADERA                         CA     94925      SFD        7.000      6.500       $2,987.21        360
4897759    SAN CARLOS                           CA     94070      SFD        7.250      6.500       $4,093.06        360
4897764    MILL VALLEY                          CA     94941      SFD        7.125      6.500       $2,694.88        360
4897777    BELVEDERE                            CA     94920      SFD        7.000      6.500       $4,011.78        360
4897830    SAN FRANCISCO                        CA     94123      LCO        7.125      6.500       $1,717.99        360
4897833    ALAMEDA                              CA     94501      SFD        7.375      6.500       $2,141.10        360
4897863    FREMONT                              CA     94539      SFD        6.875      6.500       $2,943.05        360
4897881    KIRKLAND                             WA     98034      SFD        7.000      6.500       $2,973.90        360
4897892    SAN JOSE                             CA     95136      SFD        7.250      6.500       $1,735.46        360
4897905    LOS ALTOS                            CA     94022      SFD        7.000      6.500       $2,328.56        360
4897909    HARTSDALE                            NY     10530      SFD        6.875      6.500       $3,816.76        360
4897967    BROOKLYN                             NY     11235      SFD        7.500      6.500       $3,110.81        360
4897985    DANVILLE                             CA     94526      SFD        7.125      6.500       $1,832.52        360
4897988    SAN JOSE                             CA     95120      SFD        7.125      6.500       $2,870.05        360
4897994    SAN FRANCISCO                        CA     94117      SFD        7.375      6.500       $1,933.90        360
4897998    PIEDMONT                             CA     94611      SFD        7.000      6.500       $2,993.87        360
4898017    WOODSIDE                             CA     94062      SFD        7.125      6.500       $2,358.02        360
4898018    TIBURON                              CA     94920      SFD        6.875      6.500       $2,877.35        360
4898023    ALAMO                                CA     94507      SFD        7.000      6.500       $2,880.76        360
4898031    SANTA CRUZ                           CA     95066      SFD        7.000      6.500       $1,822.93        360
4898038    MILPITAS                             CA     95035      SFD        7.125      6.500       $2,048.11        360
4898078    SAN RAFAEL                           CA     94901      SFD        7.125      6.500       $1,781.32        360
4898089    SARATOGA                             CA     95070      SFD        6.875      6.500       $3,245.23        360
4898106    ORINDA                               CA     94563      SFD        7.125      6.500       $3,072.16        360
4898111    SAN RAFAEL                           CA     94901      SFD        7.000      6.500       $2,395.09        360
4898118    LAFAYETTE                            CA     94549      SFD        7.125      6.500       $2,492.76        360
4898129    SUNNYVALE                            CA     94087      SFD        7.000      6.500       $2,446.32        360
4898131    LOS GATOS                            CA     95032      SFD        7.125      6.500       $2,371.49        360
4898167    SARATOGA                             CA     95070      SFD        6.875      6.500       $4,270.04        360
4898173    SAN RAMON                            CA     94583      SFD        7.250      6.500       $1,814.59        360
4898177    SAN FRANCISCO                        CA     94118      LCO        7.125      6.500       $2,243.49        360
4898195    MILLBRAE                             CA     94030      SFD        7.250      6.500       $1,684.98        360
4898203    MORAGA                               CA     94536      SFD        7.125      6.500       $2,546.66        360
4898225    SAN RAFAEL                           CA     94901      SFD        7.125      6.500       $2,795.94        360
4898235    SAN JOSE                             CA     95120      SFD        7.000      6.500       $2,328.56        360
4898236    MILL VALLEY                          CA     94941      SFD        7.250      6.500       $2,967.47        360
4898244    LOS ALTOS                            CA     94024      SFD        6.875      6.500       $2,108.75        360
4898256    SAN FRANCISCO                        CA     94127      SFD        7.125      6.500       $4,286.20        360
4898258    DANVILLE                             CA     94506      SFD        6.875      6.500       $3,071.80        360
4898266    LOS ALTOS                            CA     94024      SFD        7.000      6.500       $2,743.71        360
4898293    ORINDA                               CA     94563      SFD        7.000      6.500       $2,351.85        360
4898315    SAN CARLOS                           CA     94070      SFD        6.875      6.500       $3,908.73        360
4898355    JAMUL                                CA     91935      SFD        7.000      6.500       $3,991.82        360
4898357    SUNNYVALE                            CA     94087      SFD        7.000      6.500       $2,993.87        360
4898367    PALO ALTO                            CA     94303      SFD        7.000      6.500       $2,501.54        360
4898374    FREMONT                              CA     94539      SFD        6.875      6.500       $2,023.35        360
4898384    SAN FRANCISCO                        CA     94114      SFD        7.125      6.500       $2,998.05        360
4898395    BURLINGAME                           CA     94010      SFD        7.250      6.500       $1,896.46        360
4898406    LOS GATOS                            CA     95030      SFD        7.000      6.500       $3,422.99        360
4898416    LAFAYETTE                            CA     94549      SFD        6.750      6.483       $6,258.98        360
4898418    PLANO                                TX     76093      SFD        7.250      6.500       $4,433.80        360
4898430    FREMONT                              CA     94539      SFD        7.000      6.500       $1,995.91        360
4898437    FREMONT                              CA     94539      SFD        7.125      6.500       $1,765.15        360
4898468    PIEDMONT                             CA     94611      SFD        7.250      6.500       $2,094.29        360
4898494    PALO ALTO                            CA     94303      SFD        6.500      6.233       $2,550.40        360
4898498    ORINDA                               CA     94563      SFD        7.125      6.500       $2,506.24        360
4898523    MISSION VIEJO                        CA     92692      SFD        7.000      6.500       $1,743.10        360
4898552    MARBLEHEAD                           MA     01945      SFD        6.875      6.500       $1,970.79        360
4898564    LEXINGTON                            MA     02420      SFD        6.875      6.500       $1,970.79        360
4898566    LONG BEACH                           CA     90815      SFD        6.500      6.233       $1,801.40        360
4898568    DARIEN                               CT     06820      SFD        6.750      6.483       $3,891.59        360
4898572    SARATOGA                             CA     95070      SFD        6.750      6.483       $2,328.47        360
4898576    MONTGOMERY                           TX     77356      SFD        6.625      6.358       $2,243.65        360
4898578    FREMONT                              CA     94539      SFD        6.875      6.500       $2,299.26        360
4898584    SANTA CRUZ                           CA     95060      SFD        7.000      6.500       $2,361.83        360
4898601    ORINDA                               CA     94563      SFD        7.125      6.500       $2,810.08        360
4898602    ORINDA                               CA     94563      SFD        6.875      6.500       $2,640.86        360
4898604    CORTE MADERA                         CA     94925      SFD        7.000      6.500       $2,601.34        360
4898683    MORGAN HILL                          CA     95037      SFD        7.000      6.500       $1,979.28        360
4898716    OAKLAND                              CA     94611      SFD        7.250      6.500       $1,792.08        360
4898720    PLEASANT HILL                        CA     94523      SFD        7.250      6.500       $2,128.39        360
4898777    LOS GATOS                            CA     95030      SFD        7.000      6.500       $2,461.62        360
4898778    FOSTER CITY                          CA     94404      SFD        6.250      5.983       $1,810.21        360
4898780    WOODSIDE                             CA     94062      SFD        7.125      6.500       $2,269.76        360
4898796    SUNNYVALE                            CA     94087      SFD        7.125      6.500       $2,021.16        360
4898818    FREMONT                              CA     94539      SFD        6.750      6.483       $2,538.62        360
4898849    LAFAYETTE                            CA     94549      SFD        7.250      6.500       $2,967.47        360
4898861    PLEASANTON                           CA     94566      SFD        6.750      6.483       $3,732.69        360
4898886    SANTA CLARA                          CA     95051      SFD        7.000      6.500       $1,785.68        360
4898918    LOS ALTOS                            CA     94022      SFD        7.250      6.500       $2,394.44        360
4899008    DANVILLE                             CA     94506      SFD        6.625      6.358       $2,863.48        360
4899013    REDONDO BEACH                        CA     90277      SFD        7.000      6.500       $2,195.50        360
4899072    FREMONT                              CA     94539      SFD        6.875      6.500       $2,594.87        360
4899080    FREMONT                              CA     94538      SFD        6.750      6.483       $2,944.64        360
4899089    PLEASANTON                           CA     94566      SFD        7.000      6.500       $3,911.98        360
4899093    SAN JOSE                             CA     95132      SFD        7.625      6.500       $1,804.88        360
4899096    SANTA CRUZ                           CA     95060      SFD        6.875      6.500       $2,023.35        360
4899097    ALAMO                                CA     94507      SFD        7.000      6.500       $3,639.21        360
4899103    MILL VALLEY                          CA     94941      SFD        7.000      6.500       $2,128.97        360
4899111    LAFAYETTE                            CA     94549      SFD        7.000      6.500       $3,471.55        360
4899140    ORINDA                               CA     94563      SFD        7.250      6.500       $3,913.99        360
4899145    FAYETTEVILLE                         NC     28303      SFD        6.625      6.358       $1,562.36        360
4899236    LOS ANGELES                          CA     90019      SFD        6.875      6.500       $1,944.51        360
4899243    UNION CITY                           CA     94587      SFD        7.125      6.500       $1,987.47        360
4899306    LAGUNITAS                            CA     94938      SFD        7.250      6.500       $2,114.75        360
4899556    NEW YORK                             NY     10013      COP        6.875      6.500       $1,990.50        360
4899578    MCLEAN                               VA     22101      SFD        7.125      6.500       $3,799.78        360
4899594    GAITHERSBURG                         MD     20878      SFD        6.750      6.483       $1,735.00        360
4899672    LOS GATOS                            CA     95030      SFD        7.250      6.500       $2,455.84        360
4899767    CHEVY CHASE                          MD     20815      SFD        6.875      6.500       $2,517.68        360
4899875    GRANVILLE                            OH     43023      SFD        6.875      6.500       $2,285.46        360
4900047    LOS ANGELES                          CA     90064      SFD        6.625      6.358       $1,912.29        360
4900269    SOUTH SAN FRANCISCO                  CA     94080      SFD        7.250      6.500       $1,893.73        360
4900338    TARZANA                              CA     91356      SFD        7.250      6.500       $3,615.54        360
4900384    OAKLAND                              CA     94611      SFD        7.250      6.500       $2,360.33        360
4900553    SAN JOSE                             CA     95125      SFD        7.250      6.500       $3,547.32        360
4900633    ANNAPOLIS                            MD     21403      SFD        7.250      6.500       $3,547.32        360
4900741    CHANDLER                             AZ     85226      SFD        6.500      6.233       $1,896.40        360
4900748    ALEXANDRIA                           VA     22306      SFD        6.500      6.233       $1,826.09        360
4900862    AGOURA HILLS                         CA     91307      SFD        6.875      6.500       $2,877.35        360
4900959    LAKE ORION                           MI     48362      LCO        7.500      6.500       $2,237.49        360
4901074    YORBA LINDA                          CA     92887      SFD        6.750      6.483       $2,100.81        360
4901113    SPRING                               TX     77379      SFD        6.875      6.500       $1,625.90        360
4901255    SAN JOSE                             CA     95136      SFD        6.875      6.500       $1,773.71        360
4901466    TRURO                                MA     02666      SFD        7.125      6.500       $2,445.60        360
4901584    SAN FRANCISCO                        CA     94127      SFD        7.625      6.500       $1,897.78        360
4901650    NEWPORT BEACH                        CA     92660      SFD        7.375      6.500       $2,893.93        360
4901804    CUPERTINO                            CA     95014      SFD        6.750      6.483       $3,243.00        360
4901954    PETALUMA                             CA     94954      SFD        6.875      6.500       $2,916.76        360
4902012    SHERMAN OAKS                         CA     91423      SFD        7.125      6.500       $2,196.33        360
4902088    SAN JOSE                             CA     95138      SFD        6.875      6.500       $3,605.89        360
4902207    MACON                                GA     31220      SFD        6.875      6.500       $3,941.58        360
4902246    NORTH HAMPTON                        NH     03862      SFD        7.500      6.500       $2,866.78        360
4902360    ENGLEWOOD CLIFFS                     NJ     07632      SFD        7.375      6.500       $2,538.23        360
4902437    OLNEY                                MD     20832      SFD        7.625      6.500       $1,741.18        360
4902453    SCOTTS VALLEY                        CA     95066      SFD        7.000      6.500       $3,193.45        360
4902477    KAILUA                               HI     96734      SFD        7.250      6.500       $2,638.32        360
4902803    LOS GATOS                            CA     95030      LCO        7.000      6.500       $2,168.89        360
4902808    TORRANCE                             CA     90505      SFD        6.625      6.358       $1,848.26        360
4902864    SOQUEL                               CA     95073      SFD        6.750      6.483       $1,884.18        360
4903207    FARMINGTON HILLS                     MI     48334      SFD        7.000      6.500       $1,719.15        360
4903271    DOVE CANYON                          CA     92679      SFD        7.000      6.500       $1,669.91        360
4903309    LOS ANGELES                          CA     90039      SFD        7.250      6.500       $2,790.11        360
4903490    PARADISE VALLEY                      AZ     85253      SFD        6.750      6.483       $2,130.65        360
4903550    NORTHBOROUGH                         MA     01532      SFD        7.375      6.500       $1,903.50        360
4903559    WESTON                               MA     02193      SFD        7.250      6.500       $3,342.66        360
4903561    ANDOVER                              MA     01810      SFD        7.375      6.500       $2,417.71        360
4903729    PORT ORANGE                          FL     32127      SFD        7.250      6.500       $1,897.14        360
4903978    GLENDALE                             CA     91207      SFD        6.875      6.500       $2,167.87        360
4904046    LITTLE NECK                          NY     11363      SFD        7.250      6.500       $2,524.06        360
4904387    CUPERTINO                            CA     95014      SFD        6.875      6.500       $2,397.80        360
4904480    OYSTER BAY COVE                      NY     11771      SFD        6.750      6.483       $2,247.40        360
4904536    INDIANAPOLIS                         IN     46260      SFD        7.000      6.500       $2,428.36        360
4904539    ZIONSVILLE                           IN     46077      SFD        7.000      6.500       $1,663.26        360
4904627    CARMEL                               IN     46033      SFD        7.000      6.500       $1,801.31        360
4904631    CINCINNATI                           OH     45244      SFD        7.125      6.500       $2,128.95        360
4904691    NOBLESVILLE                          IN     46060      SFD        7.000      6.500       $2,538.13        360
4904694    ZIONSVILLE                           IN     46077      SFD        6.875      6.500       $2,916.77        360
4904773    LEXINGTON                            KY     40509      SFD        7.000      6.500       $3,243.35        360
4905079    RENTON                               WA     98056      SFD        6.750      6.483       $1,616.96        360
4905082    NEW CANAAN                           CT     06840      SFD        6.875      6.500       $1,970.79        360
4905087    WILTON                               CT     06897      SFD        6.875      6.500       $2,029.91        360
4905644    SUNNYVALE                            CA     94087      SFD        7.250      6.500       $1,814.59        360
4905806    CAMPBELL                             CA     95008      SFD        7.000      6.500       $2,089.05        360
4906107    NORTHBROOK                           IL     60062      SFD        6.875      6.500       $1,899.84        360
4906131    BLUE BELL                            PA     19422      SFD        7.000      6.500       $1,756.40        360
4906149    VENTURA                              CA     93001      SFD        7.125      6.500       $6,373.38        360
4906281    DANVILLE                             CA     94506      SFD        7.250      6.500       $2,749.18        360
4906367    TUCSON                               AZ     85718      SFD        7.625      6.500       $2,194.17        360
4906529    ATHERTON                             CA     94027      SFD        7.250      6.500       $6,704.77        360
4906554    LAGUNA NIGUEL                        CA     92677      SFD        6.750      6.483        $ 921.01        360
4906661    HARTLAND                             WI     53029      SFD        7.000      6.500       $1,862.85        360
4906671    SAN FRANCISCO                        CA     94123      LCO        7.375      6.500       $2,728.17        360
4906723    SAN FRANCISCO                        CA     94109      LCO        7.125      6.500       $4,298.33        360
4906733    SAN MATEO                            CA     94402      SFD        6.750      6.483       $3,891.59        360
4906866    ANNANDALE                            NJ     08801      SFD        6.625      6.358       $1,568.77        360
4906940    SANTA MONICA                         CA     90402      SFD        6.875      6.500       $3,153.26        360
4907222    LIVERMORE                            CA     94550      SFD        7.250      6.500       $2,232.09        360
4907729    MISSION VIEJO                        CA     92692      SFD        7.000      6.500       $2,075.75        360
4907733    FREMONT                              CA     94539      SFD        7.375      6.500       $2,852.49        360
4908015    BROOKLYN                             NY     11201      HCO        7.000      6.500       $2,528.15        360
4908077    ROSS                                 CA     94957      SFD        6.875      6.500       $2,522.61        360
4908102    LITTLE ROCK                          AR     72207      SFD        6.625      6.358       $1,728.84        360
4908222    LANCASTER                            PA     17601      SFD        6.625      6.358       $2,781.51        360
4908438    MENDHAM                              NJ     07945      SFD        7.250      6.500       $3,001.58        360
4908662    SAN JOSE                             CA     95136      SFD        7.750      6.500       $1,977.30        360
4908717    HUNTINGTON                           CA     92646      SFD        7.000      6.500       $1,876.16        360
4908720    HUNTINGTON BEACH                     CA     92647      SFD        7.000      6.500       $1,689.21        360
4908966    BERKELEY                             CA     94707      SFD        7.000      6.500       $1,995.91        360
4909074    NEW CANAAN                           CT     06840      SFD        6.625      6.358       $1,680.82        360
4909098    SANTA CRUZ                           CA     95065      SFD        6.875      6.500       $1,872.25        360
4909280    SAN DIEGO                            CA     92107      SFD        6.875      6.500       $4,007.27        360
4909499    CANTON                               GA     30115      SFD        6.750      6.483       $2,101.46        360
4909565    POTOMAC                              MD     20854      SFD        6.625      6.358       $2,100.22        360
4909620    IRVINE                               CA     92720      SFD        6.750      6.483       $2,059.95        360
4909845    CORAL GABLES                         FL     33134      SFD        6.750      6.483       $1,880.93        360
4909863    PALO ALTO                            CA     94306      SFD        7.000      6.500       $2,348.52        360
4909880    REDWOOD CITY                         CA     94061      SFD        7.000      6.500       $2,049.14        360
4910227    BRANDON                              MS     39042      SFD        6.750      6.483       $3,080.84        360
4910429    SAN JOSE                             CA     95120      SFD        7.000      6.500       $3,642.54        360
4910494    RIVERSIDE                            CT     06878      SFD        7.125      6.500       $4,379.18        360
4910629    SAN ANTONIO                          TX     78257      SFD        6.875      6.500       $2,366.26        360
4910645    PALO ALTO                            CA     94306      SFD        7.125      6.500       $2,263.70        360
4910925    SEATTLE                              WA     98116      SFD        7.375      6.500       $2,051.31        360
4910963    SARATOGA                             CA     95070      SFD        7.125      6.500       $3,324.81        360
4911114    BASKING RIDGE                        NJ     07920      LCO        6.875      6.500       $1,602.58        360
4911163    SAN FRANCISCO                        CA     94131      SFD        7.375      6.500       $3,170.20        360
4911220    BROOKLYN                             NY     11209      SFD        7.375      6.500       $2,489.89        360
4911532    REDWOOD CITY                         CA     94062      SFD        6.875      6.500       $2,989.03        360
4911633    NEW YORK                             NY     10010      HCO        7.125      6.500       $1,963.89        360
4911708    POMONA                               CA     91766      SFD        7.125      6.500       $2,075.05        360
4911714    LA JOLLA                             CA     92037      SFD        7.250      6.500       $3,172.12        360
4912096    EUGENE                               OR     97405      SFD        7.250      6.500       $2,442.19        360
4912535    LOS ANGELES                          CA     90004      SFD        6.625      6.358       $3,201.56        360
4912607    LOS ANGELES                          CA     90068      SFD        7.375      6.500       $1,726.69        360
4912621    OYSTER BAY COVE                      NY     11771      SFD        7.375      6.500       $2,072.03        360
4912885    SANIBEL                              FL     33957      SFD        7.000      6.500       $3,093.66        360
4913013    CALABASAS                            CA     90290      SFD        6.875      6.500       $1,760.57        360
4913110    DIAMOND BAR                          CA     91765      SFD        7.375      6.500       $1,982.24        360
4913269    FOSTER CITY                          CA     94404      SFD        6.875      6.500       $1,845.97        360
4913288    FOOTHILL RANCH                       CA     92610      SFD        7.625      6.500       $1,847.35        360
4913326    BELLEVUE                             WA     98006      SFD        7.125      6.500       $2,422.02        360
4913329    BARRINGTON                           IL     60010      SFD        7.000      6.500       $3,126.93        360
4913360    WARRENTON                            VA     20186      SFD        7.375      6.500       $2,555.50        360
4913361    GREAT FALLS                          VA     22066      SFD        7.000      6.500       $1,929.38        360
4913418    KENTFIELD                            CA     94904      SFD        6.750      6.483        $ 583.74        360
4913818    DOWNEY                               CA     90240      SFD        7.000      6.500       $2,614.64        360
4913859    LAGUNA NIGEL                         CA     92677      SFD        7.125      6.500       $1,918.75        360
4913967    MANOR TOWNSHIP                       PA     17516      SFD        6.625      6.358       $1,920.93        360
4913978    LAKE FOREST                          CA     92630      SFD        7.125      6.500       $1,785.35        360
4914122    NEWTON                               MA     02168      SFD        7.125      6.500       $2,021.16        360
4914381    OAKLAND                              CA     94610      SFD        6.875      6.500       $2,562.03        360
4914429    KNOXVILLE                            TN     37922      SFD        7.250      6.500       $3,069.79        360
4914440    FALLS CHURCH                         VA     22046      SFD        7.500      6.500       $1,957.81        360
4914488    NEW CANAAN                           CT     06840      MF2        6.875      6.500       $1,675.17        360
4914609    TALLAHASSEE                          FL     32308      SFD        7.250      6.500       $2,010.38        360
4914847    PALO ALTO                            CA     94306      SFD        7.375      6.500       $2,548.60        360
4915050    SAUGUS                               CA     91350      SFD        7.000      6.500       $2,051.13        360
4915597    SAN FRANCISCO                        CA     94116      SFD        7.125      6.500       $2,873.41        360
4915658    HAMILTON                             OH     45011      SFD        7.000      6.500       $1,618.02        360
4915688    CINCINNATI                           OH     45208      SFD        6.875      6.500       $2,989.03        360
4915694    EL GRANADA                           CA     94018      SFD        7.375      6.500       $2,279.23        360
4915734    MISSOULA                             MT     59803      SFD        6.875      6.500       $1,739.22        360
4915785    FREEHOLD TOWNSHIP                    NJ     07728      SFD        6.750      6.483       $1,751.22        360
4915927    LOS GATOS                            CA     95030      LCO        7.500      6.500       $2,237.49        360
4915969    CARLSBAD                             CA     92009      PUD        7.375      6.500       $1,809.57        360
4915976    MODESTO                              CA     95355      SFD        7.000      6.500       $2,128.97        360
4916037    FAIR LAWN                            NJ     07410      SFD        7.000      6.500        $ 665.30        360
4916051    SAN JOSE                             CA     95129      SFD        7.375      6.500       $2,016.77        360
4916068    SARATOGA                             CA     95070      SFD        7.000      6.500       $2,296.62        360
4916071    WHITE PLAINS                         NY     10607      SFD        6.500      6.233       $1,693.95        360
4916078    KINGWOOD                             TX     77345      SFD        6.875      6.500       $1,578.27        360
4916423    SONOMA                               CA     95476      SFD        7.250      6.500       $1,773.66        360
4916453    DUBUQUE                              IA     52003      SFD        6.750      6.483       $2,860.32        360
4916620    IRVINE                               CA     92612      SFD        6.750      6.483       $3,933.75        360
4916686    PALOS VERDES ESTATES                 CA     90274      SFD        7.125      6.500       $4,145.69        300
4916934    AUSTIN                               TX     78732      SFD        7.500      6.500       $1,753.98        360
4916967    SCARSDALE                            NY     10583      SFD        7.125      6.500       $2,762.25        360
4917398    SAN JOSE                             CA     95129      SFD        7.250      6.500       $2,251.19        360
4917575    SCOTTSDALE                           AZ     85258      SFD        7.250      6.500       $1,926.47        360
4917792    THOUSAND OAKS                        CA     91361      SFD        7.500      6.500       $2,349.36        360
4917821    BURLINGAME                           CA     94010      SFD        6.125      5.858       $2,491.21        360
4918114    CAMARILLO                            CA     93010      SFD        7.375      6.500       $6,298.96        360
4918137    WALNUT CREEK                         CA     94596      SFD        6.875      6.500       $1,857.47        360
4918185    SCARSDALE                            NY     10583      SFD        7.625      6.500       $1,896.89        360
4918315    SIMI VALLEY                          CA     93063      SFD        7.000      6.500       $1,826.26        360
4918325    HILTON HEAD ISLAND                   SC     29928      SFD        7.125      6.500       $2,646.37        360
4918925    WOODSTOCK                            NY     12498      SFD        7.125      6.500        $ 976.90        360
4919105    ROLLING HILLS ESTATES                CA     90274      SFD        7.250      6.500       $4,093.06        360
4919143    VALENCIA                             CA     91354      SFD        7.125      6.500       $1,823.42        360
4919479    SANTA MONICA                         CA     90405      SFD        7.375      6.500       $2,590.04        360
4919490    TUCSON                               AZ     85711      SFD        7.500      6.500        $ 915.97        360
4919552    NEWPORT NEWS                         VA     23606      SFD        7.000      6.500       $2,441.66        360
4919583    LITTLETON                            CO     80127      SFD        7.000      6.500       $2,331.22        360
4919878    SANTA ANA                            CA     92705      SFD        7.375      6.500       $2,417.37        360
4920026    POMONA                               NY     10970      SFD        7.250      6.500       $1,534.90        360
4920212    LAGUNA NIGUEL                        CA     92677      PUD        7.250      6.500       $3,895.23        360
4920259    CHINO HILLS                          CA     91709      SFD        7.375      6.500       $1,892.45        360
4920274    LAS VEGAS                            NV     89134      PUD        7.375      6.500       $1,337.84        360
4920285    FOUNTAIN VALLEY                      CA     92708      SFD        7.250      6.500        $ 989.16        360
4920290    CONCORD                              CA     94518      SFD        7.375      6.500       $1,947.70        360
4920305    CONCORD                              CA     94518      SFD        7.125      6.500       $1,660.72        360
4920326    WESTLAKE VILLAGE                     CA     91361      SFD        7.250      6.500       $3,936.16        360
4920340    SANDY                                UT     84094      SFD        7.500      6.500       $1,048.83        360
4920349    BROOKLINE                            MA     02146      SFD        7.125      6.500       $2,304.12        360
4920373    HUNTINGTON BEACH                     CA     92646      SFD        7.500      6.500       $2,181.55        360
4920396    SUMMIT                               NJ     07901      SFD        6.750      6.483       $3,054.90        360
4920402    ST. GEORGE                           UT     84790      PUD        7.125      6.500       $4,244.43        360
4920413    CHEVY CHASE                          MD     20815      SFD        6.875      6.500       $1,997.07        360
4920423    EL GRANADA                           CA     94018      SFD        7.000      6.500       $1,849.55        360
4920438    LAGUNA NIGUEL                        CA     92677      PUD        7.375      6.500       $3,077.99        360
4920447    DEL MAR                              CA     92014      SFD        7.125      6.500       $2,728.56        360
4920460    LA JOLLA                             CA     92037      SFD        7.500      6.500       $2,237.49        360
4920469    LA PALMA                             CA     90623      SFD        6.875      6.500       $2,286.11        360
4920544    ANAHEIM                              CA     92807      SFD        6.625      6.358       $2,408.53        360
4921099    TIVERTON                             RI     02878      SFD        7.250      6.500       $1,807.77        360
4921142    OREM                                 UT     84097      SFD        7.375      6.500       $2,762.70        360
4921153    SCOTTSDALE                           AZ     85258      SFD        6.750      6.483       $1,714.25        360
4921238    REDONDO BEACH                        CA     90278      LCO        6.750      6.483       $2,114.43        360
4921259    SAN DIEGO                            CA     92106      SFD        7.250      6.500       $2,251.19        360
4921670    NEW YORK                             NY     10014      HCO        7.375      6.500       $2,072.03        360
4922123    TRABUCO CANYON AREA                  CA     92679      SFD        6.875      6.500       $1,734.30        360
4922128    IRVINGTON                            NY     10533      SFD        6.750      6.483       $4,215.89        360
4922184    HACKENSACK                           NJ     07601      HCO        7.250      6.500        $ 511.64        360
4922292    ALEXANDRIA                           VA     22315      SFD        7.250      6.500       $2,063.59        360
4922346    MCCORDSVILLE                         IN     46055      PUD        6.750      6.483       $1,945.79        360
4922387    NOVATO                               CA     94945      SFD        6.875      6.500       $2,598.81        360
4922398    TEMPE                                AZ     85284      SFD        7.500      6.500       $3,188.42        360
4922510    SANTA ROSA                           CA     95404      SFD        7.375      6.500       $1,070.55        360
4922518    SPRINGFIELD                          PA     19038      SFD        7.000      6.500       $3,442.94        360
4922531    SALT LAKE CITY                       UT     84106      SFD        6.875      6.500       $2,345.24        360
4922539    SAN FRANCISCO                        CA     94127      SFD        6.875      6.500       $1,642.32        360
4923049    SAINT LOUIS                          MO     63131      SFD        7.375      6.500       $1,933.90        360
4923115    WASHINGTON                           DC     20003      SFD        6.875      6.500       $1,911.67        360
4923182    EDINA                                MN     55424      SFD        7.125      6.500       $2,074.38        360
4923399    HILLSBORO                            OR     97123      SFD        7.000      6.500       $2,262.03        360
4923408    YORBA LINDA                          CA     92887      SFD        7.250      6.500       $2,543.15        360
4923415    VENTURA                              CA     93004      SFD        7.125      6.500       $2,058.21        360
4923420    HUNTINGTON BEACH                     CA     92649      SFD        7.375      6.500       $1,989.14        360
4923424    CARLSBAD                             CA     92009      SFD        7.500      6.500       $2,753.16        360
4923446    BASKING RIDGE                        NJ     07920      SFD        6.750      6.483       $3,161.92        360
4923497    RIVERSIDE                            CA     92506      SFD        7.000      6.500       $2,171.55        360
4923507    LA JOLLA                             CA     92037      SFD        7.250      6.500       $2,749.17        360
4923521    LOS GATOS                            CA     95030      PUD        7.375      6.500       $1,975.33        360
4923541    ANNAPOLIS                            MD     21401      SFD        7.125      6.500       $3,476.39        360
4923546    VILLA PARK                           CA     92861      SFD        6.875      6.500       $2,397.79        360
4923641    HUNTINGTON BEACH                     CA     92646      SFD        8.000      6.500       $2,113.24        360
4923865    CORVALLIS                            OR     97330      SFD        6.875      6.500       $2,010.21        360
4924012    SANTA CLARA                          CA     95051      SFD        7.000      6.500       $1,397.14        360
4924124    MISSION VIEJO                        CA     92692      SFD        7.125      6.500       $2,358.02        360
4924505    WHITTIER                             CA     90601      SFD        6.875      6.500       $1,954.37        360
4924617    SAN FRANCISCO                        CA     94109      HCO        6.750      6.483       $2,594.40        360
4924798    GLENDALE                             CA     91202      SFD        7.250      6.500       $1,794.13        360
4924956    EL CAJON                             CA     92020      SFD        7.500      6.500       $2,096.94        360
4924964    PORT WASHINGTON                      NY     11050      SFD        6.625      6.358        $ 640.32        360
4925076    FULLERTON                            CA     92835      SFD        6.625      6.358       $2,458.80        360
4925122    BOISE                                ID     83703      SFD        7.000      6.500       $3,326.51        360
4925811    FOUNTAIN VALLEY                      CA     92708      SFD        7.375      6.500       $1,250.12        360
4925817    RESTON                               VA     20190      SFD        7.125      6.500       $2,048.11        360
4925839    YUCAIPA                              CA     92399      SFD        6.750      6.483       $1,705.82        360
4925864    NORTHPORT                            NY     11768      SFD        7.125      6.500       $1,212.70        360
4926338    ST. LOUIS                            MO     63141      SFD        7.500      6.500       $1,901.52        360
4926405    ALLENTOWN                            PA     18104      SFD        7.125      6.500       $1,849.36        360
4926520    HAMPSTEAD                            MD     21074      SFD        7.500      6.500       $2,237.49        360
4926524    BYRON                                CA     94514      SFD        7.375      6.500       $1,885.55        360
4926528    LITTLETON                            CO     80127      SFD        6.875      6.500       $2,167.87        360
4926638    GARDEN CITY                          NY     11530      SFD        7.125      6.500       $3,368.59        360
4926837    SAN DIEGO                            CA     92110      SFD        6.875      6.500       $1,664.01        360
4926993    EAST HAMPTON                         NY     11937      SFD        7.625      6.500        $ 945.62        360
4927151    MILPITAS                             CA     95035      SFD        6.500      6.233       $1,371.59        360
4927196    CLAREMONT                            CA     91711      SFD        6.750      6.483       $1,891.32        360
4927199    TORRANCE                             CA     90505      SFD        7.375      6.500       $1,933.90        360
4927228    BEL AIR                              MD     21014      SFD        7.000      6.500       $1,639.31        360
4927270    SAN RAMON                            CA     94583      SFD        7.375      6.500       $2,081.00        360
4927291    SAN DIEGO                            CA     92130      SFD        7.375      6.500       $2,044.40        360
4927293    WEST JORDAN                          UT     84088      SFD        7.625      6.500        $ 757.34        360
4927299    HAYWARD                              CA     94541      SFD        7.125      6.500       $1,067.84        360
4927308    MANHATTAN BEACH                      CA     90266      SFD        7.000      6.500       $3,200.11        360
4927317    SPRINGVILLE                          UT     84663      SFD        7.375      6.500       $1,415.88        360
4927323    MEDFORD                              OR     97501      SFD        7.500      6.500       $2,203.92        360
4927330    ALAMEDA                              CA     94501      SFD        7.250      6.500       $2,060.17        360
4927358    SACRAMENTO                           CA     95829      SFD        7.375      6.500       $1,719.78        360
4927379    SOUTH KINGSTOWN                      RI     02879      SFD        6.875      6.500       $1,885.39        360
4927385    SAN DIEGO                            CA     92120      SFD        7.375      6.500       $1,407.60        360
4927395    MARTINEZ                             CA     94553      SFD        7.375      6.500       $1,989.14        360
4927396    SAN JOSE                             CA     95120      SFD        7.500      6.500       $2,740.92        360
4927417    WINDHAM                              NH     03087      SFD        7.875      6.500       $1,962.76        360
4927429    CAROL SPRING                         IL     60108      SFD        7.250      6.500       $2,062.90        360
4927457    SEVERNA PARK                         MD     21146      SFD        7.000      6.500       $3,965.20        360
4927470    ROSEVILLE                            CA     95678      SFD        6.750      6.483       $1,812.83        360
4927635    SAN JOSE                             CA     95119      SFD        7.500      6.500       $1,693.85        360
4927636    SAN JOSE                             CA     95131      SFD        7.750      6.500       $2,149.24        360
4927637    BARNARD                              VT     05031      SFD        7.250      6.500       $1,716.02        360
4927645    WOODRIDGE                            IL     60517      SFD        7.375      6.500       $1,933.89        360
4927650    ENCINITAS                            CA     92007      SFD        7.125      6.500       $3,766.09        360
4927652    SHADOW HILLS                         CA     91040      SFD        7.750      6.500       $2,260.28        360
4927654    SAN DIEGO                            CA     92130      SFD        7.125      6.500       $1,924.48        360
4927660    STOCKTON                             CA     95219      SFD        7.125      6.500        $ 808.46        360
4927668    EL DORADO HILLS                      CA     95762      SFD        7.750      6.500       $2,068.25        360
4927673    SAN DIEGO                            CA     92107      SFD        6.625      6.358       $1,920.93        360
4927689    SANTA ROSA                           CA     95407      SFD        6.875      6.500        $ 765.32        360
4927697    PASADENA                             CA     91106      SFD        7.125      6.500       $1,785.36        360
4927698    BETHESDA                             MD     20814      SFD        6.750      6.483       $1,783.65        360
4927718    BROOKLYN                             NY     11231      SFD        7.125      6.500       $2,021.16        360
4927736    TRABUCO CANYON                       CA     92679      SFD        7.625      6.500       $2,021.46        360
4927740    LUDLOW                               VT     05149      LCO        7.875      6.500       $1,925.06        360
4927780    DARLINGTON                           MD     21034      SFD        6.625      6.358       $1,754.46        360
4927892    SEATTLE                              WA     98112      SFD        7.250      6.500       $2,182.97        360
4928066    WEST BLOOMFIELD                      MI     48324      SFD        7.500      6.500       $1,755.03        360
4928130    LOS ANGELES                          CA     90034      SFD        7.000      6.500       $1,822.93        360
4928260    SMITHTOWN                            NY     11787      SFD        7.125      6.500       $1,832.52        360
4928283    WOODSTOCK                            GA     30188      SFD        7.250      6.500       $1,923.74        360
4928493    BEVERLY HILLS                        CA     90210      SFD        7.250      6.500       $3,001.58        360
4928613    SYKESVILLE                           MD     21784      SFD        7.250      6.500       $1,979.33        360
4928752    HUNTINGTON BEACH                     CA     92649      SFD        7.250      6.500       $2,640.03        360
4928780    WEST HILLS                           CA     91307      SFD        6.750      6.483       $2,526.94        360
4928826    NEWPORT BEACH                        CA     92625      SFD        7.250      6.500       $3,410.88        360
4928838    DOWNEY                               CA     90241      SFD        7.250      6.500       $1,869.16        360
4928852    HINGHAM                              MA     02043      SFD        7.375      6.500       $2,268.87        360
4928861    CORONA                               CA     91720      SFD        7.000      6.500       $1,896.78        360
4928870    TUSTIN                               CA     92680      SFD        6.750      6.483       $1,702.57        360
4928935    CASTRO VALLEY                        CA     94546      SFD        6.250      5.983       $1,483.88        360
4928965    GLENDALE                             CA     91208      SFD        6.875      6.500       $3,448.88        360
4929266    GARDEN CITY                          NY     11530      SFD        6.750      6.483       $2,918.69        360
4929379    WEST LINN                            OR     97068      SFD        7.375      6.500       $2,210.16        360
4929408    LOS ALTOS                            CA     94024      SFD        6.875      6.500       $3,021.88        360
4929498    SAN JOSE                             CA     95120      SFD        6.625      6.358       $1,735.25        360
4929510    SANTA BARBARA                        CA     93101      LCO        7.375      6.500        $ 759.74        360
4929521    SILVER SPRING                        MD     20906      SFD        7.125      6.500       $2,108.74        360
4929528    SAN DIEGO                            CA     92129      SFD        7.250      6.500       $2,240.61        360
4929534    LYNNFIELD                            MA     01940      SFD        7.125      6.500       $2,317.59        360
4929541    POULSBO                              WA     98370      SFD        6.625      6.358       $1,541.23        360
4929616    WOODBURY                             MN     55125      SFD        7.125      6.500       $2,147.82        360
4929628    NEW ALBANY                           OH     43054      SFD        6.500      6.233       $2,051.70        360
4929642    VISTA                                CA     92084      SFD        7.250      6.500        $ 520.50        360
4929662    UPPER DUBLIN TOWNSHIP                PA     19025      SFD        6.875      6.500       $1,970.79        360
4929697    ALLEN                                TX     75013      SFD        7.125      6.500       $1,792.09        360
4929730    DRAPER                               UT     84020      SFD        7.500      6.500       $1,977.73        360
4929761    MECHANICSBURG                        PA     17055      SFD        7.125      6.500       $2,007.68        360
4929769    LAKE STEVENS                         WA     98258      SFD        7.375      6.500       $1,823.04        360
4929782    UNIVERSITY PARK                      TX     75225      SFD        6.875      6.500       $2,200.05        360
4929823    SEATTLE                              WA     98177      SFD        7.250      6.500       $1,705.44        360
4930028    PARK CITY                            UT     84098      SFD        7.250      6.500       $2,435.37        360
4930041    WALNUT CREEK                         CA     94598      SFD        7.500      6.500       $2,041.71        360
4930052    WYOMISSING                           PA     19610      SFD        6.750      6.483       $1,965.26        360
4930053    SIMI VALLEY                          CA     93065      SFD        7.125      6.500       $2,748.77        360
4930063    WOODLAND                             CA     95695      SFD        7.750      6.500        $ 716.41        360
4930114    SAN FRANCISCO                        CA     94114      SFD        7.125      6.500       $2,169.38        360
4930146    SIMI VALLEY                          CA     93065      SFD        7.125      6.500       $2,639.29        360
4930222    DANA POINT                           CA     92629      PUD        7.250      6.500       $1,735.46        360
4930294    ANAHEIM                              CA     92808      PUD        7.125      6.500       $1,684.30        360
4930339    GRANVILLE                            OH     43023      SFD        7.125      6.500       $1,967.26        360
4930379    BELLEVUE                             WA     98005      SFD        7.125      6.500       $1,724.72        360
4930394    COEUR D'ALENE                        ID     83814      SFD        7.000      6.500       $1,862.85        360
4930402    MARIETTA                             GA     30068      SFD        7.000      6.500       $2,095.71        360
4930429    WOODWAY                              WA     98020      SFD        7.000      6.500       $3,326.52        360
4930663    MILPITAS                             CA     95035      SFD        7.500      6.500       $2,531.16        360
4930779    BOYNTON BEACH                        FL     33437      SFD        6.875      6.500       $1,685.03        360
4930786    HUNTINGTON BEACH                     CA     92646      SFD        7.625      6.500       $1,861.50        360
4930789    OLNEY                                MD     20832      SFD        6.625      6.358       $1,839.94        360
4930804    MABANK                               TX     75147      SFD        6.875      6.500       $2,246.70        360
4930849    SAN CLEMENTE                         CA     92673      SFD        6.750      6.483       $2,043.09        360
4930852    SAN CLEMENTE                         CA     92673      SFD        6.875      6.500       $1,891.96        360
4930862    LAFAYETTE                            CA     94549      SFD        7.250      6.500       $2,455.84        360
4930870    RANCHO PALOS VERDES                  CA     90275      SFD        6.875      6.500       $2,417.50        360
4930891    LOS GATOS                            CA     95032      SFD        7.500      6.500       $3,705.84        360
4930952    SAN JOSE                             CA     95134      SFD        7.750      6.500       $2,149.24        360
4931014    PLACENTIA                            CA     92870      SFD        7.250      6.500       $1,730.00        360
4931038    SAN FRANCISCO                        CA     94116      SFD        6.875      6.500       $2,102.17        360
4931068    BIRMINGHAM                           AL     35223      SFD        7.250      6.500       $2,967.47        360
4931090    DENVER                               CO     80220      SFD        7.375      6.500       $3,453.38        360
4931116    MANSFIELD                            MA     02048      SFD        7.500      6.500       $1,179.92        360
4931121    HILTON HEAD ISLAND                   SC     29928      SFD        7.000      6.500       $2,661.21        360
4931203    GLENDALE                             CA     91206      SFD        7.125      6.500       $2,214.51        360
4931229    SAN JOSE                             CA     95133      SFD        6.875      6.500       $1,990.49        360
4931249    RICHMOND                             VA     23229      SFD        7.250      6.500       $1,675.42        360
4931282    SAN DIEGO                            CA     92109      SFD        7.125      6.500       $2,964.36        360
4931300    BROOKLINE                            MA     02446      HCO        7.000      6.500       $1,094.43        360
4931313    CONCORD                              CA     94521      SFD        7.250      6.500       $1,885.88        360
4931327    CUPERTINO                            CA     95014      SFD        6.625      6.358       $2,913.42        360
4931334    GRANITE BAY                          CA     95746      SFD        6.875      6.500       $2,039.77        360
4931397    OAKLAND                              CA     94705      SFD        7.000      6.500       $3,313.21        360
4931421    THOUSAND OAKS                        CA     91360      SFD        6.625      6.358       $1,824.89        360
4931425    LOS ANGELES                          CA     90004      SFD        7.125      6.500       $2,425.39        360
4931496    ISLE OF PALMS                        SC     29451      SFD        7.125      6.500       $2,264.71        360
4931544    JAMAICA                              NY     11432      SFD        7.875      6.500       $1,826.53        360
4931893    MOUNTAIN VIEW                        CA     94040      SFD        6.875      6.500       $2,167.87        360
4931935    HERMOSA BEACH                        CA     90254      SFD        7.125      6.500       $2,081.80        360
4932002    ARLINGTON                            VA     22207      SFD        7.625      6.500       $1,898.31        360
4932099    LAWRENCE                             KS     66047      SFD        6.875      6.500       $1,949.11        360
4932105    DAVIE                                FL     33330      SFD        7.500      6.500       $1,684.41        360
4932112    RED LION                             PA     17356      SFD        6.875      6.500       $1,691.59        360
4932116    UNIVERSITY PARK                      TX     75205      SFD        7.375      6.500       $2,721.27        360
4932118    TAMPA                                FL     33609      SFD        6.750      6.483       $1,945.79        360
4932126    YORK                                 PA     17404      SFD        6.750      6.483       $1,910.77        360
4932132    ARLINGTON                            VA     22207      SFD        6.875      6.500       $2,430.64        360
4932145    LOS ANGELES                          CA     90272      SFD        7.000      6.500       $4,736.95        360
4932148    ST PETERSBURG                        FL     33704      SFD        7.375      6.500       $1,726.69        360
4932180    SOLANA BEACH                         CA     92075      SFD        6.625      6.358       $2,032.35        360
4932183    LOS ANGELES                          CA     90068      SFD        7.250      6.500       $2,755.99        360
4932194    PEACHTREE CITY                       GA     30269      SFD        7.125      6.500       $2,155.90        360
4932245    LUTZ                                 FL     33549      SFD        7.500      6.500       $3,552.01        360
4932249    MIAMI                                FL     33183      SFD        7.375      6.500       $3,108.04        360
4932289    TAMPA                                FL     33626      SFD        7.125      6.500       $2,021.16        360
4932301    TOPANGA AREA                         CA     90290      SFD        7.250      6.500       $3,792.90        360
4932310    HUNTINGTON BEACH                     CA     92649      SFD        7.000      6.500       $3,166.84        360
4932324    LISLE                                IL     60532      SFD        7.000      6.500       $2,321.91        360
4932341    AGOURA AREA                          CA     91301      SFD        7.000      6.500       $2,341.86        360
4932369    MILL VALLEY                          CA     94941      SFD        6.875      6.500       $2,542.32        360
4932371    ROCKVILLE                            MD     20853      SFD        6.500      6.233       $2,167.99        360
4932394    VENTURA                              CA     91307      SFD        6.875      6.500       $2,345.24        360
4932436    DANVILLE                             CA     94526      SFD        6.500      6.233       $3,387.89        360
4932475    WASHINGTON                           DC     20016      SFD        6.750      6.483       $2,020.39        360
4932507    LUDLOW                               VT     05149      LCO        7.750      6.500       $1,128.35        360
4932558    NEW CANAAN                           CT     06840      SFD        6.750      6.483       $2,004.17        360
4932592    STAMFORD                             CT     06903      SFD        7.125      6.500       $1,839.26        360
4932637    BELLEVUE                             WA     98006      SFD        7.000      6.500       $1,873.50        360
4932827    PALO ALTO                            CA     94306      SFD        7.875      6.500       $2,545.00        360
4932832    WEST LINN                            OR     97068      SFD        7.125      6.500       $3,503.34        360
4932859    SAN MARINO                           CA     91108      SFD        7.125      6.500       $3,072.16        360
4932867    SEATTLE                              WA     98112      SFD        6.875      6.500       $4,120.26        360
4932874    MORAGA                               CA     94556      SFD        7.375      6.500       $2,132.11        360
4932886    GIG HARBOR                           WA     98335      SFD        7.000      6.500       $1,604.71        360
4932991    SARATOGA                             CA     95070      SFD        7.375      6.500       $5,525.41        360
4933016    HOUSTON                              TX     77027      SFD        7.250      6.500       $4,434.15        360
4933045    SAN FRANCISCO                        CA     94114      SFD        7.250      6.500       $2,137.60        360
4933210    ANNANDALE                            VA     22003      SFD        7.375      6.500       $1,738.78        360
4933245    SUMNER                               WA     98390      SFD        7.000      6.500       $3,459.58        360
4933260    FAIRFAX                              VA     22031      SFD        6.500      6.233       $1,955.94        360
4933340    SNOHOMISH                            WA     98290      SFD        7.250      6.500       $2,701.42        360
4933406    NORTH OGDEN                          UT     84414      SFD        7.250      6.500       $1,916.92        360
4933457    NOVATO                               CA     94945      SFD        7.375      6.500       $2,980.27        360
4933723    CLAREMONT                            CA     91711      SFD        7.500      6.500       $2,040.31        360
4933728    ALISO VIEJO                          CA     92656      PUD        7.250      6.500       $1,921.01        360
4933734    SAN DIEGO                            CA     92120      SFD        6.875      6.500       $1,921.52        360
4933739    SAN JOSE                             CA     95132      SFD        7.500      6.500       $2,992.64        360
4933762    GLENDALE                             CA     91206      SFD        6.875      6.500       $2,075.90        360
4933772    MESA                                 AZ     85213      SFD        7.375      6.500       $2,494.72        360
4933778    BOCA RATON                           FL     33486      SFD        7.250      6.500       $1,821.41        360
4933785    CARLISLE                             MA     01741      SFD        7.500      6.500       $2,852.80        360
4933795    LYNNFIELD                            MA     01940      SFD        7.125      6.500       $2,425.39        360
4933824    SHERMAN OAKS                         CA     91423      SFD        7.250      6.500       $2,002.19        360
4933846    SAN DIEGO                            CA     92110      SFD        7.500      6.500       $1,954.30        360
4933850    SAN MATEO                            CA     94403      SFD        7.000      6.500       $1,629.99        360
4933859    PALM DESERT                          CA     92260      SFD        7.375      6.500        $ 759.74        360
4933880    ALLEN                                TX     75002      SFD        7.000      6.500        $ 530.91        360
4933936    MAPLETON                             UT     84664      SFD        7.500      6.500       $1,013.86        360
4933943    BARRINGTON                           RI     02806      SFD        7.375      6.500       $4,054.26        360
4933950    HOLDEN                               MA     01520      LCO        7.500      6.500        $ 601.32        360
4934184    ROME                                 GA     30165      SFD        7.000      6.500       $1,929.38        360
4934258    TRUCKEE                              CA     96161      SFD        7.875      6.500       $2,356.48        360
4934528    GRANADA HILLS                        CA     91344      SFD        7.000      6.500        $ 918.12        360
4934574    UNION CITY                           CA     94587      SFD        7.500      6.500       $2,008.14        360
4934583    DENVER                               CO     80237      SFD        7.250      6.500       $1,057.37        360
4934590    LA JOLLA                             CA     92037      SFD        7.750      6.500       $2,662.55        360
4934595    ABINGDON                             MD     21009      SFD        6.750      6.483        $ 583.74        360
4934598    ESCONDIDO                            CA     92025      SFD        7.500      6.500       $1,817.96        360
4934603    SALT LAKE CITY                       UT     84121      SFD        7.250      6.500       $2,182.96        360
4934638    SHOREHAM                             NY     11786      SFD        7.375      6.500       $1,960.83        360
4934681    RANCHO PALOS VERDES                  CA     90275      SFD        7.500      6.500       $2,370.34        360
4934695    SCHAUMBURG                           IL     60173      SFD        7.125      6.500       $2,004.32        360
4934777    NEWHALL                              CA     91381      PUD        7.125      6.500       $2,670.81        360
4934797    OLD TAPPAN                           NJ     07675      LCO        7.125      6.500        $ 572.66        360
4934802    LANSDALE                             PA     19446      SFD        7.125      6.500       $1,145.32        360
4934813    FREMONT                              CA     94536      PUD        7.750      6.500       $2,121.30        360
4934848    SEEKONK                              MA     02771      SFD        7.625      6.500       $2,165.85        360
4934858    LAKE FOREST                          CA     92630      SFD        7.250      6.500       $1,745.01        360
4934859    PIEDMONT                             CA     94611      SFD        6.875      6.500       $2,128.45        360
4934863    VILLA PARK                           CA     92861      SFD        7.375      6.500       $2,539.61        360
4934871    SAN JOSE                             CA     95135      SFD        7.375      6.500       $2,887.03        360
4934890    GIG HARBOR                           WA     98332      SFD        7.250      6.500       $1,828.23        360
4934897    LAS VEGAS                            NV     89128      SFD        6.500      6.233       $1,630.74        360
4934903    SANTA CLARA                          CA     95051      SFD        6.875      6.500       $3,468.58        360
4934910    IRVINE                               CA     92620      SFD        6.875      6.500       $1,949.44        360
4934924    LOVELAND                             CO     80537      SFD        6.750      6.483       $1,705.81        360
4934925    SEATTLE                              WA     98116      SFD        7.125      6.500       $2,560.13        360
4934929    WINDSOR                              CA     94592      SFD        7.500      6.500       $1,817.96        360
4934934    RENTON                               WA     98058      SFD        7.625      6.500       $1,978.64        360
4934944    MENLO PARK                           CA     94025      SFD        7.250      6.500       $2,865.14        360
4934976    MONROE                               CT     06468      SFD        7.250      6.500       $1,440.76        360
4935010    SUNNYVALE                            CA     94086      LCO        7.125      6.500       $1,940.31        360
4935019    BROOKLINE                            MA     02467      SFD        7.500      6.500       $2,489.20        360
4935035    LIVERMORE                            CA     94550      SFD        7.750      6.500       $1,842.97        360
4935076    SAN FRANCISCO                        CA     94117      SFD        7.375      6.500       $4,247.66        360
4935262    MARCO ISLAND                         FL     34145      SFD        7.000      6.500       $1,995.91        360
4935323    NEWHALL                              CA     91381      SFD        7.250      6.500       $2,447.31        360
4935347    SAN DIEGO                            CA     92122      SFD        7.250      6.500       $2,024.70        360
4935351    DANVILLE                             CA     94506      SFD        7.000      6.500       $2,661.21        360
4935357    SAN JOSE                             CA     95121      SFD        7.500      6.500       $1,803.98        360
4935398    HEALDSBURG                           CA     95448      SFD        7.500      6.500       $1,908.86        360
4935451    SANTA CLARITA                        CA     91351      SFD        7.375      6.500       $3,453.38        360
4935470    PORTOLA VALLEY                       CA     94028      SFD        7.250      6.500       $2,810.57        360
4935505    SAN FRANCISCO                        CA     94116      SFD        7.750      6.500       $2,982.07        360
4935546    DUBLIN                               CA     94568      SFD        7.125      6.500       $1,926.84        360
4935663    NEEDHAM                              MA     02192      SFD        6.875      6.500       $1,793.42        360
4935699    SAN DIEGO                            CA     92127      SFD        7.125      6.500       $1,778.62        360
4935903    PLANO                                TX     75025      SFD        6.875      6.500       $1,813.13        360
4935955    CAMPBELL                             CA     95008      SFD        7.500      6.500       $1,776.01        360
4935973    COLORADO SPRINGS                     CO     80906      SFD        6.875      6.500       $3,862.75        360
4936017    FLOWER MOUND                         TX     75028      SFD        7.000      6.500       $2,419.71        360
4936030    LITTLETON                            CO     80120      SFD        6.875      6.500       $1,650.54        360
4936041    ALAMO                                CA     94507      SFD        7.500      6.500       $3,433.15        360
4936066    COLORADO SPRINGS                     CO     80920      SFD        6.750      6.483       $1,647.44        360
4936176    LARKSPUR                             CA     94939      SFD        7.000      6.500       $2,262.03        360
4936323    MARCO ISLAND                         FL     34145      SFD        7.500      6.500       $2,978.66        360
4936325    SAN RAMON                            CA     94583      SFD        7.375      6.500       $1,984.66        360
4936345    DANVILLE                             CA     94506      SFD        7.375      6.500       $2,514.06        360
4936371    IJAMSVILLE                           MD     21754      SFD        7.500      6.500       $2,377.33        360
4936389    LOS ANGELES                          CA     91326      SFD        6.875      6.500       $2,299.25        360
4936401    LAFAYETTE                            CO     80026      SFD        7.375      6.500       $2,578.99        360
4936421    BAY VILLAGE                          OH     44140      SFD        7.125      6.500       $2,394.40        360
4936442    LOS GATOS                            CA     95032      SFD        7.375      6.500       $3,867.79        360
4936444    ROSCOE                               IL     61073      SFD        7.125      6.500       $2,155.90        360
4936468    SPRINGBORO                           OH     45066      SFD        7.250      6.500       $2,044.49        360
4936490    WEARNEY                              NE     68847      SFD        7.125      6.500       $2,021.16        360
4936503    INDIANHEAD PARK                      IL     60525      SFD        7.000      6.500       $2,039.15        360
4936513    PARK CITY                            UT     84098      SFD        6.875      6.500       $3,019.73        360
4936525    SAN JOSE                             CA     95124      SFD        7.250      6.500       $1,712.26        360
4936560    LOS ANGELES                          CA     91326      SFD        6.750      6.483       $2,418.62        360
4936572    CHULA VISTA                          CA     91910      SFD        6.875      6.500       $1,747.43        360
4936577    LINCOLN                              NE     68510      SFD        6.750      6.483       $1,780.40        360
4936581    GAHANNA                              OH     43230      SFD        6.750      6.483       $1,743.76        360
4936679    FITCHBURG                            WI     53711      SFD        7.125      6.500       $3,015.56        360
4936736    HINSDALE                             IL     60521      SFD        7.125      6.500       $2,694.88        360
4936755    LITITZ                               PA     17543      SFD        7.125      6.500       $2,475.92        360
4936770    WILDER                               KY     41071      SFD        6.500      6.233       $2,181.90        360
4936785    IRVINE                               CA     92620      SFD        7.375      6.500       $2,335.87        360
4936797    LOS ALTOS                            CA     94022      LCO        6.875      6.500       $3,793.77        360
4936802    PONTE VEDRA BEACH                    FL     32082      SFD        7.125      6.500       $1,861.49        360
4936823    GARDEN RIDGE                         TX     78266      SFD        7.000      6.500       $1,709.83        360
4936833    DARIEN                               CT     06820      SFD        7.000      6.500       $3,326.52        360
4936839    MCGREGOR                             TX     76657      SFD        7.250      6.500       $2,143.23        360
4936857    NORFOLK                              VA     23507      SFD        7.500      6.500       $2,118.63        360
4936863    SAN JOSE                             CA     95131      SFD        7.375      6.500       $2,210.17        360
4936866    TEMECULA                             CA     92592      SFD        6.875      6.500       $1,806.55        360
4936874    PORTLAND                             OR     97229      SFD        6.875      6.500       $1,821.34        360
4936875    LIBERTY                              MO     64068      SFD        7.250      6.500       $2,728.71        360
4936892    SARATOGA                             CA     95070      SFD        7.250      6.500       $2,979.75        360
4936909    SAN FRANCICSO                        CA     94116      SFD        7.250      6.500       $1,680.89        360
4936929    LOS ANGELES                          CA     91326      SFD        6.750      6.483       $2,129.35        360
4936941    FREMONT                              CA     94539      SFD        7.250      6.500       $2,285.30        360
4936965    SAN JOSE                             CA     95118      SFD        7.375      6.500       $2,072.03        360
4937022    CHESTNUT HILL                        MA     02467      SFD        6.750      6.483       $3,155.43        360
4937031    WILTON                               CT     06897      SFD        6.875      6.500       $1,970.79        360
4937042    NEWPORT BEACH                        CA     92660      SFD        7.250      6.500       $3,956.63        360
4937051    COLUMBIA                             MD     21044      SFD        7.250      6.500       $1,669.29        360
4937089    SAN MARCOS                           CA     92069      SFD        7.500      6.500       $1,713.08        360
4937093    TOLEDO                               OH     43615      SFD        6.750      6.483       $2,075.52        360
4937109    MONTGOMERY                           TX     77356      SFD        7.250      6.500       $1,910.10        360
4937118    APTOS                                CA     95003      SFD        7.250      6.500       $2,480.40        360
4937136    LOS ALTOS                            CA     94024      SFD        7.000      6.500       $2,139.95        360
4937144    SUNNYVALE                            CA     94089      SFD        7.125      6.500       $2,506.24        360
4937168    WILLIAMSBURG                         VA     23185      SFD        6.875      6.500       $2,811.66        360
4937176    MANHATTAN BEACH                      CA     90266      SFD        7.000      6.500       $2,588.03        360
4937180    RANCHO MIRAGE                        CA     92270      SFD        6.750      6.483       $2,910.91        360
4937183    RUSSELLVILLE                         AR     72802      SFD        6.875      6.500       $1,832.84        360
4937193    REDWOOD CITY                         CA     94065      PUD        7.250      6.500       $2,619.56        360
4937200    OAKLAND                              CA     94611      SFD        7.500      6.500       $2,078.77        360
4937208    THOUSAND OAKS                        CA     91360      SFD        7.125      6.500       $1,697.77        360
4937213    COLLEYVILLE                          TX     76034      SFD        7.375      6.500       $1,712.88        360
4937219    LOS ALAMITOS AREA                    CA     90720      SFD        7.000      6.500       $2,549.44        360
4937226    LAGUNA BEACH                         CA     92651      SFD        7.250      6.500       $3,342.67        360
4937234    ORANGE                               CA     92869      SFD        7.250      6.500       $2,285.30        360
4937247    SAN JOSE                             CA     95132      SFD        7.125      6.500       $2,021.16        360
4937248    WARRENTON                            VA     20187      SFD        7.000      6.500       $1,844.55        360
4937252    MOUNT VERNON                         WA     98273      SFD        6.875      6.500       $2,627.72        360
4937257    SAN CLEMENTE                         CA     92672      SFD        7.250      6.500       $1,893.72        360
4937258    BOULDER                              CO     80304      SFD        7.000      6.500       $1,995.91        360
4937284    ISSAQUAH                             WA     98027      SFD        7.250      6.500       $2,009.01        360
4937290    ORANGE                               CA     92867      SFD        7.250      6.500       $2,387.62        360
4937309    TORRANCE                             CA     90505      SFD        6.750      6.483       $2,004.17        360
4937310    MORGAN HILL                          CA     95037      SFD        6.500      6.233       $2,251.75        360
4937327    LEESBURG                             VA     20175      SFD        6.625      6.358       $3,126.32        360
4937334    SAN CARLOS                           CA     94070      SFD        7.250      6.500       $2,558.17        360
4937357    BLOOMFIELD TOWNSHIP                  MI     48304      SFD        6.875      6.500       $1,970.79        360
4937391    LAGUNA NIGUEL                        CA     92677      SFD        6.750      6.483       $1,783.65        360
4937615    SAN JOSE                             CA     95138      SFD        7.125      6.500       $1,845.99        360
4937663    SIMI VALLEY                          CA     93065      SFD        7.125      6.500       $1,841.28        360
4937688    PEACHTREE CITY                       GA     30269      SFD        7.000      6.500       $2,874.11        360
4937705    ORANGE                               CA     92669      SFD        7.625      6.500       $1,762.41        360
4937720    PARK CITY                            UT     84060      LCO        7.250      6.500       $2,585.45        360
4937734    HIGHLEY                              AZ     85236      SFD        7.625      6.500       $1,727.02        360
4937739    REDLANDS                             CA     92373      SFD        6.750      6.483       $1,900.39        360
4937749    SAN FRANCISCO                        CA     94127      SFD        7.250      6.500       $3,410.88        360
4937752    OAKLAND                              CA     94610      SFD        7.250      6.500       $3,376.78        360
4937755    PLEASANTON                           CA     94566      SFD        7.500      6.500       $2,307.41        360
4937757    MEQUON                               WI     53092      SFD        7.500      6.500       $2,132.61        360
4937762    SAN DIEGO                            CA     92127      SFD        7.125      6.500       $1,891.13        360
4937767    ROGERS                               AR     72756      SFD        7.250      6.500       $2,373.97        360
4937773    GILBERT                              AZ     85233      SFD        7.500      6.500       $1,852.92        360
4937784    SOUTHBORO                            MA     01772      SFD        7.250      6.500       $2,346.69        360
4937787    SAN DIEGO                            CA     92116      SFD        7.750      6.500       $2,292.52        360
4937793    BLOOMFIELD HILLS                     MI     48304      SFD        6.875      6.500       $3,639.39        360
4937799    CRESTED BUTTE                        CO     81224      SFD        6.875      6.500        $ 716.05        360
4937804    UNIVERSITY PARK                      TX     75205      SFD        6.750      6.483       $2,925.51        360
4937812    LOS ALTOS                            CA     94024      SFD        6.875      6.500       $2,897.06        360
4937815    YORBA LINDA                          CA     92887      SFD        7.375      6.500       $2,210.17        360
4937818    ALEDO                                TX     76008      SFD        6.750      6.483       $1,880.94        360
4937824    SAN ANTONIO                          TX     78230      SFD        6.875      6.500       $4,092.67        360
4937834    MOORESTOWN                           NJ     08057      SFD        7.500      6.500       $2,356.18        360
4937835    CRYSTAL LAKE                         IL     60014      SFD        7.250      6.500       $2,379.43        360
4937838    WALNUT CREEK                         CA     94598      SFD        7.375      6.500       $2,486.43        360
4937845    CHEVY CHASE                          MD     20815      SFD        7.250      6.500       $1,804.10        360
4937862    KESWICK                              VA     22947      SFD        7.500      6.500       $3,496.07        360
4937875    ALLAMUCHY TWP                        NJ     07840      SFD        7.375      6.500       $1,740.51        360
4937883    ADDISON                              IL     60101      SFD        7.125      6.500        $ 943.21        360
4937893    LONG BEACH                           CA     90814      SFD        7.250      6.500       $1,985.14        360
4937894    ARLINGTON                            VA     22207      SFD        6.750      6.483       $1,567.01        360
4937895    FREMONT                              CA     94536      SFD        7.125      6.500       $1,635.79        360
4937897    LIVERMORE                            CA     94550      SFD        7.125      6.500       $1,953.79        360
4937902    HERNDON                              VA     20171      SFD        7.125      6.500       $1,960.96        360
4937905    FOUNTAIN VALLEY                      CA     92708      SFD        7.125      6.500       $1,703.16        360
4937907    SAN MATEO                            CA     94403      SFD        7.500      6.500       $2,027.73        360
4937916    LONG BEACH                           CA     90815      SFD        6.875      6.500       $2,476.62        360
4937918    LINCOLN                              NE     68516      SFD        7.250      6.500       $2,406.04        360
4937928    PIEDMONT                             CA     94610      SFD        7.750      6.500       $2,292.52        360
4937935    BEAVERTON                            OR     97007      SFD        7.125      6.500       $2,189.59        360
4937942    PLEASANTON                           CA     94588      SFD        7.250      6.500       $1,713.63        360
4937954    LAGUNA NIGUEL                        CA     92677      LCO        7.250      6.500        $ 947.54        360
4937960    ARLINGTON HEIGHTS                    IL     60004      SFD        7.000      6.500       $2,128.97        360
4937980    CAPTIVA                              FL     33924      SFD        7.375      6.500       $2,693.64        360
4938004    CORAL SPRINGS                        FL     33065      SFD        7.000      6.500       $2,144.94        360
4938018    FAIRFIELD                            CT     06432      SFD        6.750      6.483       $2,049.19        240
4938030    HOBE SOUND                           FL     33455      LCO        6.750      6.483       $1,712.30        360
4938049    WOODLAND                             WA     98674      SFD        6.875      6.500       $2,253.27        360
4938051    BOSTON                               MA     02114      SFD        7.375      6.500       $3,108.04        360
4938057    CUPERTINO                            CA     95014      SFD        7.500      6.500       $2,356.36        360
4938070    PALM BEACH                           FL     33480      HCO        6.875      6.500       $3,387.13        360
4938081    SAN DIEGO                            CA     92109      LCO        7.250      6.500       $2,442.19        360
4938085    BOSTON                               MA     02116      HCO        7.125      6.500       $2,593.82        360
4938128    STAFFORD                             VA     22554      SFD        7.000      6.500       $1,969.30        360
4938139    BROOKLYN                             NY     11234      MF2        7.500      6.500       $2,176.31        360
4938148    BROOKLINE                            MA     02446      SFD        7.000      6.500       $2,535.47        360
4938152    ATHENS                               AL     35611      SFD        6.875      6.500       $2,010.21        360
4938161    WELLESLEY                            MA     02481      SFD        6.750      6.483       $1,945.80        360
4938166    FOUNTAIN VALLEY                      CA     92708      SFD        7.000      6.500       $1,829.58        360
4938168    FOSTER CITY                          CA     94404      SFD        7.500      6.500       $2,132.61        360
4938182    GLENDALE                             CA     91205      SFD        7.500      6.500       $2,153.58        360
4938183    IRVINE                               CA     92606      SFD        7.250      6.500       $1,705.45        360
4938193    ELKHORN                              NE     68022      SFD        6.750      6.483       $2,594.39        360
4938200    GREAT FALLS                          VA     22066      SFD        7.125      6.500       $2,977.84        360
4938222    ATASCADERO                           CA     93422      SFD        6.750      6.483       $1,893.91        360
4938238    FREMONT                              CA     94539      SFD        7.375      6.500       $3,241.34        360
4938246    ARLINGTON                            VA     22201      SFD        6.750      6.483       $2,370.63        360
4938261    SAN JOSE                             CA     95124      SFD        7.250      6.500       $1,991.96        360
4938277    ORINDA                               CA     94563      SFD        7.125      6.500       $2,663.21        360
4938286    PALO ALTO                            CA     94303      SFD        7.125      6.500       $3,208.58        360
4938297    PLEASANTON                           CA     94566      SFD        7.000      6.500       $2,512.19        360
4938299    FREMONT                              CA     94536      SFD        7.375      6.500       $1,716.33        360
4938312    PHOENIX                              AZ     85022      SFD        7.000      6.500       $1,656.60        360
4938334    SCOTTS VALLEY                        CA     95066      SFD        7.000      6.500       $1,846.22        360
4938351    HUNTINGTON                           MD     20639      SFD        6.875      6.500       $2,693.41        360
4938360    CARLSBAD                             CA     92009      SFD        7.500      6.500       $2,447.25        360
4938362    SAN JOSE                             CA     95125      SFD        7.000      6.500       $1,676.57        360
4938368    PLEASANTON                           CA     94588      SFD        7.375      6.500       $1,927.68        360
4938375    TROY                                 MI     48098      SFD        7.250      6.500       $2,030.84        360
4938382    BALTIMORE                            MD     21208      LCO        7.375      6.500       $1,795.76        360
4938413    WARRENTON                            VA     20186      PUD        6.750      6.483       $1,751.22        360
4938431    SAN JOSE                             CA     95118      SFD        7.375      6.500       $1,733.60        360
4938438    SAN JOSE                             CA     95135      SFD        7.125      6.500       $2,018.80        360
4938447    HUNTINGTON BEACH                     CA     92649      SFD        6.750      6.483       $2,724.12        360
4938455    SANDY                                UT     84092      SFD        7.375      6.500       $2,094.82        360
4938462    PLEASANTON                           CA     94566      SFD        7.000      6.500       $2,727.75        360
4938471    MARLBOROUGH                          MA     01752      SFD        7.000      6.500       $1,689.87        360
4938497    PACIFIC GROVE                        CA     93950      SFD        6.500      6.233       $3,792.41        360
4938504    GROSSE POINTE PARK                   MI     48230      SFD        7.250      6.500       $2,319.40        360
4938505    SAN MATEO                            CA     94402      SFD        7.000      6.500       $1,663.26        360
4938509    LEESBURG                             VA     20176      SFD        6.750      6.483       $2,075.52        360
4938512    44157709522040W                      MT     59716      SFD        7.125      6.500       $4,042.31        360
4938513    FOLLY BEACH                          SC     29439      SFD        7.250      6.500       $1,746.38        360
4938528    CHICAGO                              IL     60646      SFD        7.250      6.500       $1,732.73        360
4938568    CASTRO VALLEY                        CA     94552      SFD        7.375      6.500       $1,913.18        360
4938572    SAN BRUNO                            CA     94066      SFD        7.375      6.500       $2,020.23        360
4938579    SAN JOSE                             CA     95124      SFD        7.125      6.500       $1,879.34        360
4938580    CLARKSVILLE                          MD     21029      SFD        6.625      6.358       $2,561.25        360
4938596    DANVILLE                             CA     94506      SFD        7.375      6.500       $3,290.38        360
4938599    FREMONT                              CA     94539      SFD        7.125      6.500       $1,845.99        360
4938612    DUNKIRK                              MD     20754      SFD        7.500      6.500       $1,887.88        360
4938631    SAN JOSE                             CA     95135      SFD        7.000      6.500       $2,142.28        360
4938642    VINTON                               VA     24179      SFD        6.625      6.358       $2,177.06        360
4938650    BURLINGAME                           CA     94010      SFD        7.250      6.500       $1,783.90        360
4938658    LOS GATOS                            CA     95030      SFD        7.375      6.500       $2,831.77        360
4938670    NEWHALL                              CA     91381      SFD        7.125      6.500       $2,277.17        360
4938675    NORFOLK                              VA     23503      SFD        6.625      6.358       $1,613.59        360
4938683    SANTA CLARA                          CA     95050      SFD        7.250      6.500       $2,169.33        360
4938696    SAN MARTIN                           CA     95046      SFD        6.750      6.483       $2,334.96        360
4938720    WALNUT CREEK                         CA     94596      SFD        7.250      6.500       $1,748.42        360
4938721    CHAPEL HILL                          NC     27514      SFD        6.625      6.358       $2,453.68        360
4938734    POWAY                                CA     92064      SFD        7.000      6.500       $3,073.70        360
4938748    NEWPORT BEACH                        CA     92660      PUD        7.500      6.500       $2,064.08        360
4938752    STOCKTON                             CA     95219      SFD        7.250      6.500       $2,043.12        360
4938754    SARATOGA                             CA     95070      SFD        7.000      6.500       $3,532.76        360
4938762    ANAHEIM                              CA     92808      SFD        7.375      6.500       $1,740.50        360
4938764    STOCKTON                             CA     95212      SFD        6.750      6.483       $1,939.31        360
4938891    SAN JOSE                             CA     95118      SFD        7.500      6.500       $2,132.61        360
4938998    ENGLEWOOD                            NJ     07631      PUD        7.125      6.500       $3,099.11        360
4939001    CARLSBAD                             CA     92009      SFD        7.500      6.500       $2,386.07        360
4939011    MANASSAS                             VA     20110      SFD        6.875      6.500       $1,839.41        360
4939021    SAN JOSE                             CA     95129      SFD        7.125      6.500       $2,062.26        360
4939026    SAN DIEGO                            CA     92130      SFD        7.875      6.500       $2,038.90        360
4939050    OAKLAND                              CA     94618      PUD        7.375      6.500       $1,781.95        360
4939057    HUNTINGTON BEACH                     CA     92648      SFD        7.625      6.500       $2,528.95        360
4939067    ALEXANDRIA                           VA     22301      SFD        7.125      6.500       $1,697.78        360
4939081    SAN BRUNO                            CA     94066      SFD        7.000      6.500       $2,278.67        360
4939102    CENTREVILLE                          VA     20120      SFD        6.625      6.358       $1,664.30        360
4939132    ATHERTON                             CA     94027      SFD        7.375      6.500       $6,561.42        360
4939135    RADNOR                               PA     19087      SFD        7.000      6.500       $2,020.86        360
4939176    LAGUNA HILLS                         CA     92653      SFD        7.375      6.500       $2,161.81        360
4939178    PARK RIDGE                           IL     60068      SFD        7.250      6.500       $2,013.79        360
4939186    FAIRFAX                              VA     22030      SFD        6.875      6.500       $2,364.95        360
4939197    CARLSBAD                             CA     92009      SFD        7.250      6.500       $2,073.82        360
4939200    LOS GATOS                            CA     95032      SFD        7.000      6.500       $3,848.78        360
4939211    MISSION VIEJO                        CA     92692      SFD        7.000      6.500       $1,789.66        360
4939217    AUSTIN                               TX     78730      SFD        6.875      6.500       $1,970.79        360
4939222    HAYMARKET                            VA     20169      SFD        7.000      6.500       $1,788.54        360
4939228    PHOENIX                              AZ     85016      SFD        7.375      6.500       $2,624.57        360
4939272    ORANGE                               CA     92869      SFD        7.000      6.500       $2,494.89        360
4939279    ANCHORAGE                            AK     99515      SFD        7.000      6.500       $2,701.13        360
4939282    LAS FLORES AREA                      CA     92688      PUD        7.250      6.500       $1,739.55        360
4939288    PARKER                               CO     80138      SFD        7.500      6.500       $2,125.62        360
4939293    BUFFALO CREEK                        CO     80425      SFD        7.125      6.500       $1,951.09        360
4939299    UNIVERSITY CITY                      MO     63130      SFD        7.375      6.500       $1,878.64        360
4939304    NEWPORT BEACH                        CA     92663      SFD        7.000      6.500       $4,124.88        360
4939305    PLEASANTON                           CA     94566      SFD        7.250      6.500       $2,288.71        360
4939315    ROANOKE                              VA     24019      SFD        7.125      6.500       $1,792.10        360
4939316    SANTA CLARITA                        CA     91351      SFD        7.250      6.500       $2,087.46        360
4939326    ALAMEDA                              CA     94501      SFD        7.250      6.500       $2,455.84        360
4939327    BLAINE                               MN     55449      SFD        7.500      6.500       $1,713.08        360
4939333    LOS ALTOS                            CA     94022      SFD        7.125      6.500       $2,903.73        360
4939370    LOS ANGELES                          CA     91324      SFD        7.500      6.500       $1,789.99        360
4939371    LIVERMORE                            CA     94550      SFD        6.875      6.500       $2,759.11        360
4939372    PLEASANTON                           CA     94588      SFD        7.125      6.500       $2,708.35        360
4939379    CASTRO VALLEY                        CA     94552      SFD        7.375      6.500       $2,062.36        360
4939382    SPRING HOUSE                         PA     19477      SFD        7.000      6.500       $1,629.99        360
4939387    LAKE OSWEGO                          OR     97035      SFD        7.000      6.500       $2,395.09        360
4939389    CONCORD                              CA     94518      SFD        7.250      6.500       $1,765.14        360
4939422    WEST HILLS                           CA     91304      SFD        7.375      6.500       $2,681.55        360
4939496    SANTA BARBARA                        CA     93110      SFD        7.500      6.500       $3,873.65        360
4939516    LAGUNA HILLS                         CA     92653      SFD        7.375      6.500       $2,201.87        360
4939536    ELLICOTT CITY                        MD     21042      SFD        6.750      6.483       $2,189.34        360
4939543    IRVINE                               CA     92614      SFD        7.375      6.500       $1,923.54        360
4939547    NORTH ATTLEBORO                      MA     02760      SFD        7.750      6.500        $ 316.30        360
4939549    FULLERTON                            CA     92835      SFD        7.500      6.500       $2,181.55        360
4939555    LAS FLORES AREA                      CA     92688      PUD        7.375      6.500       $1,985.70        360
4939557    WOODSTOCK                            MD     21163      SFD        6.750      6.483       $1,650.68        360
4939560    NEWHALL                              CA     91381      SFD        7.125      6.500       $1,738.20        360
4939564    HERMOSA BEACH                        CA     90254      SFD        7.500      6.500       $2,356.36        360
4939571    SANTA MONICA                         CA     90405      SFD        7.250      6.500       $2,182.97        360
4939683    GILROY                               CA     95020      SFD        7.375      6.500       $2,072.03        360
4939706    SAN ANSELMO                          CA     94960      SFD        8.000      6.500       $2,146.27        360
4939713    LIVERMORE                            CA     94550      SFD        6.875      6.500       $2,049.62        360
4939744    ORANGE                               CA     92869      SFD        6.875      6.500       $2,464.14        360
4939751    STEAMBOAT SPRINGS                    CO     80477      SFD        6.625      6.358       $1,619.99        360
4939790    ROLLING MEADOWS                      IL     60008      SFD        8.125      6.500       $1,989.90        360
4939792    SANTA CLARITA                        CA     91350      SFD        6.875      6.500       $1,773.71        360
4939795    SARATOGA                             CA     95070      SFD        7.125      6.500       $2,021.16        360
4939850    SCOTTS VALLEY                        CA     95066      SFD        7.250      6.500       $1,825.50        360
4939858    WATSONVILLE                          CA     95076      SFD        7.125      6.500       $2,378.23        360
4939878    ALAMO                                CA     94507      SFD        7.375      6.500       $2,904.29        360
4939885    CUPERTINO                            CA     95014      SFD        7.375      6.500       $1,830.29        360
4939892    FREMONT                              CA     94539      SFD        7.250      6.500       $3,206.23        360
4940059    ADAMSTOWN                            MD     21710      SFD        6.500      6.233       $1,832.37        360
4940166    OAKLAND                              CA     94611      SFD        7.125      6.500       $1,913.36        360
4940177    ARLINGTON                            VA     22207      SFD        6.500      6.233       $2,133.23        360
4940187    LOS ALTOS                            CA     94024      SFD        7.375      6.500       $3,453.38        360
4940200    PINECREST VILLAGE                    FL     33156      SFD        7.125      6.500       $2,576.98        360
4940203    OAKLAND                              CA     94611      SFD        7.375      6.500       $1,982.24        360
4940221    BERNARDS TOWNSHIP                    NJ     07920      SFD        7.250      6.500       $2,863.78        360
4940261    LOS ANGELES                          CA     90042      SFD        7.625      6.500       $2,372.53        360
4940265    SAINT JAMES                          NY     11780      SFD        7.250      6.500       $1,790.71        360
4940269    LOS ANGELES                          CA     90035      SFD        7.500      6.500       $2,440.26        360
4940273    SANTA ANA                            CA     92705      SFD        7.250      6.500       $2,094.50        240
4940294    GLENDALE                             CA     91202      SFD        7.125      6.500       $1,953.79        360
4940314    LOS ANGELES                          CA     90064      SFD        6.750      6.483       $1,602.04        360
4940333    OAKLAND                              CA     94611      SFD        7.000      6.500       $2,095.70        360
4940339    KAYSVILLE                            UT     84037      SFD        6.875      6.500       $1,905.09        360
4940386    SANTA ROSA                           CA     95405      SFD        6.875      6.500       $1,981.30        360
4940411    LA QUINTA                            CA     92253      SFD        7.250      6.500       $3,410.88        360
4940421    SANTA ANA                            CA     92705      SFD        7.250      6.500       $2,256.30        360
4940426    ROGERS                               AR     72758      SFD        6.875      6.500       $3,156.54        360
4940435    YORBA LINDA                          CA     92886      SFD        7.250      6.500       $1,739.55        360
4940437    FAYETTEVILLE                         AR     72703      SFD        7.000      6.500       $2,621.29        360
4940443    MOORPARK                             CA     93021      SFD        7.500      6.500       $1,929.83        360
4940444    DUNN LORING                          VA     22027      PUD        7.250      6.500       $1,688.39        360
4940451    FAIR OAKS                            CA     92628      SFD        7.250      6.500       $2,792.83        360
4940457    LAKE FOREST                          CA     92630      SFD        7.375      6.500       $1,734.98        360
4940467    SANDY                                UT     84092      SFD        7.375      6.500       $2,113.47        360
4940503    SHERMAN OAKS                         CA     91423      SFD        7.500      6.500       $1,412.41        360
4940544    EL CAJON                             CA     92019      SFD        7.375      6.500       $1,971.88        360
4940556    EL DORADO HILLS                      CA     95762      SFD        7.750      6.500       $2,169.72        360
4940559    BARTLESVILLE                         OK     74006      SFD        7.250      6.500       $2,670.72        360
4940562    REDWOOD CITY                         CA     94061      SFD        7.375      6.500       $2,465.72        360
4940564    FAYETTEVILLE                         AR     72703      SFD        7.250      6.500       $2,728.71        360
4940590    SHARON                               MA     02067      SFD        7.250      6.500       $1,736.14        360
4940623    POWAY                                CA     92064      SFD        7.500      6.500       $3,468.10        360
4940648    SAN DIEGO                            CA     92129      SFD        7.250      6.500       $1,877.35        360
4940694    PLEASANTON                           CA     94588      SFD        7.000      6.500       $1,868.17        360
4940710    LOS ANGELES TARZANA AREA             CA     91356      SFD        6.750      6.483       $2,996.52        360
4940736    LOS ANGELES                          CA     91304      SFD        7.000      6.500       $1,902.77        360
4940737    LAFAYETTE                            CA     94549      SFD        7.375      6.500       $2,016.78        360
4940774    TORRANCE                             CA     90505      SFD        7.250      6.500       $1,978.32        360
4940814    WAYNE                                NJ     07470      SFD        7.250      6.500       $2,783.28        360
4940921    ISSAQUAH                             WA     98027      SFD        6.750      6.483       $2,305.77        360
4941026    PLEASANTON                           CA     94566      SFD        6.875      6.500       $1,852.54        360
4941065    WINDERMERE                           FL     34786      SFD        7.375      6.500       $2,762.71        360
4941075    LOS ALTOS                            CA     94024      SFD        7.125      6.500       $4,379.18        360
4941151    WHEATON                              IL     60187      SFD        7.250      6.500       $2,029.48        360
4941278    TORRANCE                             CA     90503      SFD        7.375      6.500       $1,996.06        360
4941288    LOS ANGELES                          CA     90034      SFD        7.250      6.500       $2,735.53        360
4941440    HIGHLAND                             UT     84003      SFD        7.625      6.500       $2,123.38        360
4941459    LOS GATOS                            CA     95030      SFD        7.375      6.500       $6,906.76        360
4941487    AMHERST                              MA     01002      SFD        7.125      6.500       $2,034.63        360
4941498    COHASSET                             MA     02025      SFD        7.125      6.500       $1,962.21        360
4941530    DOWNEY                               CA     90240      SFD        7.250      6.500       $1,688.39        360
4941539    ESCONDIDO                            CA     92029      SFD        7.125      6.500       $2,355.32        360
4941558    LOS ANGELES                          CA     90027      SFD        7.500      6.500       $2,025.97        360
4941586    BOCA RATON                           FL     33496      SFD        7.250      6.500       $3,397.24        360
4941618    SANTA CLARITA                        CA     91351      SFD        7.375      6.500       $2,293.04        360
4941635    ALAMEDA                              CA     94501      SFD        7.250      6.500       $2,663.22        360
4941678    SAN FRANCISCO                        CA     94127      SFD        7.125      6.500       $1,845.99        360
4941687    SUNNYVALE                            CA     94087      SFD        7.375      6.500       $2,116.23        360
4941693    BRENTWOOD                            CA     94513      PUD        7.000      6.500       $1,676.56        360
4941708    DANVILLE                             CA     94526      SFD        6.750      6.483       $2,542.50        360
4941773    OAKLAND                              CA     94605      SFD        7.500      6.500       $2,013.74        360
4941955    SUNNYVALE                            CA     94086      LCO        7.500      6.500       $2,024.93        360
4941986    SCOTTS VALLEY                        CA     95066      SFD        7.000      6.500       $1,743.09        360
4942014    LOS ANGELES                          CA     90039      SFD        7.375      6.500       $1,746.03        360
4942070    SANTA ROSA                           CA     95409      SFD        6.875      6.500       $2,364.94        360
4942073    PACIFIC PALISADES                    CA     90272      SFD        7.125      6.500       $2,384.97        360
4942087    SAN MATEO                            CA     94402      SFD        6.875      6.500       $3,202.53        360
4942094    NEW CITY                             NY     10956      SFD        6.875      6.500       $1,970.79        360
4942149    MENLO PARK                           CA     94025      SFD        7.000      6.500       $2,122.32        360
4942152    SAN JUAN CAPISTRANO                  CA     92675      SFD        6.750      6.483       $2,464.68        360
4942154    THE SEA RANCH                        CA     94597      SFD        7.125      6.500       $2,189.59        360
4942161    PLEASANTON                           CA     94588      SFD        7.250      6.500       $1,843.58        360
4942170    SANTA ROSA                           CA     95405      SFD        7.250      6.500       $2,443.90        360
4942172    PLEASANTON                           CA     94566      SFD        6.875      6.500       $2,926.62        360
4942178    CAMPBELL                             CA     95008      SFD        7.250      6.500       $1,841.88        360
4942182    BERKELEY                             CA     94708      SFD        7.250      6.500       $2,530.87        360
4942203    GLENDALE                             CA     91207      SFD        7.250      6.500       $1,773.66        360
4942208    CORTE MADERA                         CA     94925      SFD        6.750      6.483       $2,320.43        360
4942227    ELK GROVE                            CA     95758      SFD        7.250      6.500       $1,732.73        360
4942237    SEBASTOPOL                           CA     95472      SFD        7.250      6.500       $2,203.43        360
4942261    SARATOGA                             CA     95070      SFD        7.375      6.500       $3,059.70        360
4942321    TULSA                                OK     74133      SFD        7.125      6.500       $1,704.51        360
4942379    MCLEAN                               VA     22102      SFD        7.000      6.500       $3,087.01        360
4942489    WALNUT CREEK                         CA     94598      SFD        7.125      6.500       $2,102.00        360
4942499    SAN FRANCISCO                        CA     94122      SFD        7.625      6.500       $1,840.26        360
4942508    GIG HARBOR                           WA     98332      SFD        7.250      6.500       $1,976.95        360
4942568    SAN JOSE                             CA     95112      SFD        7.125      6.500       $2,921.25        360
4942618    ANAHEIM                              CA     92808      SFD        6.875      6.500       $2,151.58        360
4942646    PASADENA                             CA     91106      SFD        6.500      6.233       $2,199.60        360
4942687    BONITA                               CA     91902      SFD        7.500      6.500       $1,762.03        360
4942691    BELMONT                              CA     94002      SFD        7.500      6.500       $2,831.82        360
4942704    LOS ANGELES                          CA     90068      SFD        7.375      6.500       $4,351.26        360
4942776    SAN DIEGO                            CA     92130      SFD        7.750      6.500       $2,796.88        360
4942955    FOOTHILL RANCH                       CA     92610      PUD        7.375      6.500       $2,054.07        360
4942980    BURBANK                              CA     91501      SFD        7.625      6.500       $1,725.25        360
4943073    KEY BISCAYNE                         FL     33149      HCO        7.875      6.500       $1,892.44        360
4943088    CASTLE ROCK                          CO     80104      SFD        6.625      6.358       $2,098.57        360
4943139    WALNUT CREEK                         CA     94598      SFD        7.500      6.500       $1,817.96        360
4943157    ROCKVILLE                            MD     20852      SFD        6.500      6.233       $1,870.93        360
4943164    SAN JOSE                             CA     95129      SFD        7.375      6.500       $3,702.02        360
4943200    CAPITOLA                             CA     95010      SFD        7.375      6.500       $2,417.36        360
4943264    SAN JOSE                             CA     95138      SFD        7.625      6.500       $2,073.84        360
4943290    LARKSPUR                             CA     94939      SFD        7.125      6.500       $3,247.32        360
4943383    GREEN COVE SPRINGS                   FL     32043      SFD        7.375      6.500       $2,645.29        360
4943552    SAN JOSE                             CA     95123      SFD        7.625      6.500       $2,403.67        360
4943662    CUPERTINO                            CA     95014      SFD        7.125      6.500       $3,018.26        360
4943716    MORGAN HILL                          CA     95037      SFD        6.625      6.358       $2,113.03        360
4943769    MONTEBELLO                           NY     10901      SFD        6.625      6.358       $1,696.83        360
4944330    PICO RIVERA                          CA     90660      SFD        7.000      6.500       $1,111.06        360
4944360    ARCADIA                              CA     91006      SFD        7.000      6.500       $1,990.59        360
4944378    MIAMI                                FL     33139      SFD        7.250      6.500       $2,578.63        360
4944391    WOODLAND HILLS                       CA     91364      SFD        7.125      6.500       $1,852.73        360
4944416    FOUNTAIN VALLEY                      CA     92708      SFD        7.125      6.500       $2,236.75        360
4944488    VACAVILLE                            CA     95688      SFD        7.250      6.500       $1,702.71        360
4944555    SALINAS                              CA     93901      SFD        7.375      6.500       $1,924.91        360
4944558    WEST UNIVERSITY PL                   TX     77005      SFD        7.125      6.500       $2,438.87        360
4944572    SAN JOSE                             CA     95124      SFD        7.375      6.500       $1,740.50        360
4944593    SAN FRANCISCO                        CA     94116      SFD        7.375      6.500       $1,961.52        360
4944857    OCEANSIDE                            NY     11572      SFD        6.750      6.483       $2,464.67        360
4944916    DIX HILLS                            NY     11746      SFD        7.500      6.500       $2,293.42        360
4944949    BELMONT                              CA     94002      SFD        7.250      6.500       $2,302.34        360
4945113    BOLINAS                              CA     94924      SFD        6.750      6.483       $2,062.55        360
4945185    CASTRO VALLEY                        CA     94552      SFD        6.875      6.500       $1,712.61        360
4945225    LAFAYETTE                            CA     94549      SFD        6.750      6.483       $4,156.22        360
4945280    ISSAQUAH                             WA     98029      SFD        6.875      6.500       $1,642.33        360
4945461    WATSONVILLE                          CA     95076      SFD        6.750      6.483       $2,516.57        360
4945629    CASTRO VALLEY                        CA     94578      SFD        7.750      6.500       $2,759.98        360
4945668    DAVIS                                CA     95616      SFD        7.500      6.500       $2,377.33        360
4945718    ENCINO                               CA     91316      SFD        7.500      6.500       $1,799.78        360
4945740    VISALIA                              CA     93291      SFD        7.250      6.500       $2,118.16        360
4945790    HACIENDA HEIGHTS                     CA     91745      SFD        7.250      6.500       $1,644.04        360
4945839    ENCINO                               CA     91436      SFD        7.375      6.500       $3,247.90        360
4946058    FAIRHOPE                             AL     36532      SFD        7.000      6.500       $2,827.54        360
4946063    DECATUR                              GA     30034      SFD        7.125      6.500       $4,379.17        360
4946552    PLEASANTON                           CA     94588      SFD        7.250      6.500       $2,418.32        360
4946648    AUSTIN                               TX     78703      SFD        7.125      6.500       $2,024.53        360
4946665    SAN DIEGO                            CA     92107      SFD        7.375      6.500       $1,878.64        360
4946955    SACRAMENTO                           CA     95829      SFD        7.250      6.500       $1,739.55        360
4947272    DIX HILLS                            NY     11746      SFD        7.625      6.500       $2,123.38        360
4947319    MANHATTAN BEACH                      CA     90266      SFD        7.125      6.500       $2,358.02        360
4947331    SANTA MONICA                         CA     90403      SFD        7.625      6.500       $1,748.26        360
4947334    OAK HARBOR                           WA     98277      SFD        6.625      6.358       $2,209.08        360
4947437    SAN RAFAEL                           CA     94901      SFD        7.000      6.500       $4,324.47        360
4947585    MORAGA                               CA     94556      SFD        7.000      6.500       $2,295.30        360
4947614    LOS ALTOS                            CA     94022      SFD        7.000      6.500       $3,439.62        360
4947629    PORTLAND                             OR     97229      SFD        7.375      6.500       $2,063.74        360
4947650    SAN JOSE                             CA     95127      SFD        7.750      6.500        $ 859.70        360
4947660    DANVILLE                             CA     94526      SFD        7.125      6.500       $2,021.16        360
4947674    SAN JOSE                             CA     95117      SFD        7.250      6.500       $1,964.67        360
4947981    SAN DIEGO                            CA     92129      SFD        7.375      6.500       $1,751.56        360
4948036    WESTLAKE VILLAGE                     CA     91361      SFD        7.625      6.500       $3,450.50        360
4948048    SAN JUAN CAPISTRANO                  CA     92675      SFD        7.250      6.500       $1,821.42        360
4948051    NAPA                                 CA     94558      SFD        7.375      6.500       $1,961.52        360
4948059    MILPITAS                             CA     95035      SFD        7.250      6.500       $2,292.11        360
4948067    SAN JOSE                             CA     95124      SFD        7.000      6.500       $1,996.24        360
4948205    SAN FRANCISCO                        CA     94122      SFD        7.000      6.500       $1,955.99        360
4948376    VALENCIA                             CA     91354      SFD        6.750      6.483       $1,939.31        360
4948378    LAGUNA BEACH                         CA     92651      SFD        7.500      6.500       $3,614.94        360
4948409    MOUNTAIN VIEW                        CA     94043      LCO        7.125      6.500       $1,763.46        360
4948441    WILSONVILLE                          OR     97070      PUD        7.375      6.500       $1,839.96        360
4948494    CYPRESS                              CA     90630      SFD        7.125      6.500       $2,802.67        360
4948787    POTOMACK                             MD     20854      SFD        7.000      6.500       $3,060.40        360
4949146    ORANGE                               CA     92869      SFD        7.250      6.500       $2,045.85        360
4949566    STAMFORD                             CT     06903      SFD        6.750      6.483       $1,718.78        360
4949575    FORT SALONGA                         NY     11768      SFD        7.250      6.500       $1,882.81        360
4949604    NORTHPORT                            NY     11768      SFD        7.375      6.500       $3,591.52        360
4949610    STAMFORD                             CT     06903      PUD        6.875      6.500       $4,171.50        360
4949615    ESCONDIDO                            CA     92027      SFD        7.250      6.500       $1,749.79        360
4949675    AGOURA                               CA     91301      SFD        7.125      6.500       $2,671.30        360
4950409    SAN JOSE                             CA     95118      SFD        6.875      6.500       $1,806.56        360
4950525    BALLGROUND                           GA     30107      SFD        7.125      6.500       $2,223.27        360
4950683    LOS ANGELES                          CA     90004      SFD        7.125      6.500       $2,021.16        360
4951904    DEL MAR                              CA     92014      SFD        7.500      6.500       $2,664.01        360
4951914    LAGUNA HILLS                         CA     92653      SFD        7.125      6.500       $1,530.36        360
6458605    PARKER                               CO     80134      SFD        7.375      6.500       $2,808.28        360
6469113    APPLE VALLEY                         CA     92307      SFD        7.625      6.500       $1,751.79        360
6539908    LAKE IN THE HILLS                    IL     60102      SFD        7.375      6.500       $1,740.45        360
6543508    CASPER                               WY     82601      SFD        7.500      6.500       $2,485.71        360
6545968    MORIARTY                             NM     87035      SFD        7.500      6.500       $3,216.39        360
6577919    UPLAND                               CA     91786      SFD        7.500      6.500       $3,062.34        360
6582764    NEW LONDON                           NC     28127      PUD        6.875      6.500       $3,941.57        360
6594770    NEW BRAUNFELS                        TX     78130      SFD        7.000      6.500       $3,326.51        360
6601101    ENGLEWOOD                            CO     80111      SFD        7.375      6.500       $2,652.19        360
6614882    STIRLING                             NJ     07980      SFD        6.750      6.483       $2,967.98        360
6639107    CHAPEL HILL                          NC     27514      PUD        7.375      6.500       $2,935.37        360
6643396    OMAHA                                NE     68116      SFD        7.000      6.500       $2,395.09        360
6651609    GOLD RIVER                           CA     95670      SFD        7.125      6.500       $1,984.15        360
6686644    AVONDALE                             PA     19311      SFD        6.625      6.358       $1,878.99        360
6690073    UPLAND                               CA     91786      SFD        7.000      6.500       $2,501.54        360
6693215    SOMERS                               NY     10536      SFD        7.125      6.500       $2,021.16        360
6699496    CALEDONIA                            MI     49316      SFD        7.625      6.500       $1,804.87        360
6716258    OCEANPORT                            NJ     07757      SFD        7.375      6.500       $1,795.76        360
6732704    GILBERT                              AZ     85234      PUD        7.375      6.500       $1,920.77        360
6741210    CINNAMINSON                          NJ     08077      SFD        6.375      6.108       $1,700.67        360
6746714    SOMERS                               NY     10589      SFD        7.000      6.500       $2,725.08        360
6752131    MESA                                 AZ     85207      PUD        7.375      6.500       $1,708.73        360
6757478    SHREWSBURY                           MA     01545      SFD        6.750      6.483       $1,763.67        360
6762515    GREENBROOK                           NJ     08812      SFD        6.750      6.483       $2,646.28        360
6765388    LOVELAND                             CO     80537      PUD        6.875      6.500       $2,938.66        360
6769350    BERWYN                               PA     19312      PUD        6.750      6.483       $2,646.28        360
6789049    FRANKLIN                             NJ     08873      SFD        7.000      6.500       $2,209.48        360
6797155    MCKINNEY                             TX     75070      PUD        7.125      6.500       $1,795.49        360
6802450    LOWELL                               MI     49512      SFD        7.375      6.500       $2,085.84        360
6810306    LAUREL                               MT     59044      SFD        7.125      6.500       $1,967.09        360
6813918    MESA                                 AZ     85207      SFD        7.375      6.500       $2,121.24        360
6814179    LAS CRUCES                           NM     88011      SFD        7.250      6.500       $1,773.66        360
6814822    TAMPA                                FL     33626      SFD        7.000      6.500       $1,766.24        360
6837168    HEBRON                               KY     41048      SFD        7.125      6.500       $2,430.78        360
6844615    SONOMA                               CA     95476      SFD        7.000      6.500       $2,094.08        360
6848123    WEST CHESTER                         PA     19380      SFD        6.625      6.358       $1,920.93        360
6850000    LA VERNE                             CA     91750      SFD        7.125      6.500       $3,641.83        360
6854991    GEORGETOWN                           MA     01833      SFD        7.250      6.500       $2,368.52        360
6855061    CORRALES                             NM     87048      SFD        7.625      6.500       $2,335.72        360
6855167    MAPLE GROVE                          MN     55311      SFD        7.000      6.500       $1,843.76        360
6857595    CARLSBAD                             CA     92009      SFD        6.750      6.483       $1,990.55        360
6861788    FRANKTOWN                            CO     80116      SFD        7.125      6.500       $2,742.03        360
6866839    REDWOOD CITY                         CA     94065      PUD        6.875      6.500       $2,416.18        360
6873067    ALTADENA                             CA     91001      SFD        7.250      6.500       $1,957.27        360
6873410    WEST HILLS                           CA     91367      PUD        7.250      6.500       $3,083.32        360
6875359    ALTADENA                             CA     91001      SFD        6.500      6.233       $1,845.48        360
6876444    CAMAS                                WA     98607      SFD        7.250      6.500       $3,547.32        360
6877434    ELK GROVE                            CA     95758      SFD        7.125      6.500       $2,040.36        360
6878440    SOUTH ORANGE                         NJ     07079      SFD        7.500      6.500       $2,069.67        360
6879218    SAN DIEGO                            CA     92128      SFD        7.000      6.500       $2,641.92        360
6882101    TUSTIN                               CA     92782      SFD        7.125      6.500       $1,993.18        360
6884158    CAMARILLO                            CA     93010      SFD        6.625      6.358       $1,996.49        360
6885601    INDEPENDENCE                         MN     55359      SFD        7.125      6.500       $2,496.87        360
6886672    SAN DIEGO                            CA     92130      SFD        6.875      6.500       $2,491.73        360
6890544    SANTA CLARA                          CA     95054      PUD        6.750      6.483       $1,622.14        360
6891708    LANDENBERG                           PA     19350      SFD        6.750      6.483       $2,385.22        360
6892187    FOUNTAIN HILLS                       AZ     85268      SFD        7.000      6.500       $1,876.15        360
6897950    SAN DIEGO                            CA     92128      SFD        7.125      6.500       $2,540.59        360
6899333    SAN DIEGO                            CA     92130      SFD        6.875      6.500       $2,364.29        360
6908143    BEAVERTON                            OR     97007      SFD        7.000      6.500       $1,745.42        360
6913293    RIO VERDE                            AZ     85263      PUD        6.875      6.500       $1,785.97        360
6914461    COLORADO SPRINGS                     CO     80908      SFD        7.000      6.500       $1,731.12        360
6920401    OLNEY                                MD     20832      PUD        6.875      6.500       $1,900.82        360
6922214    EDINA                                MN     55436      SFD        7.500      6.500       $1,730.56        360
6924346    MENDOTA HEIGHTS                      MN     55118      SFD        7.125      6.500       $1,754.36        360
6925332    ROCKVILLE                            MD     20850      SFD        6.625      6.358       $2,177.06        360
6927711    OCEAN TWP                            NJ     07712      SFD        7.500      6.500       $1,957.10        360
6927842    TRABUCO CANYON                       CA     92679      PUD        7.250      6.500       $1,733.75        360
6928034    ROCKVILLE                            MD     20850      SFD        6.625      6.358       $2,073.65        360
6938025    SN JN CAPISTRANO                     CA     92675      SFD        7.250      6.500       $1,763.92        360
6939998    SOUTHLAKE                            TX     76092      SFD        6.500      6.233       $1,896.20        360
6940410    SANTA CLARITA                        CA     91350      SFD        7.000      6.500       $2,018.20        360
6946613    ELK GROVE                            CA     95758      SFD        7.250      6.500       $1,799.24        360
6948552    OAKTON                               VA     22124      PUD        6.875      6.500       $4,270.04        360
6954521    SAN DIEGO                            CA     92130      SFD        7.125      6.500       $2,259.31        360
6960018    SOUTH RIDING                         VA     20152      SFD        6.625      6.358       $2,094.46        360
6960424    SAN CLEMENTE                         CA     92673      PUD        7.625      6.500       $1,808.41        360
6969177    NEW CANAAN                           CT     06840      SFD        7.375      6.500       $1,873.11        360
6969446    SAN DIEGO                            CA     92124      SFD        7.250      6.500       $2,068.36        360
6974211    SANTA CLARITA                        CA     91350      SFD        7.250      6.500       $2,190.81        360
6974226    REDDING                              CA     96001      SFD        7.125      6.500       $1,649.26        360
6975125    BENICIA                              CA     94510      SFD        7.000      6.500       $2,036.41        360
6976436    BENICIA                              CA     94510      SFD        7.125      6.500       $1,968.61        360
6976462    BENICIA                              CA     94510      SFD        7.250      6.500       $2,062.22        360
6982354    THOUSAND OAKS                        CA     91320      SFD        7.375      6.500       $3,586.87        360
6986530    FALLBROOK                            CA     92028      SFD        6.875      6.500       $1,839.40        360
6987569    MORRISTOWN                           NJ     07960      SFD        7.500      6.500       $2,384.56        240
7000117    RAMSEY                               MN     55303      SFD        7.125      6.500       $2,659.63        360
7010577    VALLEY FORGE                         PA     19460      SFD        6.500      6.233       $1,856.51        360
7034936    MONTVALE                             NJ     07645      SFD        6.875      6.500       $3,284.64        360
7061892    ANDOVER                              MN     55304      SFD        6.875      6.500       $2,764.13        240
7066406    GRAYSLAKE                            IL     60030      SFD        7.750      6.500       $1,993.78        360
7073618    BEAVERTON                            OR     97007      SFD        7.500      6.500       $2,377.33        360
7073906    IRVINE                               CA     92602      SFD        6.750      6.483       $2,371.27        360
7078310    BATAVIA                              IL     60510      SFD        7.125      6.500       $2,358.01        360
7079435    IRVINE                               CA     92602      SFD        7.250      6.500       $2,486.12        360
7080208    ROCKLIN                              CA     95765      SFD        7.750      6.500       $1,913.04        360
7085623    CARBONDALE                           CO     81623      SFD        7.125      6.500       $1,650.61        360
7088244    BENICIA                              CA     94510      SFD        8.375      6.500       $2,187.05        360
7090001    COMMERCE TWSP                        MI     48382      SFD        7.375      6.500       $1,771.58        360
7092426    SPRING CITY                          PA     19475      SFD        7.250      6.500       $1,742.96        360
7092848    PLACENTIA                            CA     92870      SFD        7.375      6.500       $1,920.08        360
7093634    CRANFORD                             NJ     07016      SFD        7.375      6.500       $2,320.67        360
7094931    SAN JOSE                             CA     95111      SFD        7.250      6.500       $1,950.34        360
7098554    GILROY                               CA     95020      SFD        7.125      6.500       $1,843.83        360
7101935    ALBUQUERQUE                          NM     87122      SFD        7.375      6.500       $2,044.40        360
7103740    SANTA CLARA                          CA     95054      SFD        7.250      6.500       $2,600.87        360
7108855    PEBBLE BEACH                         CA     93953      SFD        7.500      6.500       $2,447.25        360
7109441    FREEHOLD                             NJ     07728      SFD        7.125      6.500       $2,355.32        360
7110236    ST PAUL                              MN     55105      SFD        7.250      6.500       $2,728.71        360
7111728    SAN DIEGO                            CA     92130      PUD        7.250      6.500       $2,618.43        360
7112671    PHOENIX                              AZ     85045      SFD        7.500      6.500       $2,437.46        360
7112930    RANCHO SANTA MARG                    CA     92688      PUD        7.375      6.500       $1,921.51        360
7113829    SAN JOSE                             CA     95111      PUD        7.250      6.500       $1,930.56        360
7118479    OKLAHOMA CITY                        OK     73013      SFD        7.000      6.500       $1,756.40        360
7119865    SEATTLE                              WA     98116      LCO        7.625      6.500       $2,123.38        360
7121658    OAKLAND                              CA     94610      LCO        7.375      6.500       $1,932.90        360
7121975    WALNUT CREEK                         CA     94598      PUD        7.750      6.500       $4,298.47        360
7122111    AVON                                 CO     81620      PUD        7.125      6.500       $2,021.16        360
7123022    BOULDER                              CO     80303      SFD        7.250      6.500       $2,503.59        360
7125872    RIDGEWOOD                            NJ     07450      SFD        6.750      6.483       $2,594.39        360
7127556    GILROY                               CA     95020      SFD        7.000      6.500       $2,471.60        360
7129182    UNION CITY                           CA     94587      SFD        7.625      6.500       $2,210.09        360
7129288    NEWARK                               DE     19711      SFD        6.750      6.483       $2,130.64        360
7131787    CARLSBAD                             CA     92009      SFD        6.750      6.483       $2,483.48        360
7132800    SAN DIEGO                            CA     92131      SFD        6.875      6.500       $1,904.62        360
7132937    IRVINE                               CA     92602      SFD        7.125      6.500       $2,215.52        360
7135314    CLEARWATER                           FL     33759      SFD        7.250      6.500       $1,902.56        360
7137842    PARK CITY                            UT     84060      SFD        7.250      6.500       $1,909.55        360
7137994    ARROYO GRANDE                        CA     93420      SFD        6.875      6.500       $1,739.55        360
7138967    DANVILLE                             CA     94526      SFD        7.000      6.500       $2,428.35        360
7139081    WAYNE                                NJ     07470      SFD        7.375      6.500       $1,851.01        360
7139130    LAGUNA NIGUEL                        CA     92677      PUD        7.375      6.500       $5,304.38        360
7145806    CARLSBAD                             CA     92009      PUD        7.250      6.500       $1,807.77        360
7146099    WOODBURY                             MN     55125      SFD        7.000      6.500       $3,094.65        360
7147268    MESA                                 AZ     85207      PUD        7.375      6.500       $2,470.20        360
7152282    PRINCETON                            NJ     08540      SFD        7.250      6.500       $2,387.62        360
7152604    FOX RIVER GROVE                      IL     60021      SFD        7.000      6.500       $1,798.31        360
7153179    SIOUX FALLS                          SD     57103      PUD        7.125      6.500       $2,883.52        360
7154000    BENICIA                              CA     94510      SFD        7.000      6.500       $2,252.79        360
7161371    SARATOGA                             CA     95070      SFD        6.500      6.233       $3,751.96        360
7161442    OAKLAND                              CA     94705      SFD        7.000      6.500       $2,128.70        360
7161912    PLYMOUTH                             MN     55442      SFD        7.375      6.500       $1,989.14        360
7162132    WAYNE                                NJ     07470      SFD        7.625      6.500       $1,815.49        360
7162148    PLYMOUTH                             MN     55447      SFD        7.250      6.500       $1,766.84        360
7162493    SANTA CLARITA                        CA     91351      LCO        7.875      6.500       $1,759.02        360
7163125    NEWTOWN SQUARE                       PA     19073      SFD        6.625      6.358       $1,892.12        360
7163947    WOODLAND HILLS                       CA     91367      SFD        7.625      6.500       $2,264.94        360
7164614    GROTON                               MA     01450      SFD        7.250      6.500       $2,150.22        360
7164710    ANOKA                                MN     55303      SFD        7.000      6.500       $2,318.55        360
7164788    WAKE FOREST                          NC     27587      SFD        7.750      6.500       $1,833.44        360
7165897    COLUMBIA                             CT     06237      SFD        7.000      6.500       $1,826.26        360
7166782    SLEEPY HOLLOW                        NY     10591      MF2        7.500      6.500       $3,081.39        240
7166786    MIDDLEBURG                           VA     20118      SFD        7.250      6.500       $9,302.73        240
7167083    WHEATON                              IL     60187      SFD        6.750      6.483       $1,566.36        360
7167950    WALNUT CREEK                         CA     94598      SFD        7.000      6.500       $1,929.38        360
7168158    CEDAR RAPIDS                         IA     52402      SFD        6.875      6.500       $1,970.79        360
7168734    RANCHO SANTA FE                      CA     92067      SFD        7.000      6.500       $6,270.48        360
7170578    MONSEY                               NY     10952      SFD        7.000      6.500       $2,661.21        360
7173742    KENNARD                              NE     68034      SFD        7.250      6.500       $1,818.92        360
7175138    SANTEE                               CA     92071      SFD        7.000      6.500       $2,098.03        360
7181172    EVANSTON                             IL     60201      SFD        7.125      6.500       $3,099.11        360
7182823    KINNELON                             NJ     07405      SFD        8.000      6.500       $2,548.44        360
7182892    WOODCLIFF LAKE                       NJ     07675      SFD        7.000      6.500       $4,594.06        300
7184895    ORONO                                MN     55356      SFD        7.000      6.500       $1,766.38        360
7186526    FREMONT                              CA     94536      SFD        7.125      6.500       $1,774.33        360
7186559    PLEASANTON                           CA     94566      SFD        7.250      6.500       $2,504.95        360
7187336    PORTLAND                             OR     97201      SFD        6.875      6.500       $2,069.33        360
7188799    CHICAGO                              IL     60657      LCO        6.875      6.500       $1,806.55        360
7190985    WEST DES MOINES                      IA     50265      SFD        7.250      6.500       $2,182.96        360
7191667    BOCA RATON                           FL     33496      SFD        6.875      6.500       $2,397.79        360
7191721    HONOLULU                             HI     96821      SFD        6.875      6.500       $3,915.30        360
7192267    SPOKANE                              WA     99223      SFD        7.250      6.500       $2,660.49        360
7192879    LAKEVILLE                            MN     55044      SFD        7.250      6.500       $2,083.43        240
7194433    NEWTON                               MA     02159      SFD        7.000      6.500       $2,120.65        360
7194459    ST CHARLES                           IL     60174      SFD        6.750      6.483       $2,237.66        360
7194516    ST PAUL                              MN     55104      SFD        7.125      6.500       $3,031.73        360
7195135    POTOMAC                              MD     20854      SFD        7.000      6.500       $2,993.86        360
7197385    SAN FRANCISCO                        CA     94118      SFD        6.750      6.483       $3,405.14        360
7198687    ST CHARLES                           IL     60175      SFD        7.500      6.500       $1,793.49        360
7200197    COLORADO SPRINGS                     CO     80906      SFD        7.125      6.500       $3,031.73        360
7200456    HOUSTON                              TX     77057      SFD        6.625      6.358       $2,165.53        360
7200870    MONTE SERENO                         CA     95030      SFD        7.125      6.500       $5,726.61        360
7201043    DALY CITY                            CA     94014      SFD        7.125      6.500       $1,997.93        360
7201323    NORWELL                              MA     02161      SFD        7.000      6.500       $1,862.85        360
7202227    FORT LAUDERDALE                      FL     33305      SFD        7.000      6.500       $1,796.32        360
7202470    PUEBLO                               CO     81004      SFD        7.000      6.500       $1,995.91        360
7202780    CARBONDALE                           CO     81623      PUD        7.500      6.500       $2,237.49        360
7203060    ALBUQUERQUE                          NM     87111      SFD        7.125      6.500       $4,291.59        360
7203415    SHARON                               MA     02067      SFD        7.375      6.500       $1,944.14        300
7204075    WATCHUNG                             NJ     07060      SFD        7.375      6.500       $2,486.43        360
7204412    WALPOLE                              MA     02081      SFD        7.500      6.500       $1,776.00        360
7204624    BELGRADE                             MT     59714      SFD        7.500      6.500       $1,730.56        360
7204675    CARLSBAD                             CA     92009      SFD        7.625      6.500       $2,463.12        360
7204806    WOODINVILLE                          WA     98072      SFD        7.000      6.500       $2,245.40        360
7205468    DALY CITY                            CA     94104      SFD        6.875      6.500       $1,754.79        360
7205889    FAIRFAX STATION                      VA     22039      SFD        6.625      6.358       $2,241.09        360
7206104    OGDEN DUNES                          IN     46368      SFD        7.625      6.500       $2,441.89        360
7206243    TELLURIDE                            CO     81435      SFD        7.500      6.500       $2,576.61        360
7206684    SNOWMASS VILLAGE                     CO     81615      LCO        7.375      6.500       $2,762.70        360
7207314    JACKSONVILLE                         FL     32259      SFD        7.500      6.500       $4,684.74        360
7207501    LOS ALTOS                            CA     94024      SFD        6.750      6.483       $3,768.35        360
7209671    SAN DIEGO                            CA     92128      SFD        7.250      6.500       $4,229.49        360
7213206    SAVANNAH                             GA     31405      SFD        7.125      6.500       $1,694.40        360
7213810    VIRGINIA BEACH                       VA     23456      SFD        7.000      6.500       $1,611.70        360
7214379    BREA                                 CA     92621      SFD        7.000      6.500       $1,995.91        360
7214420    GRAND DETOUR                         IL     61021      SFD        7.125      6.500       $1,805.57        360
7214726    MORRIS TWP                           NJ     07960      SFD        7.375      6.500       $2,541.68        360
7215372    GLENCOE                              IL     60022      SFD        7.250      6.500       $2,101.10        360
7220743    ELK GROVE                            CA     95758      SFD        7.375      6.500       $1,926.98        360
7221060    SAN RAFAEL                           CA     94901      SFD        7.125      6.500       $3,658.29        360
7225241    ALBUQUERQUE                          NM     87122      SFD        7.000      6.500       $2,328.56        360
7225374    PLAINFIELD                           NJ     07060      SFD        7.375      6.500       $2,348.30        360
7226039    DAYTON                               OH     45458      SFD        7.625      6.500       $1,714.63        360
7226430    MONTVILLE                            NJ     07045      SFD        7.750      6.500       $2,643.56        360
7227730    LONG BEACH                           NJ     08008      SFD        7.250      6.500       $1,850.06        360
7228354    CYPRESS                              CA     90630      SFD        7.000      6.500       $1,629.99        360
7228775    CHICAGO                              IL     60614      SFD        7.375      6.500       $3,757.27        360
7228830    BLOOMINGTON                          MN     55438      SFD        7.125      6.500       $2,054.84        360
7229236    AVON                                 CO     81620      LCO        7.125      6.500       $1,671.77        360
7229260    WEST BLOOMFIELD                      MI     48322      SFD        7.250      6.500       $2,410.65        240
7229821    PLYMOUTH                             MN     55441      SFD        7.375      6.500       $1,933.89        360
7231175    NORTHVILLE                           MI     48167      LCO        7.500      6.500       $2,073.87        360
7231257    VIRGINIA BEACH                       VA     23454      SFD        7.375      6.500       $2,244.69        360
7231309    CENTERVILLE                          OH     45458      SFD        7.250      6.500       $1,964.67        360
7231692    EDEN PRAIRIE                         MN     55347      SFD        7.500      6.500       $2,200.78        360
7231734    BRECKENRIDGE                         CO     80424      LCO        7.375      6.500       $2,348.30        360
7231746    NOVATO                               CA     94947      SFD        7.250      6.500       $2,524.05        360
7231977    CENTER VALLEY                        PA     18034      SFD        7.375      6.500       $6,216.08        360
7232146    CHATHAM                              NJ     07928      SFD        7.125      6.500       $2,088.53        360
7232834    LOS ANGELES                          CA     91364      SFD        7.375      6.500       $6,906.75        360
7233426    SAN JOSE                             CA     95132      SFD        7.125      6.500       $1,824.09        360
7234166    SAN LUIS OBISPO                      CA     93401      SFD        6.750      6.483       $2,270.09        360
7234201    BENICIA                              CA     94510      SFD        6.875      6.500       $1,642.32        360
7235699    CORONA DEL MAR                       CA     92625      PUD        6.500      6.233       $2,781.10        360
7235717    NEWCASTLE                            NH     03854      SFD        7.250      6.500       $5,099.27        360
7236209    CLIVE                                IA     50325      SFD        6.875      6.500       $2,259.84        360
7237119    PACIFICA                             CA     94044      SFD        7.125      6.500       $1,678.60        360
7239628    LUXEMBURG                            WI     54217      SFD        7.375      6.500       $3,063.14        360
7240297    EVERETT                              WA     98205      SFD        7.250      6.500       $2,123.27        360
7241993    NAPERVILLE                           IL     60564      SFD        7.000      6.500       $1,691.87        360
7242443    VIENNA                               VA     22182      SFD        7.125      6.500       $1,798.83        360
7245522    SWAMPSCOTT                           MA     01907      SFD        7.125      6.500       $2,443.58        360
7247184    CHARLOTTE                            NC     28277      SFD        7.250      6.500       $3,083.44        360
7247200    DES MOINES                           IA     50312      SFD        7.000      6.500       $1,969.30        360
7247429    OMAHA                                NE     68135      SFD        7.250      6.500       $1,957.85        360
7247599    ST CHARLES                           IL     60175      SFD        7.125      6.500       $1,709.23        360
7248991    GOLDEN                               CO     80401      SFD        7.250      6.500       $1,841.88        360
7251083    BOW MAR                              CO     80123      SFD        7.000      6.500       $2,604.66        360
7251094    GLENDALE                             AZ     85310      PUD        7.250      6.500       $1,850.40        360
7251614    SANTA CRUZ                           CA     95060      SFD        6.750      6.483       $2,140.37        360
7256873    SAN DIEGO                            CA     92129      SFD        6.375      6.108       $1,559.67        360
7257541    BERNARDSVILLE                        NJ     07924      SFD        7.250      6.500       $6,303.31        360
7258038    NEW CITY                             NY     10956      SFD        7.375      6.500       $2,320.67        360
7261828    BLOOMFIELD HILLS                     MI     48304      SFD        7.125      6.500       $2,425.39        360
7267663    FREDERICK                            MD     21704      SFD        7.500      6.500       $2,097.64        360
7267873    SALEM                                OR     97302      SFD        7.250      6.500       $2,524.05        360
7268183    LOS ANGELES                          CA     90005      SFD        6.750      6.483       $2,594.39        360
7269966    SAN CARLOS                           CA     94070      LCO        6.875      6.500       $2,506.18        360
7270896    PORTLAND                             OR     97229      SFD        7.000      6.500       $1,914.87        360
7271199    NORFOLK                              VA     23505      SFD        7.125      6.500       $1,920.10        360
7271201    IVANHOE                              IL     60060      SFD        7.500      6.500       $2,657.02        360
7271615    STONINGTON                           CT     06378      SFD        6.625      6.358       $2,241.09        360
7276271    CAREFREE                             AZ     85377      SFD        6.750      6.483       $3,217.05        360
7278658    CORONA DEL MAR                       CA     92625      PUD        7.000      6.500       $3,152.87        360
7278917    MINNETONKA                           MN     55305      SFD        7.000      6.500       $2,095.70        360
7279026    CHARLOTTE                            NC     28277      PUD        7.125      6.500       $2,658.33        360
7279960    CASTINE                              ME     04421      SFD        7.250      6.500       $2,640.02        360
7280082    MINNEAPOLIS                          MN     55416      SFD        7.250      6.500       $3,506.39        360
7281348    CORONADO                             CA     92118      SFD        7.000      6.500       $1,729.79        360
7281401    HILLSBOROUGH                         CA     94010      SFD        7.125      6.500       $3,368.59        360
7281541    AGOURA HILLS                         CA     91301      SFD        6.875      6.500       $2,194.14        360
7282048    COLORADO SPRINGS                     CO     80919      SFD        6.375      6.108       $1,945.97        360
7282579    BERKELEY HEIGHTS                     NJ     07974      SFD        6.750      6.483       $2,347.93        360
7282589    HUNTINGTOWN                          MD     20639      SFD        6.875      6.500       $1,995.42        360
7282760    ATLANTA                              GA     30350      SFD        7.000      6.500       $2,499.99        360
7282826    MISHAWAKA                            IN     46545      SFD        7.000      6.500       $1,686.54        360
7283296    LAS VEGAS                            NV     89117      SFD        7.250      6.500       $2,916.30        360
7283470    SOLANA BEACH                         CA     92075      SFD        7.125      6.500       $3,126.05        360
7283632    CHROMO                               CO     81127      SFD        7.125      6.500       $2,694.87        360
7283852    ENGLEWOOD                            CO     80111      PUD        6.750      6.483       $3,190.65        360
7284017    ST PETERSBURG                        FL     33703      SFD        7.250      6.500       $1,719.08        360
7284179    KENTFIELD                            CA     94904      SFD        7.250      6.500       $2,005.60        360
7284301    MORGAN HILL                          CA     95037      SFD        6.750      6.483       $2,594.39        360
7284974    PHOENIX                              AZ     85018      SFD        7.500      6.500       $3,356.23        360
7285335    OCEANSIDE                            CA     92057      SFD        7.375      6.500       $2,334.91        360
7285634    SAN JOSE                             CA     95120      SFD        6.750      6.483       $3,834.51        360
7285640    PARKER                               CO     80134      SFD        7.125      6.500       $2,391.70        360
7285681    TIBURON                              CA     94920      LCO        7.500      6.500       $3,731.01        360
7286792    ASHBURNHAM                           MA     01430      SFD        7.500      6.500       $1,869.00        360
7287265    NAMPA                                ID     83686      PUD        7.250      6.500       $2,605.57        360
7287769    LAS VEGAS                            NV     89109      SFD        7.625      6.500       $1,879.19        360
7287845    FIRDAY HARBOR                        WA     98250      PUD        7.125      6.500       $2,708.35        360
7288199    ZIONSVILLE                           IN     46077      SFD        6.875      6.500       $1,671.88        360
7288861    MARION                               IA     52302      SFD        6.625      6.358       $2,057.32        360
7289128    UPLAND                               CA     91786      SFD        7.000      6.500       $2,102.36        360
7289239    ZIMMERMAN                            MN     55398      SFD        7.000      6.500       $1,754.40        360
7289520    FT MYERS                             FL     33908      PUD        7.375      6.500       $1,772.62        360
7291070    ALPINE                               CA     91901      SFD        6.875      6.500       $2,069.33        360
7291133    PLYMOUTH                             MN     55447      SFD        7.000      6.500       $3,186.80        360
7291947    ROSS                                 CA     94957      SFD        7.125      6.500       $6,063.47        360
7292485    MAHOPAC                              NY     10541      SFD        7.500      6.500       $2,447.25        360
7292519    LOOMIS                               CA     95650      SFD        6.625      6.358       $2,209.07        360
7292851    DAMASCUS                             MD     20872      SFD        7.000      6.500       $1,629.99        360
7293219    LAKE ELMO                            MN     55042      SFD        7.500      6.500       $1,762.02        360
7293476    SAN JOSE                             CA     95123      SFD        7.375      6.500       $2,811.74        360
7295707    BARRINGTON                           IL     60010      SFD        7.125      6.500       $2,160.62        360
7295760    NEEDHAM                              MA     02492      SFD        7.625      6.500       $1,804.87        360
7296650    PARADISE VALLEY                      AZ     85253      SFD        7.375      6.500       $1,906.26        360
7296868    OCEANSIDE                            CA     92057      SFD        7.000      6.500       $1,789.66        360
7297208    LAGRANGE                             IL     60525      SFD        6.875      6.500       $1,951.08        360
7297274    SAN DIEGO                            CA     92107      SFD        6.750      6.483       $1,686.36        360
7297456    GREEN BAY                            WI     54301      SFD        7.125      6.500       $2,344.54        360
7297951    RYE                                  CO     81069      SFD        7.000      6.500       $2,375.13        360
7298222    FAIRFA STATION                       VA     22039      SFD        6.500      6.233       $1,896.20        360
7298934    DENVER                               CO     80218      SFD        7.125      6.500       $2,426.73        360
7299072    CONCORD                              MA     01742      SFD        7.375      6.500       $3,425.75        360
7300123    OMAHA                                NE     68118      SFD        7.250      6.500       $2,286.31        360
7300590    LITTLETON                            CO     80123      SFD        7.000      6.500       $1,747.08        360
7301134    DORR                                 MI     49323      SFD        7.250      6.500       $1,671.33        360
7302065    HIGHLAND                             CA     92346      SFD        7.125      6.500       $2,621.34        360
7302530    BASKING RIDGE                        NJ     07920      SFD        7.250      6.500       $2,831.03        360
7305795    LOVELAND                             CO     80537      SFD        7.250      6.500       $2,251.18        360
7310775    LANDENBERG                           PA     19350      SFD        6.750      6.483       $2,425.76        360
7310831    ATLANTA                              GA     30350      SFD        7.125      6.500       $2,415.62        360
7313060    MARIETTA                             GA     30068      PUD        7.000      6.500       $1,862.85        360
7314895    STEAMBOAT SPRINGS                    CO     80487      SFD        7.750      6.500       $2,686.55        360
7316426    CANTON                               MA     02021      SFD        7.375      6.500       $4,213.12        360
7316538    ORCHARD PARK                         NY     14127      SFD        6.875      6.500       $2,706.55        360
7317097    BARRINGTON                           IL     60010      SFD        7.125      6.500       $2,462.44        360
7318827    SPARTANBURG                          SC     29302      SFD        7.250      6.500       $2,217.00        240
7319102    SEVERN                               MD     21144      SFD        7.125      6.500       $1,662.40        360
7319128    LAKELAND                             TN     38002      SFD        7.375      6.500       $2,362.11        360
7319600    NAPA                                 CA     94558      SFD        7.000      6.500       $2,361.82        360
7320848    ALBUQUERQUE                          NM     87112      SFD        6.750      6.483       $2,890.09        360
7321196    SIOUX FALLS                          SD     57110      SFD        7.000      6.500       $2,727.74        360
7321895    WILLIAMSBURG                         VA     23188      SFD        7.500      6.500       $1,749.43        360
7322501    SAN JOSE                             CA     95136      PUD        6.875      6.500       $1,734.29        360
7323033    LEXINGTON                            MA     02173      SFD        7.000      6.500       $2,328.56        360
7324530    PARADISE VALLEY                      AZ     85253      SFD        7.750      6.500       $2,442.25        360
7324630    CYPRESS                              CA     90630      SFD        7.375      6.500       $1,973.26        360
7325228    HARRISON                             NY     10528      SFD        6.625      6.358       $2,129.03        360
7326205    LOVELAND                             OH     45140      SFD        7.000      6.500       $3,259.98        360
7326348    CLAYTON                              CA     94517      SFD        6.500      6.233       $1,801.39        360
7326378    OAKLAND                              CA     94610      SFD        7.375      6.500       $1,839.27        360
7327762    NEWARK                               CA     94560      SFD        7.250      6.500       $1,739.55        360
7327968    MORGAN HILL                          CA     95037      PUD        7.875      6.500       $1,885.18        360
7328017    SANTA FE                             NM     87501      SFD        7.250      6.500       $2,630.47        360
7328653    SANTA CLARA                          CA     95050      SFD        7.250      6.500       $1,725.91        360
7329048    LEESBURG                             VA     20175      PUD        7.125      6.500       $2,330.39        360
7329809    MOORHEAD                             MN     56560      SFD        7.375      6.500       $2,123.83        360
7330074    THOUSAND OAKS                        CA     91320      LCO        7.000      6.500       $1,684.35        360
7331217    ATLANTA                              GA     30309      SFD        7.000      6.500       $2,415.05        360
7336237    BELLEVUE                             WA     98006      SFD        7.500      6.500       $2,272.45        360
7337313    CHELMSFORD                           MA     01824      SFD        7.000      6.500       $1,829.58        360
7337448    BISMARCK                             ND     58501      SFD        7.000      6.500       $1,647.95        360
7338298    HIGHLAND PARK                        IL     60035      SFD        6.875      6.500       $4,164.93        360
7338732    ASPEN                                CO     81611      SFD        7.000      6.500       $6,653.03        360
7339948    HIGHLAND PARK                        IL     60035      PUD        6.875      6.500       $2,709.83        360
7340031    KIRKWOOD                             MO     63122      SFD        7.125      6.500       $1,832.51        360
7340436    SAN JOSE                             CA     95123      SFD        7.000      6.500       $1,716.48        360
7341679    LOS ANGELES                          CA     91324      SFD        7.125      6.500       $2,371.49        360
7343307    SAN JOSE                             CA     95125      SFD        6.875      6.500       $1,921.52        360
7343323    GRANITE BAY                          CA     95746      PUD        7.000      6.500       $2,315.25        360
7343399    EVERETT                              WA     98203      SFD        7.125      6.500       $2,998.05        360
7343779    LONGPORT                             NJ     08403      SFD        7.250      6.500       $2,605.91        360
7344682    FOLSOM                               CA     95630      SFD        7.375      6.500       $3,528.31        360
7344820    CARBONDALE                           CO     81623      SFD        7.625      6.500       $2,184.96        360
7346783    WRIGHTSVILLE BEAC                    NC     28480      SFD        6.875      6.500       $3,645.95        360
7348268    OMAHA                                NE     68114      SFD        7.250      6.500       $2,431.96        360
7348822    SAN JOSE                             CA     95123      SFD        7.375      6.500       $1,731.87        360
7349470    HOLLISTON                            MA     01746      SFD        7.125      6.500       $2,098.63        360
7349703    DE PERE                              WI     54115      SFD        7.125      6.500       $2,546.66        360
7349945    EDEN PRAIRIE                         MN     55347      SFD        7.375      6.500       $3,402.27        360
7350063    DOYLESTOWN                           PA     18901      SFD        7.250      6.500       $1,795.49        360
7350322    LAGUNA BEACH                         CA     92651      SFD        7.125      6.500       $2,115.48        360
7350331    WAYZATA                              MN     55391      SFD        7.250      6.500       $1,745.01        360
7350441    CINCINNATI                           OH     45242      SFD        7.125      6.500       $1,839.25        360
7350843    BARRINGTON                           IL     60010      PUD        7.000      6.500       $1,852.87        360
7350939    POTOMAC                              MD     20854      SFD        6.625      6.358       $3,841.87        360
7351300    SAN JOSE                             CA     95123      SFD        7.125      6.500       $2,021.16        360
7351399    HILLSBOROUGH                         CA     94010      SFD        6.875      6.500       $6,569.29        360
7351808    MUSKEGO                              WI     53150      SFD        6.750      6.483       $1,692.72        360
7351863    EVANSTON                             IL     60203      SFD        7.000      6.500       $1,691.20        360
7352626    CHURCHVILLE                          PA     18966      SFD        6.500      6.233       $1,991.01        360
7353964    KIRKLAND                             WA     98034      SFD        6.875      6.500       $1,844.66        360
7354003    GRESHAM                              OR     97080      SFD        7.625      6.500       $1,727.02        360
7354439    DAVIDSON                             NC     28036      SFD        7.000      6.500       $2,120.65        360
7354460    GUNNISON                             CO     81230      SFD        6.875      6.500       $2,430.64        360
7354618    NEWPORT BEACH                        CA     92660      SFD        7.000      6.500       $2,594.68        360
7354745    CORONADO                             CA     92118      LCO        8.000      6.500       $6,466.30        360
7354788    CEDAR RAPIDS                         IA     52411      SFD        7.000      6.500       $1,982.60        360
7354841    ISSAQUAH                             WA     98029      SFD        6.875      6.500       $2,249.69        240
7355072    BARRINGTON HILLS                     IL     60010      SFD        6.750      6.483       $6,485.98        360
7355104    DEER PARK                            IL     60010      SFD        7.000      6.500       $2,255.38        360
7355119    LOS ALTOS HILLS                      CA     94022      SFD        6.875      6.500       $6,510.16        360
7355482    MINNETONKA                           MN     55305      SFD        7.000      6.500       $1,995.91        360
7355696    NEWPORT BEACH                        CA     92657      LCO        6.750      6.483       $3,551.07        360
7355697    LAGUNA BEACH                         CA     92651      SFD        6.875      6.500       $4,171.50        360
7355705    BELLINGHAM                           WA     98226      SFD        7.000      6.500       $1,916.07        360
7355735    HERNDON                              VA     20171      SFD        7.000      6.500       $2,205.48        360
7355781    MILTON                               MA     02186      SFD        6.875      6.500       $3,021.87        360
7355953    DOVER                                MA     02030      SFD        7.000      6.500       $1,970.63        360
7355963    NEWTON                               MA     02458      SFD        7.000      6.500       $3,393.04        360
7356019    PHOENIX                              AZ     85013      SFD        7.000      6.500       $2,173.54        360
7356066    ORONO                                MN     55331      SFD        6.625      6.358       $2,068.20        360
7356140    TACOMA                               WA     98498      SFD        6.750      6.483       $2,853.83        360
7356163    ROSEVILLE                            MN     55113      SFD        6.875      6.500       $1,918.23        360
7356187    WARREN                               NJ     07059      SFD        6.875      6.500       $3,475.15        360
7356535    CASTLE ROCK                          CO     80104      SFD        6.750      6.483       $1,980.82        360
7356744    CHARLOTTE                            NC     28210      SFD        7.000      6.500       $2,027.84        360
7356770    WASHINGTON                           DC     20007      SFD        6.875      6.500       $2,870.78        360
7358935    GERMANTOWN                           TN     38139      SFD        6.875      6.500       $1,616.70        360
7359687    ATLANTA                              GA     30342      SFD        7.000      6.500       $2,727.74        360
7360161    DEVON                                PA     19333      SFD        7.250      6.500       $2,005.58        240
7360276    REDWOOD CITY                         CA     94061      SFD        6.875      6.500       $2,299.25        360
7360658    PHOENIX                              AZ     85032      SFD        8.250      6.500       $1,816.19        360
7361068    LITTLETON                            CO     80120      SFD        7.000      6.500       $1,849.54        360
7361199    SAN JOSE                             CA     95118      SFD        7.375      6.500       $1,913.17        360
7361514    COLLIERVILLE                         TN     38017      SFD        6.875      6.500       $2,423.45        360
7361573    EDEN PRAIRE                          MN     55347      SFD        6.875      6.500       $1,792.76        360
7361818    NEWAYGO                              MI     49337      SFD        7.375      6.500       $1,942.52        360
7362039    OAK PARK                             CA     91301      SFD        7.125      6.500       $2,061.58        360
7362279    WOBURN                               MA     01801      SFD        7.000      6.500       $1,763.05        360
7362381    GOLD RIVER                           CA     95670      SFD        7.250      6.500       $2,333.04        360
7362513    ISSAQUAH                             WA     98029      SFD        7.000      6.500       $3,512.80        360
7362693    CHARLOTTE                            NC     28210      SFD        6.875      6.500       $1,642.32        360
7363746    MINNETRISTA                          MN     55364      SFD        7.000      6.500       $2,980.56        360
7363836    ELK RIVER                            MN     55330      SFD        7.000      6.500       $1,706.50        360
7364096    NEWPORT BEACH                        CA     92660      SFD        7.250      6.500       $4,220.97        360
7364100    PARAMUS                              NJ     07652      SFD        7.375      6.500       $2,141.09        360
7364188    SACRAMENTO                           CA     95834      SFD        7.000      6.500       $6,652.36        360
7364231    LOS ANGELES                          CA     91324      SFD        6.750      6.483       $1,662.36        360
7364254    VIENNA                               VA     22181      SFD        7.125      6.500       $2,775.72        360
7364347    EDEN PRAIRIE                         MN     55347      SFD        7.125      6.500       $2,155.90        360
7364408    SAN LUIS OBISPO                      CA     93405      SFD        7.125      6.500       $3,281.01        360
7364542    SPRINGFIELD                          NJ     07081      SFD        7.125      6.500       $1,842.62        360
7364723    ROSWELL                              GA     30075      SFD        7.375      6.500       $2,590.03        360
7365036    CALABASAS                            CA     91302      SFD        7.375      6.500       $2,590.03        360
7365512    CANYON COUNTRY                       CA     91351      SFD        6.750      6.483       $1,739.54        360
7365519    HUDSON                               WI     54016      SFD        7.250      6.500       $1,773.66        360
7366397    REDMOND                              WA     98052      SFD        8.125      6.500       $2,227.49        360
7366406    LAYTONSVILLE                         MD     20882      SFD        7.250      6.500       $1,800.26        360
7366550    RENO                                 NV     89509      PUD        7.625      6.500       $2,253.97        360
7367427    WHITTIER                             CA     90601      SFD        8.000      6.500       $1,986.67        360
7367871    WOODINVILLE                          WA     98072      SFD        7.250      6.500       $2,292.11        360
7368324    SAN MARINO                           CA     91108      SFD        7.375      6.500       $6,906.75        360
7368330    CLOVIS                               CA     93611      SFD        7.375      6.500       $2,762.70        360
7368548    SAN CLEMENTE                         CA     92673      SFD        7.375      6.500       $2,023.68        360
7369874    PASADENA                             CA     91104      SFD        7.000      6.500       $1,836.23        360
7370028    BONITA                               CA     91902      SFD        7.375      6.500       $2,719.53        360
7371142    OAK BROOK                            IL     60521      SFD        7.500      6.500       $2,489.20        360
7371324    NORCROSS                             GA     30092      SFD        7.500      6.500       $2,176.65        360
7372344    SAN CARLOS                           CA     94070      SFD        7.000      6.500       $1,689.87        360
7373059    RAMSEY                               MN     55303      SFD        7.500      6.500       $2,408.72        240
7373688    BOULDER                              CO     80302      SFD        7.375      6.500       $4,015.05        360
7373710    SAN JOSE                             CA     95135      SFD        7.375      6.500       $2,424.27        360
7374437    SAN DIEGO                            CA     92131      PUD        6.875      6.500       $3,313.88        360
7374643    YORBA LINDA                          CA     92887      SFD        7.125      6.500       $1,663.44        360
7375076    HOPKINTON                            MA     01748      SFD        7.000      6.500       $2,005.89        360
7375531    IRVINE                               CA     92620      SFD        7.250      6.500       $1,841.88        360
7375787    FREMONT                              CA     94555      SFD        7.375      6.500       $2,019.53        360
7377339    PARK CITY                            UT     84060      LCO        7.375      6.500       $3,149.48        360
7377475    BRECKENRIDGE                         CO     80424      SFD        7.250      6.500       $4,007.79        360
7377637    LOS GATOS                            CA     95032      PUD        7.250      6.500       $5,986.10        360
7377943    ROCHESTER                            MN     55902      SFD        7.625      6.500       $2,072.42        360
7378153    MINNEAPOLIS                          MN     55405      SFD        7.000      6.500       $1,995.91        360
7378433    MOUNT CHARLESTON                     NV     89124      SFD        7.750      6.500       $2,005.95        360
7378687    SANTA CRUZ                           CA     95060      SFD        7.250      6.500       $1,691.80        360
7380325    CORONA DEL MAR                       CA     92625      SFD        7.500      6.500       $6,992.15        360
7380403    CAMPBELL                             CA     95008      SFD        7.250      6.500       $1,918.62        360
7381980    VISALIA                              CA     93292      SFD        7.500      6.500       $1,817.96        360
7382334    LOS ALTOS                            CA     94024      SFD        7.250      6.500       $3,682.73        360
7382884    ALAMEDA                              CA     94502      SFD        7.500      6.500       $2,231.89        360
7382900    UPLAND                               CA     91784      SFD        7.125      6.500       $2,294.93        360
7383600    SAN JOSE                             CA     95126      SFD        6.875      6.500       $2,049.62        360
7383809    CHARLOTTE                            NC     28211      SFD        6.875      6.500       $2,430.64        360
7384187    MENLO PARK                           CA     94025      SFD        7.125      6.500       $1,812.30        360
7384484    PORTOLA VALLEY                       CA     94028      SFD        7.625      6.500       $5,581.66        360
7384926    LAS VEGAS                            NV     89123      PUD        6.250      5.983       $1,483.88        360
7385591    BEVERLY HILLS                        CA     90210      SFD        7.625      6.500       $7,077.94        360
7385825    SAN DIEGO                            CA     92131      SFD        7.500      6.500       $2,580.10        360
7385942    TYNGSBORO                            MA     01879      SFD        7.750      6.500       $1,991.63        360
7386647    OMAHA                                NE     68116      SFD        7.250      6.500       $1,659.05        360
7386732    NEWCASTLE                            WA     98056      SFD        7.000      6.500       $1,838.23        360
7387020    VENETIA                              PA     15367      SFD        7.250      6.500       $1,802.99        360
7387247    SANTA FE                             NM     87505      SFD        7.500      6.500       $4,279.19        360
7387418    PHOENIXVILLE                         PA     19460      SFD        7.250      6.500       $2,180.24        360
7387552    KENSINGTON                           CA     94707      SFD        6.875      6.500       $3,019.90        360
7387782    SARASOTA                             FL     34231      SFD        7.000      6.500       $2,684.06        360
7388592    FAYSTON                              VT     05673      SFD        7.750      6.500       $1,837.60        360
7388800    SANTA CLARA                          CA     95050      PUD        7.125      6.500       $2,129.62        360
7389521    FOREST                               VA     24551      SFD        7.375      6.500       $1,737.74        360
7390059    STONE HARBOR                         NJ     08247      SFD        7.500      6.500       $3,845.68        360
7390441    CASTRO VALLEY                        CA     94552      SFD        7.375      6.500       $1,885.54        360
7390589    MILPITAS                             CA     95035      SFD        7.125      6.500       $2,034.63        360
7393385    TUALATIN                             OR     97062      SFD        7.625      6.500       $2,611.76        360
7395177    DENVER                               CO     80209      HCO        7.500      6.500       $1,957.80        360
7397017    FORT COLLINS                         CO     80525      SFD        7.375      6.500       $3,108.04        360
7397363    NEENAH                               WI     54956      SFD        6.875      6.500       $1,918.23        360
7397613    KATY                                 TX     77450      PUD        7.125      6.500       $1,827.12        360
7398129    BROOKLINE                            MA     02146      SFD        6.750      6.483       $2,075.51        360
7398314    ENCINITAS                            CA     92007      SFD        7.000      6.500       $2,461.62        360
7398926    SAN FRANCISCO                        CA     94301      SFD        7.625      6.500       $6,016.25        360
7399447    YORBA LINDA                          CA     92886      SFD        7.250      6.500       $1,882.81        360
7403551    ROSWELL                              GA     30075      PUD        7.375      6.500       $2,138.33        360
7404670    HONOLULU                             HI     96822      MF2        7.000      6.500       $3,160.19        360
7404919    ATLANTA                              GA     30328      SFD        7.375      6.500       $2,099.65        360
7405866    BENICIA                              CA     94510      SFD        6.875      6.500       $2,150.11        360
7406524    SANTA CLARITA                        CA     91355      SFD        7.125      6.500       $1,726.07        360
7407148    MADISON                              NJ     07940      SFD        7.875      6.500       $1,950.44        360
7407418    ARROYO GRANDE                        CA     93420      SFD        8.125      6.500       $2,073.05        360
7410464    SAN JOSE                             CA     95118      SFD        7.375      6.500       $1,954.61        360
7412189    KANSAS CITY                          MO     64113      PUD        7.125      6.500       $2,371.49        360
7412590    PARADISE VALLEY                      AZ     85253      SFD        7.500      6.500       $2,361.67        360
7414369    LOS ANGELES                          CA     91604      SFD        7.500      6.500       $2,307.41        360
7414492    LOS ALTOS                            CA     94024      SFD        7.500      6.500       $3,405.17        360
7414591    FLAGSTAFF                            AZ     86004      SFD        7.500      6.500       $1,957.80        360
7416605    SOQUEL                               CA     95073      SFD        7.375      6.500       $2,027.82        360
7416620    CHINO HILLS                          CA     91786      SFD        7.500      6.500       $2,041.71        360
7418214    POTOMAC                              MD     20854      SFD        7.625      6.500       $2,293.25        360
7418240    LAS VEGAS                            NV     89134      SFD        7.250      6.500       $3,329.02        360
7418381    RENO                                 NV     89509      SFD        7.875      6.500       $1,903.31        360
7419870    PALO ALTO                            CA     94303      SFD        7.500      6.500       $3,127.24        360
7422110    SANTA CRUZ                           CA     95062      SFD        7.125      6.500       $2,021.16        360
7424106    CLAYTON                              CA     94517      SFD        7.250      6.500       $2,837.85        360
7424525    BELLEVUE                             WA     98008      SFD        6.875      6.500       $3,172.97        360
7425111    COSTA MESA                           CA     92627      SFD        7.625      6.500       $2,038.45        360
7425565    MARINA DEL REY                       CA     90292      SFD        6.750      6.483       $3,242.99        360
7427423    SAN DIEGO                            CA     92107      SFD        7.500      6.500       $1,748.04        360
7428377    COLORADO SPRINGS                     CO     80906      SFD        7.000      6.500       $2,308.60        360
7429654    WILMINGTON                           NC     28403      SFD        7.250      6.500       $2,019.92        360
7430054    RUMSON                               NJ     07760      SFD        7.500      6.500       $2,569.61        360
7430276    PARK CITY                            UT     84060      LCO        7.375      6.500       $2,072.03        360
7430972    ASPEN                                CO     81611      SFD        7.375      6.500       $3,259.99        360
7430999    MEADOW VISTA                         CA     95722      SFD        6.875      6.500       $1,957.65        360
7431082    PALM DESERT                          CA     92260      SFD        7.125      6.500       $2,021.16        360
7431262    OXNARD                               CA     93030      PUD        7.625      6.500       $2,548.06        360
7433009    LOS GATOS                            CA     95032      SFD        7.250      6.500       $2,182.96        360
7433013    LOS ALTOS                            CA     94024      SFD        7.500      6.500       $5,593.72        360
7433054    SEATTLE                              WA     98112      SFD        7.500      6.500       $6,831.33        360
7433894    BETHESDA                             MD     20814      SFD        7.250      6.500       $2,193.88        360
7433955    GERMANTOWN                           TN     38138      SFD        7.375      6.500       $2,701.12        240
7435427    CASTRO VALLEY                        CA     94552      SFD        7.250      6.500       $2,079.27        360
7436286    ALPINE                               CA     91901      SFD        7.375      6.500       $2,693.63        360
7436315    MALVERN                              PA     19355      SFD        6.500      6.233       $1,959.41        360
7437034    ROWLAND HEIGHTS                      CA     91748      SFD        7.625      6.500       $3,001.05        360
7437041    SAN JOSE                             CA     95120      SFD        7.000      6.500       $2,745.70        360
7437696    MEDINA                               WA     98039      SFD        7.000      6.500       $2,993.86        360
7437799    SAN JOSE                             CA     95120      SFD        7.375      6.500       $1,933.89        360
7438444    DEL MAR                              CA     92014      SFD        7.250      6.500       $4,282.02        360
7440670    PETALUMA                             CA     94954      SFD        7.250      6.500       $2,062.90        360
7443257    HIGHLAND PARK                        IL     60035      SFD        7.125      6.500       $2,015.44        360
7443549    WARREN                               NJ     07060      SFD        7.500      6.500       $3,111.50        360
7443878    AVALON                               CA     90704      LCO        7.250      6.500       $1,691.80        360
7444241    SAN DIEGO                            CA     92130      SFD        7.625      6.500       $2,675.46        360
7444392    FRASER                               CO     80442      SFD        7.500      6.500       $2,097.64        360
7444416    SCOTTSDALE                           AZ     85255      PUD        7.250      6.500       $1,783.55        360
7444948    GAINESVILLE                          GA     30506      SFD        7.125      6.500       $1,959.17        360
7447694    CAMBRIDGE                            MA     02140      LCO        7.750      6.500       $2,951.62        360
7448484    EVERGREEN                            CO     80439      SFD        7.375      6.500       $1,795.76        360
7449477    EDEN PRAIRIE                         MN     55347      SFD        7.250      6.500       $1,869.48        360
7450282    SOUTH PASADENA                       CA     91030      SFD        7.125      6.500       $2,209.80        360
7450382    PARK CITY                            UT     84098      SFD        7.375      6.500       $2,635.62        360
7450450    TRUCKEE                              CA     96161      SFD        7.625      6.500       $1,862.56        360
7450566    ARLINGTON                            VA     22204      SFD        7.750      6.500       $1,753.06        360
7452052    WINTER PARK                          FL     32789      PUD        7.375      6.500       $2,029.34        360
7453232    PLEASANTON                           CA     94588      PUD        7.125      6.500       $2,344.54        360
7458008    SAN JOSE                             CA     95124      PUD        6.875      6.500       $2,285.85        360
7459607    SAN JUAN CAPISTRA                    CA     92675      SFD        6.625      6.358       $2,268.62        360
7462631    SAN JOSE                             CA     95118      SFD        7.000      6.500       $1,929.38        360
7463467    OAKTON                               VA     22124      SFD        7.250      6.500       $2,837.85        360
7465183    REDMOND                              WA     98053      SFD        6.875      6.500       $2,003.63        360
7465555    ARLINGTON                            VA     22201      SFD        7.750      6.500       $2,538.96        360
7466155    GREEN BAY                            WI     54313      SFD        7.000      6.500       $2,075.74        360
7468123    WESTPORT                             CT     06880      SFD        7.375      6.500       $2,078.93        360
7470385    AURORA                               OR     97002      SFD        7.125      6.500       $2,304.12        360
7471242    MEDFORD                              NJ     08055      SFD        7.375      6.500       $1,933.89        360
7471310    TEANECK                              NJ     07666      SFD        7.875      6.500       $1,925.06        360
7472219    MARTINEZ                             CA     94553      SFD        7.625      6.500       $2,123.38        360
7472585    REDMOND                              WA     98053      SFD        7.250      6.500       $4,093.06        360
7473797    HALF MOON BAY                        CA     94019      SFD        7.750      6.500       $2,095.51        360
7474728    HENDERSON                            NV     89014      PUD        7.000      6.500       $1,626.00        360
7475805    LOS ALAMITOS                         CA     92708      SFD        7.125      6.500       $2,128.95        360
7475828    LEESBURG                             VA     20176      SFD        6.500      6.233       $2,401.86        360
7476328    HERMISTON                            OR     97838      SFD        7.500      6.500       $1,922.84        360
7476500    IRWIN                                ID     83428      SFD        7.250      6.500       $3,032.27        360
7477568    SNOWMASS VILLAGE                     CO     81615      LCO        7.375      6.500       $2,096.20        360
7477754    LOS ANGELES                          CA     91364      SFD        7.000      6.500       $2,661.21        360
7479590    SALEM                                NJ     08001      SFD        7.375      6.500       $1,989.14        360
7481062    ALTA                                 WY     83002      SFD        7.500      6.500       $1,880.16        360
7482729    CAMARILLO                            CA     93010      SFD        7.125      6.500       $2,014.42        360
7489289    CARLSBAD                             CA     92009      SFD        7.250      6.500       $3,112.14        360
7491233    TURLOCK                              CA     95380      SFD        7.000      6.500       $1,995.91        360
7502262    ALPHARETTA                           GA     30005      SFD        7.250      6.500       $1,674.58        360
7507680    BATH                                 OH     44333      LCO        6.000      5.733       $2,697.53        360

(i)           (viii)      (ix)            (x)          (xi)         (xii)        (xiii)        (xiv)           (xv)        (xvi)
-----       ----------    -------------   ------    ---------     ----------    --------    -----------    -----------  -----------
                          CUT-OFF
MORTGAGE     SCHEDULED    DATE                                     MORTGAGE                   T.O.P.          MASTER       FIXED
LOAN         MATURITY     PRINCIPAL                               INSURANCE     SERVICE      MORTGAGE        SERVICE     RETAINED
NUMBER         DATE       BALANCE         LTV        SUBSIDY         CODE         FEE          LOAN            FEE         YIELD
--------    -----------   -------------   ------    ---------     ----------    --------    -----------    -----------  -----------
4511693      1-Jun-26     $223,401.33     84.89                       33         0.250                        0.017        0.733
4537280      1-Sep-26     $305,114.56     84.99                       01         0.250                        0.017        1.233
4737504      1-Jan-29     $251,900.00     79.99                                  0.250                        0.017        0.358
4738540      1-Apr-28     $474,082.09     63.87                                  0.250                        0.017        0.733
4744628      1-Jan-29     $270,000.00     73.97                                  0.250                        0.017        0.233
4755697      1-Sep-28     $276,867.86     89.98                       11         0.250                        0.017        0.733
4765551      1-Oct-28     $263,480.42     75.78                                  0.250                        0.017        0.108
4778945      1-Jun-28     $89,474.04      72.82                                  0.250                        0.017        0.608
4783440      1-Jan-29     $259,150.00     79.96                                  0.250                        0.017        0.483
4784995      1-Jul-28     $475,837.96     69.88                                  0.250                        0.017        0.733
4787281      1-Jan-29     $247,150.00     89.87                       17         0.250                        0.017        0.233
4791097      1-Aug-28     $255,462.14     90.00                       06         0.250                        0.017        0.358
4794132      1-Sep-18     $261,698.10     81.88                       17         0.250                        0.017        0.608
4796312      1-May-28     $341,776.42     78.86                                  0.250                        0.017        0.683
4796634      1-Jul-28     $420,963.21     70.25                                  0.250                        0.017        0.000
4800050      1-Jan-29     $348,900.00     85.00                       11         0.250                        0.017        0.733
4804080      1-Jan-29     $279,000.00     65.03                                  0.250                        0.017        0.483
4812868      1-Aug-28     $433,324.52     63.17                                  0.250                        0.017        0.608
4813102      1-Sep-28     $676,789.43     59.91                                  0.250                        0.017        0.608
4813356      1-Dec-28     $319,750.36     80.00                                  0.250                        0.017        0.483
4813838      1-Jan-29     $224,000.00     72.73                                  0.250                        0.017        0.483
4815935      1-Jan-29     $315,000.00     90.00                       17         0.250                        0.017        1.108
4819142      1-Sep-28     $330,980.12     80.00                                  0.250                        0.017        0.608
4820657      1-Dec-28     $468,647.37     60.99                                  0.250                        0.017        0.733
4824228      1-Aug-28     $265,373.91     89.98                       33         0.250                        0.017        0.608
4824319      1-Jan-29     $251,950.00     69.99                                  0.250                        0.017        0.483
4824787      1-Sep-28     $263,168.70     80.00                                  0.250                        0.017        0.483
4828474      1-Oct-28     $99,041.41      74.81                                  0.250                        0.017        0.233
4828751      1-Jan-29     $498,100.00     70.65                                  0.250                        0.017        0.733
4829188      1-Jan-29     $248,800.00     80.00                                  0.250                        0.017        0.483
4830885      1-Jul-28     $277,575.51     65.00                                  0.250                        0.017        0.483
4832230      1-Jan-29     $254,300.00     94.98                       11         0.250                        0.017        0.358
4832607      1-Oct-28     $308,072.91     80.00                                  0.250                        0.017        0.483
4835806      1-Oct-28     $331,029.23     80.00                                  0.250                        0.017        0.608
4839250      1-Jan-29     $600,000.00     73.98                                  0.250                        0.017        0.483
4840109      1-Jan-29     $285,950.00     64.26                                  0.250                        0.017        0.483
4840456      1-Jul-28     $290,408.37     80.00                                  0.250                        0.017        0.483
4842193      1-Jan-29     $300,000.00     72.29                                  0.250                        0.017        0.000
4842491      1-Dec-28     $329,736.10     68.75                                  0.250                        0.017        0.358
4844500      1-Jan-29     $460,000.00     65.71                                  0.250                        0.017        0.483
4845555      1-Aug-28     $421,730.31     80.00                                  0.250                        0.017        0.608
4849151      1-Oct-28     $1,197,377.82   64.86                                  0.250                        0.017        0.858
4851870      1-Oct-28     $246,460.24     88.21                       01         0.250                        0.017        0.858
4854510      1-Jan-29     $273,200.00     80.00                                  0.250                        0.017        0.733
4855120      1-Dec-28     $461,148.84     57.69                                  0.250                        0.017        0.608
4856401      1-Jan-29     $470,000.00     48.21                                  0.250                        0.017        0.483
4857179      1-Jan-29     $268,000.00     80.00                                  0.250                        0.017        0.000
4859370      1-Nov-28     $252,062.61     80.00                                  0.250                        0.017        0.000
4859614      1-Jan-29     $346,000.00     75.05                                  0.250                        0.017        0.108
4860027      1-Oct-28     $197,560.18     28.17                                  0.250                        0.017        0.108
4861621      1-Nov-28     $478,897.33     65.75                                  0.250                        0.017        0.358
4862644      1-Jan-29     $260,000.00     80.00                                  0.250                        0.017        0.608
4862869      1-Oct-28     $634,061.55     42.40                                  0.250                        0.017        0.358
4863092      1-Jan-29     $496,000.00     80.00                                  0.250                        0.017        0.358
4863620      1-Jan-29     $460,000.00     51.11                                  0.250                        0.017        0.733
4864571      1-Jan-29     $997,000.00     44.31                                  0.250                        0.017        0.608
4864813      1-Jan-29     $369,000.00     49.20                                  0.250                        0.017        0.108
4864868      1-Oct-28     $296,682.27     78.26                                  0.250                        0.017        0.358
4865265      1-Jan-29     $294,660.00     90.00                       11         0.250                        0.017        0.608
4865673      1-Nov-28     $259,492.33     62.65                                  0.250                        0.017        0.483
4865710      1-Jan-29     $259,650.00     88.02                       01         0.250                        0.017        0.483
4865830      1-Oct-28     $283,331.30     78.89                                  0.250                        0.017        0.483
4865885      1-Dec-28     $269,784.08     43.55                                  0.250                        0.017        0.358
4866584      1-Jan-29     $332,500.00     48.90                                  0.250                        0.017        0.483
4866772      1-Jan-29     $475,000.00     79.83                                  0.250                        0.017        0.608
4867178      1-Nov-28     $384,679.19     68.30                                  0.250                        0.017        0.358
4868494      1-Jan-29     $370,000.00     56.92                                  0.250                        0.017        0.233
4869347      1-Dec-28     $307,753.69     80.00                                  0.250                        0.017        0.358
4870159      1-Dec-28     $259,781.57     80.00                                  0.250                        0.017        0.108
4871085      1-Nov-28     $244,606.98     62.82                                  0.250                        0.017        0.358
4871103      1-Dec-28     $273,891.44     56.81                                  0.250                        0.017        0.608
4871176      1-Nov-28     $639,572.38     58.24                                  0.250                        0.017        0.358
4872033      1-Dec-28     $289,779.34     74.36                                  0.250                        0.017        0.608
4872045      1-Dec-28     $304,767.92     81.33                       01         0.250                        0.017        0.608
4873243      1-Jan-29     $347,093.00     69.42                                  0.250                        0.017        0.483
4873266      1-Aug-28     $321,525.59     79.99                                  0.250                        0.017        0.483
4873302      1-Jan-29     $380,000.00     66.67                                  0.250                        0.017        0.608
4873827      1-Dec-28     $244,818.17     70.00                                  0.250                        0.017        0.733
4873947      1-Jan-29     $300,000.00     73.17                                  0.250                        0.017        0.233
4874132      1-Jan-29     $513,600.00     59.72                                  0.250                        0.017        0.000
4874311      1-Dec-28     $746,931.21     65.00                                  0.250                        0.017        0.608
4875164      1-Dec-28     $385,806.21     79.94                                  0.250                        0.017        0.608
4875190      1-Nov-28     $419,358.86     66.14                                  0.250                        0.017        0.608
4875240      1-Dec-28     $255,805.20     73.14                                  0.250                        0.017        0.608
4875269      1-Dec-28     $483,093.80     48.35                                  0.250                        0.017        0.108
4875609      1-Jan-29     $248,000.00     79.23                                  0.250                        0.017        0.233
4875724      1-Dec-28     $314,660.31     70.00                                  0.250                        0.017        0.608
4875873      1-Dec-28     $359,290.39     79.21                                  0.250                        0.017        0.000
4875892      1-Nov-28     $243,598.82     80.00                                  0.250                        0.017        0.233
4876958      1-Dec-28     $299,747.96     75.00                                  0.250                        0.017        0.108
4877260      1-Jan-29     $405,000.00     89.01                       17         0.250                        0.017        1.108
4877305      1-Jan-29     $378,750.00     75.00       FX30YR                     0.250                        0.017        0.483
4877483      1-Oct-28     $311,118.72     69.36                                  0.250                        0.017        0.483
4878266      1-Sep-28     $283,983.04     95.00                       06         0.250                        0.017        0.358
4878348      1-Dec-28     $449,648.95     77.59                                  0.250                        0.017        0.483
4878902      1-Dec-28     $257,378.21     68.33                                  0.250                        0.017        0.000
4879105      1-Nov-28     $250,875.90     75.00                                  0.250                        0.017        0.733
4879361      1-Sep-28     $290,058.70     79.99                                  0.250                        0.017        0.233
4879411      1-Sep-28     $263,126.80     75.43                                  0.250                        0.017        0.233
4879950      1-Jan-29     $252,000.00     80.00                                  0.250                        0.017        0.483
4880051      1-Dec-28     $263,794.05     68.57                                  0.250                        0.017        0.483
4880104      1-Dec-28     $299,754.09     76.92                                  0.250                        0.017        0.233
4880354      1-Nov-28     $474,256.66     76.00                                  0.250                        0.017        0.483
4880679      1-Dec-28     $284,766.38     73.08                                  0.250                        0.017        0.233
4881171      1-Dec-28     $399,680.12     60.06                                  0.250                        0.017        0.358
4881446      1-Dec-28     $299,765.97     75.00                                  0.250                        0.017        0.483
4881809      1-Jan-29     $650,000.00     75.58                                  0.250                        0.017        0.483
4882222      1-Jan-29     $694,000.00     40.82                                  0.250                        0.017        0.608
4882294      1-Sep-28     $343,924.36     69.70                                  0.250                        0.017        0.533
4882307      1-Nov-28     $470,244.47     65.42                                  0.250                        0.017        0.358
4882508      1-Sep-28     $251,222.05     78.26                                  0.250                        0.017        0.583
4882676      1-Jan-29     $400,000.00     47.06                                  0.250                        0.017        0.358
4882893      1-Nov-28     $267,559.37     63.81                                  0.250                        0.017        0.233
4882895      1-Oct-28     $271,958.16     54.52                                  0.250                        0.017        0.483
4883004      1-Nov-28     $255,589.35     79.01                                  0.250                        0.017        0.358
4883058      1-Dec-28     $344,724.11     60.00                                  0.250                        0.017        0.358
4883196      1-Jan-29     $555,000.00     64.69                                  0.250                        0.017        0.108
4883240      1-Dec-28     $280,264.34     87.66                       17         0.250                        0.017        0.108
4883265      1-Dec-28     $243,555.08     75.00                                  0.250                        0.017        0.358
4883409      1-Nov-28     $284,553.98     58.16                                  0.250                        0.017        0.483
4883416      1-Nov-28     $371,403.26     64.70                                  0.250                        0.017        0.358
4883647      1-Jan-29     $399,000.00     70.00                                  0.250                        0.017        0.483
4883913      1-Nov-28     $324,503.88     46.10                                  0.250                        0.017        0.608
4883960      1-Dec-28     $299,765.97     50.00                                  0.250                        0.017        0.483
4884223      1-Sep-28     $309,071.06     77.50                                  0.250                        0.017        0.733
4884591      1-Jan-29     $271,000.00     61.59                                  0.250                        0.017        0.483
4884777      1-Nov-28     $304,855.60     58.25                                  0.250                        0.017        0.608
4884971      1-Nov-28     $281,037.16     79.99                                  0.250                        0.017        0.233
4885262      1-Dec-28     $255,550.49     77.50                                  0.250                        0.017        0.483
4885265      1-Sep-28     $253,184.25     74.93                                  0.250                        0.017        0.383
4885296      1-Dec-28     $338,722.12     79.58                                  0.250                        0.017        0.233
4885324      1-Dec-28     $325,832.69     74.11                                  0.250                        0.017        0.233
4885374      1-Jan-29     $383,500.00     59.18                                  0.250                        0.017        0.483
4885427      1-Nov-28     $273,072.00     56.39                                  0.250                        0.017        0.483
4885555      1-Jan-29     $276,000.00     80.00                                  0.250                        0.017        0.483
4885607      1-Jan-29     $377,000.00     70.86                                  0.250                        0.017        0.108
4885909      1-Dec-28     $266,786.48     74.17                                  0.250                        0.017        0.358
4885959      1-Jan-29     $280,000.00     60.22                                  0.250                        0.017        0.358
4885980      1-Jan-29     $315,600.00     75.14       GD 4YR                     0.250                        0.017        0.000
4886002      1-Sep-28     $244,197.88     76.56                                  0.250                        0.017        0.683
4886199      1-Dec-28     $282,779.23     61.52                                  0.250                        0.017        0.483
4886284      1-Jan-29     $270,000.00     65.85                                  0.250                        0.017        0.608
4886375      1-Jan-29     $475,000.00     63.84                                  0.250                        0.017        0.483
4886401      1-Aug-28     $348,512.85     33.33                                  0.250                        0.017        0.108
4886415      1-Dec-28     $276,767.28     71.03                                  0.250                        0.017        0.108
4886456      1-Jan-29     $290,000.00     70.39                                  0.250                        0.017        0.108
4886702      1-Jan-29     $258,000.00     71.67                                  0.250                        0.017        0.733
4886786      1-Dec-28     $306,766.39     78.72                                  0.250                        0.017        0.608
4886792      1-Jan-29     $260,000.00     69.33                                  0.250                        0.017        0.608
4886838      1-Dec-28     $276,489.45     77.94                                  0.250                        0.017        0.608
4886880      1-Jan-29     $312,000.00     80.00                                  0.250                        0.017        0.608
4886976      1-Nov-28     $332,438.89     90.00                       13         0.250                        0.017        0.108
4887609      1-Jan-29     $460,000.00     54.12                                  0.250                        0.017        0.733
4887801      1-Jan-29     $380,000.00     59.38                                  0.250                        0.017        0.233
4887836      1-Dec-28     $394,691.86     68.10                                  0.250                        0.017        0.483
4887987      1-Jan-29     $300,500.00     47.32                                  0.250                        0.017        0.108
4888009      1-Nov-28     $342,436.04     70.43                                  0.250                        0.017        0.233
4888021      1-Jan-29     $285,000.00     75.00                                  0.250                        0.017        0.483
4888181      1-Dec-28     $432,670.52     78.73                                  0.250                        0.017        0.608
4888287      1-Dec-28     $315,734.52     80.00                                  0.250                        0.017        0.108
4888397      1-Oct-28     $252,333.42     90.00                       12         0.250                        0.017        0.733
4888715      1-Jan-29     $311,500.00     70.80                                  0.250                        0.017        0.000
4888795      1-Jan-29     $277,450.00     89.99                       33         0.250                        0.017        0.000
4888796      1-Jan-29     $335,000.00     77.91                                  0.250                        0.017        0.608
4888944      1-Dec-28     $343,718.02     77.30                                  0.250                        0.017        0.233
4889075      1-Dec-28     $319,724.49     52.55                                  0.250                        0.017        0.000
4889111      1-Nov-28     $354,401.80     71.72                                  0.250                        0.017        0.108
4889187      1-Nov-28     $434,901.25     65.50                                  0.250                        0.017        0.358
4889396      1-Dec-28     $414,168.54     75.36                                  0.250                        0.017        0.358
4889503      1-Jan-29     $353,000.00     67.24                                  0.250                        0.017        0.483
4889540      1-Dec-28     $361,724.54     50.63                                  0.250                        0.017        0.608
4889547      1-Jan-29     $273,600.00     80.00                                  0.250                        0.017        0.108
4889584      1-Dec-28     $291,772.22     63.48                                  0.250                        0.017        0.483
4889647      1-Dec-28     $443,653.63     79.29                                  0.250                        0.017        0.483
4889670      1-Dec-28     $254,246.52     69.71                                  0.250                        0.017        0.358
4889774      1-Dec-28     $319,737.70     80.00                                  0.250                        0.017        0.233
4889845      1-Jan-29     $580,000.00     58.00                                  0.250                        0.017        0.233
4889921      1-Jan-29     $270,000.00     79.41                                  0.250                        0.017        0.358
4889977      1-Dec-28     $245,808.10     79.87                                  0.250                        0.017        0.483
4890065      1-Jan-29     $947,000.00     40.30                                  0.250                        0.017        0.233
4890175      1-Dec-28     $559,540.98     43.75                                  0.250                        0.017        0.233
4890176      1-Jan-29     $476,300.00     80.00                                  0.250                        0.017        0.483
4890183      1-Dec-28     $311,001.10     75.00                                  0.250                        0.017        0.358
4890227      1-Oct-28     $463,849.84     48.19                                  0.250                        0.017        0.233
4890383      1-Dec-28     $249,795.08     80.00                                  0.250                        0.017        0.233
4890390      1-Nov-28     $399,292.24     60.15                                  0.250                        0.017        0.000
4890395      1-Dec-28     $292,019.34     80.00                                  0.250                        0.017        0.358
4890436      1-Dec-28     $329,722.76     63.95                                  0.250                        0.017        0.108
4890548      1-Jan-29     $278,200.00     64.25                                  0.250                        0.017        0.483
4890644      1-Jan-29     $530,000.00     58.89                                  0.250                        0.017        0.108
4890676      1-Jan-29     $663,150.00     68.02                                  0.250                        0.017        0.358
4890683      1-Jan-29     $263,900.00     79.99                                  0.250                        0.017        0.000
4890743      1-Dec-28     $531,553.06     70.00                                  0.250                        0.017        0.108
4890854      1-Jan-29     $390,000.00     67.24                                  0.250                        0.017        0.733
4890871      1-Nov-28     $648,904.70     50.00                                  0.250                        0.017        0.108
4890883      1-Jan-29     $460,600.00     44.72                                  0.250                        0.017        0.358
4890982      1-Dec-28     $299,728.79     50.34                                  0.250                        0.017        0.000
4891119      1-Nov-28     $250,607.19     89.96                       06         0.250                        0.017        0.483
4891249      1-Dec-28     $267,790.94     67.00                                  0.250                        0.017        0.483
4891523      1-Jan-29     $400,000.00     65.57                                  0.250                        0.017        0.733
4891751      1-Dec-28     $284,766.38     68.67                                  0.250                        0.017        0.233
4891900      1-Jan-29     $277,500.00     77.51                                  0.250                        0.017        0.108
4891938      1-Dec-28     $349,726.96     77.78                                  0.250                        0.017        0.483
4891945      1-Dec-28     $304,762.07     78.21                                  0.250                        0.017        0.483
4892087      1-Dec-28     $396,166.88     32.63                                  0.250                        0.017        0.108
4892094      1-Dec-28     $251,803.41     63.00                                  0.250                        0.017        0.483
4892138      1-Dec-28     $263,184.01     55.47                                  0.250                        0.017        0.233
4892170      1-Dec-28     $290,767.28     50.35                                  0.250                        0.017        0.358
4892194      1-Nov-28     $314,469.20     75.68                                  0.250                        0.017        0.108
4892227      1-Oct-28     $278,758.26     30.04                                  0.250                        0.017        0.608
4892312      1-Dec-28     $297,755.72     49.67                                  0.250                        0.017        0.233
4892324      1-Dec-28     $465,627.35     53.87                                  0.250                        0.017        0.358
4892400      1-Jan-29     $440,000.00     59.46                                  0.250                        0.017        0.233
4892549      1-Jan-29     $401,600.00     80.00                                  0.250                        0.017        0.233
4892827      1-Jan-29     $259,000.00     89.31                       17         0.250                        0.017        0.608
4892860      1-Dec-28     $255,795.28     80.00                                  0.250                        0.017        0.358
4892897      1-Dec-28     $320,337.21     83.27                       33         0.250                        0.017        0.233
4892919      1-Dec-28     $321,708.91     42.93                                  0.250                        0.017        0.000
4892950      1-Dec-28     $304,737.41     41.22                                  0.250                        0.017        0.000
4893040      1-Dec-28     $319,724.48     64.00                                  0.250                        0.017        0.000
4893071      1-Dec-28     $323,727.80     76.24                                  0.250                        0.017        0.108
4893126      1-Dec-28     $330,715.02     51.96                                  0.250                        0.017        0.000
4893169      1-Jan-29     $250,000.00     72.99                                  0.250                        0.017        0.233
4893197      1-Jan-29     $408,000.00     80.00                                  0.250                        0.017        0.358
4893253      1-Dec-28     $389,672.35     45.88                                  0.250                        0.017        0.108
4893391      1-Dec-28     $265,376.87     80.00                                  0.250                        0.017        0.108
4893486      1-Dec-28     $251,803.42     78.02                                  0.250                        0.017        0.483
4893608      1-Dec-28     $252,603.61     80.00                                  0.250                        0.017        0.108
4893659      1-Dec-28     $256,584.25     80.00                                  0.250                        0.017        0.108
4893677      1-Nov-28     $270,343.67     80.00                                  0.250                        0.017        0.108
4893696      1-Jan-29     $345,000.00     57.50                                  0.250                        0.017        0.483
4893724      1-Jan-29     $250,000.00     89.29                       17         0.250                        0.017        0.108
4893735      1-Jan-29     $360,000.00     80.00                                  0.250                        0.017        0.483
4893794      1-Jan-29     $450,000.00     69.23                                  0.250                        0.017        0.608
4893949      1-Dec-28     $479,643.77     75.00                                  0.250                        0.017        0.733
4893958      1-Jan-29     $428,000.00     79.26                                  0.250                        0.017        0.483
4893959      1-Dec-28     $393,450.38     75.00                                  0.250                        0.017        0.608
4894052      1-Dec-28     $514,567.33     66.03                                  0.250                        0.017        0.108
4894131      1-Dec-28     $468,624.95     63.38                                  0.250                        0.017        0.358
4894152      1-Jan-29     $563,000.00     56.30                                  0.250                        0.017        0.233
4894178      1-Dec-28     $359,719.16     52.94                                  0.250                        0.017        0.483
4894179      1-Dec-28     $293,764.89     70.00                                  0.250                        0.017        0.358
4894246      1-Dec-28     $245,788.19     74.55                                  0.250                        0.017        0.000
4894483      1-Jan-29     $315,000.00     70.00                                  0.250                        0.017        0.358
4894517      1-Dec-28     $288,257.62     77.55                                  0.250                        0.017        0.108
4894533      1-Nov-28     $374,367.58     86.01                       11         0.250                        0.017        0.108
4894560      1-Jan-29     $615,000.00     78.85                                  0.250                        0.017        0.483
4894567      1-Dec-28     $343,731.64     62.55                                  0.250                        0.017        0.483
4894603      1-Dec-28     $250,899.20     62.78                                  0.250                        0.017        0.358
4894647      1-Jan-29     $490,000.00     69.01                                  0.250                        0.017        0.358
4894691      1-Nov-28     $388,375.99     73.40                                  0.250                        0.017        0.358
4894775      1-Dec-28     $254,391.30     69.75                                  0.250                        0.017        0.233
4894778      1-Jan-29     $310,000.00     63.92                                  0.250                        0.017        0.000
4894872      1-Dec-28     $284,766.38     73.08                                  0.250                        0.017        0.233
4894882      1-Dec-28     $499,590.15     62.77                                  0.250                        0.017        0.233
4894924      1-Dec-28     $319,737.70     46.04                                  0.250                        0.017        0.233
4894926      1-Dec-28     $335,717.71     80.00                                  0.250                        0.017        0.108
4894935      1-Dec-28     $269,773.17     51.92                                  0.250                        0.017        0.108
4895038      1-Nov-28     $253,971.32     69.70                                  0.250                        0.017        0.108
4895042      1-Dec-28     $374,700.12     71.43                                  0.250                        0.017        0.358
4895057      1-Jan-29     $304,000.00     80.00                                  0.250                        0.017        0.233
4895064      1-Nov-28     $332,065.77     77.42                                  0.250                        0.017        0.233
4895067      1-Dec-28     $302,757.70     72.14                                  0.250                        0.017        0.358
4895082      1-Jul-28     $299,445.78     78.95                                  0.250                        0.017        0.233
4895191      1-Dec-28     $294,758.19     70.57                                  0.250                        0.017        0.233
4895198      1-Dec-28     $303,730.78     80.00                                  0.250                        0.017        0.000
4895260      1-Dec-28     $267,774.85     80.00                                  0.250                        0.017        0.108
4895426      1-Jan-29     $290,000.00     58.59                                  0.250                        0.017        0.358
4895437      1-Dec-28     $303,756.89     62.04                                  0.250                        0.017        0.358
4895448      1-Dec-28     $301,758.50     67.11                                  0.250                        0.017        0.358
4895464      1-Jan-29     $256,200.00     73.20                                  0.250                        0.017        0.608
4895522      1-Dec-28     $639,462.32     69.19                                  0.250                        0.017        0.108
4895540      1-Jan-29     $471,920.00     80.00                                  0.250                        0.017        0.000
4895553      1-Dec-28     $614,444.03     58.57                                  0.250                        0.017        0.000
4895690      1-Dec-28     $619,491.79     47.69                                  0.250                        0.017        0.233
4895816      1-Dec-28     $348,870.79     58.19                                  0.250                        0.017        0.358
4895922      1-Jan-29     $509,000.00     68.78                                  0.250                        0.017        0.358
4895951      1-Nov-28     $369,391.65     79.86                                  0.250                        0.017        0.233
4895997      1-Dec-28     $335,203.99     67.10                                  0.250                        0.017        0.000
4896012      1-Dec-28     $359,712.11     65.45                                  0.250                        0.017        0.358
4896019      1-Dec-28     $267,275.27     72.30                                  0.250                        0.017        0.108
4896053      1-Nov-28     $276,732.90     90.00                       01         0.250                        0.017        0.108
4896067      1-Nov-28     $282,573.04     89.98                       14         0.250                        0.017        0.108
4896078      1-Nov-28     $246,933.18     90.00                       12         0.250                        0.017        0.108
4896097      1-Jan-29     $252,000.00     63.80                                  0.250                        0.017        0.233
4896121      1-Nov-28     $275,934.25     74.99                                  0.250                        0.017        0.108
4896133      1-Dec-28     $475,609.83     56.00                                  0.250                        0.017        0.233
4896161      1-Jan-29     $292,000.00     72.10                                  0.250                        0.017        0.483
4896204      1-Dec-28     $349,726.96     61.40                                  0.250                        0.017        0.483
4896218      1-Dec-28     $359,704.91     51.43                                  0.250                        0.017        0.233
4896236      1-Jan-29     $271,000.00     63.62                                  0.250                        0.017        0.608
4896246      1-Jan-29     $259,000.00     89.93                       01         0.250                        0.017        0.483
4896350      1-Dec-28     $245,793.33     61.50                                  0.250                        0.017        0.108
4896430      1-Jan-29     $275,000.00     72.37                                  0.250                        0.017        0.358
4896449      1-Jan-29     $254,000.00     52.37                                  0.250                        0.017        0.858
4896602      1-Dec-28     $399,672.12     54.79                                  0.250                        0.017        0.233
4896631      1-Dec-28     $549,570.95     43.21                                  0.250                        0.017        0.483
4896794      1-Dec-28     $392,685.72     56.96                                  0.250                        0.017        0.358
4896815      1-Dec-28     $409,672.13     70.69                                  0.250                        0.017        0.358
4896923      1-Dec-28     $539,546.33     63.53                                  0.250                        0.017        0.108
4896991      1-Dec-28     $321,093.02     69.11                                  0.250                        0.017        0.358
4896992      1-Dec-28     $245,808.09     55.28                                  0.250                        0.017        0.483
4896995      1-Dec-28     $323,747.24     73.64                                  0.250                        0.017        0.483
4897004      1-Dec-28     $353,902.42     45.70                                  0.250                        0.017        0.108
4897011      1-Dec-28     $294,758.18     77.63                                  0.250                        0.017        0.233
4897041      1-Jan-29     $364,000.00     80.00                                  0.250                        0.017        0.000
4897042      1-Dec-28     $291,748.59     76.84                                  0.250                        0.017        0.000
4897051      1-Dec-28     $748,401.03     28.53                                  0.250                        0.017        0.358
4897052      1-Dec-28     $463,619.66     69.77                                  0.250                        0.017        0.233
4897068      1-Jan-29     $376,200.00     58.78                                  0.250                        0.017        0.358
4897078      1-Dec-28     $277,650.63     69.50                                  0.250                        0.017        0.358
4897160      1-Jan-29     $118,000.00     69.41                                  0.250                        0.017        0.358
4897164      1-Dec-28     $345,723.31     46.76                                  0.250                        0.017        0.358
4897170      1-Dec-28     $286,776.11     62.39                                  0.250                        0.017        0.483
4897182      1-Jan-29     $320,000.00     53.78                                  0.250                        0.017        0.358
4897184      1-Dec-28     $388,381.38     76.97                                  0.250                        0.017        0.233
4897193      1-Dec-28     $249,800.08     59.10                                  0.250                        0.017        0.358
4897198      1-Dec-28     $643,072.44     80.00                                  0.250                        0.017        0.233
4897296      1-Dec-28     $259,420.91     80.00                                  0.250                        0.017        0.000
4897356      1-Dec-28     $469,595.33     67.14                                  0.250                        0.017        0.000
4897370      1-Dec-28     $379,696.11     76.00                                  0.250                        0.017        0.358
4897382      1-Dec-28     $415,267.65     33.93                                  0.250                        0.017        0.358
4897395      1-Dec-28     $599,495.92     80.00                                  0.250                        0.017        0.108
4897410      1-Dec-28     $594,487.72     67.23                                  0.250                        0.017        0.000
4897502      1-Dec-28     $539,557.36     80.00                                  0.250                        0.017        0.233
4897539      1-Dec-28     $322,741.69     58.41                                  0.250                        0.017        0.358
4897571      1-Jan-29     $250,000.00     87.72                       17         0.250                        0.017        0.858
4897652      1-Dec-28     $299,754.09     68.97                                  0.250                        0.017        0.233
4897688      1-Jan-29     $528,000.00     63.61                                  0.250                        0.017        0.233
4897722      1-Dec-28     $448,631.96     67.82                                  0.250                        0.017        0.233
4897759      1-Dec-28     $599,531.94     60.00                                  0.250                        0.017        0.483
4897764      1-Dec-28     $399,680.12     50.96                                  0.250                        0.017        0.358
4897777      1-Jan-29     $603,000.00     52.43                                  0.250                        0.017        0.233
4897830      1-Jan-29     $255,000.00     50.00                                  0.250                        0.017        0.358
4897833      1-Dec-28     $309,764.11     68.89                                  0.250                        0.017        0.608
4897863      1-Dec-28     $447,623.62     55.38                                  0.250                        0.017        0.108
4897881      1-Nov-28     $446,265.06     50.22                                  0.250                        0.017        0.233
4897892      1-Aug-28     $253,395.64     80.00                                  0.250                        0.017        0.483
4897905      1-Dec-28     $349,713.11     32.47                                  0.250                        0.017        0.233
4897909      1-Jan-29     $581,000.00     74.01                                  0.250                        0.017        0.108
4897967      1-Dec-28     $444,569.82     49.43                                  0.250                        0.017        0.733
4897985      1-Dec-28     $271,782.48     55.51                                  0.250                        0.017        0.358
4897988      1-Dec-28     $425,659.33     56.05                                  0.250                        0.017        0.358
4897994      1-Dec-28     $279,786.93     70.00                                  0.250                        0.017        0.608
4897998      1-Dec-28     $449,631.13     66.67                                  0.250                        0.017        0.233
4898017      1-Dec-28     $349,720.11     32.71                                  0.250                        0.017        0.358
4898018      1-Dec-28     $437,632.03     58.40                                  0.250                        0.017        0.108
4898023      1-Jan-29     $433,000.00     68.73                                  0.250                        0.017        0.233
4898031      1-Dec-28     $273,775.40     79.88                                  0.250                        0.017        0.233
4898038      1-Dec-28     $303,756.89     60.20                                  0.250                        0.017        0.358
4898078      1-Dec-28     $264,188.56     77.76                                  0.250                        0.017        0.358
4898089      1-Dec-28     $491,391.96     50.41                                  0.250                        0.017        0.108
4898106      1-Jan-29     $456,000.00     80.00                                  0.250                        0.017        0.358
4898111      1-Dec-28     $359,704.91     68.57                                  0.250                        0.017        0.233
4898118      1-Dec-28     $369,704.12     56.92                                  0.250                        0.017        0.358
4898129      1-Dec-28     $367,398.60     61.49                                  0.250                        0.017        0.233
4898131      1-Dec-28     $351,718.51     73.33                                  0.250                        0.017        0.358
4898167      1-Dec-28     $649,453.92     61.90                                  0.250                        0.017        0.108
4898173      1-Dec-28     $265,792.49     65.84                                  0.250                        0.017        0.483
4898177      1-Jan-29     $333,000.00     39.64                                  0.250                        0.017        0.358
4898195      1-Jan-29     $247,000.00     66.76                                  0.250                        0.017        0.483
4898203      1-Dec-28     $377,697.72     79.41                                  0.250                        0.017        0.358
4898225      1-Dec-28     $414,668.12     66.40                                  0.250                        0.017        0.358
4898235      1-Dec-28     $349,713.11     48.95                                  0.250                        0.017        0.233
4898236      1-Dec-28     $434,660.66     74.36                                  0.250                        0.017        0.483
4898244      1-Dec-28     $320,730.31     24.69                                  0.250                        0.017        0.108
4898256      1-Jan-29     $636,200.00     79.53                                  0.250                        0.017        0.358
4898258      1-Dec-28     $467,207.16     70.00                                  0.250                        0.017        0.108
4898266      1-Dec-28     $412,061.96     56.88                                  0.250                        0.017        0.233
4898293      1-Dec-28     $353,210.23     70.00                                  0.250                        0.017        0.233
4898315      1-Dec-28     $594,500.12     71.26                                  0.250                        0.017        0.108
4898355      1-Dec-28     $599,508.18     75.00                                  0.250                        0.017        0.233
4898357      1-Dec-28     $449,631.13     75.00                                  0.250                        0.017        0.233
4898367      1-Dec-28     $375,691.79     40.65                                  0.250                        0.017        0.233
4898374      1-Nov-28     $307,480.98     57.04                                  0.250                        0.017        0.108
4898384      1-Dec-28     $444,644.14     69.53                                  0.250                        0.017        0.358
4898395      1-Dec-28     $277,783.12     39.71                                  0.250                        0.017        0.483
4898406      1-Dec-28     $514,078.26     49.00                                  0.250                        0.017        0.233
4898416      1-Dec-28     $964,169.15     64.98                                  0.250                        0.017        0.000
4898418      1-Oct-28     $648,419.75     72.22                                  0.250                        0.017        0.483
4898430      1-Dec-28     $299,754.09     69.77                                  0.250                        0.017        0.233
4898437      1-Dec-28     $261,790.48     44.79                                  0.250                        0.017        0.358
4898468      1-Jan-29     $307,000.00     49.52                                  0.250                        0.017        0.483
4898494      1-Dec-28     $398,699.71     64.56                                  0.250                        0.017        0.000
4898498      1-Dec-28     $371,702.51     74.10                                  0.250                        0.017        0.358
4898523      1-Dec-28     $261,785.23     68.95                                  0.250                        0.017        0.233
4898552      1-Dec-28     $299,747.96     27.27                                  0.250                        0.017        0.108
4898564      1-Dec-28     $299,747.96     31.91                                  0.250                        0.017        0.108
4898566      1-Dec-28     $284,742.35     63.33                                  0.250                        0.017        0.000
4898568      1-Dec-28     $599,443.41     37.50                                  0.250                        0.017        0.000
4898572      1-Dec-28     $358,690.91     47.87                                  0.250                        0.017        0.000
4898576      1-Dec-28     $350,090.85     80.00                                  0.250                        0.017        0.000
4898578      1-Dec-28     $349,705.95     47.30                                  0.250                        0.017        0.108
4898584      1-Jan-29     $355,000.00     78.89                                  0.250                        0.017        0.233
4898601      1-Jan-29     $417,100.00     75.15                                  0.250                        0.017        0.358
4898602      1-Dec-28     $401,662.27     59.12                                  0.250                        0.017        0.108
4898604      1-Dec-28     $390,679.49     65.17                                  0.250                        0.017        0.233
4898683      1-Dec-28     $297,256.14     70.00                                  0.250                        0.017        0.233
4898716      1-Jan-29     $256,664.80     66.51                                  0.250                        0.017        0.483
4898720      1-Dec-28     $311,756.61     69.33                                  0.250                        0.017        0.483
4898777      1-Dec-28     $369,696.71     61.67                                  0.250                        0.017        0.233
4898778      1-Dec-28     $293,721.04     63.91                                  0.250                        0.017        0.000
4898780      1-Dec-28     $336,630.58     25.43                                  0.250                        0.017        0.358
4898796      1-Dec-28     $299,760.09     68.03                                  0.250                        0.017        0.358
4898818      1-Dec-28     $391,063.01     43.49                                  0.250                        0.017        0.000
4898849      1-Dec-28     $434,660.66     66.92                                  0.250                        0.017        0.483
4898861      1-Dec-28     $575,004.50     78.30                                  0.250                        0.017        0.000
4898886      1-Dec-28     $268,179.99     52.63                                  0.250                        0.017        0.233
4898918      1-Jan-29     $351,000.00     25.07                                  0.250                        0.017        0.483
4899008      1-Dec-28     $446,805.44     55.90                                  0.250                        0.017        0.000
4899013      1-Dec-28     $329,729.50     78.57                                  0.250                        0.017        0.233
4899072      1-Dec-28     $394,668.15     43.89                                  0.250                        0.017        0.108
4899080      1-Dec-28     $453,609.11     64.86                                  0.250                        0.017        0.000
4899089      1-Dec-28     $587,518.02     69.83                                  0.250                        0.017        0.233
4899093      1-Jan-29     $255,000.00     73.49                                  0.250                        0.017        0.858
4899096      1-Jan-29     $308,000.00     64.17                                  0.250                        0.017        0.108
4899097      1-Jan-29     $547,000.00     67.95                                  0.250                        0.017        0.233
4899103      1-Dec-28     $319,737.70     64.65                                  0.250                        0.017        0.233
4899111      1-Dec-28     $521,372.28     65.23                                  0.250                        0.017        0.233
4899140      1-Dec-28     $573,302.42     75.00                                  0.250                        0.017        0.483
4899145      1-Jan-29     $244,000.00     80.00                                  0.250                        0.017        0.000
4899236      1-Dec-28     $295,751.32     74.00                                  0.250                        0.017        0.108
4899243      1-Dec-28     $294,764.09     66.29                                  0.250                        0.017        0.358
4899306      1-Dec-28     $309,758.17     68.13                                  0.250                        0.017        0.483
4899556      1-Dec-28     $302,745.44     46.98                                  0.250                        0.017        0.108
4899578      1-Jan-29     $564,000.00     80.00                                  0.250                        0.017        0.358
4899594      1-Dec-28     $267,269.69     76.43                                  0.250                        0.017        0.000
4899672      1-Dec-28     $359,719.16     46.75                                  0.250                        0.017        0.483
4899767      1-Dec-28     $382,928.03     61.32                                  0.250                        0.017        0.108
4899875      1-Dec-28     $347,607.72     82.83                       06         0.250                        0.017        0.108
4900047      1-Nov-28     $298,121.56     49.78                                  0.250                        0.017        0.000
4900269      1-Dec-28     $277,383.44     80.00                                  0.250                        0.017        0.483
4900338      1-Dec-28     $529,586.54     65.03                                  0.250                        0.017        0.483
4900384      1-Dec-28     $345,730.09     63.84                                  0.250                        0.017        0.483
4900553      1-Oct-28     $518,775.68     80.00                                  0.250                        0.017        0.483
4900633      1-Jan-29     $520,000.00     80.00                                  0.250                        0.017        0.483
4900741      1-Dec-28     $299,758.77     73.18                                  0.250                        0.017        0.000
4900748      1-Dec-28     $288,644.82     70.46                                  0.250                        0.017        0.000
4900862      1-Dec-28     $437,632.03     67.38                                  0.250                        0.017        0.108
4900959      1-Dec-28     $319,762.51     73.23                                  0.250                        0.017        0.733
4901074      1-Jan-29     $323,900.00     89.97                       17         0.250                        0.017        0.000
4901113      1-Nov-28     $247,082.95     75.00                                  0.250                        0.017        0.108
4901255      1-Dec-28     $269,773.17     70.68                                  0.250                        0.017        0.108
4901466      1-Jan-29     $363,000.00     69.81                                  0.250                        0.017        0.358
4901584      1-Jan-29     $268,125.00     75.00                                  0.250                        0.017        0.858
4901650      1-Dec-28     $418,681.17     64.56                                  0.250                        0.017        0.608
4901804      1-Dec-28     $499,569.50     70.92                                  0.250                        0.017        0.000
4901954      1-Sep-28     $442,495.08     80.00                                  0.250                        0.017        0.108
4902012      1-Dec-28     $325,739.30     74.09                                  0.250                        0.017        0.358
4902088      1-Jan-29     $548,900.00     79.99                                  0.250                        0.017        0.108
4902207      1-Nov-28     $598,988.95     69.77                                  0.250                        0.017        0.108
4902246      1-Jan-29     $410,000.00     58.24                                  0.250                        0.017        0.733
4902360      1-Dec-28     $367,220.36     70.00                                  0.250                        0.017        0.608
4902437      1-Dec-28     $245,821.95     78.85                                  0.250                        0.017        0.858
4902453      1-Nov-28     $479,210.81     69.57                                  0.250                        0.017        0.233
4902477      1-Jan-29     $386,750.00     85.00                       11         0.250                        0.017        0.483
4902803      1-Dec-28     $325,732.78     45.15                                  0.250                        0.017        0.233
4902808      1-Dec-28     $288,395.33     72.16                                  0.250                        0.017        0.000
4902864      1-Jan-29     $290,500.00     52.82                                  0.250                        0.017        0.000
4903207      1-Nov-28     $257,975.13     85.00                       17         0.250                        0.017        0.233
4903271      1-Dec-28     $250,794.26     69.72                                  0.250                        0.017        0.233
4903309      1-Dec-28     $408,680.93     73.04                                  0.250                        0.017        0.483
4903490      1-Nov-28     $327,932.73     69.60                                  0.250                        0.017        0.000
4903550      1-Nov-28     $275,179.30     67.22                                  0.250                        0.017        0.608
4903559      1-Nov-28     $489,233.20     34.27                                  0.250                        0.017        0.483
4903561      1-Nov-28     $349,515.64     50.01                                  0.250                        0.017        0.608
4903729      1-Jan-29     $278,100.00     44.14                                  0.250                        0.017        0.483
4903978      1-Dec-28     $329,722.76     73.33                                  0.250                        0.017        0.108
4904046      1-Jan-29     $370,000.00     78.72                                  0.250                        0.017        0.483
4904387      1-Dec-28     $364,393.35     48.67                                  0.250                        0.017        0.108
4904480      1-Jan-29     $346,500.00     70.00                                  0.250                        0.017        0.000
4904536      1-Dec-28     $364,700.81     73.00                                  0.250                        0.017        0.233
4904539      1-Dec-28     $249,795.08     60.98                                  0.250                        0.017        0.233
4904627      1-Dec-28     $270,528.06     89.36                       06         0.250                        0.017        0.233
4904631      1-Nov-28     $315,493.10     74.35                                  0.250                        0.017        0.358
4904691      1-Dec-28     $381,187.29     70.00                                  0.250                        0.017        0.233
4904694      1-Dec-28     $443,626.98     68.31                                  0.250                        0.017        0.108
4904773      1-Nov-28     $486,698.47     75.00                                  0.250                        0.017        0.233
4905079      1-Dec-28     $249,085.36     94.99                       13         0.250                        0.017        0.000
4905082      1-Dec-28     $299,747.96     63.42                                  0.250                        0.017        0.108
4905087      1-Dec-28     $308,740.40     58.75                                  0.250                        0.017        0.108
4905644      1-Jan-29     $266,000.00     57.83                                  0.250                        0.017        0.483
4905806      1-Dec-28     $312,036.83     67.53                                  0.250                        0.017        0.233
4906107      1-Dec-28     $288,957.04     80.00                                  0.250                        0.017        0.108
4906131      1-Dec-28     $263,783.60     78.81                                  0.250                        0.017        0.233
4906149      1-Jan-29     $946,000.00     64.14                                  0.250                        0.017        0.358
4906281      1-Jan-29     $403,000.00     60.60                                  0.250                        0.017        0.483
4906367      1-Dec-28     $309,775.62     67.54                                  0.250                        0.017        0.858
4906529      1-Jan-29     $982,850.00     43.68                                  0.250                        0.017        0.483
4906554      1-Dec-28     $141,877.74     46.56                                  0.250                        0.017        0.000
4906661      1-Jan-29     $280,000.00     56.22                                  0.250                        0.017        0.233
4906671      1-Dec-28     $394,699.43     79.00                                  0.250                        0.017        0.608
4906723      1-Dec-28     $637,489.80     65.10                                  0.250                        0.017        0.358
4906733      1-Dec-28     $598,983.41     67.80                                  0.250                        0.017        0.000
4906866      1-Jan-29     $245,000.00     74.24                                  0.250                        0.017        0.000
4906940      1-Dec-28     $479,596.74     59.26                                  0.250                        0.017        0.108
4907222      1-Dec-28     $326,944.74     66.78                                  0.250                        0.017        0.483
4907729      1-Jan-29     $312,000.00     49.29                                  0.250                        0.017        0.233
4907733      1-Jan-29     $413,000.00     63.54                                  0.250                        0.017        0.608
4908015      1-Jan-29     $380,000.00     66.67                                  0.250                        0.017        0.233
4908077      1-Jan-29     $384,000.00     53.93                                  0.250                        0.017        0.108
4908102      1-Nov-28     $269,522.25     67.08                                  0.250                        0.017        0.000
4908222      1-Dec-28     $434,016.74     89.57                       33         0.250                        0.017        0.000
4908438      1-Jan-29     $440,000.00     60.27                                  0.250                        0.017        0.483
4908662      1-Jan-29     $276,000.00     80.00                                  0.250                        0.017        0.983
4908717      1-Dec-28     $281,768.84     71.21                                  0.250                        0.017        0.233
4908720      1-Dec-28     $253,691.87     69.56                                  0.250                        0.017        0.233
4908966      1-Dec-28     $299,754.09     64.38                                  0.250                        0.017        0.233
4909074      1-Dec-28     $262,268.40     78.83                                  0.250                        0.017        0.000
4909098      1-Nov-28     $284,519.76     50.44                                  0.250                        0.017        0.108
4909280      1-Jan-29     $610,000.00     72.19                                  0.250                        0.017        0.108
4909499      1-Dec-28     $323,721.04     80.00                                  0.250                        0.017        0.000
4909565      1-Dec-28     $327,710.62     80.00                                  0.250                        0.017        0.000
4909620      1-Nov-28     $317,051.56     79.99                                  0.250                        0.017        0.000
4909845      1-Dec-28     $289,750.32     59.79                                  0.250                        0.017        0.000
4909863      1-Dec-28     $352,559.17     57.40                                  0.250                        0.017        0.233
4909880      1-Dec-28     $307,747.53     34.61                                  0.250                        0.017        0.233
4910227      1-Nov-28     $474,179.77     63.33                                  0.250                        0.017        0.000
4910429      1-Dec-28     $547,051.21     77.11                                  0.250                        0.017        0.233
4910494      1-Jan-29     $650,000.00     42.48                                  0.250                        0.017        0.358
4910629      1-Nov-28     $359,593.04     55.42                                  0.250                        0.017        0.108
4910645      1-Dec-28     $335,731.30     46.99                                  0.250                        0.017        0.358
4910925      1-Dec-28     $296,774.00     64.57                                  0.250                        0.017        0.608
4910963      1-Jan-29     $493,500.00     35.25                                  0.250                        0.017        0.358
4911114      1-Nov-28     $243,538.93     79.99                                  0.250                        0.017        0.108
4911163      1-Jan-29     $459,000.00     76.50                                  0.250                        0.017        0.608
4911220      1-Jan-29     $360,500.00     70.00                                  0.250                        0.017        0.608
4911532      1-Jan-29     $455,000.00     65.00                                  0.250                        0.017        0.108
4911633      1-Jan-29     $291,500.00     74.94                                  0.250                        0.017        0.358
4911708      1-Oct-28     $306,987.99     80.00                                  0.250                        0.017        0.358
4911714      1-Oct-28     $463,905.18     69.92                                  0.250                        0.017        0.483
4912096      1-Dec-28     $357,720.73     71.60                                  0.250                        0.017        0.483
4912535      1-Jan-29     $500,000.00     57.14                                  0.250                        0.017        0.000
4912607      1-Jan-29     $250,000.00     47.62                                  0.250                        0.017        0.608
4912621      1-Jan-29     $300,000.00     55.56                                  0.250                        0.017        0.608
4912885      1-Jan-29     $465,000.00     66.43                                  0.250                        0.017        0.233
4913013      1-Jan-29     $268,000.00     67.85                                  0.250                        0.017        0.108
4913110      1-Dec-28     $286,781.61     89.97                       12         0.250                        0.017        0.608
4913269      1-Jan-29     $281,000.00     45.32                                  0.250                        0.017        0.108
4913288      1-Jan-29     $261,000.00     77.68                                  0.250                        0.017        0.858
4913326      1-Sep-28     $358,339.76     79.36                                  0.250                        0.017        0.358
4913329      1-Dec-28     $467,455.62     59.87                                  0.250                        0.017        0.233
4913360      1-Jan-29     $370,000.00     86.45                       33         0.250                        0.017        0.608
4913361      1-Jan-29     $290,000.00     39.19                                  0.250                        0.017        0.233
4913418      1-Dec-28     $89,922.51      15.65                                  0.250                        0.017        0.000
4913818      1-Nov-28     $392,353.84     89.93                       06         0.250                        0.017        0.233
4913859      1-Nov-28     $284,260.64     80.00                                  0.250                        0.017        0.358
4913967      1-Nov-28     $299,372.60     73.17                                  0.250                        0.017        0.000
4913978      1-Oct-28     $264,360.48     79.10                                  0.250                        0.017        0.358
4914122      1-Dec-28     $299,760.09     44.44                                  0.250                        0.017        0.358
4914381      1-Jan-29     $390,000.00     72.22                                  0.250                        0.017        0.108
4914429      1-Dec-28     $449,648.96     75.00                                  0.250                        0.017        0.483
4914440      1-Jan-29     $280,000.00     77.78                                  0.250                        0.017        0.733
4914488      1-Jan-29     $255,000.00     68.92                                  0.250                        0.017        0.108
4914609      1-Dec-28     $294,470.10     77.55                                  0.250                        0.017        0.483
4914847      1-Jan-29     $369,000.00     51.97                                  0.250                        0.017        0.608
4915050      1-Dec-28     $308,047.29     94.99                       13         0.250                        0.017        0.233
4915597      1-Nov-28     $425,815.84     60.07                                  0.250                        0.017        0.358
4915658      1-Dec-28     $243,000.65     57.90                                  0.250                        0.017        0.233
4915688      1-Nov-28     $454,233.29     53.53                                  0.250                        0.017        0.108
4915694      1-Jan-29     $330,000.00     86.84                       17         0.250                        0.017        0.608
4915734      1-Dec-28     $264,527.58     75.00                                  0.250                        0.017        0.108
4915785      1-Nov-28     $269,533.76     75.73                                  0.250                        0.017        0.000
4915927      1-Nov-28     $319,523.54     80.00                                  0.250                        0.017        0.733
4915969      1-Nov-28     $261,600.05     75.07                                  0.250                        0.017        0.608
4915976      1-Nov-28     $319,172.12     80.00                                  0.250                        0.017        0.233
4916037      1-Oct-28     $99,752.66      59.88                                  0.250                        0.017        0.233
4916051      1-Nov-28     $291,554.26     71.22                                  0.250                        0.017        0.608
4916068      1-Oct-28     $343,546.31     76.37                                  0.250                        0.017        0.233
4916071      1-Jan-29     $268,000.00     80.00                                  0.250                        0.017        0.000
4916078      1-Oct-28     $239,174.57     65.46                                  0.250                        0.017        0.108
4916423      1-Nov-28     $259,590.76     80.00                                  0.250                        0.017        0.483
4916453      1-Nov-28     $440,238.48     72.30                                  0.250                        0.017        0.000
4916620      1-Nov-28     $605,452.69     62.53                                  0.250                        0.017        0.000
4916686      1-Nov-23     $578,591.95     67.44                                  0.250                        0.017        0.358
4916934      1-Jan-29     $250,850.00     79.99                                  0.250                        0.017        0.733
4916967      1-Jan-29     $410,000.00     72.57       FX30YR                     0.250                        0.017        0.358
4917398      1-Nov-28     $329,483.56     71.74                                  0.250                        0.017        0.483
4917575      1-Jan-29     $282,400.00     80.00                                  0.250                        0.017        0.483
4917792      1-Dec-28     $335,750.64     80.00                                  0.250                        0.017        0.733
4917821      1-Nov-28     $409,200.95     71.30                                  0.250                        0.017        0.000
4918114      1-Nov-28     $910,607.81     72.96                                  0.250                        0.017        0.608
4918137      1-Dec-28     $282,512.45     75.00                                  0.250                        0.017        0.108
4918185      1-Dec-28     $267,806.03     80.00                                  0.250                        0.017        0.858
4918315      1-Nov-28     $274,048.67     78.43                                  0.250                        0.017        0.233
4918325      1-Nov-28     $392,169.89     74.82                                  0.250                        0.017        0.358
4918925      1-Jan-29     $145,000.00     52.16                                  0.250                        0.017        0.358
4919105      1-Nov-28     $599,061.06     73.62                                  0.250                        0.017        0.483
4919143      1-Dec-28     $270,433.56     79.99                                  0.250                        0.017        0.358
4919479      1-Dec-28     $374,714.65     79.79                                  0.250                        0.017        0.608
4919490      1-Dec-28     $130,902.78     64.85                                  0.250                        0.017        0.733
4919552      1-Dec-28     $366,699.18     75.67                                  0.250                        0.017        0.233
4919583      1-Jan-29     $350,400.00     76.01                                  0.250                        0.017        0.233
4919878      1-Jan-29     $350,000.00     63.64                                  0.250                        0.017        0.608
4920026      1-Nov-28     $224,647.89     54.22                                  0.250                        0.017        0.483
4920212      1-Nov-28     $570,106.43     67.57                                  0.250                        0.017        0.483
4920259      1-Nov-28     $273,481.12     75.27                                  0.250                        0.017        0.608
4920274      1-Nov-28     $193,404.31     79.89                                  0.250                        0.017        0.608
4920285      1-Nov-28     $144,773.08     62.50                                  0.250                        0.017        0.483
4920290      1-Oct-28     $281,246.73     78.33                                  0.250                        0.017        0.608
4920305      1-Nov-28     $246,104.57     77.52                                  0.250                        0.017        0.358
4920326      1-Nov-28     $576,097.04     76.93                                  0.250                        0.017        0.483
4920340      1-Nov-28     $149,776.64     59.76                                  0.250                        0.017        0.733
4920349      1-Nov-28     $341,451.38     77.55                                  0.250                        0.017        0.358
4920373      1-Nov-28     $311,535.45     80.00                                  0.250                        0.017        0.733
4920396      1-Dec-28     $470,594.48     72.46                                  0.250                        0.017        0.000
4920402      1-Nov-28     $628,813.25     70.00                                  0.250                        0.017        0.358
4920413      1-Nov-28     $303,387.73     80.00                                  0.250                        0.017        0.108
4920423      1-Nov-28     $277,542.91     58.53                                  0.250                        0.017        0.233
4920438      1-Nov-28     $444,969.72     76.84                                  0.250                        0.017        0.608
4920447      1-Nov-28     $404,350.33     55.86                                  0.250                        0.017        0.358
4920460      1-Nov-28     $319,523.54     57.14                                  0.250                        0.017        0.733
4920469      1-Nov-28     $347,413.61     80.00                                  0.250                        0.017        0.108
4920544      1-Dec-28     $375,818.14     89.99                       24         0.250                        0.017        0.000
4921099      1-Jan-29     $265,000.00     69.74                                  0.250                        0.017        0.483
4921142      1-Dec-28     $399,695.63     80.00                                  0.250                        0.017        0.608
4921153      1-Dec-28     $264,072.44     78.90                                  0.250                        0.017        0.000
4921238      1-Nov-28     $325,437.06     69.36                                  0.250                        0.017        0.000
4921259      1-Nov-28     $329,483.57     78.57                                  0.250                        0.017        0.483
4921670      1-Jan-29     $300,000.00     80.00                                  0.250                        0.017        0.608
4922123      1-Nov-28     $263,555.13     66.00                                  0.250                        0.017        0.108
4922128      1-Jan-29     $650,000.00     66.67                                  0.250                        0.017        0.000
4922184      1-Jan-29     $75,000.00      60.00                                  0.250                        0.017        0.483
4922292      1-Jan-29     $302,500.00     89.78                       33         0.250                        0.017        0.483
4922346      1-Nov-28     $299,481.97     50.85                                  0.250                        0.017        0.000
4922387      1-Nov-28     $394,228.18     58.61                                  0.250                        0.017        0.108
4922398      1-Nov-28     $455,321.04     80.00                                  0.250                        0.017        0.733
4922510      1-Nov-28     $154,763.38     72.09                                  0.250                        0.017        0.608
4922518      1-Nov-28     $516,649.15     66.77                                  0.250                        0.017        0.233
4922531      1-Nov-28     $356,398.42     85.00                       06         0.250                        0.017        0.108
4922539      1-Nov-28     $249,578.74     62.50                                  0.250                        0.017        0.108
4923049      1-Jan-29     $280,000.00     80.00                                  0.250                        0.017        0.608
4923115      1-Jan-29     $291,000.00     51.96                                  0.250                        0.017        0.108
4923182      1-Jan-29     $307,900.00     79.99                                  0.250                        0.017        0.358
4923399      1-Nov-28     $339,440.98     80.00                                  0.250                        0.017        0.233
4923408      1-Nov-28     $372,216.61     79.99                                  0.250                        0.017        0.483
4923415      1-Nov-28     $305,009.95     79.97                                  0.250                        0.017        0.358
4923420      1-Nov-28     $287,560.37     80.00                                  0.250                        0.017        0.608
4923424      1-Nov-28     $393,163.73     75.72                                  0.250                        0.017        0.733
4923446      1-Dec-28     $487,080.27     75.00                                  0.250                        0.017        0.000
4923497      1-Nov-28     $325,863.34     80.00                                  0.250                        0.017        0.233
4923507      1-Nov-28     $402,369.35     55.59                                  0.250                        0.017        0.483
4923521      1-Nov-28     $285,563.42     63.56                                  0.250                        0.017        0.608
4923541      1-Nov-28     $515,081.11     80.00                                  0.250                        0.017        0.358
4923546      1-Nov-28     $364,384.96     79.35                                  0.250                        0.017        0.108
4923641      1-Dec-28     $287,806.76     80.00                                  0.250                        0.017        1.233
4923865      1-Oct-28     $305,224.32     90.00                       11         0.250                        0.017        0.108
4924012      1-Jan-29     $210,000.00     54.55                                  0.250                        0.017        0.233
4924124      1-Nov-28     $349,438.55     62.50                                  0.250                        0.017        0.358
4924505      1-Nov-28     $296,998.69     78.29                                  0.250                        0.017        0.108
4924617      1-Jan-29     $400,000.00     47.06                                  0.250                        0.017        0.000
4924798      1-Jan-29     $263,000.00     65.75                                  0.250                        0.017        0.483
4924956      1-Dec-28     $299,677.44     85.71                       06         0.250                        0.017        0.733
4924964      1-Jan-29     $100,000.00     29.76                                  0.250                        0.017        0.000
4925076      1-Nov-28     $383,320.53     62.95                                  0.250                        0.017        0.000
4925122      1-Dec-28     $499,590.16     58.07                                  0.250                        0.017        0.233
4925811      1-Dec-28     $180,862.28     52.77                                  0.250                        0.017        0.608
4925817      1-Jan-29     $304,000.00     69.89                                  0.250                        0.017        0.358
4925839      1-Dec-28     $262,773.56     79.70                                  0.250                        0.017        0.000
4925864      1-Jan-29     $180,000.00     68.97                                  0.250                        0.017        0.358
4926338      1-Dec-28     $271,748.17     78.70                                  0.250                        0.017        0.733
4926405      1-Dec-28     $274,280.49     90.00                       06         0.250                        0.017        0.358
4926520      1-Jan-29     $320,000.00     88.89                       12         0.250                        0.017        0.733
4926524      1-Jan-29     $273,000.00     63.79                                  0.250                        0.017        0.608
4926528      1-Dec-28     $329,722.76     75.00                                  0.250                        0.017        0.108
4926638      1-Dec-28     $499,600.16     69.44                                  0.250                        0.017        0.358
4926837      1-Jan-29     $253,300.00     94.99                       12         0.250                        0.017        0.108
4926993      1-Jan-29     $133,600.00     53.44                                  0.250                        0.017        0.858
4927151      1-Jan-29     $217,000.00     51.06                                  0.250                        0.017        0.000
4927196      1-Dec-28     $291,348.93     79.24                                  0.250                        0.017        0.000
4927199      1-Dec-28     $279,786.93     80.00                                  0.250                        0.017        0.608
4927228      1-Nov-28     $245,994.88     80.00                                  0.250                        0.017        0.233
4927270      1-Nov-28     $300,840.07     78.67                                  0.250                        0.017        0.608
4927291      1-Nov-28     $295,548.15     75.90                                  0.250                        0.017        0.608
4927293      1-Nov-28     $106,844.62     79.26                                  0.250                        0.017        0.858
4927299      1-Nov-28     $158,245.76     72.71                                  0.250                        0.017        0.358
4927308      1-Nov-28     $480,209.15     59.68                                  0.250                        0.017        0.233
4927317      1-Nov-28     $204,687.08     78.85                                  0.250                        0.017        0.608
4927323      1-Nov-28     $314,428.82     75.95                                  0.250                        0.017        0.733
4927330      1-Nov-28     $301,527.41     79.47                                  0.250                        0.017        0.483
4927358      1-Nov-28     $248,619.91     79.05                                  0.250                        0.017        0.608
4927379      1-Nov-28     $286,516.39     79.94                                  0.250                        0.017        0.108
4927385      1-Nov-28     $203,488.90     79.92                                  0.250                        0.017        0.608
4927395      1-Nov-28     $287,560.37     80.00                                  0.250                        0.017        0.608
4927396      1-Nov-28     $391,416.34     80.00                                  0.250                        0.017        0.733
4927417      1-Nov-28     $270,326.20     79.99                                  0.250                        0.017        1.108
4927429      1-Nov-28     $301,926.77     90.00                       06         0.250                        0.017        0.483
4927457      1-Nov-28     $595,020.09     79.17                                  0.250                        0.017        0.233
4927470      1-Nov-28     $279,017.36     72.60                                  0.250                        0.017        0.000
4927635      1-Nov-28     $241,889.30     95.00                       01         0.250                        0.017        0.733
4927636      1-Nov-28     $299,575.15     79.16                                  0.250                        0.017        0.983
4927637      1-Jan-29     $251,550.00     22.87                                  0.250                        0.017        0.483
4927645      1-Oct-28     $279,356.90     89.20                       12         0.250                        0.017        0.608
4927650      1-Nov-28     $558,103.30     76.58                                  0.250                        0.017        0.358
4927652      1-Nov-28     $315,053.22     78.88                                  0.250                        0.017        0.983
4927654      1-Nov-28     $285,191.78     79.99                                  0.250                        0.017        0.358
4927660      1-Nov-28     $119,614.83     75.00                                  0.250                        0.017        0.358
4927668      1-Nov-28     $288,287.18     80.00                                  0.250                        0.017        0.983
4927673      1-Nov-28     $299,469.18     80.00                                  0.250                        0.017        0.000
4927689      1-Nov-28     $116,303.70     58.25                                  0.250                        0.017        0.108
4927697      1-Jan-29     $265,000.00     55.79                                  0.250                        0.017        0.358
4927698      1-Nov-28     $274,525.12     75.34                                  0.250                        0.017        0.000
4927718      1-Jan-29     $300,000.00     80.00                                  0.250                        0.017        0.358
4927736      1-Nov-28     $285,185.27     80.00                                  0.250                        0.017        0.858
4927740      1-Jan-29     $265,500.00     90.00                       17         0.250                        0.017        1.108
4927780      1-Dec-28     $273,758.25     54.37                                  0.250                        0.017        0.000
4927892      1-Nov-28     $319,499.22     58.72                                  0.250                        0.017        0.483
4928066      1-Dec-28     $250,813.72     80.00                                  0.250                        0.017        0.733
4928130      1-Jan-29     $274,000.00     79.42                                  0.250                        0.017        0.233
4928260      1-Jan-29     $272,000.00     80.00                                  0.250                        0.017        0.358
4928283      1-Jan-29     $282,000.00     78.33                                  0.250                        0.017        0.483
4928493      1-Jan-29     $440,000.00     69.84                                  0.250                        0.017        0.483
4928613      1-Dec-28     $289,923.66     89.28                       13         0.250                        0.017        0.483
4928752      1-Jan-29     $387,000.00     67.30                                  0.250                        0.017        0.483
4928780      1-Jan-29     $389,600.00     80.00                                  0.250                        0.017        0.000
4928826      1-Dec-28     $499,609.95     57.47                                  0.250                        0.017        0.483
4928838      1-Nov-28     $273,571.23     78.29                                  0.250                        0.017        0.483
4928852      1-Nov-28     $327,998.54     89.88                       12         0.250                        0.017        0.608
4928861      1-Dec-28     $284,866.30     79.99                                  0.250                        0.017        0.233
4928870      1-Dec-28     $262,273.99     69.08                                  0.250                        0.017        0.000
4928935      1-Nov-28     $240,541.47     79.02                                  0.250                        0.017        0.000
4928965      1-Nov-28     $524,115.34     75.00                                  0.250                        0.017        0.108
4929266      1-Dec-28     $449,612.56     58.82                                  0.250                        0.017        0.000
4929379      1-Jan-29     $320,000.00     50.00                                  0.250                        0.017        0.608
4929408      1-Jan-29     $460,000.00     57.86                                  0.250                        0.017        0.108
4929498      1-Jan-29     $271,000.00     54.20                                  0.250                        0.017        0.000
4929510      1-Dec-28     $109,916.30     52.38                                  0.250                        0.017        0.608
4929521      1-Nov-28     $312,497.91     77.28                                  0.250                        0.017        0.358
4929528      1-Dec-28     $328,193.78     89.99                       12         0.250                        0.017        0.483
4929534      1-Nov-28     $343,448.19     80.00                                  0.250                        0.017        0.358
4929541      1-Dec-28     $240,487.63     78.40                                  0.250                        0.017        0.000
4929616      1-Dec-28     $318,545.06     84.99                       01         0.250                        0.017        0.358
4929628      1-Dec-28     $324,306.55     79.99                                  0.250                        0.017        0.000
4929642      1-Dec-28     $76,160.98      42.63                                  0.250                        0.017        0.483
4929662      1-Dec-28     $299,747.96     59.41                                  0.250                        0.017        0.108
4929697      1-Dec-28     $265,787.29     72.48                                  0.250                        0.017        0.358
4929730      1-Dec-28     $282,640.09     79.90                                  0.250                        0.017        0.733
4929761      1-Dec-28     $297,761.70     88.96                       24         0.250                        0.017        0.358
4929769      1-Dec-28     $263,749.16     80.00                                  0.250                        0.017        0.608
4929782      1-Dec-28     $334,618.65     60.89                                  0.250                        0.017        0.108
4929823      1-Jan-29     $250,000.00     67.20                                  0.250                        0.017        0.483
4930028      1-Dec-28     $354,965.66     53.28                                  0.250                        0.017        0.483
4930041      1-Nov-28     $291,565.23     80.00                                  0.250                        0.017        0.733
4930052      1-Jan-29     $303,000.00     67.33                                  0.250                        0.017        0.000
4930053      1-Dec-28     $407,673.73     64.56                                  0.250                        0.017        0.358
4930063      1-Dec-28     $99,929.42      80.00                                  0.250                        0.017        0.983
4930114      1-Jan-29     $322,000.00     68.51                                  0.250                        0.017        0.358
4930146      1-Dec-28     $391,436.73     75.00                                  0.250                        0.017        0.358
4930222      1-Jan-29     $254,400.00     80.00                                  0.250                        0.017        0.483
4930294      1-Jan-29     $250,000.00     64.10                                  0.250                        0.017        0.358
4930339      1-Dec-28     $291,766.49     80.00                                  0.250                        0.017        0.358
4930379      1-Dec-28     $255,795.28     80.00                                  0.250                        0.017        0.358
4930394      1-Dec-28     $279,770.49     80.00                                  0.250                        0.017        0.233
4930402      1-Jan-29     $315,000.00     70.00                                  0.250                        0.017        0.233
4930429      1-Nov-28     $499,177.90     71.43                                  0.250                        0.017        0.233
4930663      1-Jan-29     $362,000.00     86.19                       17         0.250                        0.017        0.733
4930779      1-Jan-29     $256,500.00     89.69                       06         0.250                        0.017        0.108
4930786      1-Jan-29     $263,000.00     68.31                                  0.250                        0.017        0.858
4930789      1-Jan-29     $287,350.00     79.99                                  0.250                        0.017        0.000
4930804      1-Jan-29     $342,000.00     57.48                                  0.250                        0.017        0.108
4930849      1-Jan-29     $315,000.00     66.32                                  0.250                        0.017        0.000
4930852      1-Jan-29     $288,000.00     64.00                                  0.250                        0.017        0.108
4930862      1-Jan-29     $360,000.00     57.60                                  0.250                        0.017        0.483
4930870      1-Jan-29     $368,000.00     80.00                                  0.250                        0.017        0.108
4930891      1-Jan-29     $530,000.00     55.21                                  0.250                        0.017        0.733
4930952      1-Jan-29     $300,000.00     71.94                                  0.250                        0.017        0.983
4931014      1-Dec-28     $253,402.17     81.81                       17         0.250                        0.017        0.483
4931038      1-Dec-28     $319,731.16     80.00                                  0.250                        0.017        0.108
4931068      1-Dec-28     $434,660.66     75.00                                  0.250                        0.017        0.483
4931090      1-Nov-28     $499,236.74     79.37                                  0.250                        0.017        0.608
4931116      1-Nov-28     $168,498.75     75.00                                  0.250                        0.017        0.733
4931121      1-Dec-28     $399,672.13     80.00                                  0.250                        0.017        0.233
4931203      1-Dec-28     $328,436.66     67.77                                  0.250                        0.017        0.358
4931229      1-Nov-28     $302,289.44     79.74                                  0.250                        0.017        0.108
4931249      1-Nov-28     $245,215.67     78.59                                  0.250                        0.017        0.483
4931282      1-Dec-28     $439,648.14     80.00                                  0.250                        0.017        0.358
4931300      1-Nov-28     $164,229.53     70.00                                  0.250                        0.017        0.233
4931313      1-Nov-28     $275,992.22     95.00                       12         0.250                        0.017        0.483
4931327      1-Jan-29     $455,000.00     67.16                                  0.250                        0.017        0.000
4931334      1-Dec-28     $310,239.14     77.24                                  0.250                        0.017        0.108
4931397      1-Dec-28     $497,591.79     47.43                                  0.250                        0.017        0.233
4931421      1-Nov-28     $284,495.70     57.58                                  0.250                        0.017        0.000
4931425      1-Jan-29     $360,000.00     80.00                                  0.250                        0.017        0.358
4931496      1-Nov-28     $335,610.77     90.00                       06         0.250                        0.017        0.358
4931544      1-Jan-29     $251,910.00     90.00                       33         0.250                        0.017        1.108
4931893      1-Jan-29     $330,000.00     53.57                                  0.250                        0.017        0.108
4931935      1-Jan-29     $309,000.00     51.93                                  0.250                        0.017        0.358
4932002      1-Jan-29     $268,200.00     73.48                                  0.250                        0.017        0.858
4932099      1-Jan-29     $296,700.00     69.00                                  0.250                        0.017        0.108
4932105      1-Dec-28     $240,721.22     79.77                                  0.250                        0.017        0.733
4932112      1-Nov-28     $257,066.10     87.29                       13         0.250                        0.017        0.108
4932116      1-Jan-29     $394,000.00     79.76                                  0.250                        0.017        0.608
4932118      1-Nov-28     $299,481.97     63.42                                  0.250                        0.017        0.000
4932126      1-Nov-28     $294,091.29     78.56                                  0.250                        0.017        0.000
4932132      1-Nov-28     $369,376.52     74.30                                  0.250                        0.017        0.108
4932145      1-Nov-28     $710,829.36     80.00                                  0.250                        0.017        0.233
4932148      1-Jul-28     $248,840.93     60.24                                  0.250                        0.017        0.608
4932180      1-Dec-28     $317,119.96     53.80                                  0.250                        0.017        0.000
4932183      1-Nov-28     $403,367.78     80.00                                  0.250                        0.017        0.483
4932194      1-Nov-28     $319,486.68     70.33                                  0.250                        0.017        0.358
4932245      1-Nov-28     $507,243.62     80.00                                  0.250                        0.017        0.733
4932249      1-Nov-28     $449,313.07     50.00                                  0.250                        0.017        0.608
4932289      1-Nov-28     $299,518.76     80.00                                  0.250                        0.017        0.358
4932301      1-Nov-28     $555,119.86     80.00                                  0.250                        0.017        0.483
4932310      1-Nov-28     $475,217.38     80.00                                  0.250                        0.017        0.233
4932324      1-Dec-28     $348,713.92     47.16                                  0.250                        0.017        0.233
4932341      1-Nov-28     $351,421.26     80.00                                  0.250                        0.017        0.233
4932369      1-Jan-29     $387,000.00     36.00                                  0.250                        0.017        0.108
4932371      1-Nov-28     $342,378.18     79.77                                  0.250                        0.017        0.000
4932394      1-Nov-28     $356,398.42     62.63                                  0.250                        0.017        0.108
4932436      1-Jan-29     $536,000.00     80.00                                  0.250                        0.017        0.000
4932475      1-Nov-28     $310,962.08     72.44                                  0.250                        0.017        0.000
4932507      1-Jan-29     $157,500.00     70.00                                  0.250                        0.017        0.983
4932558      1-Jan-29     $309,000.00     51.50                                  0.250                        0.017        0.000
4932592      1-Jan-29     $273,000.00     64.24                                  0.250                        0.017        0.358
4932637      1-Oct-28     $280,903.45     80.00                                  0.250                        0.017        0.233
4932827      1-Jan-29     $351,000.00     41.79                                  0.250                        0.017        1.108
4932832      1-Oct-28     $518,745.06     80.00                                  0.250                        0.017        0.358
4932859      1-Nov-28     $455,268.52     56.65                                  0.250                        0.017        0.358
4932867      1-Nov-28     $626,143.12     80.00                                  0.250                        0.017        0.108
4932874      1-Nov-28     $308,228.76     68.60                                  0.250                        0.017        0.608
4932886      1-Dec-28     $241,002.29     87.71                       11         0.250                        0.017        0.233
4932991      1-Jan-29     $800,000.00     60.61                                  0.250                        0.017        0.608
4933016      1-Jan-29     $650,000.00     53.72                                  0.250                        0.017        0.483
4933045      1-Jan-29     $313,350.00     66.67                                  0.250                        0.017        0.483
4933210      1-Jan-29     $251,750.00     95.00                       33         0.250                        0.017        0.608
4933245      1-Oct-28     $518,713.79     80.00                                  0.250                        0.017        0.233
4933260      1-Jan-29     $309,450.00     80.00                                  0.250                        0.017        0.000
4933340      1-Dec-28     $395,691.08     60.92                                  0.250                        0.017        0.483
4933406      1-Jan-29     $281,000.00     74.93                                  0.250                        0.017        0.483
4933457      1-Jan-29     $431,500.00     35.96                                  0.250                        0.017        0.608
4933723      1-Nov-28     $289,140.00     89.78                       01         0.250                        0.017        0.733
4933728      1-Dec-28     $281,380.32     80.00                                  0.250                        0.017        0.483
4933734      1-Dec-28     $292,254.26     75.00                                  0.250                        0.017        0.108
4933739      1-Dec-28     $427,682.36     80.00                                  0.250                        0.017        0.733
4933762      1-Dec-28     $315,710.42     80.00                                  0.250                        0.017        0.108
4933772      1-Dec-28     $360,925.15     87.67                       06         0.250                        0.017        0.608
4933778      1-Dec-28     $266,791.72     72.16                                  0.250                        0.017        0.483
4933785      1-Nov-28     $407,392.51     76.98                                  0.250                        0.017        0.733
4933795      1-Nov-28     $359,422.51     70.59                                  0.250                        0.017        0.358
4933824      1-Jan-29     $293,500.00     77.65                                  0.250                        0.017        0.483
4933846      1-Dec-28     $279,292.58     79.86                                  0.250                        0.017        0.733
4933850      1-Nov-28     $244,597.18     66.22                                  0.250                        0.017        0.233
4933859      1-Dec-28     $109,916.30     67.28                                  0.250                        0.017        0.608
4933880      1-Nov-28     $79,654.77      70.00                                  0.250                        0.017        0.233
4933936      1-Dec-28     $144,892.39     48.33                                  0.250                        0.017        0.733
4933943      1-Nov-28     $585,600.87     79.97                                  0.250                        0.017        0.608
4933950      1-Nov-28     $85,871.95      70.49                                  0.250                        0.017        0.733
4934184      1-Jan-29     $290,000.00     79.45                                  0.250                        0.017        0.233
4934258      1-Jan-29     $325,000.00     69.89                                  0.250                        0.017        1.108
4934528      1-Dec-28     $137,886.88     80.00                                  0.250                        0.017        0.233
4934574      1-Dec-28     $286,986.86     80.00                                  0.250                        0.017        0.733
4934583      1-Nov-28     $154,757.44     72.09                                  0.250                        0.017        0.483
4934590      1-Dec-28     $371,387.69     89.99                       06         0.250                        0.017        0.983
4934595      1-Dec-28     $89,922.51      64.29                                  0.250                        0.017        0.000
4934598      1-Dec-28     $259,807.04     80.00                                  0.250                        0.017        0.733
4934603      1-Dec-28     $319,750.37     78.43                                  0.250                        0.017        0.483
4934638      1-Jan-29     $283,900.00     80.00                                  0.250                        0.017        0.608
4934681      1-Dec-28     $338,748.41     60.00                                  0.250                        0.017        0.733
4934695      1-Jan-29     $297,500.00     70.00                                  0.250                        0.017        0.358
4934777      1-Jan-29     $396,428.00     80.00                                  0.250                        0.017        0.358
4934797      1-Jan-29     $85,000.00      37.78                                  0.250                        0.017        0.358
4934802      1-Dec-28     $169,864.06     73.91                                  0.250                        0.017        0.358
4934813      1-Dec-28     $295,891.01     90.00                       12         0.250                        0.017        0.983
4934848      1-Nov-28     $305,555.64     75.00                                  0.250                        0.017        0.858
4934858      1-Dec-28     $255,600.45     79.99                                  0.250                        0.017        0.483
4934859      1-Jan-29     $324,000.00     80.00                                  0.250                        0.017        0.108
4934863      1-Dec-28     $367,420.21     79.08                                  0.250                        0.017        0.608
4934871      1-Jan-29     $418,000.00     66.35                                  0.250                        0.017        0.608
4934890      1-Dec-28     $267,790.94     80.00                                  0.250                        0.017        0.483
4934897      1-Dec-28     $257,766.76     60.00                                  0.250                        0.017        0.000
4934903      1-Dec-28     $527,556.42     80.00                                  0.250                        0.017        0.108
4934910      1-Dec-28     $296,500.69     79.99                                  0.250                        0.017        0.108
4934924      1-Nov-28     $262,545.85     61.88                                  0.250                        0.017        0.000
4934925      1-Dec-28     $379,696.12     80.00                                  0.250                        0.017        0.358
4934929      1-Dec-28     $259,807.04     79.75                                  0.250                        0.017        0.733
4934934      1-Jan-29     $279,550.00     80.00                                  0.250                        0.017        0.858
4934944      1-Dec-28     $419,672.36     79.25                                  0.250                        0.017        0.483
4934976      1-Nov-28     $210,869.48     80.00                                  0.250                        0.017        0.483
4935010      1-Dec-28     $287,769.69     78.47                                  0.250                        0.017        0.358
4935019      1-Jan-29     $356,000.00     80.00                                  0.250                        0.017        0.733
4935035      1-Dec-28     $257,068.44     80.00                                  0.250                        0.017        0.983
4935076      1-Jan-29     $615,000.00     57.21                                  0.250                        0.017        0.608
4935262      1-Jan-29     $300,000.00     78.95                                  0.250                        0.017        0.233
4935323      1-Jan-29     $358,750.00     79.93                                  0.250                        0.017        0.483
4935347      1-Jan-29     $296,800.00     80.00                                  0.250                        0.017        0.483
4935351      1-Jan-29     $400,000.00     77.67                                  0.250                        0.017        0.233
4935357      1-Jan-29     $258,000.00     61.43                                  0.250                        0.017        0.733
4935398      1-Jan-29     $273,000.00     72.80                                  0.250                        0.017        0.733
4935451      1-Jan-29     $500,000.00     60.98                                  0.250                        0.017        0.608
4935470      1-Jan-29     $412,000.00     34.33                                  0.250                        0.017        0.483
4935505      1-Jan-29     $416,250.00     75.00                                  0.250                        0.017        0.983
4935546      1-Jan-29     $286,000.00     78.36                                  0.250                        0.017        0.358
4935663      1-Oct-28     $272,307.98     73.19                                  0.250                        0.017        0.108
4935699      1-Jan-29     $264,000.00     80.00                                  0.250                        0.017        0.358
4935903      1-Oct-28     $275,300.37     80.00                                  0.250                        0.017        0.108
4935955      1-Nov-28     $253,621.80     74.71                                  0.250                        0.017        0.733
4935973      1-Nov-28     $587,009.17     80.00                                  0.250                        0.017        0.108
4936017      1-Nov-28     $363,102.00     72.02                                  0.250                        0.017        0.233
4936030      1-Nov-28     $250,826.61     71.38                                  0.250                        0.017        0.108
4936041      1-Jan-29     $491,000.00     60.25                                  0.250                        0.017        0.733
4936066      1-Nov-28     $253,561.39     75.82                                  0.250                        0.017        0.000
4936176      1-Jan-29     $340,000.00     80.00                                  0.250                        0.017        0.233
4936323      1-Jan-29     $426,000.00     80.00                                  0.250                        0.017        0.733
4936325      1-Jan-29     $287,350.00     79.82                                  0.250                        0.017        0.608
4936345      1-Jan-29     $364,000.00     65.00                                  0.250                        0.017        0.608
4936371      1-Jan-29     $340,000.00     80.00                                  0.250                        0.017        0.733
4936389      1-Nov-28     $349,410.23     76.87                                  0.250                        0.017        0.108
4936401      1-Nov-28     $372,829.98     79.99                                  0.250                        0.017        0.608
4936421      1-Nov-28     $354,829.89     50.77                                  0.250                        0.017        0.358
4936442      1-Jan-29     $560,000.00     68.29                                  0.250                        0.017        0.608
4936444      1-Nov-28     $319,486.68     80.00                                  0.250                        0.017        0.358
4936468      1-Nov-28     $299,230.99     90.00                       11         0.250                        0.017        0.483
4936490      1-Nov-28     $299,518.76     80.00                                  0.250                        0.017        0.358
4936503      1-Nov-28     $305,996.07     78.59                                  0.250                        0.017        0.233
4936513      1-Oct-28     $458,508.81     80.00                                  0.250                        0.017        0.108
4936525      1-Oct-28     $250,409.04     77.23                                  0.250                        0.017        0.483
4936560      1-Nov-28     $372,256.08     79.99                                  0.250                        0.017        0.000
4936572      1-Dec-28     $265,776.53     78.24                                  0.250                        0.017        0.108
4936577      1-Nov-28     $274,025.99     90.00                       13         0.250                        0.017        0.000
4936581      1-Jan-29     $268,850.00     84.99                       06         0.250                        0.017        0.000
4936679      1-Nov-28     $446,882.01     79.93                                  0.250                        0.017        0.358
4936736      1-Nov-28     $399,358.34     78.43                                  0.250                        0.017        0.358
4936755      1-Nov-28     $366,910.48     75.00                                  0.250                        0.017        0.358
4936770      1-Nov-28     $344,574.17     79.36                                  0.250                        0.017        0.000
4936785      1-Nov-28     $337,683.72     62.06                                  0.250                        0.017        0.608
4936797      1-Jan-29     $577,500.00     75.00                                  0.250                        0.017        0.108
4936802      1-Nov-28     $275,856.77     90.00                       06         0.250                        0.017        0.358
4936823      1-Nov-28     $256,577.45     77.88                                  0.250                        0.017        0.233
4936833      1-Nov-28     $499,177.91     64.77                                  0.250                        0.017        0.233
4936839      1-Nov-28     $313,683.34     79.99                                  0.250                        0.017        0.483
4936857      1-Apr-28     $299,047.01     79.76                                  0.250                        0.017        0.733
4936863      1-Jan-29     $320,000.00     68.16                                  0.250                        0.017        0.608
4936866      1-Dec-28     $274,768.97     64.71                                  0.250                        0.017        0.108
4936874      1-Nov-28     $276,782.81     79.99                                  0.250                        0.017        0.108
4936875      1-Nov-28     $399,374.03     57.80                                  0.250                        0.017        0.483
4936892      1-Nov-28     $436,116.45     53.93                                  0.250                        0.017        0.483
4936909      1-Nov-28     $246,014.40     61.60                                  0.250                        0.017        0.483
4936929      1-Nov-28     $327,733.09     79.98                                  0.250                        0.017        0.000
4936941      1-Nov-28     $334,475.74     63.21                                  0.250                        0.017        0.483
4936965      1-Oct-28     $299,174.70     84.51                       11         0.250                        0.017        0.608
4937022      1-Dec-28     $486,081.13     27.80                                  0.250                        0.017        0.000
4937031      1-Nov-28     $299,494.48     42.13                                  0.250                        0.017        0.108
4937042      1-Nov-28     $579,092.34     80.00                                  0.250                        0.017        0.483
4937051      1-Nov-28     $244,317.06     79.98                                  0.250                        0.017        0.483
4937089      1-Oct-28     $244,451.09     79.03                                  0.250                        0.017        0.733
4937093      1-Nov-28     $319,447.41     47.06                                  0.250                        0.017        0.000
4937109      1-Nov-28     $279,561.82     79.77                                  0.250                        0.017        0.483
4937118      1-Nov-28     $363,030.99     79.04                                  0.250                        0.017        0.483
4937136      1-Nov-28     $321,121.15     35.74                                  0.250                        0.017        0.233
4937144      1-Nov-28     $371,403.26     80.00                                  0.250                        0.017        0.358
4937168      1-Nov-28     $427,278.79     80.00                                  0.250                        0.017        0.108
4937176      1-Dec-28     $388,681.14     79.39                                  0.250                        0.017        0.233
4937180      1-Nov-28     $448,025.01     79.98                                  0.250                        0.017        0.000
4937183      1-Nov-28     $278,529.85     90.00                       13         0.250                        0.017        0.108
4937193      1-Nov-28     $383,399.07     80.00                                  0.250                        0.017        0.483
4937200      1-Jan-29     $297,300.00     66.07                                  0.250                        0.017        0.733
4937208      1-Aug-28     $250,574.39     90.00                       11         0.250                        0.017        0.358
4937213      1-Dec-28     $247,811.29     89.86                       33         0.250                        0.017        0.608
4937219      1-Sep-28     $381,932.54     80.00                                  0.250                        0.017        0.233
4937226      1-Dec-28     $489,617.75     70.00                                  0.250                        0.017        0.483
4937234      1-Dec-28     $334,738.66     56.78                                  0.250                        0.017        0.483
4937247      1-Nov-28     $299,518.76     71.43                                  0.250                        0.017        0.358
4937248      1-Nov-28     $276,794.16     79.99                                  0.250                        0.017        0.233
4937252      1-Dec-28     $399,663.95     78.59                                  0.250                        0.017        0.108
4937257      1-Jan-29     $277,600.00     80.00                                  0.250                        0.017        0.483
4937258      1-Jan-29     $300,000.00     55.05                                  0.250                        0.017        0.233
4937284      1-Dec-28     $294,270.26     73.63                                  0.250                        0.017        0.483
4937290      1-Dec-28     $349,726.96     79.55                                  0.250                        0.017        0.483
4937309      1-Dec-28     $308,733.96     73.57                                  0.250                        0.017        0.000
4937310      1-Nov-28     $355,555.63     75.00                                  0.250                        0.017        0.000
4937327      1-Oct-28     $486,950.54     79.91                                  0.250                        0.017        0.000
4937334      1-Nov-28     $374,413.15     78.13                                  0.250                        0.017        0.483
4937357      1-Nov-28     $299,494.48     73.17                                  0.250                        0.017        0.108
4937391      1-Oct-28     $274,285.67     76.39                                  0.250                        0.017        0.000
4937615      1-Jan-29     $274,000.00     57.68                                  0.250                        0.017        0.358
4937663      1-Nov-28     $272,861.58     79.99                                  0.250                        0.017        0.358
4937688      1-Nov-28     $431,289.71     80.00                                  0.250                        0.017        0.233
4937705      1-May-28     $247,523.29     84.98                       01         0.250                        0.017        0.858
4937720      1-Oct-28     $378,107.66     79.12                                  0.250                        0.017        0.483
4937734      1-Oct-28     $243,466.82     80.00                                  0.250                        0.017        0.858
4937739      1-Nov-28     $292,494.05     71.46                                  0.250                        0.017        0.000
4937749      1-Dec-28     $499,609.95     79.37                                  0.250                        0.017        0.483
4937752      1-Nov-28     $494,225.37     64.20                                  0.250                        0.017        0.483
4937755      1-Sep-28     $329,011.14     73.33                                  0.250                        0.017        0.733
4937757      1-Nov-28     $304,545.87     74.03                                  0.250                        0.017        0.733
4937762      1-Dec-28     $280,475.53     79.99                                  0.250                        0.017        0.358
4937767      1-Nov-28     $347,455.42     80.00                                  0.250                        0.017        0.483
4937773      1-Dec-28     $264,803.33     85.48                       06         0.250                        0.017        0.733
4937784      1-Nov-28     $343,461.67     80.00                                  0.250                        0.017        0.483
4937787      1-Dec-28     $319,774.15     80.00                                  0.250                        0.017        0.983
4937793      1-Nov-28     $553,066.47     61.56                                  0.250                        0.017        0.108
4937799      1-Nov-28     $108,816.32     39.07                                  0.250                        0.017        0.108
4937804      1-Jan-29     $451,050.00     52.45                                  0.250                        0.017        0.000
4937812      1-Nov-28     $440,256.88     52.19                                  0.250                        0.017        0.108
4937815      1-Jan-29     $320,000.00     80.00                                  0.250                        0.017        0.608
4937818      1-Nov-28     $289,499.22     67.44                                  0.250                        0.017        0.000
4937824      1-Jan-29     $623,000.00     70.00                                  0.250                        0.017        0.108
4937834      1-Oct-28     $336,220.04     75.00                                  0.250                        0.017        0.733
4937835      1-Dec-28     $348,527.90     78.38                                  0.250                        0.017        0.483
4937838      1-Dec-28     $359,726.07     79.82                                  0.250                        0.017        0.608
4937845      1-Nov-28     $264,047.13     54.19                                  0.250                        0.017        0.483
4937862      1-Dec-28     $499,628.93     80.00                                  0.250                        0.017        0.733
4937875      1-Nov-28     $251,615.30     80.00                                  0.250                        0.017        0.608
4937883      1-Nov-28     $139,775.42     66.67                                  0.250                        0.017        0.358
4937893      1-Nov-28     $290,544.60     70.98                                  0.250                        0.017        0.483
4937894      1-Oct-28     $240,972.45     80.00                                  0.250                        0.017        0.000
4937895      1-Dec-28     $242,605.84     80.00                                  0.250                        0.017        0.358
4937897      1-Dec-28     $289,768.09     79.45                                  0.250                        0.017        0.358
4937902      1-Oct-28     $290,361.54     80.00                                  0.250                        0.017        0.358
4937905      1-Dec-28     $252,597.84     80.00                                  0.250                        0.017        0.358
4937907      1-Nov-28     $289,568.20     58.00                                  0.250                        0.017        0.733
4937916      1-Dec-28     $376,683.28     78.54                                  0.250                        0.017        0.108
4937918      1-Dec-28     $352,424.86     78.38                                  0.250                        0.017        0.483
4937928      1-Dec-28     $319,774.15     80.00                                  0.250                        0.017        0.983
4937935      1-Dec-28     $324,740.10     73.86                                  0.250                        0.017        0.358
4937942      1-Dec-28     $251,004.04     71.77                                  0.250                        0.017        0.483
4937954      1-Dec-28     $138,791.65     63.45                                  0.250                        0.017        0.483
4937960      1-Nov-28     $319,473.87     56.14                                  0.250                        0.017        0.233
4937980      1-Jan-29     $390,000.00     60.00                                  0.250                        0.017        0.608
4938004      1-Dec-28     $322,135.73     80.00                                  0.250                        0.017        0.233
4938018      1-Dec-18     $268,966.75     68.23                                  0.250                        0.017        0.000
4938030      1-Nov-28     $263,544.13     77.65                                  0.250                        0.017        0.000
4938049      1-Nov-28     $342,422.02     87.06                       11         0.250                        0.017        0.108
4938051      1-Oct-28     $448,966.43     50.56                                  0.250                        0.017        0.608
4938057      1-Jan-29     $337,000.00     66.34                                  0.250                        0.017        0.733
4938070      1-Oct-28     $514,293.02     75.00                                  0.250                        0.017        0.108
4938081      1-Aug-28     $356,586.66     71.60                                  0.250                        0.017        0.483
4938085      1-Dec-28     $384,692.12     41.18                                  0.250                        0.017        0.358
4938128      1-Nov-28     $295,513.33     80.00                                  0.250                        0.017        0.233
4938139      1-Nov-28     $310,786.56     75.00                                  0.250                        0.017        0.733
4938148      1-Nov-28     $380,473.41     63.52                                  0.250                        0.017        0.233
4938152      1-Nov-28     $305,484.36     72.34                                  0.250                        0.017        0.108
4938161      1-Nov-28     $299,481.95     69.77                                  0.250                        0.017        0.000
4938166      1-Nov-28     $274,547.86     77.46                                  0.250                        0.017        0.233
4938168      1-Jan-29     $305,000.00     56.48                                  0.250                        0.017        0.733
4938182      1-Nov-28     $307,541.41     80.00                                  0.250                        0.017        0.733
4938183      1-Jan-29     $250,000.00     68.49                                  0.250                        0.017        0.483
4938193      1-Nov-28     $399,309.28     80.00                                  0.250                        0.017        0.000
4938200      1-Jan-29     $442,000.00     85.00                       33         0.250                        0.017        0.358
4938222      1-Nov-28     $291,495.77     80.00                                  0.250                        0.017        0.000
4938238      1-Nov-28     $468,583.61     68.01                                  0.250                        0.017        0.608
4938246      1-Nov-28     $364,868.85     80.00                                  0.250                        0.017        0.000
4938261      1-Nov-28     $291,543.05     80.00                                  0.250                        0.017        0.483
4938277      1-Nov-28     $394,665.89     71.87                                  0.250                        0.017        0.358
4938286      1-Nov-28     $475,486.04     75.00                                  0.250                        0.017        0.358
4938297      1-Nov-28     $376,979.16     80.00                                  0.250                        0.017        0.233
4938299      1-Nov-28     $248,120.66     78.89                                  0.250                        0.017        0.608
4938312      1-Nov-28     $248,590.61     60.00                                  0.250                        0.017        0.233
4938334      1-Nov-28     $277,043.74     74.60                                  0.250                        0.017        0.233
4938351      1-Nov-28     $409,309.13     77.36                                  0.250                        0.017        0.108
4938360      1-Oct-28     $349,215.88     72.92                                  0.250                        0.017        0.733
4938362      1-Nov-28     $251,585.66     80.00                                  0.250                        0.017        0.233
4938368      1-Nov-28     $278,673.94     70.66                                  0.250                        0.017        0.608
4938375      1-Oct-28     $296,999.08     69.23                                  0.250                        0.017        0.483
4938382      1-Oct-28     $259,402.82     78.81                                  0.250                        0.017        0.608
4938413      1-Nov-28     $269,533.76     57.45                                  0.250                        0.017        0.000
4938431      1-Nov-28     $250,616.84     79.68                                  0.250                        0.017        0.608
4938438      1-Nov-28     $299,169.32     56.54                                  0.250                        0.017        0.358
4938447      1-Jan-29     $420,000.00     49.30                                  0.250                        0.017        0.000
4938455      1-Jun-28     $301,654.39     90.00                       11         0.250                        0.017        0.608
4938462      1-Nov-28     $409,295.71     63.57                                  0.250                        0.017        0.233
4938471      1-Nov-28     $253,582.39     65.13                                  0.250                        0.017        0.233
4938497      1-Nov-28     $598,912.25     68.38                                  0.250                        0.017        0.000
4938504      1-Nov-28     $339,467.94     67.73                                  0.250                        0.017        0.483
4938505      1-Nov-28     $249,588.95     68.49                                  0.250                        0.017        0.233
4938509      1-Nov-28     $319,447.42     79.42                                  0.250                        0.017        0.000
4938512      1-Oct-28     $598,552.01     63.16                                  0.250                        0.017        0.358
4938513      1-Jul-28     $254,694.57     78.77                                  0.250                        0.017        0.483
4938528      1-Sep-28     $253,200.21     63.50                                  0.250                        0.017        0.483
4938568      1-Nov-28     $276,577.15     69.25                                  0.250                        0.017        0.608
4938572      1-Jan-29     $292,500.00     75.00                                  0.250                        0.017        0.608
4938579      1-Nov-28     $278,502.54     66.42                                  0.250                        0.017        0.358
4938580      1-Nov-28     $399,292.22     79.70                                  0.250                        0.017        0.000
4938596      1-Nov-28     $475,672.77     66.26                                  0.250                        0.017        0.608
4938599      1-Nov-28     $273,560.48     62.27                                  0.250                        0.017        0.358
4938612      1-Nov-28     $269,597.99     79.88                                  0.250                        0.017        0.733
4938631      1-Nov-28     $321,470.57     56.29                                  0.250                        0.017        0.233
4938642      1-Nov-28     $339,398.39     79.81                                  0.250                        0.017        0.000
4938650      1-Nov-28     $261,090.77     66.20                                  0.250                        0.017        0.483
4938658      1-Jan-29     $410,000.00     62.12                                  0.250                        0.017        0.608
4938670      1-Jan-29     $338,000.00     79.98                                  0.250                        0.017        0.358
4938675      1-Nov-28     $251,554.10     80.00                                  0.250                        0.017        0.000
4938683      1-Nov-28     $317,502.35     62.97                                  0.250                        0.017        0.483
4938696      1-Nov-28     $359,378.34     36.00                                  0.250                        0.017        0.000
4938720      1-Nov-28     $255,898.92     62.51                                  0.250                        0.017        0.483
4938721      1-Oct-28     $382,180.10     80.00                                  0.250                        0.017        0.000
4938734      1-Aug-28     $460,084.28     71.30                                  0.250                        0.017        0.233
4938748      1-Jul-28     $293,864.81     80.00                                  0.250                        0.017        0.733
4938752      1-Nov-28     $299,031.31     58.50                                  0.250                        0.017        0.483
4938754      1-Nov-28     $530,126.95     65.96                                  0.250                        0.017        0.233
4938762      1-Nov-28     $251,313.47     67.20                                  0.250                        0.017        0.608
4938764      1-Nov-28     $298,483.68     56.95                                  0.250                        0.017        0.000
4938891      1-Jan-29     $305,000.00     78.21                                  0.250                        0.017        0.733
4938998      1-Dec-28     $459,632.14     80.00                                  0.250                        0.017        0.358
4939001      1-Oct-28     $340,485.47     75.00                                  0.250                        0.017        0.733
4939011      1-Nov-28     $279,528.17     80.00                                  0.250                        0.017        0.108
4939021      1-Nov-28     $305,608.97     68.79                                  0.250                        0.017        0.358
4939026      1-Sep-27     $277,946.44     80.00                                  0.250                        0.017        1.108
4939050      1-Nov-28     $257,587.99     71.67                                  0.250                        0.017        0.608
4939057      1-Jun-28     $355,454.88     79.40                                  0.250                        0.017        0.858
4939067      1-Nov-28     $251,595.75     80.00                                  0.250                        0.017        0.358
4939081      1-Nov-28     $341,936.86     76.97                                  0.250                        0.017        0.233
4939102      1-Nov-28     $259,460.09     80.00                                  0.250                        0.017        0.000
4939132      1-Nov-28     $948,549.80     62.91                                  0.250                        0.017        0.608
4939135      1-Jan-29     $303,750.00     90.00                       33         0.250                        0.017        0.233
4939176      1-Dec-28     $312,761.84     65.21                                  0.250                        0.017        0.608
4939178      1-Nov-28     $294,738.03     80.00                                  0.250                        0.017        0.483
4939186      1-Nov-28     $359,393.37     80.00                                  0.250                        0.017        0.108
4939197      1-Oct-28     $303,284.24     73.79                                  0.250                        0.017        0.483
4939200      1-Nov-28     $577,548.84     77.13                                  0.250                        0.017        0.233
4939211      1-Oct-28     $268,334.66     70.60                                  0.250                        0.017        0.233
4939217      1-Jan-29     $300,000.00     51.72                                  0.250                        0.017        0.108
4939222      1-Oct-28     $268,165.04     89.61                       11         0.250                        0.017        0.233
4939228      1-Jun-28     $377,938.22     77.55                                  0.250                        0.017        0.608
4939272      1-Dec-28     $374,692.61     78.62                                  0.250                        0.017        0.233
4939279      1-Jan-29     $406,000.00     84.58                       33         0.250                        0.017        0.233
4939282      1-Dec-28     $254,801.08     70.83                                  0.250                        0.017        0.483
4939288      1-Oct-28     $303,318.91     80.00                                  0.250                        0.017        0.733
4939293      1-Dec-28     $289,368.41     80.00                                  0.250                        0.017        0.358
4939299      1-Oct-28     $271,375.26     80.00                                  0.250                        0.017        0.608
4939304      1-Dec-28     $619,491.79     78.48                                  0.250                        0.017        0.233
4939305      1-Nov-28     $334,974.96     61.00                                  0.250                        0.017        0.483
4939315      1-Nov-28     $265,573.30     95.00                       11         0.250                        0.017        0.358
4939316      1-Oct-28     $304,862.00     72.86                                  0.250                        0.017        0.483
4939326      1-Nov-28     $359,436.63     79.12                                  0.250                        0.017        0.483
4939327      1-Oct-28     $242,932.29     74.24                                  0.250                        0.017        0.733
4939333      1-Nov-28     $430,308.62     43.10                                  0.250                        0.017        0.358
4939370      1-Oct-28     $255,426.46     72.32                                  0.250                        0.017        0.733
4939371      1-Nov-28     $419,292.26     80.00                                  0.250                        0.017        0.108
4939372      1-Nov-28     $401,355.15     72.30                                  0.250                        0.017        0.358
4939379      1-Nov-28     $298,144.18     71.10                                  0.250                        0.017        0.608
4939382      1-Nov-28     $244,597.17     64.99                                  0.250                        0.017        0.233
4939387      1-Sep-28     $358,809.28     74.38                                  0.250                        0.017        0.233
4939389      1-Nov-28     $258,345.07     75.00                                  0.250                        0.017        0.483
4939422      1-Oct-28     $387,358.25     79.56                                  0.250                        0.017        0.608
4939496      1-Dec-28     $553,588.85     44.32                                  0.250                        0.017        0.733
4939516      1-Nov-28     $318,313.35     80.00                                  0.250                        0.017        0.608
4939536      1-Nov-28     $336,967.12     79.99                                  0.250                        0.017        0.000
4939543      1-Dec-28     $278,288.08     77.36                                  0.250                        0.017        0.608
4939547      1-Dec-28     $44,118.84      30.03                                  0.250                        0.017        0.983
4939549      1-Dec-28     $311,768.45     80.00                                  0.250                        0.017        0.733
4939555      1-Dec-28     $287,281.23     71.88                                  0.250                        0.017        0.608
4939557      1-Nov-28     $254,060.53     62.07                                  0.250                        0.017        0.000
4939560      1-Dec-28     $257,793.68     80.63                       33         0.250                        0.017        0.358
4939564      1-Dec-28     $336,749.89     58.61                                  0.250                        0.017        0.733
4939571      1-Dec-28     $319,750.36     57.14                                  0.250                        0.017        0.483
4939683      1-Dec-28     $299,771.72     75.00                                  0.250                        0.017        0.608
4939706      1-Jan-29     $292,500.00     75.00                                  0.250                        0.017        1.233
4939713      1-Dec-28     $311,737.88     80.00                                  0.250                        0.017        0.108
4939744      1-Dec-28     $374,784.88     79.98                                  0.250                        0.017        0.108
4939751      1-Nov-28     $252,552.33     52.71                                  0.250                        0.017        0.000
4939790      1-Jan-29     $268,000.00     94.87                       17         0.250                        0.017        1.358
4939792      1-Dec-28     $269,773.17     67.50                                  0.250                        0.017        0.108
4939795      1-Jan-29     $300,000.00     28.57                                  0.250                        0.017        0.358
4939850      1-Dec-28     $267,391.25     80.00                                  0.250                        0.017        0.483
4939858      1-Dec-28     $352,717.71     65.13                                  0.250                        0.017        0.358
4939878      1-Jan-29     $420,500.00     71.88                                  0.250                        0.017        0.608
4939885      1-Jan-29     $265,000.00     60.23                                  0.250                        0.017        0.608
4939892      1-Jan-29     $470,000.00     66.20                                  0.250                        0.017        0.483
4940059      1-Jan-29     $289,900.00     77.51                                  0.250                        0.017        0.000
4940166      1-Dec-28     $283,772.89     80.00                                  0.250                        0.017        0.358
4940177      1-Jan-29     $337,500.00     90.00                       33         0.250                        0.017        0.000
4940187      1-Jan-29     $500,000.00     64.85                                  0.250                        0.017        0.608
4940200      1-Jan-29     $382,500.00     90.00                       17         0.250                        0.017        0.358
4940203      1-Dec-28     $286,781.62     61.06                                  0.250                        0.017        0.608
4940221      1-Dec-28     $419,472.52     79.21                                  0.250                        0.017        0.483
4940261      1-Dec-28     $334,957.39     80.00                                  0.250                        0.017        0.858
4940265      1-Jan-29     $262,500.00     89.74                       17         0.250                        0.017        0.483
4940269      1-Dec-28     $348,740.99     71.22                                  0.250                        0.017        0.733
4940273      1-Dec-18     $264,506.55     66.25                                  0.250                        0.017        0.483
4940294      1-Dec-28     $289,768.09     74.36                                  0.250                        0.017        0.358
4940314      1-Dec-28     $246,787.34     74.85                                  0.250                        0.017        0.000
4940333      1-Jan-29     $315,000.00     90.00                       01         0.250                        0.017        0.233
4940339      1-Nov-28     $289,511.34     77.13                                  0.250                        0.017        0.108
4940386      1-Dec-28     $301,346.62     79.98                                  0.250                        0.017        0.108
4940411      1-Dec-28     $499,609.96     57.47                                  0.250                        0.017        0.483
4940421      1-Dec-28     $330,491.99     90.00                       06         0.250                        0.017        0.483
4940426      1-Dec-28     $480,096.33     35.59                                  0.250                        0.017        0.108
4940435      1-Dec-28     $254,801.08     66.23                                  0.250                        0.017        0.483
4940437      1-Dec-28     $393,677.05     66.78                                  0.250                        0.017        0.233
4940443      1-Dec-28     $275,795.17     84.66                       01         0.250                        0.017        0.733
4940444      1-Dec-28     $247,306.93     90.00                       11         0.250                        0.017        0.483
4940451      1-Dec-28     $409,080.63     69.98                                  0.250                        0.017        0.483
4940457      1-Dec-28     $251,008.86     80.00                                  0.250                        0.017        0.608
4940467      1-Dec-28     $305,767.16     90.00                       06         0.250                        0.017        0.608
4940503      1-Dec-28     $201,850.09     62.15                                  0.250                        0.017        0.733
4940544      1-Dec-28     $285,282.76     81.57                       01         0.250                        0.017        0.608
4940556      1-Dec-28     $302,645.25     80.00                                  0.250                        0.017        0.983
4940559      1-Dec-28     $391,194.59     90.00                       13         0.250                        0.017        0.483
4940562      1-Jan-29     $357,000.00     79.33                                  0.250                        0.017        0.608
4940564      1-Dec-28     $399,687.96     80.00                                  0.250                        0.017        0.483
4940590      1-Nov-28     $254,101.73     74.85                                  0.250                        0.017        0.483
4940623      1-Dec-28     $495,631.90     73.48                                  0.250                        0.017        0.733
4940648      1-Dec-28     $274,985.32     73.39                                  0.250                        0.017        0.483
4940694      1-Jan-29     $280,800.00     80.00                                  0.250                        0.017        0.233
4940710      1-Dec-28     $461,602.23     72.19                                  0.250                        0.017        0.000
4940736      1-Dec-28     $285,765.57     68.10                                  0.250                        0.017        0.233
4940737      1-Jan-29     $292,000.00     67.91                                  0.250                        0.017        0.608
4940774      1-Jan-29     $290,000.00     70.13                                  0.250                        0.017        0.483
4940814      1-Jan-29     $408,000.00     80.00                                  0.250                        0.017        0.483
4940921      1-Nov-28     $354,886.11     90.00                       11         0.250                        0.017        0.000
4941026      1-Jan-29     $282,000.00     80.00                                  0.250                        0.017        0.108
4941065      1-Jan-29     $400,000.00     88.89                       33         0.250                        0.017        0.608
4941075      1-Jan-29     $650,000.00     74.29                                  0.250                        0.017        0.358
4941151      1-Jan-29     $297,500.00     73.82                                  0.250                        0.017        0.483
4941278      1-Jan-29     $289,000.00     53.32                                  0.250                        0.017        0.608
4941288      1-Jan-29     $401,000.00     74.26                                  0.250                        0.017        0.483
4941440      1-Dec-28     $299,782.87     75.95                                  0.250                        0.017        0.858
4941459      1-Jan-29     $1,000,000.00   64.52                                  0.250                        0.017        0.608
4941487      1-Dec-28     $301,758.50     75.50                                  0.250                        0.017        0.358
4941498      1-Dec-28     $291,017.09     66.80                                  0.250                        0.017        0.358
4941530      1-Dec-28     $247,306.93     90.00                       06         0.250                        0.017        0.483
4941539      1-Dec-28     $349,320.43     79.64                                  0.250                        0.017        0.358
4941558      1-Dec-28     $289,534.97     95.00                       06         0.250                        0.017        0.733
4941586      1-Jan-29     $498,000.00     84.98                       06         0.250                        0.017        0.483
4941618      1-Dec-28     $331,747.38     80.00                                  0.250                        0.017        0.608
4941635      1-Dec-28     $390,095.45     80.00                                  0.250                        0.017        0.483
4941678      1-Dec-28     $273,780.89     66.83                                  0.250                        0.017        0.358
4941687      1-Jan-29     $306,400.00     65.89                                  0.250                        0.017        0.608
4941693      1-Dec-28     $251,793.44     90.00                       01         0.250                        0.017        0.233
4941708      1-Nov-28     $391,323.11     68.17                                  0.250                        0.017        0.000
4941773      1-Dec-28     $287,786.26     80.00                                  0.250                        0.017        0.733
4941955      1-Jan-29     $289,600.00     80.00                                  0.250                        0.017        0.733
4941986      1-Dec-28     $261,785.25     63.90                                  0.250                        0.017        0.233
4942014      1-Dec-28     $252,607.64     80.00                                  0.250                        0.017        0.608
4942070      1-Dec-28     $359,697.56     72.00                                  0.250                        0.017        0.108
4942073      1-Dec-28     $353,716.91     28.32                                  0.250                        0.017        0.358
4942087      1-Dec-28     $487,090.44     73.09                                  0.250                        0.017        0.108
4942094      1-Jan-29     $300,000.00     61.22                                  0.250                        0.017        0.108
4942149      1-Dec-28     $318,738.52     78.77                                  0.250                        0.017        0.233
4942152      1-Jan-29     $380,000.00     67.86                                  0.250                        0.017        0.000
4942154      1-Dec-28     $324,740.10     44.83                                  0.250                        0.017        0.358
4942161      1-Dec-28     $270,039.19     80.00                                  0.250                        0.017        0.483
4942170      1-Dec-28     $357,970.53     80.00                                  0.250                        0.017        0.483
4942172      1-Dec-28     $445,125.73     73.03                                  0.250                        0.017        0.108
4942178      1-Dec-28     $269,789.37     69.23                                  0.250                        0.017        0.483
4942182      1-Dec-28     $370,710.59     76.49                                  0.250                        0.017        0.483
4942203      1-Dec-28     $259,797.18     32.99                                  0.250                        0.017        0.483
4942208      1-Jan-29     $357,760.00     80.00                                  0.250                        0.017        0.000
4942227      1-Dec-28     $253,801.86     87.89                       01         0.250                        0.017        0.483
4942237      1-Dec-28     $322,748.03     78.78                                  0.250                        0.017        0.483
4942261      1-Jan-29     $443,000.00     52.43                                  0.250                        0.017        0.608
4942321      1-Dec-28     $252,797.68     65.71                                  0.250                        0.017        0.358
4942379      1-Jan-29     $464,000.00     80.00                                  0.250                        0.017        0.233
4942489      1-Dec-28     $311,750.50     80.00                                  0.250                        0.017        0.358
4942499      1-Dec-28     $259,811.83     67.89                                  0.250                        0.017        0.858
4942508      1-Dec-28     $289,573.93     90.00                       06         0.250                        0.017        0.483
4942568      1-Dec-28     $433,253.25     75.41                                  0.250                        0.017        0.358
4942618      1-Dec-28     $327,245.85     80.00                                  0.250                        0.017        0.108
4942646      1-Dec-28     $347,685.40     63.27                                  0.250                        0.017        0.000
4942687      1-Dec-28     $251,812.97     90.00                       01         0.250                        0.017        0.733
4942691      1-Dec-28     $404,699.43     75.00                                  0.250                        0.017        0.733
4942704      1-Dec-28     $629,520.62     69.23                                  0.250                        0.017        0.608
4942776      1-Jan-29     $390,400.00     89.89                       17         0.250                        0.017        0.983
4942955      1-Dec-28     $297,173.71     85.00                       11         0.250                        0.017        0.608
4942980      1-Dec-28     $243,573.58     75.00                                  0.250                        0.017        0.858
4943073      1-Jan-29     $261,000.00     90.00                       11         0.250                        0.017        1.108
4943088      1-Dec-28     $327,453.85     79.94                                  0.250                        0.017        0.000
4943139      1-Dec-28     $259,807.04     47.27                                  0.250                        0.017        0.733
4943157      1-Jan-29     $296,000.00     63.25                                  0.250                        0.017        0.000
4943164      1-Dec-28     $535,592.15     79.00                                  0.250                        0.017        0.608
4943200      1-Dec-28     $349,733.69     68.76                                  0.250                        0.017        0.608
4943264      1-Dec-28     $292,787.94     89.74                       06         0.250                        0.017        0.858
4943290      1-Dec-28     $481,614.56     80.00                                  0.250                        0.017        0.358
4943383      1-Dec-28     $382,708.57     78.48                                  0.250                        0.017        0.608
4943552      1-Jan-29     $339,600.00     80.00                                  0.250                        0.017        0.858
4943662      1-Jan-29     $448,000.00     52.71                                  0.250                        0.017        0.358
4943716      1-Oct-28     $329,121.71     62.26                                  0.250                        0.017        0.000
4943769      1-Jan-29     $265,000.00     62.35                                  0.250                        0.017        0.000
4944330      1-Dec-28     $166,863.11     74.96                                  0.250                        0.017        0.233
4944360      1-Dec-28     $298,954.75     80.00                                  0.250                        0.017        0.233
4944378      1-Jan-29     $378,000.00     90.00                       33         0.250                        0.017        0.483
4944391      1-Dec-28     $274,780.09     65.48                                  0.250                        0.017        0.358
4944416      1-Dec-28     $331,734.50     80.00                                  0.250                        0.017        0.358
4944488      1-Dec-28     $249,405.29     80.00                                  0.250                        0.017        0.483
4944555      1-Dec-28     $278,487.94     89.90                       13         0.250                        0.017        0.608
4944558      1-Jan-29     $362,000.00     64.41                                  0.250                        0.017        0.358
4944572      1-Dec-28     $251,808.25     80.00                                  0.250                        0.017        0.608
4944593      1-Dec-28     $283,783.90     80.00                                  0.250                        0.017        0.608
4944857      1-Jan-29     $380,000.00     80.00                                  0.250                        0.017        0.000
4944916      1-Jan-29     $328,000.00     80.00                                  0.250                        0.017        0.733
4944949      1-Dec-28     $337,236.73     75.00                                  0.250                        0.017        0.483
4945113      1-Jan-29     $318,000.00     79.90                                  0.250                        0.017        0.000
4945185      1-Dec-28     $260,480.99     79.05                                  0.250                        0.017        0.108
4945225      1-Jan-29     $640,800.00     80.00                                  0.250                        0.017        0.000
4945280      1-Dec-28     $249,789.97     72.46                                  0.250                        0.017        0.108
4945461      1-Jan-29     $388,000.00     80.00                                  0.250                        0.017        0.000
4945629      1-Dec-28     $384,978.10     79.99                                  0.250                        0.017        0.983
4945668      1-Dec-28     $339,747.67     79.44                                  0.250                        0.017        0.733
4945718      1-Dec-28     $257,208.97     90.00                       06         0.250                        0.017        0.733
4945740      1-Dec-28     $310,257.78     90.00                       17         0.250                        0.017        0.483
4945790      1-Dec-28     $240,812.00     78.50                                  0.250                        0.017        0.483
4945839      1-Dec-28     $469,892.18     75.00                                  0.250                        0.017        0.608
4946058      1-Dec-28     $424,651.63     70.83                                  0.250                        0.017        0.233
4946063      1-Dec-28     $649,480.21     72.22                                  0.250                        0.017        0.358
4946552      1-Jan-29     $354,500.00     89.99                       24         0.250                        0.017        0.483
4946648      1-Jan-29     $300,500.00     68.30                                  0.250                        0.017        0.358
4946665      1-Dec-28     $271,793.03     80.00                                  0.250                        0.017        0.608
4946955      1-Dec-28     $254,801.08     77.27                                  0.250                        0.017        0.483
4947272      1-Jan-29     $300,000.00     76.92                                  0.250                        0.017        0.858
4947319      1-Jan-29     $350,000.00     28.57                                  0.250                        0.017        0.358
4947331      1-Dec-28     $246,821.22     65.00                                  0.250                        0.017        0.858
4947334      1-Dec-28     $344,695.61     79.95                                  0.250                        0.017        0.000
4947437      1-Jan-29     $650,000.00     78.79                                  0.250                        0.017        0.233
4947585      1-Jan-29     $345,000.00     75.00                                  0.250                        0.017        0.233
4947614      1-Jan-29     $517,000.00     59.43                                  0.250                        0.017        0.233
4947629      1-Jan-29     $298,800.00     89.77                       12         0.250                        0.017        0.608
4947650      1-Dec-28     $119,915.30     50.00                                  0.250                        0.017        0.983
4947660      1-Jan-29     $300,000.00     55.15                                  0.250                        0.017        0.358
4947674      1-Jan-29     $288,000.00     80.00                                  0.250                        0.017        0.483
4947981      1-Jan-29     $253,600.00     80.00                                  0.250                        0.017        0.608
4948036      1-Jan-29     $487,500.00     75.00                                  0.250                        0.017        0.858
4948048      1-Dec-28     $266,791.71     56.81                                  0.250                        0.017        0.483
4948051      1-Jan-29     $284,000.00     80.00                                  0.250                        0.017        0.608
4948059      1-Jan-29     $336,000.00     80.00                                  0.250                        0.017        0.483
4948067      1-Dec-28     $299,804.06     60.01                                  0.250                        0.017        0.233
4948205      1-Jan-29     $294,000.00     69.18                                  0.250                        0.017        0.233
4948376      1-Jan-29     $299,000.00     78.68                                  0.250                        0.017        0.000
4948378      1-Jan-29     $517,000.00     64.63                                  0.250                        0.017        0.733
4948409      1-Dec-28     $261,540.69     75.00                                  0.250                        0.017        0.358
4948441      1-Jan-29     $266,400.00     90.00                       06         0.250                        0.017        0.608
4948494      1-Jan-29     $416,000.00     80.00                                  0.250                        0.017        0.358
4948787      1-Dec-28     $459,622.94     59.35                                  0.250                        0.017        0.233
4949146      1-Jan-29     $299,900.00     83.31                       06         0.250                        0.017        0.483
4949566      1-Dec-28     $264,771.85     67.95                                  0.250                        0.017        0.000
4949575      1-Jan-29     $276,000.00     80.00                                  0.250                        0.017        0.483
4949604      1-Dec-28     $519,604.32     80.00                                  0.250                        0.017        0.608
4949610      1-Jan-29     $635,000.00     74.71                                  0.250                        0.017        0.108
4949615      1-Jan-29     $256,500.00     68.40                                  0.250                        0.017        0.483
4949675      1-Jan-29     $396,500.00     54.32                                  0.250                        0.017        0.358
4950409      1-Jan-29     $275,000.00     68.75                                  0.250                        0.017        0.108
4950525      1-Dec-28     $329,736.11     73.33                                  0.250                        0.017        0.358
4950683      1-Jan-29     $300,000.00     69.77                                  0.250                        0.017        0.358
4951904      1-Jan-29     $381,000.00     69.27                                  0.250                        0.017        0.733
4951914      1-Jan-29     $227,150.00     52.22                                  0.250                        0.017        0.358
6458605      1-Dec-28     $406,290.62     79.73                                  0.250                        0.017        0.608
6469113      1-Dec-28     $247,320.87     90.00                       06         0.250                        0.017        0.858
6539908      1-Dec-28     $251,800.25     80.00                                  0.250                        0.017        0.608
6543508      1-Jan-29     $355,500.00     79.99                                  0.250                        0.017        0.733
6545968      1-Nov-28     $459,315.09     65.71                                  0.250                        0.017        0.733
6577919      1-Dec-28     $437,642.96     80.00                                  0.250                        0.017        0.733
6582764      1-Dec-28     $599,495.93     66.67                                  0.250                        0.017        0.108
6594770      1-Oct-28     $498,763.29     80.00                                  0.250                        0.017        0.233
6601101      1-Sep-28     $382,820.42     79.79                                  0.250                        0.017        0.608
6614882      1-Nov-28     $456,809.82     80.00                                  0.250                        0.017        0.000
6639107      1-Oct-28     $424,023.85     68.01                                  0.250                        0.017        0.608
6643396      1-Nov-28     $359,408.10     80.00                                  0.250                        0.017        0.233
6651609      1-Nov-28     $294,035.58     89.99                       24         0.250                        0.017        0.358
6686644      1-Dec-28     $293,191.10     79.99                                  0.250                        0.017        0.000
6690073      1-Dec-28     $375,691.79     80.00                                  0.250                        0.017        0.233
6693215      1-Jan-29     $300,000.00     50.76                                  0.250                        0.017        0.358
6699496      1-Dec-28     $254,815.44     60.86                                  0.250                        0.017        0.858
6716258      1-Oct-28     $259,402.82     80.00                                  0.250                        0.017        0.608
6732704      1-Mar-28     $275,924.38     90.00                       01         0.250                        0.017        0.608
6741210      1-Nov-28     $272,093.70     79.97                                  0.250                        0.017        0.000
6746714      1-Nov-28     $408,926.54     78.87                                  0.250                        0.017        0.233
6752131      1-Nov-28     $247,022.34     89.99                       01         0.250                        0.017        0.608
6757478      1-Nov-28     $271,451.46     80.00                                  0.250                        0.017        0.000
6762515      1-Nov-28     $407,295.46     92.73                                  0.250                        0.017        0.000
6765388      1-Dec-28     $445,472.43     80.00                                  0.250                        0.017        0.108
6769350      1-Oct-28     $406,940.22     80.00                                  0.250                        0.017        0.000
6789049      1-Nov-28     $331,555.97     80.00                                  0.250                        0.017        0.233
6797155      1-Nov-28     $266,076.49     80.00                                  0.250                        0.017        0.358
6802450      1-Dec-28     $301,770.20     75.50                                  0.250                        0.017        0.608
6810306      1-Jan-29     $291,975.00     85.00                       06         0.250                        0.017        0.358
6813918      1-Nov-28     $306,656.16     94.69                       01         0.250                        0.017        0.608
6814179      1-Nov-28     $259,593.12     78.79                                  0.250                        0.017        0.483
6814822      1-Dec-28     $265,261.39     93.15                       33         0.250                        0.017        0.233
6837168      1-Nov-28     $360,221.23     87.98                       33         0.250                        0.017        0.358
6844615      1-Nov-28     $314,232.42     80.00                                  0.250                        0.017        0.233
6848123      1-Dec-28     $299,535.32     79.30                                  0.250                        0.017        0.000
6850000      1-Oct-28     $539,251.44     80.00                                  0.250                        0.017        0.358
6854991      1-Nov-28     $346,656.66     80.00                                  0.250                        0.017        0.483
6855061      1-Dec-28     $329,761.16     76.74                                  0.250                        0.017        0.858
6855167      1-Dec-28     $276,903.84     80.00                                  0.250                        0.017        0.233
6857595      1-Nov-28     $306,370.04     79.97                                  0.250                        0.017        0.000
6861788      1-Dec-28     $406,674.53     59.33                                  0.250                        0.017        0.358
6866839      1-Nov-28     $367,180.25     60.00                                  0.250                        0.017        0.108
6873067      1-Dec-28     $286,691.17     80.00                                  0.250                        0.017        0.483
6873410      1-Nov-28     $451,275.69     75.00                                  0.250                        0.017        0.483
6875359      1-Dec-28     $291,711.05     80.00                                  0.250                        0.017        0.000
6876444      1-Dec-28     $519,594.35     80.00                                  0.250                        0.017        0.483
6877434      1-Dec-28     $302,607.81     79.99                                  0.250                        0.017        0.358
6878440      1-Oct-28     $295,336.87     80.00                                  0.250                        0.017        0.733
6879218      1-Nov-28     $396,447.10     79.99                                  0.250                        0.017        0.233
6882101      1-Nov-28     $295,373.43     80.00                                  0.250                        0.017        0.358
6884158      1-Nov-28     $311,248.30     79.99                                  0.250                        0.017        0.000
6885601      1-Nov-28     $370,016.50     80.00                                  0.250                        0.017        0.358
6886672      1-Oct-28     $377,531.07     80.00                                  0.250                        0.017        0.108
6890544      1-Nov-28     $249,668.13     80.00                                  0.250                        0.017        0.000
6891708      1-Oct-28     $366,794.76     79.99                                  0.250                        0.017        0.000
6892187      1-Jan-29     $282,000.00     80.00                                  0.250                        0.017        0.233
6897950      1-Nov-28     $376,495.09     80.00                                  0.250                        0.017        0.358
6899333      1-Nov-28     $359,293.54     79.99                                  0.250                        0.017        0.108
6908143      1-Oct-28     $261,701.09     89.99                       01         0.250                        0.017        0.233
6913293      1-Nov-28     $271,407.89     79.96                                  0.250                        0.017        0.108
6914461      1-Jan-29     $260,200.00     78.29                                  0.250                        0.017        0.233
6920401      1-Dec-28     $289,106.91     79.99                                  0.250                        0.017        0.108
6922214      1-Nov-28     $247,131.49     90.00                       11         0.250                        0.017        0.733
6924346      1-Aug-28     $259,346.39     70.00                                  0.250                        0.017        0.358
6925332      1-Dec-28     $339,700.02     69.41                                  0.250                        0.017        0.000
6927711      1-Dec-28     $279,692.28     89.99                       01         0.250                        0.017        0.733
6927842      1-Dec-28     $253,951.74     83.56                       12         0.250                        0.017        0.483
6928034      1-Dec-28     $323,564.27     80.00                                  0.250                        0.017        0.000
6938025      1-Dec-28     $258,370.29     89.98                       17         0.250                        0.017        0.483
6939998      1-Nov-28     $299,455.12     56.83                                  0.250                        0.017        0.000
6940410      1-Jan-29     $303,350.00     80.00                                  0.250                        0.017        0.233
6946613      1-Dec-28     $263,544.25     90.00                       17         0.250                        0.017        0.483
6948552      1-Jan-29     $650,000.00     78.96                                  0.250                        0.017        0.108
6954521      1-Dec-28     $335,081.83     79.99                                  0.250                        0.017        0.358
6960018      1-Dec-28     $326,811.40     79.99                                  0.250                        0.017        0.000
6960424      1-Dec-28     $255,315.08     80.00                                  0.250                        0.017        0.858
6969177      1-Oct-28     $270,577.11     80.00                                  0.250                        0.017        0.608
6969446      1-Dec-28     $302,963.47     80.00                                  0.250                        0.017        0.483
6974211      1-Dec-28     $320,899.47     79.99                                  0.250                        0.017        0.483
6974226      1-Dec-28     $244,604.24     90.00                       33         0.250                        0.017        0.358
6975125      1-Oct-28     $304,928.82     80.00                                  0.250                        0.017        0.233
6976436      1-Dec-28     $291,966.33     72.02                                  0.250                        0.017        0.358
6976462      1-Jan-29     $302,300.00     79.99                                  0.250                        0.017        0.483
6982354      1-Dec-28     $456,480.83     80.00                                  0.250                        0.017        0.608
6986530      1-Dec-28     $279,764.77     74.09                                  0.250                        0.017        0.108
6987569      1-Oct-18     $294,386.28     80.00                                  0.250                        0.017        0.733
7000117      1-Oct-28     $393,815.29     80.00                                  0.250                        0.017        0.358
7010577      1-Dec-28     $293,422.31     79.57                                  0.250                        0.017        0.000
7034936      1-Oct-28     $498,732.60     80.00                                  0.250                        0.017        0.108
7061892      1-Jan-19     $360,000.00     78.09                                  0.250                        0.017        0.108
7066406      1-Nov-28     $277,905.88     94.85                       17         0.250                        0.017        0.983
7073618      1-Dec-28     $339,747.67     48.57                                  0.250                        0.017        0.733
7073906      1-Nov-28     $364,516.10     79.99                                  0.250                        0.017        0.000
7078310      1-Dec-28     $349,720.12     67.34                                  0.250                        0.017        0.358
7079435      1-Dec-28     $364,155.71     80.00                                  0.250                        0.017        0.483
7080208      1-Dec-28     $266,841.53     90.00                       11         0.250                        0.017        0.983
7085623      1-Dec-28     $244,804.08     78.68                                  0.250                        0.017        0.358
7088244      1-Dec-28     $287,563.15     95.00                       24         0.250                        0.017        1.608
7090001      1-Oct-28     $255,910.88     92.93                       11         0.250                        0.017        0.608
7092426      1-Sep-28     $254,695.49     70.00                                  0.250                        0.017        0.483
7092848      1-Nov-28     $277,575.62     79.43                                  0.250                        0.017        0.608
7093634      1-Oct-28     $335,228.27     80.00                                  0.250                        0.017        0.608
7094931      1-Nov-28     $285,452.60     84.97                       11         0.250                        0.017        0.483
7098554      1-Dec-28     $273,460.14     80.00                                  0.250                        0.017        0.358
7101935      1-Dec-28     $295,774.77     79.96                                  0.250                        0.017        0.608
7103740      1-Jan-29     $381,261.00     80.00                                  0.250                        0.017        0.483
7108855      1-Dec-28     $349,740.25     51.85                                  0.250                        0.017        0.733
7109441      1-Nov-28     $349,038.52     80.00                                  0.250                        0.017        0.358
7110236      1-Dec-28     $399,687.96     62.50                                  0.250                        0.017        0.483
7111728      1-Dec-28     $383,535.57     79.63                                  0.250                        0.017        0.483
7112671      1-Dec-28     $347,737.50     80.00                                  0.250                        0.017        0.733
7112930      1-Jan-29     $278,208.00     90.00                       17         0.250                        0.017        0.608
7113829      1-Dec-28     $282,779.23     89.74                       11         0.250                        0.017        0.483
7118479      1-Oct-28     $263,347.01     80.00                                  0.250                        0.017        0.233
7119865      1-Dec-28     $299,782.87     59.52                                  0.250                        0.017        0.858
7121658      1-Dec-28     $279,643.05     80.00                                  0.250                        0.017        0.608
7121975      1-Dec-28     $599,576.53     80.00                                  0.250                        0.017        0.983
7122111      1-Sep-28     $299,030.78     29.27                                  0.250                        0.017        0.358
7123022      1-Nov-28     $366,425.67     36.70                                  0.250                        0.017        0.483
7125872      1-Dec-28     $399,655.61     45.71                                  0.250                        0.017        0.000
7127556      1-Nov-28     $370,688.60     89.99                       11         0.250                        0.017        0.233
7129182      1-Dec-28     $312,024.00     80.00                                  0.250                        0.017        0.858
7129288      1-Nov-28     $327,932.75     90.00                       06         0.250                        0.017        0.000
7131787      1-Nov-28     $382,238.81     80.00                                  0.250                        0.017        0.000
7132800      1-Dec-28     $289,684.43     79.56                                  0.250                        0.017        0.108
7132937      1-Dec-28     $328,587.03     79.99                                  0.250                        0.017        0.358
7135314      1-Nov-28     $278,459.56     95.00                       06         0.250                        0.017        0.483
7137842      1-Dec-28     $279,701.63     80.00                                  0.250                        0.017        0.483
7137994      1-Nov-28     $264,353.79     80.00                                  0.250                        0.017        0.108
7138967      1-Jan-29     $365,000.00     73.00                                  0.250                        0.017        0.233
7139081      1-Oct-28     $267,384.45     80.00                                  0.250                        0.017        0.608
7139130      1-Dec-28     $767,415.62     79.92                                  0.250                        0.017        0.608
7145806      1-Nov-28     $264,585.29     46.90                                  0.250                        0.017        0.483
7146099      1-Oct-28     $463,999.48     78.84                                  0.250                        0.017        0.233
7147268      1-Nov-28     $357,104.04     80.00                                  0.250                        0.017        0.608
7152282      1-Oct-28     $349,175.92     87.50                       01         0.250                        0.017        0.483
7152604      1-Nov-28     $269,855.59     80.00                                  0.250                        0.017        0.233
7153179      1-Nov-28     $427,313.43     80.00                                  0.250                        0.017        0.358
7154000      1-Dec-28     $338,334.45     80.00                                  0.250                        0.017        0.233
7161371      1-Jan-29     $593,600.00     70.00                                  0.250                        0.017        0.000
7161442      1-Oct-28     $319,168.59     80.00                                  0.250                        0.017        0.233
7161912      1-Sep-28     $287,115.32     90.00                       01         0.250                        0.017        0.608
7162132      1-Nov-28     $255,926.24     95.00                       33         0.250                        0.017        0.858
7162148      1-Nov-28     $258,594.68     70.00                                  0.250                        0.017        0.483
7162493      1-Dec-28     $242,433.04     89.85                       11         0.250                        0.017        1.108
7163125      1-Dec-28     $295,239.29     79.99                                  0.250                        0.017        0.000
7163947      1-Dec-28     $319,768.39     65.98                                  0.250                        0.017        0.858
7164614      1-Nov-28     $314,155.75     80.00                                  0.250                        0.017        0.483
7164710      1-Dec-28     $348,209.34     85.00                       12         0.250                        0.017        0.233
7164788      1-Nov-28     $255,557.59     80.00                                  0.250                        0.017        0.983
7165897      1-Nov-28     $274,048.67     90.00                       12         0.250                        0.017        0.233
7166782      1-Nov-18     $380,415.72     90.00                       33         0.250                        0.017        0.733
7166786      1-Oct-18     $1,170,385.13   56.05                                  0.250                        0.017        0.483
7167083      1-Nov-28     $241,082.97     70.00                                  0.250                        0.017        0.000
7167950      1-Nov-28     $289,256.02     65.91                                  0.250                        0.017        0.233
7168158      1-Dec-28     $299,747.96     75.00                                  0.250                        0.017        0.108
7168734      1-Nov-28     $940,950.37     65.00                                  0.250                        0.017        0.233
7170578      1-Nov-28     $399,342.33     86.96                       01         0.250                        0.017        0.233
7173742      1-Nov-28     $266,217.74     95.00                       13         0.250                        0.017        0.483
7175138      1-Dec-28     $315,091.51     89.99                       17         0.250                        0.017        0.233
7181172      1-Nov-28     $459,262.10     80.00                                  0.250                        0.017        0.358
7182823      1-Dec-28     $347,076.96     90.00                       01         0.250                        0.017        1.233
7182892      1-Nov-23     $648,343.62     79.27                                  0.250                        0.017        0.233
7184895      1-Nov-28     $264,862.89     90.00                       24         0.250                        0.017        0.233
7186526      1-Oct-28     $262,728.42     75.46                                  0.250                        0.017        0.358
7186559      1-Dec-28     $366,913.55     80.00                                  0.250                        0.017        0.483
7187336      1-Nov-28     $314,469.20     90.00                       01         0.250                        0.017        0.108
7188799      1-Jan-29     $275,000.00     70.09                                  0.250                        0.017        0.108
7190985      1-Oct-28     $319,246.59     68.09                                  0.250                        0.017        0.483
7191667      1-Nov-28     $364,384.96     77.66                                  0.250                        0.017        0.108
7191721      1-Nov-28     $594,995.69     80.00                                  0.250                        0.017        0.108
7192267      1-Nov-28     $389,389.68     79.59                                  0.250                        0.017        0.483
7192879      1-Nov-18     $262,615.34     79.64                                  0.250                        0.017        0.483
7194433      1-Nov-28     $318,225.92     75.00                                  0.250                        0.017        0.233
7194459      1-Oct-28     $344,103.87     63.30                                  0.250                        0.017        0.000
7194516      1-Nov-28     $449,278.16     69.77                                  0.250                        0.017        0.358
7195135      1-Nov-28     $449,260.13     77.99                                  0.250                        0.017        0.233
7197385      1-Nov-28     $524,093.43     70.00                                  0.250                        0.017        0.000
7198687      1-Dec-28     $256,309.64     75.00                                  0.250                        0.017        0.733
7200197      1-Oct-28     $448,914.02     56.25                                  0.250                        0.017        0.358
7200456      1-Nov-28     $337,601.59     80.00                                  0.250                        0.017        0.000
7200870      1-Nov-28     $848,636.50     58.62                                  0.250                        0.017        0.358
7201043      1-Nov-28     $296,077.30     90.00                       11         0.250                        0.017        0.358
7201323      1-Nov-28     $279,539.62     62.57                                  0.250                        0.017        0.233
7202227      1-Nov-28     $269,556.07     75.00                                  0.250                        0.017        0.233
7202470      1-Nov-28     $299,506.75     80.00                                  0.250                        0.017        0.233
7202780      1-Dec-28     $319,762.51     80.00                                  0.250                        0.017        0.733
7203060      1-Dec-28     $636,490.60     70.00                                  0.250                        0.017        0.358
7203415      1-Nov-23     $265,379.40     77.78                                  0.250                        0.017        0.608
7204075      1-Nov-28     $359,450.46     68.70                                  0.250                        0.017        0.608
7204412      1-Nov-28     $253,571.51     79.87                                  0.250                        0.017        0.733
7204624      1-Nov-28     $247,131.49     75.00                                  0.250                        0.017        0.733
7204675      1-Nov-28     $347,494.66     80.00                                  0.250                        0.017        0.858
7204806      1-Nov-28     $336,945.09     75.00                                  0.250                        0.017        0.233
7205468      1-Nov-28     $266,669.89     80.00                                  0.250                        0.017        0.108
7205889      1-Nov-28     $349,380.70     70.00                                  0.250                        0.017        0.000
7206104      1-Nov-28     $344,160.66     65.71                                  0.250                        0.017        0.858
7206243      1-Dec-28     $368,226.52     46.06                                  0.250                        0.017        0.733
7206684      1-Dec-28     $399,695.63     80.00                                  0.250                        0.017        0.608
7207314      1-Oct-28     $667,489.55     78.82                                  0.250                        0.017        0.733
7207501      1-Nov-28     $579,996.74     70.00                                  0.250                        0.017        0.000
7209671      1-Nov-28     $619,029.76     80.00                                  0.250                        0.017        0.483
7213206      1-Jan-29     $251,500.00     89.18                       01         0.250                        0.017        0.358
7213810      1-Nov-28     $241,650.52     95.00                       33         0.250                        0.017        0.233
7214379      1-Dec-28     $299,754.09     57.60                                  0.250                        0.017        0.233
7214420      1-Dec-28     $267,785.68     80.00                                  0.250                        0.017        0.358
7214726      1-Nov-28     $367,035.80     76.67                                  0.250                        0.017        0.608
7215372      1-Oct-28     $307,274.83     80.00                                  0.250                        0.017        0.483
7220743      1-Nov-28     $278,568.52     89.97                       17         0.250                        0.017        0.608
7221060      1-Dec-28     $542,565.77     75.00                                  0.250                        0.017        0.358
7225241      1-Dec-28     $349,713.11     59.32                                  0.250                        0.017        0.233
7225374      1-Dec-28     $339,741.28     80.00                                  0.250                        0.017        0.608
7226039      1-Nov-28     $241,898.22     95.00                       11         0.250                        0.017        0.858
7226430      1-Dec-28     $368,739.56     90.00                       17         0.250                        0.017        0.983
7227730      1-Nov-28     $270,775.60     80.00                                  0.250                        0.017        0.483
7228354      1-Nov-28     $244,597.19     70.00                                  0.250                        0.017        0.233
7228775      1-Nov-28     $543,169.58     72.53                                  0.250                        0.017        0.608
7228830      1-Dec-28     $304,756.10     75.31                                  0.250                        0.017        0.358
7229236      1-Dec-28     $247,941.56     80.00                                  0.250                        0.017        0.358
7229260      1-Nov-18     $303,859.29     68.85                                  0.250                        0.017        0.483
7229821      1-Nov-28     $279,572.57     77.78                                  0.250                        0.017        0.608
7231175      1-Nov-28     $296,158.38     90.15                       06         0.250                        0.017        0.733
7231257      1-Nov-28     $324,503.90     72.22                                  0.250                        0.017        0.608
7231309      1-Nov-28     $287,549.30     80.00                                  0.250                        0.017        0.483
7231692      1-Oct-28     $314,044.84     71.86                                  0.250                        0.017        0.733
7231734      1-Nov-28     $339,480.97     80.00                                  0.250                        0.017        0.608
7231746      1-Nov-28     $369,420.99     59.82                                  0.250                        0.017        0.483
7231977      1-Oct-28     $896,038.92     60.00                                  0.250                        0.017        0.608
7232146      1-Dec-28     $309,752.10     67.39                                  0.250                        0.017        0.358
7232834      1-Nov-28     $998,473.48     59.17                                  0.250                        0.017        0.608
7233426      1-Nov-28     $270,215.63     95.00                       17         0.250                        0.017        0.358
7234166      1-Nov-28     $349,395.62     78.83                                  0.250                        0.017        0.000
7234201      1-Nov-28     $249,528.19     71.43                                  0.250                        0.017        0.108
7235699      1-Nov-28     $439,202.31     67.69                                  0.250                        0.017        0.000
7235717      1-Nov-28     $746,330.23     65.00                                  0.250                        0.017        0.483
7236209      1-Nov-28     $343,420.33     80.00                                  0.250                        0.017        0.108
7237119      1-Oct-28     $248,553.71     89.00                       12         0.250                        0.017        0.358
7239628      1-Nov-28     $442,823.00     74.66                                  0.250                        0.017        0.608
7240297      1-Nov-28     $310,762.93     75.00                                  0.250                        0.017        0.483
7241993      1-Nov-28     $253,881.88     76.37                                  0.250                        0.017        0.233
7242443      1-Nov-28     $266,571.69     94.68                       17         0.250                        0.017        0.358
7245522      1-Nov-28     $362,118.18     90.00                       12         0.250                        0.017        0.358
7247184      1-Nov-28     $451,292.65     78.61                                  0.250                        0.017        0.483
7247200      1-Nov-28     $290,484.15     68.84                                  0.250                        0.017        0.233
7247429      1-Nov-28     $286,550.87     89.13                       06         0.250                        0.017        0.483
7247599      1-Nov-28     $253,293.02     64.23                                  0.250                        0.017        0.358
7248991      1-Nov-28     $269,577.47     65.85                                  0.250                        0.017        0.483
7251083      1-Dec-28     $391,179.09     90.00                       24         0.250                        0.017        0.233
7251094      1-Dec-28     $271,038.40     69.73                                  0.250                        0.017        0.483
7251614      1-Dec-28     $329,715.88     60.00                                  0.250                        0.017        0.000
7256873      1-Dec-28     $249,768.46     42.87                                  0.250                        0.017        0.000
7257541      1-Dec-28     $923,279.19     62.01                                  0.250                        0.017        0.483
7258038      1-Dec-28     $335,744.33     80.00                                  0.250                        0.017        0.608
7261828      1-Jan-29     $360,000.00     68.57                                  0.250                        0.017        0.358
7267663      1-Dec-28     $299,777.36     51.28                                  0.250                        0.017        0.733
7267873      1-Nov-28     $369,268.63     65.14                                  0.250                        0.017        0.483
7268183      1-Nov-28     $399,309.28     80.00                                  0.250                        0.017        0.000
7269966      1-Nov-28     $380,857.16     63.27                                  0.250                        0.017        0.108
7270896      1-Nov-28     $287,321.64     75.35                                  0.250                        0.017        0.233
7271199      1-Nov-28     $284,542.82     78.08                                  0.250                        0.017        0.358
7271201      1-Dec-28     $379,717.98     64.96                                  0.250                        0.017        0.733
7271615      1-Dec-28     $349,691.20     69.31                                  0.250                        0.017        0.000
7276271      1-Nov-28     $495,143.50     80.00                                  0.250                        0.017        0.000
7278658      1-Nov-28     $473,120.83     70.00                                  0.250                        0.017        0.233
7278917      1-Nov-28     $314,482.09     89.74                       01         0.250                        0.017        0.233
7279026      1-Nov-28     $393,943.06     69.84                                  0.250                        0.017        0.358
7279960      1-Nov-28     $386,394.39     90.00                       06         0.250                        0.017        0.483
7280082      1-Nov-28     $513,195.63     66.32                                  0.250                        0.017        0.483
7281348      1-Nov-28     $259,572.51     69.33                                  0.250                        0.017        0.233
7281401      1-Nov-28     $499,197.95     37.04                                  0.250                        0.017        0.358
7281541      1-Nov-28     $333,437.19     66.80                                  0.250                        0.017        0.108
7282048      1-Jan-29     $311,920.00     80.00                                  0.250                        0.017        0.000
7282579      1-Nov-28     $361,374.89     66.42                                  0.250                        0.017        0.000
7282589      1-Nov-28     $302,902.35     75.00                                  0.250                        0.017        0.108
7282760      1-Dec-28     $375,459.99     51.12                                  0.250                        0.017        0.233
7282826      1-Nov-28     $253,083.21     72.43                                  0.250                        0.017        0.233
7283296      1-Nov-28     $426,166.63     77.73                                  0.250                        0.017        0.483
7283470      1-Nov-28     $463,255.70     56.04                                  0.250                        0.017        0.358
7283632      1-Jan-29     $400,000.00     80.00                                  0.250                        0.017        0.358
7283852      1-Nov-28     $491,080.43     60.66                                  0.250                        0.017        0.000
7284017      1-Dec-28     $251,803.42     80.00                                  0.250                        0.017        0.483
7284179      1-Oct-28     $293,307.78     34.79                                  0.250                        0.017        0.483
7284301      1-Nov-28     $399,309.28     51.61                                  0.250                        0.017        0.000
7284974      1-Dec-28     $479,643.77     80.00                                  0.250                        0.017        0.733
7285335      1-Nov-28     $337,545.94     86.02                       11         0.250                        0.017        0.608
7285634      1-Nov-28     $590,179.12     80.00                                  0.250                        0.017        0.000
7285640      1-Nov-28     $354,430.54     88.75                       33         0.250                        0.017        0.358
7285681      1-Dec-28     $533,203.99     80.00                                  0.250                        0.017        0.733
7286792      1-Jan-29     $267,300.00     90.00                       12         0.250                        0.017        0.733
7287265      1-Nov-28     $381,352.26     79.57                                  0.250                        0.017        0.483
7287769      1-Nov-28     $265,016.37     90.00                       01         0.250                        0.017        0.858
7287845      1-Dec-28     $401,678.53     73.09                                  0.250                        0.017        0.358
7288199      1-Nov-28     $254,071.16     54.15                                  0.250                        0.017        0.108
7288861      1-Nov-28     $320,731.48     85.00                       06         0.250                        0.017        0.000
7289128      1-Nov-28     $315,480.43     80.00                                  0.250                        0.017        0.233
7289239      1-Nov-28     $263,266.44     75.99                                  0.250                        0.017        0.233
7289520      1-Jan-29     $256,650.00     89.99                       24         0.250                        0.017        0.608
7291070      1-Nov-28     $314,469.20     90.00                       11         0.250                        0.017        0.108
7291133      1-Nov-28     $478,212.45     75.43                                  0.250                        0.017        0.233
7291947      1-Nov-28     $898,556.29     64.75                                  0.250                        0.017        0.358
7292485      1-Dec-28     $349,740.25     70.00                                  0.250                        0.017        0.733
7292519      1-Dec-28     $344,695.62     61.06                                  0.250                        0.017        0.000
7292851      1-Nov-28     $244,597.19     90.74                       17         0.250                        0.017        0.233
7293219      1-Nov-28     $251,624.79     75.00                                  0.250                        0.017        0.733
7293476      1-Nov-28     $406,478.55     80.00                                  0.250                        0.017        0.608
7295707      1-Nov-28     $320,185.55     79.19                                  0.250                        0.017        0.358
7295760      1-Nov-28     $254,629.71     74.34                                  0.250                        0.017        0.858
7296650      1-Nov-28     $275,578.69     80.00                                  0.250                        0.017        0.608
7296868      1-Jan-29     $269,000.00     75.77                                  0.250                        0.017        0.233
7297208      1-Nov-28     $296,499.53     79.20                                  0.250                        0.017        0.108
7297274      1-Nov-28     $259,551.02     65.82                                  0.250                        0.017        0.000
7297456      1-Nov-28     $347,441.77     80.00                                  0.250                        0.017        0.358
7297951      1-Dec-28     $356,707.37     89.92                       33         0.250                        0.017        0.233
7298222      1-Dec-28     $298,181.71     69.77                                  0.250                        0.017        0.000
7298934      1-Dec-28     $359,911.96     67.96                                  0.250                        0.017        0.358
7299072      1-Nov-28     $495,242.84     77.38                                  0.250                        0.017        0.608
7300123      1-Dec-28     $334,888.55     49.65                                  0.250                        0.017        0.483
7300590      1-Nov-28     $262,168.25     58.36                                  0.250                        0.017        0.233
7301134      1-Dec-28     $244,808.88     74.24                                  0.250                        0.017        0.483
7302065      1-Dec-28     $388,774.86     85.14                       24         0.250                        0.017        0.358
7302530      1-Dec-28     $414,676.26     63.07                                  0.250                        0.017        0.483
7305795      1-Dec-28     $329,742.57     76.74                                  0.250                        0.017        0.483
7310775      1-Nov-28     $372,351.36     68.25                                  0.250                        0.017        0.000
7310831      1-Dec-28     $358,263.27     70.30                                  0.250                        0.017        0.358
7313060      1-Nov-28     $279,539.62     62.92                                  0.250                        0.017        0.233
7314895      1-Dec-28     $374,735.32     59.06                                  0.250                        0.017        0.983
7316426      1-Dec-28     $609,535.84     80.00                                  0.250                        0.017        0.608
7316538      1-Dec-28     $411,653.87     80.00                                  0.250                        0.017        0.108
7317097      1-Dec-28     $365,207.72     85.00                       33         0.250                        0.017        0.358
7318827      1-Nov-18     $279,452.22     53.43                                  0.250                        0.017        0.483
7319102      1-Dec-28     $246,552.68     89.08                       17         0.250                        0.017        0.358
7319128      1-Nov-28     $341,477.93     88.83                       17         0.250                        0.017        0.608
7319600      1-Dec-28     $354,709.01     78.02                                  0.250                        0.017        0.233
7320848      1-Nov-28     $444,820.55     90.00                       17         0.250                        0.017        0.000
7321196      1-Jan-29     $410,000.00     68.33                                  0.250                        0.017        0.233
7321895      1-Dec-28     $250,014.32     65.84                                  0.250                        0.017        0.733
7322501      1-Nov-28     $263,555.15     80.00                                  0.250                        0.017        0.108
7323033      1-Dec-28     $349,713.11     42.68                                  0.250                        0.017        0.233
7324530      1-Dec-28     $340,659.40     75.59                                  0.250                        0.017        0.983
7324630      1-Dec-28     $285,482.60     63.49                                  0.250                        0.017        0.608
7325228      1-Dec-28     $332,206.65     50.00                                  0.250                        0.017        0.000
7326205      1-Dec-28     $489,598.35     66.58                                  0.250                        0.017        0.233
7326348      1-Dec-28     $284,742.36     69.05                                  0.250                        0.017        0.000
7326378      1-Dec-28     $266,097.37     74.80                                  0.250                        0.017        0.608
7327762      1-Dec-28     $254,801.08     76.81                                  0.250                        0.017        0.483
7327968      1-Dec-28     $259,821.07     78.31                                  0.250                        0.017        1.108
7328017      1-Dec-28     $385,299.20     80.00                                  0.250                        0.017        0.483
7328653      1-Dec-28     $252,802.63     76.67                                  0.250                        0.017        0.483
7329048      1-Jan-29     $345,900.00     80.00                                  0.250                        0.017        0.358
7329809      1-Nov-28     $307,030.59     75.00                                  0.250                        0.017        0.608
7330074      1-Nov-28     $252,754.75     80.00                                  0.250                        0.017        0.233
7331217      1-Nov-28     $362,403.16     51.86                                  0.250                        0.017        0.233
7336237      1-Dec-28     $324,758.80     69.89                                  0.250                        0.017        0.733
7337313      1-Nov-28     $274,547.86     65.48                                  0.250                        0.017        0.233
7337448      1-Dec-28     $247,496.97     79.90                                  0.250                        0.017        0.233
7338298      1-Dec-28     $633,467.36     55.13                                  0.250                        0.017        0.108
7338732      1-Dec-28     $999,180.30     47.62                                  0.250                        0.017        0.233
7339948      1-Dec-28     $412,153.45     58.93                                  0.250                        0.017        0.108
7340031      1-Dec-28     $271,782.49     56.67                                  0.250                        0.017        0.358
7340436      1-Dec-28     $257,705.00     69.92                                  0.250                        0.017        0.233
7341679      1-Nov-28     $351,435.35     80.00                                  0.250                        0.017        0.358
7343307      1-Dec-28     $292,254.26     65.00                                  0.250                        0.017        0.108
7343323      1-Nov-28     $347,427.84     80.00                                  0.250                        0.017        0.233
7343399      1-Dec-28     $444,644.14     72.95                                  0.250                        0.017        0.358
7343779      1-Jan-29     $382,000.00     80.00                                  0.250                        0.017        0.483
7344682      1-Dec-28     $510,461.29     79.82                                  0.250                        0.017        0.608
7344820      1-Dec-28     $308,476.57     90.00                       33         0.250                        0.017        0.858
7346783      1-Nov-28     $554,064.80     61.22                                  0.250                        0.017        0.108
7348268      1-Nov-28     $355,942.10     74.27                                  0.250                        0.017        0.483
7348822      1-Dec-28     $250,559.20     85.00                       17         0.250                        0.017        0.608
7349470      1-Jan-29     $311,500.00     70.00                                  0.250                        0.017        0.358
7349703      1-Dec-28     $377,697.72     70.92                                  0.250                        0.017        0.358
7349945      1-Nov-28     $491,848.03     48.06                                  0.250                        0.017        0.608
7350063      1-Nov-28     $262,788.12     80.00                                  0.250                        0.017        0.483
7350322      1-Dec-28     $313,564.38     60.97                                  0.250                        0.017        0.358
7350331      1-Dec-28     $255,600.45     78.71                                  0.250                        0.017        0.483
7350441      1-Dec-28     $272,781.69     78.00                                  0.250                        0.017        0.358
7350843      1-Dec-28     $278,271.71     72.34                                  0.250                        0.017        0.233
7350939      1-Dec-28     $599,470.63     70.59                                  0.250                        0.017        0.000
7351300      1-Nov-28     $299,518.76     75.00                                  0.250                        0.017        0.358
7351399      1-Dec-28     $999,159.88     44.94                                  0.250                        0.017        0.108
7351808      1-Nov-28     $260,530.33     80.00                                  0.250                        0.017        0.000
7351863      1-Dec-28     $253,991.63     78.22                                  0.250                        0.017        0.233
7352626      1-Jan-29     $315,000.00     88.73                       16         0.250                        0.017        0.000
7353964      1-Nov-28     $280,326.83     78.00                                  0.250                        0.017        0.108
7354003      1-Dec-28     $243,823.40     64.21                                  0.250                        0.017        0.858
7354439      1-Dec-28     $318,488.72     72.44                                  0.250                        0.017        0.233
7354460      1-Dec-28     $369,689.15     67.27                                  0.250                        0.017        0.108
7354618      1-Nov-28     $389,319.65     75.00                                  0.250                        0.017        0.233
7354745      1-Dec-28     $880,658.70     75.00                                  0.250                        0.017        1.233
7354788      1-Dec-28     $297,755.73     79.47                                  0.250                        0.017        0.233
7354841      1-Dec-18     $292,428.96     67.36                                  0.250                        0.017        0.108
7355072      1-Dec-28     $999,139.02     68.97                                  0.250                        0.017        0.000
7355104      1-Dec-28     $338,722.12     76.52                                  0.250                        0.017        0.233
7355119      1-Dec-28     $990,167.44     53.57                                  0.250                        0.017        0.108
7355482      1-Dec-28     $299,754.09     75.00                                  0.250                        0.017        0.233
7355696      1-Dec-28     $547,028.62     69.30                                  0.250                        0.017        0.000
7355697      1-Nov-28     $633,929.98     68.43                                  0.250                        0.017        0.108
7355705      1-Nov-28     $287,526.48     78.90                                  0.250                        0.017        0.233
7355735      1-Dec-28     $331,228.27     85.00                       12         0.250                        0.017        0.233
7355781      1-Nov-28     $459,224.88     80.00                                  0.250                        0.017        0.108
7355953      1-Dec-28     $295,957.20     66.56                                  0.250                        0.017        0.233
7355963      1-Nov-28     $509,161.48     73.59                                  0.250                        0.017        0.233
7356019      1-Dec-28     $326,432.21     76.69                                  0.250                        0.017        0.233
7356066      1-Dec-28     $322,715.03     65.92                                  0.250                        0.017        0.000
7356140      1-Dec-28     $439,621.17     66.17                                  0.250                        0.017        0.000
7356163      1-Dec-28     $291,754.69     77.87                                  0.250                        0.017        0.108
7356187      1-Dec-28     $528,555.58     68.90                                  0.250                        0.017        0.108
7356535      1-Dec-28     $305,137.06     79.32                                  0.250                        0.017        0.000
7356744      1-Dec-28     $304,550.16     53.47                                  0.250                        0.017        0.233
7356770      1-Dec-28     $436,132.87     66.21                                  0.250                        0.017        0.108
7358935      1-Nov-28     $245,584.74     68.36                                  0.250                        0.017        0.108
7359687      1-Dec-28     $409,663.93     62.12                                  0.250                        0.017        0.233
7360161      1-Nov-18     $252,802.13     68.03                                  0.250                        0.017        0.483
7360276      1-Dec-28     $349,705.96     51.85                                  0.250                        0.017        0.108
7360658      1-Dec-28     $241,595.84     94.99                       01         0.250                        0.017        1.483
7361068      1-Dec-28     $277,772.13     69.50                                  0.250                        0.017        0.233
7361199      1-Dec-28     $276,789.23     76.94                                  0.250                        0.017        0.608
7361514      1-Nov-28     $368,284.37     49.19                                  0.250                        0.017        0.108
7361573      1-Nov-28     $272,440.15     80.00                                  0.250                        0.017        0.108
7361818      1-Jan-29     $281,250.00     75.00                                  0.250                        0.017        0.608
7362039      1-Dec-28     $305,755.30     47.81                                  0.250                        0.017        0.358
7362279      1-Nov-28     $264,564.30     84.42                       01         0.250                        0.017        0.233
7362381      1-Dec-28     $341,733.21     88.83                       24         0.250                        0.017        0.483
7362513      1-Dec-28     $527,567.20     80.00                                  0.250                        0.017        0.233
7362693      1-Dec-28     $249,730.80     67.57                                  0.250                        0.017        0.108
7363746      1-Dec-28     $447,632.77     70.00                                  0.250                        0.017        0.233
7363836      1-Nov-28     $256,078.25     90.00                       01         0.250                        0.017        0.233
7364096      1-Dec-28     $618,176.03     75.00                                  0.250                        0.017        0.483
7364100      1-Dec-28     $309,764.12     87.32                       06         0.250                        0.017        0.608
7364188      1-Dec-28     $999,080.39     66.66                                  0.250                        0.017        0.233
7364231      1-Dec-28     $256,079.33     65.72                                  0.250                        0.017        0.000
7364254      1-Dec-28     $411,670.53     80.00                                  0.250                        0.017        0.358
7364347      1-Nov-28     $319,486.68     67.37                                  0.250                        0.017        0.358
7364408      1-Nov-28     $486,218.79     54.11                                  0.250                        0.017        0.358
7364542      1-Jan-29     $273,500.00     64.35                                  0.250                        0.017        0.358
7364723      1-Nov-28     $374,427.56     76.53                                  0.250                        0.017        0.608
7365036      1-Dec-28     $374,714.66     50.00                                  0.250                        0.017        0.608
7365512      1-Nov-28     $267,736.88     79.99                                  0.250                        0.017        0.000
7365519      1-Dec-28     $259,797.17     67.01                                  0.250                        0.017        0.483
7366397      1-Nov-28     $299,606.19     62.24                                  0.250                        0.017        1.358
7366406      1-Dec-28     $263,694.14     67.49                                  0.250                        0.017        0.483
7366550      1-Dec-28     $318,219.51     78.63                                  0.250                        0.017        0.858
7367427      1-Dec-28     $270,568.33     95.00                       17         0.250                        0.017        1.233
7367871      1-Dec-28     $335,737.89     57.44                                  0.250                        0.017        0.483
7368324      1-Dec-28     $999,239.08     38.46                                  0.250                        0.017        0.608
7368330      1-Dec-28     $399,695.63     76.19                                  0.250                        0.017        0.608
7368548      1-Dec-28     $292,777.05     67.36                                  0.250                        0.017        0.608
7369874      1-Dec-28     $275,773.77     80.00                                  0.250                        0.017        0.233
7370028      1-Nov-28     $393,148.94     90.00                       11         0.250                        0.017        0.608
7371142      1-Dec-28     $355,235.80     80.00                                  0.250                        0.017        0.733
7371324      1-Nov-28     $310,836.51     72.40                                  0.250                        0.017        0.733
7372344      1-Dec-28     $253,791.80     80.00                                  0.250                        0.017        0.233
7373059      1-Nov-18     $297,916.69     72.93                                  0.250                        0.017        0.733
7373688      1-Jan-29     $581,323.00     75.50                                  0.250                        0.017        0.608
7373710      1-Dec-28     $350,732.92     79.77                                  0.250                        0.017        0.608
7374437      1-Dec-28     $504,026.20     79.99                                  0.250                        0.017        0.108
7374643      1-Dec-28     $246,707.56     95.00                       17         0.250                        0.017        0.358
7375076      1-Nov-28     $301,004.28     90.00                       12         0.250                        0.017        0.233
7375531      1-Dec-28     $269,789.37     89.74                       24         0.250                        0.017        0.483
7375787      1-Jan-29     $292,400.00     77.97                                  0.250                        0.017        0.608
7377339      1-Jan-29     $456,000.00     77.95                                  0.250                        0.017        0.608
7377475      1-Dec-28     $587,041.69     77.30                                  0.250                        0.017        0.483
7377637      1-Dec-28     $876,815.46     75.00                                  0.250                        0.017        0.483
7377943      1-Dec-28     $292,588.08     80.00                                  0.250                        0.017        0.858
7378153      1-Dec-28     $299,754.09     50.00                                  0.250                        0.017        0.233
7378433      1-Dec-28     $279,802.38     80.00                                  0.250                        0.017        0.983
7378687      1-Dec-28     $247,806.53     80.00                                  0.250                        0.017        0.483
7380325      1-Nov-28     $998,511.06     69.01                                  0.250                        0.017        0.733
7380403      1-Dec-28     $281,030.60     75.00                                  0.250                        0.017        0.483
7381980      1-Jan-29     $260,000.00     80.00                                  0.250                        0.017        0.733
7382334      1-Jan-29     $539,850.00     38.29                                  0.250                        0.017        0.483
7382884      1-Dec-28     $318,963.11     80.00                                  0.250                        0.017        0.733
7382900      1-Dec-28     $340,364.60     80.00                                  0.250                        0.017        0.358
7383600      1-Dec-28     $311,737.88     61.18                                  0.250                        0.017        0.108
7383809      1-Nov-28     $369,376.52     51.03                                  0.250                        0.017        0.108
7384187      1-Dec-28     $268,784.89     42.03                                  0.250                        0.017        0.358
7384484      1-Dec-28     $788,029.24     53.46                                  0.250                        0.017        0.858
7384926      1-Dec-28     $240,168.20     75.31                                  0.250                        0.017        0.000
7385591      1-Dec-28     $999,276.23     50.00                                  0.250                        0.017        0.858
7385825      1-Dec-28     $368,726.15     72.35                                  0.250                        0.017        0.733
7385942      1-Dec-28     $277,803.79     74.13                                  0.250                        0.017        0.983
7386647      1-Dec-28     $243,010.28     80.00                                  0.250                        0.017        0.483
7386732      1-Dec-28     $276,073.52     70.85                                  0.250                        0.017        0.233
7387020      1-Dec-28     $264,093.82     66.08                                  0.250                        0.017        0.483
7387247      1-Dec-28     $611,545.81     80.00                                  0.250                        0.017        0.733
7387418      1-Dec-28     $319,350.68     80.00                                  0.250                        0.017        0.483
7387552      1-Dec-28     $459,313.80     62.12                                  0.250                        0.017        0.108
7387782      1-Dec-28     $403,104.31     60.21                                  0.250                        0.017        0.233
7388592      1-Dec-28     $256,318.96     95.00                       17         0.250                        0.017        0.983
7388800      1-Jan-29     $316,100.00     80.00                                  0.250                        0.017        0.358
7389521      1-Jan-29     $251,600.00     80.00                                  0.250                        0.017        0.608
7390059      1-Dec-28     $549,591.82     73.33                                  0.250                        0.017        0.733
7390441      1-Dec-28     $272,792.27     50.09                                  0.250                        0.017        0.608
7390589      1-Jan-29     $302,000.00     60.40                                  0.250                        0.017        0.358
7393385      1-Jan-29     $369,000.00     90.00                       16         0.250                        0.017        0.858
7395177      1-Jan-29     $280,000.00     70.00                                  0.250                        0.017        0.733
7397017      1-Dec-28     $449,657.58     47.37                                  0.250                        0.017        0.608
7397363      1-Dec-28     $291,754.69     80.00                                  0.250                        0.017        0.108
7397613      1-Dec-28     $270,983.13     76.39                                  0.250                        0.017        0.358
7398129      1-Jan-29     $320,000.00     53.33                                  0.250                        0.017        0.000
7398314      1-Jan-29     $370,000.00     64.53                                  0.250                        0.017        0.233
7398926      1-Dec-28     $849,384.79     60.71                                  0.250                        0.017        0.858
7399447      1-Dec-28     $275,784.69     80.00                                  0.250                        0.017        0.483
7403551      1-Dec-28     $309,364.42     80.00                                  0.250                        0.017        0.608
7404670      1-Dec-28     $474,610.64     74.22                                  0.250                        0.017        0.233
7404919      1-Dec-28     $303,768.68     80.00                                  0.250                        0.017        0.608
7405866      1-Dec-28     $327,023.03     80.00                                  0.250                        0.017        0.108
7406524      1-Dec-28     $255,995.12     78.83                                  0.250                        0.017        0.358
7407148      1-Jan-29     $269,000.00     62.56                                  0.250                        0.017        1.108
7407418      1-Dec-28     $279,017.37     80.00                                  0.250                        0.017        1.358
7410464      1-Jan-29     $283,000.00     76.90                                  0.250                        0.017        0.608
7412189      1-Jan-29     $352,000.00     80.00                                  0.250                        0.017        0.358
7412590      1-Dec-28     $337,509.33     80.00                                  0.250                        0.017        0.733
7414369      1-Dec-28     $329,755.09     73.33                                  0.250                        0.017        0.733
7414492      1-Jan-29     $487,000.00     48.70                                  0.250                        0.017        0.733
7414591      1-Dec-28     $279,792.20     89.60                       33         0.250                        0.017        0.733
7416605      1-Dec-28     $293,376.60     80.00                                  0.250                        0.017        0.608
7416620      1-Dec-28     $291,783.29     80.00                                  0.250                        0.017        0.733
7418214      1-Jan-29     $324,000.00     42.41                                  0.250                        0.017        0.858
7418240      1-Jan-29     $488,000.00     71.24                                  0.250                        0.017        0.483
7418381      1-Dec-28     $262,319.35     75.00                                  0.250                        0.017        1.108
7419870      1-Dec-28     $446,918.07     79.87                                  0.250                        0.017        0.733
7422110      1-Dec-28     $299,760.09     75.28                                  0.250                        0.017        0.358
7424106      1-Dec-28     $415,675.48     80.00                                  0.250                        0.017        0.483
7424525      1-Jan-29     $483,000.00     64.83                                  0.250                        0.017        0.108
7425111      1-Nov-28     $287,581.78     90.00                       17         0.250                        0.017        0.858
7425565      1-Dec-28     $499,569.51     60.61                                  0.250                        0.017        0.000
7427423      1-Dec-28     $249,814.46     45.54                                  0.250                        0.017        0.733
7428377      1-Jan-29     $347,000.00     46.27                                  0.250                        0.017        0.233
7429654      1-Dec-28     $295,869.02     94.00                       11         0.250                        0.017        0.483
7430054      1-Jan-29     $367,500.00     75.00                                  0.250                        0.017        0.733
7430276      1-Dec-28     $299,771.72     54.05                                  0.250                        0.017        0.608
7430972      1-Dec-28     $471,640.84     69.93                                  0.250                        0.017        0.608
7430999      1-Jan-29     $298,000.00     64.92                                  0.250                        0.017        0.108
7431082      1-Dec-28     $299,760.09     80.00                                  0.250                        0.017        0.358
7431262      1-Dec-28     $359,739.44     80.00                                  0.250                        0.017        0.858
7433009      1-Dec-28     $319,750.37     49.61                                  0.250                        0.017        0.483
7433013      1-Dec-28     $799,406.28     57.14                                  0.250                        0.017        0.733
7433054      1-Dec-28     $976,274.92     51.42                                  0.250                        0.017        0.733
7433894      1-Dec-28     $321,349.12     79.90                                  0.250                        0.017        0.483
7433955      1-Jan-19     $338,500.00     68.52                                  0.250                        0.017        0.608
7435427      1-Dec-28     $304,562.23     80.00                                  0.250                        0.017        0.483
7436286      1-Dec-28     $389,703.24     67.83                                  0.250                        0.017        0.608
7436315      1-Dec-28     $309,719.76     72.09                                  0.250                        0.017        0.000
7437034      1-Dec-28     $423,693.12     80.00                                  0.250                        0.017        0.858
7437041      1-Dec-28     $412,361.72     42.33                                  0.250                        0.017        0.233
7437696      1-Jan-29     $450,000.00     50.00                                  0.250                        0.017        0.233
7437799      1-Jan-29     $280,000.00     58.33                                  0.250                        0.017        0.608
7438444      1-Dec-28     $627,210.33     62.77                                  0.250                        0.017        0.483
7440670      1-Jan-29     $302,400.00     80.00                                  0.250                        0.017        0.483
7443257      1-Dec-28     $298,912.78     74.79                                  0.250                        0.017        0.358
7443549      1-Jan-29     $445,000.00     68.99                                  0.250                        0.017        0.733
7443878      1-Jan-29     $248,000.00     70.86                                  0.250                        0.017        0.483
7444241      1-Dec-28     $377,726.42     67.50                                  0.250                        0.017        0.858
7444392      1-Jan-29     $300,000.00     75.00                                  0.250                        0.017        0.733
7444416      1-Jan-29     $261,450.00     79.99                                  0.250                        0.017        0.483
7444948      1-Jan-29     $290,800.00     68.42                                  0.250                        0.017        0.358
7447694      1-Jan-29     $412,000.00     80.00                                  0.250                        0.017        0.983
7448484      1-Dec-28     $259,802.16     65.33                                  0.250                        0.017        0.608
7449477      1-Dec-28     $273,832.21     89.27                       06         0.250                        0.017        0.483
7450282      1-Dec-28     $327,737.70     80.00                                  0.250                        0.017        0.358
7450382      1-Dec-28     $381,309.63     90.00                       33         0.250                        0.017        0.608
7450450      1-Dec-28     $262,959.54     95.00                       33         0.250                        0.017        0.858
7450566      1-Dec-28     $244,527.29     78.94                                  0.250                        0.017        0.983
7452052      1-Jan-29     $293,820.00     73.82                                  0.250                        0.017        0.608
7453232      1-Dec-28     $347,721.71     69.88                                  0.250                        0.017        0.358
7458008      1-Jan-29     $347,960.00     80.00                                  0.250                        0.017        0.108
7459607      1-Dec-28     $353,987.41     69.96                                  0.250                        0.017        0.000
7462631      1-Jan-29     $290,000.00     74.36                                  0.250                        0.017        0.233
7463467      1-Jan-29     $416,000.00     80.00                                  0.250                        0.017        0.483
7465183      1-Jan-29     $305,000.00     67.03                                  0.250                        0.017        0.108
7465555      1-Dec-28     $354,149.87     80.00                                  0.250                        0.017        0.983
7466155      1-Dec-28     $311,744.26     80.00                                  0.250                        0.017        0.233
7468123      1-Dec-28     $300,770.97     66.89                                  0.250                        0.017        0.608
7470385      1-Jan-29     $342,000.00     90.00                       01         0.250                        0.017        0.358
7471242      1-Jan-29     $280,000.00     80.00                                  0.250                        0.017        0.608
7471310      1-Jan-29     $265,500.00     90.00                       06         0.250                        0.017        1.108
7472219      1-Dec-28     $299,782.87     93.90                       01         0.250                        0.017        0.858
7472585      1-Dec-28     $599,531.94     52.17                                  0.250                        0.017        0.483
7473797      1-Dec-28     $292,191.24     90.00                       17         0.250                        0.017        0.983
7474728      1-Dec-28     $244,199.67     94.99                       17         0.250                        0.017        0.233
7475805      1-Dec-28     $315,747.30     80.00                                  0.250                        0.017        0.358
7475828      1-Dec-28     $379,556.47     80.00                                  0.250                        0.017        0.000
7476328      1-Jan-29     $275,000.00     78.57                                  0.250                        0.017        0.733
7476500      1-Dec-28     $444,153.25     70.00                                  0.250                        0.017        0.483
7477568      1-Jan-29     $303,500.00     55.33                                  0.250                        0.017        0.608
7477754      1-Dec-28     $399,672.12     64.52                                  0.250                        0.017        0.233
7479590      1-Dec-28     $287,780.86     80.00                                  0.250                        0.017        0.608
7481062      1-Jan-29     $268,896.00     61.11                                  0.250                        0.017        0.733
7482729      1-Jan-29     $299,000.00     68.74                                  0.250                        0.017        0.358
7489289      1-Jan-29     $456,208.00     41.47                                  0.250                        0.017        0.483
7491233      1-Jan-29     $300,000.00     80.00                                  0.250                        0.017        0.233
7502262      1-Jan-29     $245,476.00     90.00                       17         0.250                        0.017        0.483
7507680      1-Jan-29     $449,925.00     75.00                                  0.250                        0.017        0.000

                     $678,376,143.66


COUNT:   1932
WAC:     7.135341137
WAM:     357.7146803
WALTV:   70.93787504



                                   EXHIBIT F-3

NASCOR
NMI / 1999-02  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)      (ii)                                              (iii)       (iv)       (v)       (vi)           (vii)        (viii)
-----    ------------------------      -----     -----    --------   --------   --------  ----------     --------     ----------
                                                                                  NET
MORTGAGE                                                             MORTGAGE   MORTGAGE   CURRENT        ORIGINAL     SCHEDULED
LOAN                                             ZIP      PROPERTY   INTEREST   INTEREST   MONTHLY         TERM TO      MATURITY
NUMBER   CITY                          STATE     CODE       TYPE       RATE       RATE     PAYMENT        MATURITY        DATE
-------- ------------------------     ------    ------    ---------  --------   --------  ----------      --------    -----------
4774085  BOXFORD                        MA       01921    SFD        7.125       6.500    $2,863.30         360        1-Aug-28
4821345  CHESTER TOWNSHIP               NJ       07930    SFD        7.500       6.500    $3,146.47         360        1-Jan-29
4857080  HOUSTON                        TX       77056    SFD        7.500       6.500    $1,678.12         360        1-Jul-28
4859548  LANCASTER                      PA       17603    SFD        6.625       6.358    $1,777.51         360        1-Jul-28
4859728  POTOMAC                        MD       20854    SFD        6.750       6.483    $3,761.87         360        1-Jul-28
4859818  SOUTHLAKE                      TX       76092    PUD        6.625       6.358    $1,623.19         360        1-Jul-28
4860743  PALOS VERDES ESTATES           CA       90274    SFD        7.750       6.500    $7,866.21         360        1-May-28
4865859  MONTGOMERY                     AL       36117    SFD        7.375       6.500    $2,326.19         360        1-Oct-28
4867988  ALBANY                         CA       94706    SFD        7.250       6.500    $2,097.70         360        1-Aug-28
4868920  ALPHARETTA                     GA       30005    SFD        7.125       6.500    $1,788.72         360        1-Aug-28
4872923  PLANTATION                     FL       33312    SFD        7.375       6.500    $1,882.18         335        1-May-26
4874162  SARASOTA                       FL       34239    SFD        7.250       6.500    $2,087.46         360        1-Nov-28
4874693  CASTLE ROCK                    CO       80104    SFD        7.375       6.500    $2,037.50         360        1-Sep-28
4876220  HERMOSA BEACH                  CA       90254    SFD        6.500       6.233    $2,740.65         360        1-Sep-28
4876922  CITRUS HEIGHTS                 CA       95610    SFD        7.500       6.500    $1,887.88         360        1-Sep-28
4877065  SANTA BARBARA                  CA       93105    SFD        7.500       6.500    $3,146.47         360        1-Sep-28
4877104  AGOURA HILLS                   CA       91301    SFD        7.500       6.500    $1,796.98         360        1-Aug-28
4877660  SALINAS                        CA       93908    SFD        7.375       6.500    $2,735.07         360        1-Sep-28
4877711  LOS ANGELES                    CA       90045    SFD        7.375       6.500    $2,000.20         360        1-Sep-28
4878078  LINCOLNSHIRE                   IL       60069    SFD        7.500       6.500    $2,097.64         360        1-Aug-28
4878088  PLAYA DEL REY                  CA       90293    LCO        7.500       6.500    $2,257.76         360        1-Sep-28
4878111  LONG GROVE                     IL       60047    SFD        7.500       6.500    $2,393.41         360        1-Aug-28
4878171  SAN JOSE                       CA       95120    SFD        7.625       6.500    $2,141.08         360        1-Sep-28
4878599  DALLAS                         TX       75225    SFD        7.500       6.500    $2,660.51         360        1-Jul-28
4878617  SAN DIEGO                      CA       92130    SFD        7.500       6.500    $3,670.88         360        1-Sep-28
4879245  LOS ANGELES                    CA       90066    SFD        7.500       6.500    $1,762.03         360        1-Sep-28
4879356  FT MYERS BEACH                 FL       33931    SFD        7.625       6.500    $2,870.81         360        1-Sep-28
4879456  PIPERSVILLE                    PA       18947    SFD        7.500       6.500    $1,992.76         360        1-Sep-28
4879484  BROOKLINE                      MA       02446    LCO        7.500       6.500    $1,622.18         360        1-Sep-28
4880587  TIPP CITY                      OH       45371    SFD        7.250       6.500    $1,664.52         360        1-Dec-28
4884384  APTOS                          CA       95003    SFD        7.375       6.500    $2,645.29         360        1-Sep-28
4884396  CAMARILLO                      CA       93010    SFD        7.375       6.500    $1,828.91         360        1-Sep-28
4884876  BERKELEY                       CA       94705    SFD        7.625       6.500    $1,857.96         360        1-Sep-28
4885748  CHATSWORTH                     CA       91311    SFD        7.500       6.500    $2,376.64         360        1-Oct-28
4887149  SAN DIEGO                      CA       92130    SFD        7.375       6.500    $2,442.23         360        1-Sep-28
4887491  PLAYA DEL REY AREA             CA       90293    LCO        7.375       6.500    $2,921.56         360        1-Sep-28
4888404  TOLUCA LAKE                    CA       91602    SFD        7.500       6.500    $4,544.89         360        1-Sep-28
4888660  FREEHOLD                       NJ       07728    SFD        7.250       6.500    $2,251.19         360        1-Sep-28
4888919  AVON                           CO       81620    LCO        7.500       6.500    $1,924.59         360        1-Aug-28
4888948  VALLEY CENTER                  CA       92082    SFD        7.500       6.500    $1,922.84         360        1-Sep-28
4889175  UNION CITY                     CA       94587    SFD        7.250       6.500    $2,097.96         360        1-Sep-28
4889786  LONG BEACH                     CA       90815    PUD        7.375       6.500    $3,342.87         360        1-Sep-28
4889892  EVERGREEN                      CO       80439    SFD        7.125       6.500    $2,155.90         360        1-Aug-28
4890555  CHINA SPRING                   TX       76633    SFD        7.500       6.500    $1,827.75         360        1-Aug-28
4891135  SCOTTSDALE                     AZ       85262    PUD        7.000       6.500    $2,022.52         360        1-Sep-28
4891207  ORION TOWNSHIP                 MI       48348    PUD        7.125       6.500    $1,831.17         360        1-Sep-28
4891257  LINCOLNWOOD                    IL       60646    SFD        7.000       6.500    $1,995.91         360        1-Dec-28
4891336  NORTH RICHLAND HILLS           TX       76180    SFD        7.000       6.500    $665.31           360        1-Sep-28
4891376  DOYLESTOWN                     PA       18901    SFD        7.500       6.500    $1,454.37         360        1-Aug-28
4891397  ARLINGTON                      VA       22201    SFD        7.500       6.500    $2,377.33         360        1-Sep-28
4891601  NORTH BARRINGTON               IL       60010    SFD        7.000       6.500    $2,605.32         360        1-Sep-28
4891681  MCCORDSVILLE                   IN       46055    PUD        7.500       6.500    $2,258.31         348        1-Aug-27
4896018  VIENNA                         VA       22181    PUD        7.500       6.500    $1,950.81         360        1-Sep-28
4896526  WAYNE                          IL       60185    SFD        7.250       6.500    $2,251.19         360        1-Oct-28
4896551  HAMPTON                        CT       06247    SFD        7.125       6.500    $2,037.32         360        1-Dec-28
4896611  WILMETTE                       IL       60091    SFD        7.375       6.500    $2,286.14         360        1-Sep-28
4896744  MOORPARK                       CA       93021    SFD        6.875       6.500    $1,702.11         360        1-Oct-28
4899842  SAN DIEGO                      CA       92131    PUD        7.500       6.500    $2,533.26         360        1-Oct-28
4899849  BELLE CHASE                    LA       70037    SFD        7.125       6.500    $2,526.45         360        1-Oct-28
4899926  DALLAS                         TX       75230    SFD        7.125       6.500    $1,805.57         360        1-Oct-28
4900696  SCOTTSDALE                     AZ       85259    SFD        6.875       6.358    $1,521.33         360        1-Jul-28
4904620  GLENVIEW                       IL       60024    SFD        7.250       6.500    $2,353.51         360        1-Sep-28
4907008  NEWMAND                        GA       30263    SFD        7.125       6.500    $2,597.19         360        1-Aug-28
4908076  REDONDO BEACH                  CA       90277    LCO        7.125       6.500    $1,970.63         360        1-Oct-28
4908128  CONCORD                        CA       94521    SFD        7.125       6.500    $2,454.22         360        1-Oct-28
4908567  LOS ANGELES                    CA       91326    SFD        7.125       6.500    $2,155.90         360        1-Oct-28
4909459  SAN JOSE                       CA       95135    SFD        7.250       6.500    $2,489.94         360        1-Oct-28
4909530  DALLAS                         TX       75248    SFD        7.500       6.500    $1,836.14         360        1-Sep-28
4909588  ALTADENA                       CA       91001    SFD        7.250       6.500    $1,968.08         360        1-Oct-28
4909668  SAN DIEGO                      CA       92127    SFD        7.250       6.500    $1,773.66         360        1-Oct-28
4909714  PASADENA                       CA       91104    SFD        7.500       6.500    $1,706.08         360        1-Oct-28
4909892  MUNSTER                        IN       46321    SFD        7.375       6.500    $3,142.57         360        1-Oct-28
4910006  TUCSON                         AZ       85749    SFD        7.375       6.500    $1,867.59         360        1-Oct-28
4910069  MEDFORD                        NJ       08055    SFD        7.375       6.500    $2,210.17         360        1-Oct-28
4910183  SANTA BARBARA                  CA       93111    SFD        7.125       6.500    $2,786.50         360        1-Oct-28
4910692  BETHESDA                       MD       20817    SFD        7.750       6.500    $2,973.12         360        1-Sep-28
4910712  ENGLEWOOD                      NJ       07631    SFD        7.625       6.500    $1,767.71         360        1-Sep-28
4910717  TRABUCO CANYON                 CA       92679    SFD        7.500       6.500    $1,623.23         360        1-Sep-28
4910734  ASHLAND                        OH       44805    SFD        7.375       6.500    $1,686.29         360        1-Sep-28
4910929  BROOKLYN                       NY       11204    MF2        7.750       6.500    $2,412.52         360        1-May-28
4910951  WHITE MARSH                    MD       21237    SFD        7.500       6.500    $1,713.76         360        1-Sep-28
4910977  LEAWOOD                        KS       66206    PUD        7.250       6.500    $1,594.25         360        1-Sep-28
4911054  SKOKIE                         IL       60076    SFD        7.250       6.500    $2,148.86         360        1-Oct-28
4911083  HUNTSVILLE                     AL       35801    SFD        7.250       6.500    $2,046.53         360        1-Sep-28
4911279  CHARLOTTE                      NC       28203    SFD        7.250       6.500    $1,669.97         360        1-Aug-28
4911423  DALLAS                         TX       75225    PUD        7.375       6.500    $2,987.17         360        1-Oct-28
4911961  CARMEL                         IN       46032    SFD        7.250       6.500    $4,052.13         360        1-Aug-28
4912010  TAOS                           NM       87571    SFD        7.375       6.500    $2,072.03         360        1-Aug-28
4912334  CHICAGO                        IL       60631    SFD        7.375       6.500    $2,072.03         360        1-Oct-28
4912357  LONGWOOD                       FL       32779    SFD        7.250       6.500    $1,921.01         360        1-Sep-28
4912385  COLORADO SPRINGS               CO       80907    SFD        7.250       6.500    $1,857.91         360        1-Sep-28
4912436  PEMBROKE PINES                 FL       33027    SFD        7.250       6.500    $1,555.02         360        1-Sep-28
4912901  RANDALLSTOWN                   MD       21133    SFD        7.250       6.500    $2,070.41         360        1-Oct-28
4913451  MEDINA                         OH       44256    SFD        7.375       6.500    $1,920.08         360        1-Nov-28
4913461  FULLERTON                      CA       92833    SFD        7.375       6.500    $1,955.99         360        1-Oct-28
4914840  ANAHEIM                        CA       92808    PUD        7.500       6.500    $3,240.86         360        1-Aug-28
4915811  ANNAPOLIS                      MD       21403    SFD        7.375       6.500    $1,878.64         360        1-Nov-28
4920117  PALO ALTO                      CA       94301    SFD        7.350       6.500    $4,774.58         360        1-Jun-28
4920180  WOODSIDE                       CA       94062    SFD        6.625       6.358    $3,077.02         360        1-Sep-28
4920580  TULSA                          OK       74114    SFD        7.375       6.500    $3,453.38         360        1-Dec-28
4920883  EL SEGUNDO                     CA       90245    SFD        7.050       6.500    $1,959.19         360        1-Oct-28
4920971  CAMARILLO                      CA       93012    SFD        6.850       6.500    $3,374.59         360        1-Oct-28
4921870  LONG BEACH                     CA       90803    SFD        7.450       6.500    $4,698.01         360        1-Oct-28
4921888  WALNUT                         CA       91789    SFD        6.850       6.500    $1,736.44         360        1-Oct-28
4922586  LOS ANGELES                    CA       91326    SFD        7.375       6.500    $2,889.79         360        1-Oct-28
4922665  ARMONK                         NY       10504    SFD        7.300       6.500    $1,919.60         360        1-Oct-28
4922771  SAN DIEGO                      CA       92109    SFD        7.875       6.500    $1,938.11         360        1-Oct-28
4922896  SAN JOSE                       CA       95120    SFD        7.375       6.500    $3,038.97         360        1-Oct-28
4923344  SAN JOSE                       CA       95118    SFD        7.500       6.500    $1,961.30         360        1-Nov-28
4923381  YOUNTVILLE                     CA       94599    SFD        7.375       6.500    $2,541.68         360        1-Oct-28
4924191  WESTERVILLE                    OH       43082    SFD        7.250       6.500    $1,991.95         360        1-Oct-28
4924816  NEWTON                         MA       02458    SFD        7.250       6.500    $2,728.71         360        1-Oct-28
4924873  CHINO HILLS                    CA       91709    SFD        7.500       6.500    $1,692.10         360        1-Sep-28
4927163  HACIENDA HEIGHTS               CA       91745    SFD        6.850       6.500    $1,513.65         360        1-Oct-28
4928866  NEWTON                         MA       02168    SFD        7.500       6.500    $1,748.04         360        1-Oct-28
4929589  JOPLIN                         MO       64801    SFD        6.750       6.483    $1,880.93         360        1-Oct-28
4930001  MESA                           AZ       85215    PUD        7.375       6.500    $3,363.59         360        1-Oct-28
4930022  PACIFIC PALISADES              CA       90272    SFD        6.875       6.500    $3,899.53         360        1-Sep-28
4930250  SAN BRUNO                      CA       94066    SFD        7.500       6.500    $1,678.11         360        1-Nov-28
4930261  AGOURA HILLS                   CA       91301    SFD        7.250       6.500    $2,278.47         360        1-Oct-28
4930354  SAN DIEGO                      CA       92127    SFD        7.500       6.500    $1,985.77         360        1-Nov-28
4930661  MONTGOMERY                     NJ       08502    SFD        6.625       6.358    $1,626.39         360        1-Oct-28
4930710  NORTHRIDGE                     CA       91326    SFD        7.375       6.500    $2,261.27         360        1-Oct-28
4931040  BERNARDS TOWNSHIP              NJ       07920    SFD        7.250       6.500    $2,046.53         360        1-Oct-28
4931117  SAN DIEGO                      CA       92130    SFD        7.375       6.500    $1,933.20         360        1-Dec-28
4931142  SANTA ROSA                     CA       95404    SFD        7.500       6.500    $1,914.10         360        1-Nov-28
4931164  CHICAGO                        IL       60640    SFD        7.375       6.500    $2,072.03         360        1-Oct-28
4931180  WEST BLOOMFIELD                MI       48322    LCO        7.500       6.500    $2,398.31         360        1-Nov-28
4931181  VERO BEACH                     FL       32966    SFD        7.500       6.500    $1,915.85         360        1-Dec-28
4931191  LAFAYETTE                      CA       94549    SFD        7.375       6.500    $2,786.87         360        1-Dec-28
4931204  SANTA BARBARA                  CA       93110    SFD        7.375       6.500    $1,692.15         360        1-Dec-28
4931220  WALNUT CREEK                   CA       94598    SFD        7.375       6.500    $1,971.88         360        1-Nov-28
4931239  SAN FRANCISCO                  CA       94122    SFD        7.375       6.500    $2,171.48         360        1-Nov-28
4931250  SIMI VALLEY                    CA       93065    SFD        7.500       6.500    $1,957.80         360        1-Dec-28
4931406  VILLAGE OF FRANKLIN            MI       48025    SFD        7.500       6.500    $2,712.95         360        1-Nov-28
4931423  ENGLEWOOD                      TN       37329    SFD        7.375       6.500    $2,465.71         360        1-Dec-28
4931448  WESTERN SPRINGS                IL       60558    SFD        7.375       6.500    $2,606.61         360        1-Sep-28
4931482  SCOTTS VALLEY                  CA       95066    SFD        7.375       6.500    $2,078.93         360        1-Dec-28
4931495  NEW HOPE                       PA       18938    SFD        7.375       6.500    $3,315.25         360        1-Oct-28
4931521  LONGHILL TOWNSHIP              NJ       07946    SFD        7.500       6.500    $2,545.14         360        1-Nov-28
4931538  CINCINNATI                     OH       45249    SFD        7.500       6.500    $4,541.40         360        1-Nov-28
4931591  RIDGEFIELD                     WA       98642    SFD        7.500       6.500    $3,063.26         360        1-Nov-28
4931628  ANAHEIM HILLS                  CA       92808    SFD        7.375       6.500    $2,701.92         360        1-Nov-28
4931659  SAN JOSE                       CA       95120    SFD        7.500       6.500    $2,936.70         360        1-Nov-28
4931703  BIRMINGHAM                     MI       48009    SFD        7.375       6.500    $1,856.53         360        1-Nov-28
4931736  FORT WASHINGTON                MD       20744    SFD        7.500       6.500    $1,957.80         360        1-Oct-28
4931779  PLEASANTON                     CA       94566    SFD        7.375       6.500    $1,853.77         360        1-Nov-28
4932001  POINT VEDRA BEACH              FL       32082    SFD        7.375       6.500    $2,175.63         360        1-Sep-28
4932077  MUNDELEIN                      IL       60060    SFD        7.375       6.500    $1,643.81         360        1-Dec-28
4932104  UNION CITY                     CA       94587    SFD        7.375       6.500    $1,994.67         360        1-Dec-28
4932251  NEW ORLEANS                    LA       70124    SFD        7.375       6.500    $1,657.62         360        1-Dec-28
4932613  ANN ARBOR                      MI       48108    SFD        6.750       6.483    $1,640.96         360        1-Aug-28
4932793  COLLEYVILLE                    TX       76034    SFD        6.500       6.233    $1,757.15         360        1-Oct-28
4934161  BIRMINGHAM                     MI       48009    SFD        6.750       6.483    $3,243.00         360        1-Jul-28
4934834  ALPHARETTA                     GA       30322    SFD        6.500       6.233    $1,782.43         360        1-Nov-28
4935859  SANTA BARBARA                  CA       93105    SFD        7.375       6.500    $2,518.20         360        1-Nov-28
4936000  ROCHESTER                      NY       14625    SFD        7.500       6.500    $1,831.94         360        1-Dec-28
4936009  OSSINING                       NY       10562    SFD        7.500       6.500    $1,678.11         360        1-Nov-28
4942131  SMYRNA                         GA       30126    SFD        7.000       6.500    $2,244.73         360        1-Nov-28
4942156  NEWTON                         MA       02460    SFD        7.000       6.500    $2,361.83         360        1-Nov-28
4942171  GLENVIEW                       IL       60025    SFD        7.125       6.500    $3,705.46         360        1-Nov-28
4942186  NEEDHAM                        MA       02492    SFD        7.000       6.500    $1,884.14         360        1-Nov-28
4942238  CHESTERFIELD                   MO       63005    PUD        7.250       6.500    $2,496.77         360        1-Nov-28
4942244  SUDBURY                        MA       01776    SFD        7.125       6.500    $2,283.91         360        1-Nov-28
4942254  FULTON                         MO       65251    SFD        7.125       6.500    $2,223.27         360        1-Aug-28
4942257  MONROVIA                       MD       21770    SFD        7.000       6.500    $2,000.17         360        1-Nov-28
4942265  MADISON                        WI       53711    SFD        7.000       6.500    $1,783.02         360        1-Nov-28
4942291  BARRINGTON                     IL       60010    SFD        7.250       6.500    $1,623.58         360        1-Oct-28
4942304  HAWTHORN WOODS                 IL       60047    SFD        7.125       6.500    $2,031.94         360        1-Nov-28
4942310  TUCSON                         AZ       85750    PUD        7.125       6.500    $2,978.51         360        1-Nov-28
4942319  DULUTH                         GA       30097    SFD        7.125       6.500    $1,953.79         360        1-Nov-28
4942342  DENVER                         CO       80123    PUD        7.250       6.500    $1,623.58         360        1-Nov-28
4942351  RICHMOND                       VA       23226    SFD        6.875       6.500    $2,135.02         360        1-Nov-28
4942359  NORTHFIELD                     IL       60093    SFD        7.250       6.500    $2,619.56         360        1-Nov-28
4942360  WHEATON                        IL       60188    SFD        7.250       6.500    $1,896.46         360        1-Oct-28
4942378  CHICAGO                        IL       60641    SFD        7.250       6.500    $2,363.06         360        1-Oct-28
4942393  ROCKVILLE                      MD       20850    SFD        6.875       6.500    $1,734.30         360        1-Nov-28
4942403  BEHTESDA                       MD       20817    SFD        7.000       6.500    $1,618.02         360        1-Nov-28
4942413  ST CHARLES                     IL       60174    SFD        7.125       6.500    $2,634.24         360        1-Nov-28
4942440  ARVADA                         CO       80002    SFD        7.125       6.500    $2,576.98         360        1-Nov-28
4942441  CASTLE ROCK                    CO       80104    SFD        7.125       6.500    $1,758.41         360        1-Nov-28
4942451  KENSINGTON                     MD       20895    SFD        7.125       6.500    $1,832.52         360        1-Nov-28
4942457  KIRTLAND                       OH       44094    SFD        7.250       6.500    $2,319.40         360        1-Nov-28
4942460  OSWEGO                         IL       60543    SFD        7.125       6.500    $1,872.94         360        1-Nov-28
4942466  ORANGE VILLAGE                 OH       44022    SFD        7.125       6.500    $2,533.19         360        1-Nov-28
4942471  AKRON                          OH       44313    SFD        7.125       6.500    $1,589.98         360        1-Nov-28
4942473  BIRMINGHAM                     AL       35244    SFD        7.000       6.500    $1,729.79         360        1-Nov-28
4942475  WATERTOWN                      MA       02172    MF2        7.000       6.500    $2,283.32         360        1-Nov-28
4942482  MONTVALE                       NJ       07645    SFD        7.125       6.500    $2,075.06         360        1-Nov-28
4942492  ARLINGTON HEIGHTS              IL       60005    SFD        7.125       6.500    $1,848.69         360        1-Nov-28
4942606  ATLANTA                        GA       30305    SFD        7.250       6.500    $2,947.01         360        1-Nov-28
4943331  SAN DIEGO                      CA       92130    SFD        6.875       6.500    $1,767.14         360        1-Oct-28
4943341  PARADISE VALLEY                AZ       85253    SFD        7.000       6.500    $2,661.21         360        1-Oct-28
4943349  DEL MAR                        CA       92014    SFD        6.625       6.358    $2,443.43         360        1-Oct-28
4943358  LOS ANGELES                    CA       91356    SFD        7.250       6.500    $6,139.59         360        1-Oct-28
4943374  BRECKENRIDGE                   CO       80424    SFD        7.500       6.500    $1,118.74         360        1-Oct-28
4943384  BEAVERTON                      OR       97008    SFD        7.375       6.500    $1,547.11         360        1-Oct-28
4943390  CLACKAMAS                      OR       97015    SFD        7.750       6.500    $863.28           360        1-Oct-28
4943394  ASHLAND                        OR       97520    SFD        7.375       6.500    $918.60           360        1-Oct-28
4943445  GALVESTON                      TX       77554    SFD        7.000       6.500    $2,162.23         360        1-Sep-28
4943458  MORGAN HILL                    CA       95037    SFD        7.500       6.500    $1,857.11         360        1-Oct-28
4943461  BOULDER                        CO       80301    SFD        7.250       6.500    $1,848.70         360        1-Sep-28
4943469  GOLDEN                         CO       80401    SFD        7.125       6.500    $2,344.54         360        1-Oct-28
4943475  PHOENIX                        AZ       85018    SFD        7.375       6.500    $3,280.71         360        1-Sep-28
4943479  INDIAN HILLS                   CO       80454    SFD        7.250       6.500    $716.29           360        1-Sep-28
4943483  PORTLAND                       OR       97232    HCO        7.500       6.500    $699.21           360        1-Sep-28
4943488  FREMONT                        CA       94536    SFD        7.625       6.500    $1,896.89         360        1-Sep-28
4943549  BOULDER                        CO       80303    SFD        6.750       6.483    $1,712.30         360        1-Oct-28
4943558  LAS CRUSES                     NM       88011    SFD        7.000       6.500    $1,779.68         360        1-Oct-28
4943563  LITTLETON                      CO       80126    SFD        7.125       6.500    $1,710.30         360        1-Oct-28
4943572  SAN JOSE                       CA       95124    SFD        7.625       6.500    $2,654.23         360        1-Oct-28
4943624  BERKELEY                       CA       94705    SFD        6.875       6.500    $1,675.17         360        1-Oct-28
4943656  ENCINITAS                      CA       92024    SFD        7.125       6.500    $2,068.32         360        1-Oct-28
4943665  BOULDER                        CO       80304    SFD        7.125       6.500    $1,222.80         360        1-Oct-28
4943669  KEYSTONE                       CO       80435    HCO        7.125       6.500    $2,189.59         360        1-Oct-28
4943680  RANCHO SANTA FE                CA       92091    SFD        7.000       6.500    $2,634.60         360        1-Oct-28
4943693  BERKELEY                       CA       94709    SFD        7.000       6.500    $2,619.63         360        1-Oct-28
4943699  TUXEDO PARK                    NY       10987    SFD        7.250       6.500    $2,360.33         360        1-Oct-28
4943704  PORTLAND                       OR       97232    SFD        7.250       6.500    $1,603.11         360        1-Oct-28
4943714  BAKERSFIELD                    CA       93311    SFD        7.125       6.500    $1,967.26         360        1-Oct-28
4943717  TUSTIN                         CA       92782    SFD        7.250       6.500    $1,968.08         360        1-Oct-28
4943720  CARLSBAD                       CA       92009    SFD        7.375       6.500    $2,555.50         360        1-Oct-28
4943731  LA JOLLA                       CA       92037    LCO        7.125       6.500    $2,964.36         360        1-Oct-28
4943737  PACIFICA                       CA       94044    SFD        6.875       6.500    $2,135.02         360        1-Oct-28
4943741  LAKE OSWEGO                    OR       97034    SFD        7.250       6.500    $3,103.90         360        1-Oct-28
4943766  STUDIO CITY                    CA       91604    SFD        7.375       6.500    $2,548.59         360        1-Oct-28
4943781  CAMBRIDGE                      MA       02138    LCO        7.500       6.500    $999.88           360        1-Oct-28
4943786  CULVER CITY                    CA       90066    SFD        7.250       6.500    $1,841.88         360        1-Oct-28
4943802  HOUSTON                        TX       77098    SFD        7.000       6.500    $1,616.69         360        1-Sep-28
4944085  PALO ALTO                      CA       94303    SFD        7.500       6.500    $4,055.44         360        1-Oct-28
4944093  SAN JOSE                       CA       95120    SFD        7.625       6.500    $2,201.24         360        1-Oct-28
4944097  PORTLAND                       OR       97229    SFD        7.250       6.500    $2,046.53         360        1-Oct-28
4944100  BEAVERTON                      OR       97007    SFD        7.250       6.500    $2,046.53         360        1-Oct-28
4944105  LA JOLLA                       CA       92037    LCO        7.375       6.500    $1,899.36         360        1-Oct-28
4944106  COSTA MESA                     CA       92626    SFD        7.125       6.500    $1,751.67         360        1-Oct-28
4944112  BLACK HAWK                     CO       80403    SFD        7.625       6.500    $794.14           360        1-Sep-28
4944115  LA MESA                        CA       91941    SFD        7.250       6.500    $1,725.91         360        1-Oct-28
4944119  LA JOLLA                       CA       92037    SFD        7.000       6.500    $3,991.81         360        1-Sep-28
4944121  DENVER                         CO       80210    SFD        7.375       6.500    $1,683.52         360        1-Oct-28
4944124  CHATSWORTH                     CA       91311    SFD        7.250       6.500    $2,319.40         360        1-Oct-28
4944133  NORTHRIDGE                     CA       91326    SFD        7.375       6.500    $2,068.57         360        1-Oct-28
4944139  SAN JOSE                       CA       95129    SFD        7.375       6.500    $2,486.43         360        1-Oct-28
4944148  CUPERTINO                      CA       95014    SFD        7.625       6.500    $2,901.95         360        1-Sep-28
4944158  ESCONDIDO                      CA       92025    SFD        7.750       6.500    $3,796.98         360        1-Sep-28
4944162  ORCHARD LAKE                   MI       48323    SFD        7.000       6.500    $2,335.21         360        1-Oct-28
4944169  BOULDER                        CO       80301    SFD        7.250       6.500    $1,497.38         360        1-Sep-28
4944175  DALLAS                         TX       75218    SFD        7.250       6.500    $1,585.45         360        1-Sep-28
4944177  SAN DIEGO                      CA       92122    LCO        7.000       6.500    $1,796.32         360        1-Sep-28
4944185  SAN DIEGO                      CA       92131    SFD        7.375       6.500    $2,282.68         360        1-Oct-28
4944190  DENVER                         CO       80210    SFD        7.250       6.500    $1,662.80         360        1-Oct-28
4944191  MENLO PARK                     CA       94025    SFD        6.875       6.500    $1,970.79         360        1-Oct-28
4944200  PHOENIX                        AZ       85044    SFD        7.250       6.500    $813.50           360        1-Oct-28
4944201  SAN CARLOS                     CA       94070    SFD        7.375       6.500    $2,002.96         360        1-Sep-28
4944208  SARATOGA                       CA       95070    SFD        7.125       6.500    $4,379.17         360        1-Oct-28
4944217  DEL MAR                        CA       92014    SFD        7.125       6.500    $2,317.59         360        1-Oct-28
4944219  WINDSOR                        CO       80550    SFD        7.375       6.500    $1,941.49         360        1-Oct-28
4944221  SAN MARCOS                     CA       92069    SFD        7.250       6.500    $1,773.66         360        1-Oct-28
4944238  BERKELEY                       CA       94705    SFD        6.875       6.500    $1,997.06         360        1-Oct-28
4944242  HOUSTON                        TX       77019    SFD        6.875       6.500    $1,760.57         360        1-Oct-28
4944250  DENVER                         CO       80204    SFD        7.375       6.500    $580.17           360        1-Oct-28
4944251  GROTON                         MA       01450    SFD        7.125       6.500    $1,616.92         360        1-Oct-28
4944255  BRECKENRIDGE                   CO       80424    SFD        7.000       6.500    $1,131.01         360        1-Oct-28
4944257  BELMONT                        CA       94002    SFD        7.875       6.500    $1,885.18         360        1-Oct-28
4944261  ASHLAND                        OR       97520    SFD        7.375       6.500    $1,404.49         360        1-Oct-28
4944265  TIGARD                         OR       97223    SFD        6.875       6.500    $821.16           360        1-Oct-28
4944268  OREGON CITY                    OR       97045    SFD        7.250       6.500    $1,991.95         360        1-Oct-28
4944270  WALNUT CREEK                   CA       94598    SFD        7.000       6.500    $2,328.56         360        1-Sep-28
4944277  SANDY                          UT       84092    SFD        7.375       6.500    $766.65           360        1-Sep-28
4944284  DENVER                         CO       80235    SFD        7.000       6.500    $2,234.75         360        1-Oct-28
4944289  DANA POINT                     CA       92629    SFD        7.375       6.500    $2,396.64         360        1-Oct-28
4944294  BRECKENRIDGE                   CO       80424    LCO        7.000       6.500    $1,862.18         360        1-Oct-28
4944298  SAN DIEGO                      CA       92103    SFD        7.250       6.500    $4,202.21         360        1-Sep-28
4944308  KALISPELL                      MT       59901    SFD        7.125       6.500    $1,967.26         360        1-Oct-28
4944311  SAN FRANCISCO                  CA       94131    LCO        6.750       6.483    $2,466.29         360        1-Oct-28
4944316  DANVILLE                       CA       94526    SFD        7.375       6.500    $3,032.06         360        1-Oct-28
4944322  SAN ANSELMO                    CA       94960    SFD        7.000       6.500    $1,397.14         360        1-Oct-28
4944325  SAN DIEGO                      CA       92111    SFD        7.250       6.500    $750.39           360        1-Sep-28
4944331  DENVER                         CO       80220    SFD        7.000       6.500    $3,326.51         360        1-Oct-28
4944332  MALIBU                         CA       90265    SFD        7.375       6.500    $2,072.03         360        1-Oct-28
4944337  HOUSTON                        TX       77077    SFD        6.875       6.500    $2,463.48         360        1-Oct-28
4944343  SUNNYVALE                      CA       94087    SFD        7.375       6.500    $2,248.15         360        1-Oct-28
4944344  CARLSBAD                       CA       92009    SFD        7.375       6.500    $1,816.48         360        1-Oct-28
4944349  BRECKENRIDGE                   CO       80424    SFD        7.000       6.500    $1,591.40         360        1-Oct-28
4944371  BOULDER                        CO       80304    SFD        7.000       6.500    $722.52           360        1-Oct-28
4944380  VANCOUVER                      WA       98685    SFD        7.125       6.500    $1,751.67         360        1-Oct-28
4944381  VAIL                           CO       81657    SFD        7.250       6.500    $2,408.08         360        1-Oct-28
4944411  PALO ALTO                      CA       94301    SFD        7.250       6.500    $3,506.39         360        1-Sep-28
4944415  LAGUNA HILLS                   CA       92653    SFD        7.250       6.500    $3,731.50         360        1-Oct-28
4944421  SAN DIEGO                      CA       92110    SFD        7.250       6.500    $1,671.33         360        1-Oct-28
4944423  PARK CITY                      UT       84060    LCO        7.375       6.500    $2,624.57         360        1-Sep-28
4944433  PHOENIX                        AZ       85028    SFD        7.250       6.500    $4,365.93         360        1-Sep-28
4944439  PARK CITY                      UT       84098    SFD        7.375       6.500    $1,020.47         360        1-Sep-28
4944461  CALABASAS                      CA       91302    SFD        7.375       6.500    $2,105.18         360        1-Oct-28
4944462  FISHERS                        IN       46038    SFD        6.875       6.500    $778.46           360        1-Oct-28
4944466  ELIZABETH                      CO       80107    SFD        7.250       6.500    $1,698.62         360        1-Oct-28
4944471  SAN MARINO                     CA       91108    SFD        7.250       6.500    $4,256.78         360        1-Sep-28
4944480  SAN MARINO                     CA       91108    SFD        7.500       6.500    $2,363.35         360        1-Oct-28
4944486  PHOENIX                        AZ       85018    SFD        7.375       6.500    $2,762.70         360        1-Sep-28
4944491  DORCHESTER                     MA       02124    HCO        7.750       6.500    $710.68           360        1-May-28
4944493  GYPSUM                         CO       81637    SFD        7.625       6.500    $1,571.30         360        1-Sep-28
4944501  LOS ANGELES                    CA       91311    SFD        7.375       6.500    $4,254.56         360        1-Oct-28
4944504  RANCHO PALOS VERDES            CA       90275    SFD        7.375       6.500    $3,798.71         360        1-Sep-28
4944510  FLAGSTAFF                      AZ       86001    SFD        7.750       6.500    $931.34           360        1-May-28
4944516  COLORADO SPRINGS               CO       80919    SFD        7.500       6.500    $1,355.08         360        1-Oct-28
4944525  SAN DIEGO                      CA       92115    SFD        7.250       6.500    $2,987.93         360        1-Oct-28
4944531  MORRISON                       CO       80465    LCO        7.500       6.500    $419.53           360        1-Jun-28
4944545  PORT CHARLOTTE                 FL       33981    SFD        7.875       6.500    $895.46           360        1-Oct-28
4944546  BOULDER                        CO       80302    SFD        7.000       6.500    $1,995.91         360        1-Nov-28
4944563  HIGHLANDS RANCH                CO       80126    SFD        6.875       6.500    $1,786.19         360        1-Nov-28
4944576  MEDWAY                         MA       02053    SFD        7.000       6.500    $2,010.22         360        1-Nov-28
4944584  LITTLETON                      CO       80127    SFD        7.000       6.500    $2,779.64         360        1-Nov-28
4944585  FREMONT                        CA       94539    SFD        7.250       6.500    $4,092.72         360        1-Oct-28
4944587  TUCSON                         AZ       85750    SFD        7.000       6.500    $2,784.30         360        1-Nov-28
4944591  NORTH PLATTE                   NE       69101    SFD        6.875       6.500    $1,905.10         360        1-Nov-28
4944594  SCOTTSDALE                     AZ       85258    LCO        7.875       6.500    $913.59           360        1-May-28
4944596  PEORIA                         IL       61615    SFD        7.125       6.500    $1,670.82         360        1-Nov-28
4944598  LOS ALAMOS                     NM       87544    SFD        6.875       6.500    $2,686.84         360        1-Oct-28
4944599  SAN DIEGO                      CA       92130    SFD        7.250       6.500    $2,796.92         360        1-Oct-28
4944603  HACIENDA HEIGHTS               CA       91745    SFD        7.750       6.500    $702.08           360        1-Jun-28
4944606  ARVADA                         CO       80007    SFD        7.000       6.500    $2,328.56         360        1-Nov-28
4944608  MUNDS PARK                     AZ       86017    SFD        7.625       6.500    $559.16           360        1-Jul-28
4944614  SCOTTSDALE                     AZ       85262    SFD        7.750       6.500    $1,110.44         360        1-Jun-28
4944663  LAGUNA NIGUEL                  CA       92677    SFD        7.375       6.500    $1,437.47         360        1-Sep-28
4944668  RANCHO SANTA MARGARITA         CA       92688    SFD        7.375       6.500    $1,435.22         360        1-Oct-28
4944672  SIMI VALLEY                    CA       93065    SFD        7.250       6.500    $1,725.91         360        1-Oct-28
4944675  CARLSBAD                       CA       92009    SFD        7.625       6.500    $3,362.02         360        1-Oct-28
4944681  TUSTIN RANCH                   CA       92680    LCO        7.375       6.500    $1,077.45         360        1-Sep-28
4944685  PORTLAND                       OR       97232    SFD        7.375       6.500    $932.41           360        1-Sep-28
4944692  BELLAIRE                       TX       77401    SFD        6.875       6.500    $2,759.10         360        1-Sep-28
4944695  SANTA MONICA                   CA       90403    SFD        7.250       6.500    $3,649.64         360        1-Oct-28
4944699  RIPON                          CA       95366    SFD        7.000       6.500    $465.72           360        1-Oct-28
4944733  SALT LAKE CITY                 UT       84124    SFD        7.625       6.500    $778.58           360        1-Apr-28
4944737  DENVER                         CO       80209    SFD        7.000       6.500    $923.11           360        1-Apr-28
4944745  SHELTON                        CT       06484    SFD        7.250       6.500    $774.27           360        1-May-28
4944751  DENVER                         CO       80212    SFD        8.375       6.500    $212.83           360        1-Apr-28
4944756  MOUNTAIN VIEW                  CA       94041    SFD        7.375       6.500    $1,740.50         360        1-Oct-28
4944757  SEDONA                         AZ       86351    SFD        7.750       6.500    $1,103.28         360        1-Apr-28
4944760  JACKSONVILLE                   OR       97530    SFD        7.125       6.500    $1,381.12         360        1-Aug-28
4944765  PALOS VERDES ESTATES           CA       90274    SFD        7.375       6.500    $2,659.10         360        1-Sep-28
4944770  FOOTHILL RANCH                 CA       92610    SFD        7.375       6.500    $2,006.41         360        1-Oct-28
4944785  SAN FRANCISCO                  CA       94116    SFD        7.625       6.500    $1,557.15         360        1-Aug-28
4944789  LAUGUNA BEACH                  CA       92651    SFD        7.875       6.500    $1,500.89         360        1-Apr-28
4944796  EPHRAIM                        UT       84627    SFD        7.750       6.500    $827.46           360        1-May-28
4944798  EL CAJON                       CA       92020    SFD        7.500       6.500    $1,538.27         360        1-Sep-28
4944804  BUFFALO CREEK                  CO       80425    SFD        7.750       6.500    $1,504.47         360        1-Apr-28
4944837  MILPITAS                       CA       95035    SFD        7.000       6.500    $2,208.80         360        1-Oct-28
4944847  FOSTER CITY                    CA       94404    SFD        7.375       6.500    $2,735.07         360        1-Sep-28
4944850  SANDY                          UT       84092    SFD        7.375       6.500    $897.88           360        1-May-28
4944861  SAN FRANCISCO                  CA       94131    SFD        7.500       6.500    $2,796.86         360        1-Sep-28
4944868  DANVILLE                       CA       94526    SFD        7.250       6.500    $2,159.09         360        1-Oct-28
4944869  PARKER                         AZ       85344    PUD        7.750       6.500    $1,468.65         360        1-Jun-28
4944870  NEWPORT BEACH                  CA       92660    SFD        7.500       6.500    $2,636.04         360        1-Oct-28
4944876  PARK CITY                      UT       84060    SFD        7.625       6.500    $1,153.70         360        1-May-28
4944877  LOS ANGELES                    CA       91105    SFD        7.625       6.500    $1,606.69         360        1-Sep-28
4944882  SALT LAKE CITY                 UT       84105    SFD        7.750       6.500    $1,074.62         360        1-May-28
4944883  NEWPORT BEACH                  CA       92625    SFD        7.500       6.500    $2,447.25         360        1-Oct-28
4944890  DALY CITY                      CA       94014    SFD        7.500       6.500    $1,350.18         360        1-Apr-28
4944899  BEND                           OR       97702    SFD        7.125       6.500    $1,668.13         360        1-Oct-28
4944903  CAMARILLO                      CA       93010    SFD        7.500       6.500    $874.02           360        1-Aug-28
4944907  CHANDLER                       AZ       85248    SFD        7.500       6.500    $738.72           360        1-Aug-28
4944915  HARRISBURG                     OR       97446    SFD        7.250       6.500    $774.27           360        1-Sep-28
4944920  LOS ANGELES                    CA       90049    SFD        7.250       6.500    $4,434.15         360        1-Oct-28
4944927  UNION CITY                     CA       94587    SFD        7.500       6.500    $1,992.76         360        1-Sep-28
4944934  TUCSON                         AZ       85737    SFD        7.250       6.500    $1,439.39         360        1-Aug-28
4944936  ASPEN                          CO       81611    LCO        7.250       6.500    $2,387.62         360        1-Oct-28
4944938  INCLINE VILLAGE                NV       89451    SFD        7.375       6.500    $6,906.75         360        1-Sep-28
4944939  LOS ALTOS                      CA       94024    SFD        7.375       6.500    $2,227.43         360        1-Oct-28
4944940  SOLANA BEACH                   CA       92075    SFD        7.250       6.500    $3,915.69         360        1-Oct-28
4944941  GLENDALE                       AZ       85306    SFD        7.500       6.500    $713.20           360        1-Aug-28
4944945  SUNNYVALE                      CA       94087    SFD        7.500       6.500    $1,789.99         360        1-Oct-28
4944951  MOORPARK                       CA       93021    SFD        7.250       6.500    $2,352.14         360        1-Oct-28
4944956  FREMONT                        CA       94536    PUD        7.375       6.500    $2,037.49         360        1-Oct-28
4944957  LA CANADA                      CA       91011    SFD        7.250       6.500    $2,812.61         360        1-Oct-28
4944959  SAN DIEGO                      CA       92122    SFD        7.875       6.500    $2,157.08         360        1-Sep-28
4944967  BOULDER                        CO       80303    SFD        7.250       6.500    $1,227.58         360        1-Sep-28
4944971  PHOENIX                        AZ       85051    SFD        7.125       6.500    $404.23           360        1-Aug-28
4944980  FREMONT                        CA       94536    SFD        7.500       6.500    $1,866.90         360        1-Oct-28
4944987  FREMONT                        CA       94539    SFD        7.375       6.500    $3,384.31         360        1-Sep-28
4944988  IRVINE                         CA       92714    SFD        7.375       6.500    $2,223.97         360        1-Oct-28
4944996  BOULDER                        CO       80301    SFD        7.000       6.500    $1,696.52         360        1-Oct-28
4945000  RIO RANCHO                     NM       87124    SFD        8.250       6.500    $606.65           360        1-Aug-28
4945004  CARLSBAD                       CA       92009    SFD        7.000       6.500    $2,360.49         360        1-Oct-28
4945005  PARK CITY                      UT       84098    SFD        7.125       6.500    $1,856.09         360        1-Sep-28
4945009  SAN ANSELMO                    CA       94960    SFD        6.750       6.483    $2,610.61         360        1-Oct-28
4945014  POMONA                         CA       91766    SFD        6.750       6.483    $625.90           360        1-Oct-28
4945033  SAN JOSE                       CA       95120    SFD        7.125       6.500    $1,980.73         360        1-Oct-28
4945041  WALNUT                         CA       91789    SFD        7.500       6.500    $1,678.11         360        1-Oct-28
4945043  ALBANY                         CA       94706    SFD        7.375       6.500    $1,809.57         360        1-Sep-28
4945055  THORNTON                       CO       80241    SFD        7.750       6.500    $1,408.82         360        1-Jul-28
4945056  PITTSBURG                      CA       94565    SFD        7.375       6.500    $1,208.68         360        1-Sep-28
4945062  SAN FRANCISCO                  CA       94117    SFD        6.875       6.500    $2,154.73         360        1-Sep-28
4945078  EUGENE                         OR       97405    SFD        7.000       6.500    $2,195.50         360        1-Oct-28
4945080  LAGUNA BEACH                   CA       92651    SFD        7.250       6.500    $953.68           360        1-Oct-28
4945081  EUGENE                         OR       97405    SFD        7.375       6.500    $1,036.01         360        1-Sep-28
4945087  TRABUCO CANYON                 CA       92679    SFD        7.250       6.500    $1,057.37         360        1-Aug-28
4945095  TUCSON                         AZ       85704    SFD        7.250       6.500    $777.68           360        1-Aug-28
4945096  WOODSIDE                       CA       94062    SFD        7.250       6.500    $4,768.41         360        1-Oct-28
4945100  WOODINVILLE                    WA       98072    SFD        7.625       6.500    $2,041.98         360        1-Sep-28
4945108  HILL COUNTRY                   TX       78232    SFD        7.375       6.500    $4,365.07         360        1-Oct-28
4945116  SAN DIEGO                      CA       92122    SFD        7.250       6.500    $2,046.53         360        1-Oct-28
4945117  MENLO PARK                     CA       94025    SFD        8.375       6.500    $1,383.33         360        1-Jun-28
4945124  SCOTTSDALE                     AZ       85260    SFD        7.750       6.500    $1,085.36         360        1-Jun-28
4945127  IRVINE                         CA       92614    SFD        7.375       6.500    $2,030.58         360        1-Sep-28
4945135  DILLON                         CO       80435    LCO        7.500       6.500    $772.84           360        1-Aug-28
4945140  NATICK                         MA       01760    SFD        7.875       6.500    $951.65           360        1-Jul-28
4945141  CORONA                         CA       91720    SFD        7.250       6.500    $1,780.48         360        1-Sep-28
4945143  WHITEWATER                     CO       81527    SFD        7.625       6.500    $961.54           360        1-Jul-28
4945146  SCOTTSDALE                     AZ       85259    SFD        7.375       6.500    $1,554.02         360        1-Jun-28
4945151  DEL MAR                        CA       92014    SFD        7.000       6.500    $3,659.16         360        1-Sep-28
4945153  ORINDA                         CA       94563    SFD        7.375       6.500    $745.93           360        1-Aug-28
4945157  MESA                           AZ       85201    SFD        7.500       6.500    $375.48           360        1-Jun-28
4945161  SARATOGA                       CA       95070    SFD        7.250       6.500    $3,274.45         360        1-Oct-28
4945166  BELMONT                        CA       94002    SFD        7.625       6.500    $1,957.05         360        1-Oct-28
4945170  CARNELIAN BAY                  CA       96140    SFD        7.250       6.500    $1,064.19         360        1-Jun-28
4945173  SCAPPOOSE                      OR       97056    SFD        7.625       6.500    $1,563.17         360        1-Dec-27
4945177  EAGLE                          CO       81631    SFD        7.250       6.500    $736.75           360        1-Sep-28
4945179  SCOTTSDALE                     AZ       85250    SFD        7.375       6.500    $877.50           360        1-Jun-28
4945180  ARVADA                         CO       80007    SFD        7.375       6.500    $1,381.35         360        1-Jun-28
4945182  GRAND JUNCTION                 CO       81505    SFD        7.750       6.500    $823.87           360        1-Sep-28
4945188  SAN FRANCISCO                  CA       94103    LCO        7.500       6.500    $709.70           360        1-Jun-28
4945190  PARADISE VALLEY                AZ       85253    SFD        7.250       6.500    $1,193.81         360        1-Jul-28
4945193  SANTA FE                       NM       87501    SFD        7.500       6.500    $1,006.87         360        1-Jun-28
4945198  PHOENIX                        AZ       85048    SFD        7.500       6.500    $1,966.54         360        1-Oct-28
4945205  MENLO PARK                     CA       94025    SFD        7.375       6.500    $2,762.70         360        1-Oct-28
4945206  GOLDEN                         CO       80401    SFD        7.375       6.500    $3,494.82         360        1-Sep-28
4945596  LOS ALTOS HILLS                CA       94022    SFD        7.000       6.500    $1,995.91         360        1-Oct-28
4945597  ALBANY                         CA       94706    SFD        7.500       6.500    $1,510.30         360        1-Jul-28
4945598  PHOENIX                        AZ       85021    SFD        7.375       6.500    $621.61           360        1-Jun-28
4945599  AURORA                         CO       80014    SFD        7.500       6.500    $894.99           360        1-Jun-28
4945600  SAN JOSE                       CA       95120    SFD        7.250       6.500    $2,592.27         360        1-Oct-28
4945604  SCOTTSDALE                     AZ       85260    SFD        7.125       6.500    $673.72           360        1-May-28
4945605  PORTLAND                       OR       97219    SFD        7.000       6.500    $698.57           360        1-Oct-28
4945606  SALEM                          OR       97301    SFD        7.375       6.500    $1,643.81         360        1-Sep-28
4945607  SAN DIEGO                      CA       92109    LCO        7.625       6.500    $2,548.06         360        1-Oct-28
4945610  LOS ANGELES                    CA       90048    SFD        7.000       6.500    $1,945.34         360        1-Oct-28
4945611  GILBERT                        AZ       85234    PUD        7.125       6.500    $2,526.44         360        1-Oct-28
4945613  SCOTTSDALE                     AZ       85259    SFD        7.875       6.500    $797.58           360        1-Jun-28
4945614  PEORIA                         AZ       85382    SFD        7.500       6.500    $721.06           360        1-Apr-28
4945616  SEDONA                         AZ       86336    SFD        7.750       6.500    $716.42           360        1-Mar-28
4945617  CARLSBAD                       CA       92009    SFD        7.500       6.500    $1,835.44         360        1-Oct-28
4945619  MILLIS                         MA       02054    SFD        7.375       6.500    $1,118.90         360        1-May-28
4945620  MORRISON                       CO       80465    SFD        7.000       6.500    $2,062.44         360        1-Oct-28
4945631  DENVER                         CO       80206    SFD        7.250       6.500    $682.18           360        1-Mar-28
4945633  GLENDALE                       CA       91214    SFD        7.250       6.500    $1,826.53         360        1-Oct-28
4945635  LAKE OSWEGO                    OR       97034    SFD        7.250       6.500    $2,430.25         360        1-Mar-28
4945640  IRVING                         CA       92620    SFD        7.375       6.500    $3,600.14         360        1-Oct-28
4945641  PARADISE VALLEY                AZ       85253    SFD        7.375       6.500    $2,417.36         360        1-Sep-28
4945643  WATSONVILLE                    CA       95076    SFD        7.375       6.500    $1,243.22         360        1-Feb-28
4945645  APACHE JUNCTION                AZ       85220    SFD        7.625       6.500    $514.57           360        1-Feb-28
4945650  HIGHLAND                       MI       48357    SFD        7.500       6.500    $2,062.68         360        1-Oct-28
4945654  LOS GATOS                      CA       95032    SFD        7.375       6.500    $3,009.96         360        1-Oct-28
4945657  ARCADIA                        CA       91007    SFD        7.875       6.500    $1,950.44         360        1-Sep-28
4945672  CONYERS                        GA       30094    SFD        7.250       6.500    $890.25           360        1-Mar-28
4945676  MESA                           AZ       85206    PUD        7.625       6.500    $546.77           360        1-Jun-28
4945681  SCOTTSDALE                     AZ       85260    SFD        7.250       6.500    $1,458.15         360        1-May-28
4945683  LANSING                        MI       48912    SFD        7.500       6.500    $328.64           360        1-Feb-28
4945691  PHOENIX                        AZ       85020    SFD        7.250       6.500    $928.44           360        1-Aug-28
4945696  WESTFORD                       MA       01886    SFD        7.875       6.500    $2,407.31         360        1-Mar-27
4945703  SAN FRANCISCO                  CA       94112    SFD        7.875       6.500    $1,595.15         360        1-Jul-28
4945707  EL MONTE                       CA       91732    SFD        7.375       6.500    $711.40           360        1-Jul-28
4945708  SURPRISE                       AZ       85374    SFD        7.625       6.500    $542.53           360        1-Jan-28
4945710  MONTEBELLO                     CA       90640    SFD        7.875       6.500    $967.97           360        1-Nov-27
4945712  PHOENIX                        AZ       85023    SFD        7.375       6.500    $1,165.51         360        1-Jul-28
4945716  ENCINITAS                      CA       92024    SFD        8.125       6.500    $1,280.81         360        1-Apr-28
4945719  BOULDER                        CO       80304    SFD        7.750       6.500    $895.52           360        1-Feb-28
4945725  SCOTTSDALE                     AZ       85254    SFD        7.375       6.500    $1,194.87         360        1-Mar-28
4945730  BOULDER                        CO       80303    SFD        7.750       6.500    $716.41           360        1-Jul-28
4945731  SAN MATEO                      CA       94402    SFD        7.250       6.500    $2,046.53         360        1-Oct-28
4945734  BOULDER                        CO       80303    SFD        7.250       6.500    $934.58           360        1-Jul-28
4945739  LOS ALTOS                      CA       94024    SFD        7.375       6.500    $3,446.47         360        1-Apr-28
4945741  SAN RAFAEL                     CA       94901    LCO        7.375       6.500    $3,080.41         360        1-Oct-28
4945742  ARVADA                         CO       80007    SFD        7.500       6.500    $1,407.36         360        1-Jul-28
4945744  PARKER                         CO       80134    SFD        8.000       6.500    $1,284.09         360        1-Nov-27
4945750  TOPANGA                        CA       90290    SFD        7.500       6.500    $1,398.43         360        1-Jul-28
4945752  SILVERTHORNE                   CO       80498    SFD        7.500       6.500    $1,208.95         360        1-Feb-28
4945753  GRAND JUNCTION                 CO       81501    SFD        7.500       6.500    $629.29           360        1-Oct-28
4945767  LAKE HAVASU CITY               AZ       86406    SFD        7.375       6.500    $621.61           360        1-Jun-28
4945771  BIGFORK                        MT       59911    SFD        7.125       6.500    $1,906.62         360        1-Sep-28
4945778  TUCSON                         AZ       85715    SFD        7.875       6.500    $884.59           360        1-Dec-27
4945782  SCOTTSDALE                     AZ       85259    SFD        7.625       6.500    $1,415.59         360        1-Nov-27
4945783  SCOTTSDALE                     AZ       85259    SFD        7.500       6.500    $1,520.80         360        1-Feb-28
4945786  HEBER CITY                     UT       84032    SFD        8.000       6.500    $689.74           360        1-Jan-28
4945793  COTTONWOOD                     AZ       86326    SFD        7.250       6.500    $402.15           360        1-Feb-28
4945794  PROVO                          UT       84604    SFD        7.500       6.500    $699.22           360        1-Dec-27
4945795  PORTLAND                       OR       97201    SFD        7.750       6.500    $1,604.77         360        1-Nov-27
4945806  SOLANA BEACH                   CA       92075    LCO        7.750       6.500    $1,400.59         360        1-Nov-27
4945809  FARMINGTON HILLS               MI       48334    SFD        7.500       6.500    $2,272.45         360        1-Jul-28
4945814  LA JOLLA                       CA       92037    SFD        7.500       6.500    $1,500.53         360        1-Dec-27
4945830  SAN JOSE                       CA       95120    SFD        7.250       6.500    $2,119.86         360        1-Sep-28
4945836  RIDGEFIELD                     WA       98642    SFD        7.000       6.500    $2,128.97         360        1-Oct-28
4945842  ALAMEDA                        CA       94502    SFD        7.375       6.500    $1,671.43         360        1-Oct-28
4945844  BERKELEY                       CA       94703    SFD        7.375       6.500    $1,554.02         360        1-Dec-27
4945848  SALINAS                        CA       93901    SFD        8.250       6.500    $1,034.87         360        1-Nov-27
4945859  ANAHEIM                        CA       92808    SFD        7.125       6.500    $1,993.67         360        1-Oct-28
4945862  SCOTTSDALE                     AZ       85260    LCO        7.375       6.500    $828.81           360        1-Oct-28
4945865  LOS ANGELES                    CA       90004    SFD        7.625       6.500    $3,114.29         360        1-Sep-28
4945873  MILL VALLEY                    CA       94941    SFD        7.875       6.500    $2,059.20         360        1-Sep-28
4945874  SAN BRUNO                      CA       94066    SFD        7.000       6.500    $1,576.77         360        1-Sep-28
4945875  TUCSON                         AZ       85750    SFD        7.375       6.500    $2,590.03         360        1-Oct-28
4945878  ENCINITAS                      CA       92007    SFD        7.750       6.500    $2,399.98         360        1-Sep-28
4945880  PHOENIX                        AZ       85012    SFD        7.250       6.500    $1,705.44         360        1-Oct-28
4945884  DANVILLE                       CA       94526    SFD        7.000       6.500    $2,860.80         360        1-Oct-28
4945888  SCAPPOOSE                      OR       97056    SFD        6.875       6.500    $2,006.92         360        1-Oct-28
4945889  PORTLAND                       OR       97233    SFD        7.375       6.500    $596.74           360        1-Sep-28
4945900  DENVER                         CO       80210    SFD        7.125       6.500    $1,145.32         360        1-Sep-28
4945904  SURPRISE                       AZ       85374    SFD        7.750       6.500    $748.30           360        1-Nov-27
4945922  LIVERMORE                      CA       94550    SFD        7.500       6.500    $1,859.91         360        1-Sep-28
4945953  POWAY                          CA       92064    SFD        8.250       6.500    $1,183.25         360        1-Sep-27
4945960  LOS ANGELES                    CA       90039    SFD        7.500       6.500    $2,447.25         360        1-Sep-28
4945974  LARKSPUR                       CO       80118    SFD        7.125       6.500    $2,155.23         360        1-Sep-28
4945981  SCOTTSDALE                     AZ       85255    SFD        7.000       6.500    $1,896.11         360        1-Oct-28
4945990  PALO ALTO                      CA       94306    SFD        7.375       6.500    $3,453.38         360        1-Oct-28
4946004  SUN LAKES                      AZ       85248    SFD        7.500       6.500    $1,101.27         360        1-Feb-28
4946014  ENCINITAS                      CA       92024    LCO        8.125       6.500    $1,275.24         360        1-Nov-28
4946066  SUPERIOR                       CO       80027    PUD        7.875       6.500    $1,232.62         360        1-May-28
4946203  VAIL                           CO       81657    LCO        7.625       6.500    $530.85           360        1-Feb-28
4946221  DEL MAR                        CA       92014    SFD        7.375       6.500    $3,180.56         360        1-Oct-28
4946230  CAMBRIDGE                      MA       02138    LCO        7.375       6.500    $1,450.42         360        1-Sep-28
4946238  ENCINITAS                      CA       92024    SFD        7.375       6.500    $1,429.70         360        1-Oct-28
4946251  BROOKLINE                      MA       02146    LCO        7.625       6.500    $1,032.32         360        1-Jul-28
4946253  BURLINGAME                     CA       94010    SFD        7.500       6.500    $2,202.53         360        1-Oct-28
4946263  PARK CITY                      UT       84098    SFD        7.250       6.500    $1,347.30         360        1-Aug-28
4946271  LOS ANGELES                    CA       90046    SFD        7.500       6.500    $1,538.27         360        1-Aug-28
4946281  EAGLE-VAIL                     CO       81620    LCO        7.375       6.500    $794.28           360        1-Jul-28
4946300  BOULDER                        CO       80304    SFD        7.500       6.500    $559.37           360        1-Aug-28
4946306  FRANKLIN                       MA       02038    SFD        7.500       6.500    $943.94           360        1-Aug-28
4946310  HUNTINGTON BEACH               CA       92649    SFD        7.000       6.500    $1,721.44         360        1-Oct-28
4946365  WOODRIDGE                      IL       60517    SFD        7.500       6.500    $1,363.47         360        1-Aug-28
4946370  SUPERIOR                       CO       80027    SFD        7.750       6.500    $1,199.27         360        1-Jul-28
4946376  DENVER                         CO       80237    SFD        7.500       6.500    $622.30           360        1-Jul-28
4946385  OAKLAND                        CA       94611    SFD        7.375       6.500    $2,507.15         360        1-Oct-28
4946389  IRVINE                         CA       92714    LCO        7.375       6.500    $1,737.05         360        1-Sep-28
4946396  PACIFIC PALISADES              CA       90272    SFD        7.250       6.500    $3,204.52         360        1-Oct-28
4946403  SAN FRANCISCO                  CA       94116    SFD        7.875       6.500    $1,232.62         360        1-Jun-28
4946407  SOUTH JORDAN                   UT       84095    SFD        7.875       6.500    $1,479.14         360        1-Jun-28
4946415  BRIGHTON                       MA       02135    LCO        7.125       6.500    $687.19           360        1-Jul-28
4946418  LAS VEGAS                      NV       89117    LCO        7.250       6.500    $521.18           360        1-Jun-28
4946423  LAGUNA HILLS                   CA       92653    SFD        7.000       6.500    $1,330.60         360        1-Aug-28
4946425  PHOENIX                        AZ       85028    SFD        7.250       6.500    $4,093.06         360        1-Oct-28
4946434  SALT LAKE CITY                 UT       84124    SFD        8.125       6.500    $1,633.49         360        1-Aug-28
4946440  PHOENIZ                        AZ       85027    SFD        7.250       6.500    $593.49           360        1-Jul-28
4946453  TOPANGA                        CA       90290    SFD        7.375       6.500    $2,051.31         360        1-Oct-28
4946460  POWAY                          CA       92064    SFD        7.250       6.500    $1,896.45         360        1-Oct-28
4946462  NORWELL                        MA       02061    SFD        7.500       6.500    $943.94           360        1-Aug-28
4946549  JAMAICA PLAIN                  MA       02130    SFD        7.500       6.500    $699.21           360        1-Aug-28
4946565  SAN DIEGO                      CA       92103    SFD        7.750       6.500    $1,090.38         360        1-Aug-28
4946576  LONGMONT                       CO       80503    SFD        7.500       6.500    $943.94           360        1-Jun-28
4946585  CHANDLER                       AZ       85248    SFD        7.625       6.500    $941.37           360        1-Jun-28
4946595  TOOELE                         UT       84074    SFD        7.875       6.500    $585.49           360        1-Jul-28
4946603  MESA                           AZ       85213    SFD        7.750       6.500    $1,180.65         360        1-Jul-28


(i)            (ix)                    (x)        (xi)         (xii)       (xiii)        (xiv)           (xv)            (xvi)
-----          --------------         ------   ---------    ----------    --------    -----------     -----------     -----------
               CUT-OFF
MORTGAGE       DATE                                          MORTGAGE                    T.O.P.         MASTER           FIXED
LOAN           PRINCIPAL                                     INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER         BALANCE                 LTV      SUBSIDY        CODE          FEE          LOAN            FEE            YIELD
--------       --------------         ------   ---------    ----------    --------    -----------     -----------     -----------
4774085        $423,280.38            65.38                                 0.250                        0.017           0.358
4821345        $450,000.00            40.91                                 0.250                        0.017           0.733
4857080        $238,914.45            80.00                                 0.250                        0.017           0.733
4859548        $276,110.00            80.00                                 0.250                        0.017           0.000
4859728        $576,921.62            79.60                                 0.250                        0.017           0.000
4859818        $252,139.39            79.99                                 0.250                        0.017           0.000
4860743        $1,091,658.36          60.00                                 0.250                        0.017           0.983
4865859        $336,026.45            79.06                                 0.250                        0.017           0.608
4867988        $306,285.98            74.10                                 0.250                        0.017           0.483
4868920        $264,425.76            75.00                                 0.250                        0.017           0.358
4872923        $262,921.34            85.55                     12          0.250                        0.017           0.608
4874162        $305,443.06            80.00                                 0.250                        0.017           0.483
4874693        $294,093.77            77.63                                 0.250                        0.017           0.608
4876220        $431,880.77            80.00                                 0.250                        0.017           0.000
4876922        $269,190.94            75.00                                 0.250                        0.017           0.733
4877065        $448,651.54            70.87                                 0.250                        0.017           0.733
4877104        $256,034.36            79.57                                 0.250                        0.017           0.733
4877660        $394,783.56            80.00                                 0.250                        0.017           0.608
4877711        $288,710.38            80.00                                 0.250                        0.017           0.608
4878078        $298,872.80            70.59                                 0.250                        0.017           0.733
4878088        $321,932.44            78.76                                 0.250                        0.017           0.733
4878111        $337,947.69            72.68                                 0.250                        0.017           0.733
4878171        $301,615.84            62.37                                 0.250                        0.017           0.858
4878599        $378,779.00            73.74                                 0.250                        0.017           0.733
4878617        $523,426.80            72.41                                 0.250                        0.017           0.733
4879245        $251,244.83            70.00                                 0.250                        0.017           0.733
4879356        $404,414.52            79.53                                 0.250                        0.017           0.858
4879456        $284,146.00            79.17                                 0.250                        0.017           0.733
4879484        $231,304.79            80.00                                 0.250                        0.017           0.733
4880587        $243,809.65            80.00                                 0.250                        0.017           0.483
4884384        $381,823.46            79.79                                 0.250                        0.017           0.608
4884396        $263,986.57            80.00                                 0.250                        0.017           0.608
4884876        $261,732.76            75.00                                 0.250                        0.017           0.858
4885748        $338,436.15            75.00                                 0.250                        0.017           0.733
4887149        $352,513.79            80.00                                 0.250                        0.017           0.608
4887491        $421,690.15            79.81                                 0.250                        0.017           0.608
4888404        $648,052.28            79.51                                 0.250                        0.017           0.733
4888660        $328,960.87            78.42                                 0.250                        0.017           0.483
4888919        $274,215.77            75.00                                 0.250                        0.017           0.733
4888948        $274,175.95            76.39                                 0.250                        0.017           0.733
4889175        $306,569.59            70.00                                 0.250                        0.017           0.483
4889786        $482,513.21            78.70                                 0.250                        0.017           0.608
4889892        $318,705.21            74.77                                 0.250                        0.017           0.358
4890555        $260,417.79            84.32                     06          0.250                        0.017           0.733
4891135        $302,994.50            80.00                                 0.250                        0.017           0.233
4891207        $270,922.72            66.45                                 0.250                        0.017           0.358
4891257        $299,754.09            86.21                     12          0.250                        0.017           0.233
4891336        $99,669.22             80.00                                 0.250                        0.017           0.233
4891376        $207,218.44            80.00                                 0.250                        0.017           0.733
4891397        $338,981.18            79.07                                 0.250                        0.017           0.733
4891601        $390,304.77            73.20                                 0.250                        0.017           0.233
4891681        $318,692.21            71.75                                 0.250                        0.017           0.733
4896018        $278,163.96            90.00                     13          0.250                        0.017           0.733
4896526        $329,223.00            75.00                                 0.250                        0.017           0.483
4896551        $302,158.18            80.00                                 0.250                        0.017           0.358
4896611        $329,983.20            76.98                                 0.250                        0.017           0.608
4896744        $258,443.21            89.97                     01          0.250                        0.017           0.108
4899842        $361,488.29            77.09                                 0.250                        0.017           0.733
4899849        $374,094.98            68.18                                 0.250                        0.017           0.358
4899926        $267,353.22            80.00                                 0.250                        0.017           0.358
4900696        $230,397.80            94.91                     33          0.500                        0.017           0.000
4904620        $343,913.67            55.20                                 0.250                        0.017           0.483
4907008        $383,940.17            79.48                                 0.500                        0.017           0.108
4908076        $291,729.55            90.00                     12          0.250                        0.017           0.358
4908128        $363,400.87            79.99                                 0.250                        0.017           0.358
4908567        $318,505.93            80.00                                 0.250                        0.017           0.358
4909459        $364,140.64            61.86                                 0.250                        0.017           0.483
4909530        $261,313.10            77.81                                 0.250                        0.017           0.733
4909588        $287,820.73            61.38                                 0.250                        0.017           0.483
4909668        $259,387.84            74.29                                 0.250                        0.017           0.483
4909714        $243,367.53            80.00                                 0.250                        0.017           0.733
4909892        $453,954.96            72.22                                 0.250                        0.017           0.608
4910006        $269,678.31            73.08                                 0.250                        0.017           0.608
4910069        $319,264.99            84.86                                 0.250                        0.017           0.608
4910183        $412,601.85            79.85                                 0.250                        0.017           0.358
4910692        $413,816.96            78.30                                 0.250                        0.017           0.983
4910712        $249,020.05            89.84                     06          0.250                        0.017           0.858
4910717        $231,454.35            74.89                                 0.250                        0.017           0.733
4910734        $243,399.98            95.00                     11          0.250                        0.017           0.608
4910929        $334,805.04            75.00                                 0.250                        0.017           0.983
4910951        $243,758.79            90.78                     11          0.250                        0.017           0.733
4910977        $232,964.11            80.00                                 0.250                        0.017           0.483
4911054        $314,258.34            75.00                                 0.250                        0.017           0.483
4911083        $299,055.36            80.00                                 0.250                        0.017           0.483
4911279        $243,833.55            85.00                     11          0.250                        0.017           0.483
4911423        $246,943.13            74.25                                 0.250                        0.017           0.608
4911961        $588,888.04            67.50                                 0.250                        0.017           0.483
4912010        $298,844.50            66.67                                 0.250                        0.017           0.608
4912334        $299,310.95            73.17                                 0.250                        0.017           0.608
4912357        $280,713.30            80.00                                 0.250                        0.017           0.483
4912385        $271,492.41            68.60                                 0.250                        0.017           0.483
4912436        $227,232.24            89.99                     06          0.250                        0.017           0.483
4912901        $302,785.42            87.97                     11          0.250                        0.017           0.483
4913451        $277,575.62            78.09                                 0.250                        0.017           0.608
4913461        $282,549.55            80.00                                 0.250                        0.017           0.608
4914840        $461,758.44            78.96                                 0.250                        0.017           0.733
4915811        $271,584.78            80.00                                 0.250                        0.017           0.608
4920117        $689,221.04            56.34                                 0.250                        0.017           0.583
4920180        $478,839.78            65.38                                 0.250                        0.017           0.000
4920580        $499,619.54            68.97                                 0.250                        0.017           0.608
4920883        $292,282.36            71.46                                 0.250                        0.017           0.283
4920971        $513,688.14            59.95                                 0.250                        0.017           0.083
4921870        $673,672.12            67.52                                 0.250                        0.017           0.683
4921888        $263,719.82            75.71                                 0.250                        0.017           0.083
4922586        $417,439.00            80.00                                 0.250                        0.017           0.608
4922665        $279,347.24            45.16                                 0.250                        0.017           0.533
4922771        $266,744.51            90.00                     13          0.250                        0.017           1.108
4922896        $438,989.41            80.00                                 0.250                        0.017           0.608
4923344        $280,081.99            83.98                     33          0.250                        0.017           0.733
4923381        $367,154.79            75.10                                 0.250                        0.017           0.608
4924191        $291,312.52            80.00                                 0.250                        0.017           0.483
4924816        $397,889.87            76.19                                 0.250                        0.017           0.483
4924873        $241,274.84            75.63                                 0.250                        0.017           0.733
4927163        $230,008.14            75.00                                 0.250                        0.017           0.083
4928866        $249,439.89            67.57                                 0.250                        0.017           0.733
4929589        $289,246.74            79.45                                 0.250                        0.017           0.000
4930001        $485,881.44            74.92                                 0.250                        0.017           0.608
4930022        $591,587.05            76.59                                 0.250                        0.017           0.108
4930250        $239,542.04            80.00                                 0.250                        0.017           0.733
4930261        $331,375.25            74.22                                 0.250                        0.017           0.483
4930354        $283,562.82            76.76                                 0.250                        0.017           0.733
4930661        $253,323.98            66.15                                 0.250                        0.017           0.000
4930710        $326,648.02            77.04                                 0.250                        0.017           0.608
4931040        $299,293.66            80.00                                 0.250                        0.017           0.483
4931117        $239,687.02            69.99                                 0.250                        0.017           0.608
4931142        $273,342.41            75.00                                 0.250                        0.017           0.733
4931164        $299,310.95            67.04                                 0.250                        0.017           0.608
4931180        $342,489.29            68.60                                 0.250                        0.017           0.733
4931181        $273,796.65            78.29                                 0.250                        0.017           0.733
4931191        $403,192.97            53.80                                 0.250                        0.017           0.608
4931204        $244,813.58            46.23                                 0.250                        0.017           0.608
4931220        $285,064.18            86.52                     17          0.250                        0.017           0.608
4931239        $313,920.07            80.00                                 0.250                        0.017           0.608
4931250        $279,792.20            79.72                                 0.250                        0.017           0.733
4931406        $387,422.30            77.60                                 0.250                        0.017           0.733
4931423        $356,728.35            79.33                                 0.250                        0.017           0.608
4931448        $376,240.68            69.71                                 0.250                        0.017           0.608
4931482        $300,770.97            54.73                                 0.250                        0.017           0.608
4931495        $478,249.72            64.45                                 0.250                        0.017           0.608
4931521        $363,364.88            80.00                                 0.250                        0.017           0.733
4931538        $648,532.94            64.21                                 0.250                        0.017           0.733
4931591        $437,447.70            76.99                                 0.250                        0.017           0.733
4931628        $390,602.83            80.00                                 0.250                        0.017           0.608
4931659        $419,374.65            80.00                                 0.250                        0.017           0.733
4931703        $268,389.68            79.53                                 0.250                        0.017           0.608
4931736        $279,372.69            80.00                                 0.250                        0.017           0.733
4931779        $267,990.29            80.00                                 0.250                        0.017           0.608
4932001        $314,032.35            76.83                                 0.250                        0.017           0.608
4932077        $237,818.90            79.33                                 0.250                        0.017           0.608
4932104        $288,580.25            77.35                                 0.250                        0.017           0.608
4932251        $239,817.38            80.00                                 0.250                        0.017           0.608
4932613        $251,898.51            85.76                     33          0.250                        0.017           0.000
4932793        $277,241.95            80.00                                 0.250                        0.017           0.000
4934161        $497,380.40            78.25                                 0.250                        0.017           0.000
4934834        $281,488.76            68.45                                 0.250                        0.017           0.000
4935859        $364,043.44            63.96                                 0.250                        0.017           0.608
4936000        $261,805.56            79.39                                 0.250                        0.017           0.733
4936009        $239,642.67            80.00                                 0.250                        0.017           0.733
4942131        $336,845.26            79.99                                 0.250                        0.017           0.233
4942156        $354,416.31            79.78                                 0.250                        0.017           0.233
4942171        $549,117.72            67.48                                 0.250                        0.017           0.358
4942186        $282,734.37            80.00                                 0.250                        0.017           0.233
4942238        $365,427.24            78.79                                 0.250                        0.017           0.483
4942244        $338,456.19            67.80                                 0.250                        0.017           0.358
4942254        $328,664.77            71.74                                 0.250                        0.017           0.358
4942257        $300,145.69            80.00                                 0.250                        0.017           0.233
4942265        $267,517.69            80.00                                 0.250                        0.017           0.233
4942291        $237,439.65            68.00                                 0.250                        0.017           0.483
4942304        $300,814.43            80.00                                 0.250                        0.017           0.358
4942310        $441,097.75            79.66                                 0.250                        0.017           0.358
4942319        $289,534.80            71.60                                 0.250                        0.017           0.358
4942342        $237,627.56            72.12                                 0.250                        0.017           0.483
4942351        $324,452.35            76.11                                 0.250                        0.017           0.108
4942359        $383,177.74            80.00                                 0.250                        0.017           0.483
4942360        $277,345.42            80.00                                 0.250                        0.017           0.483
4942378        $345,584.41            60.24                                 0.250                        0.017           0.483
4942393        $263,555.13            80.00                                 0.250                        0.017           0.108
4942403        $242,800.13            80.00                                 0.250                        0.017           0.233
4942413        $390,372.79            61.57                                 0.250                        0.017           0.358
4942440        $381,886.41            75.00                                 0.250                        0.017           0.358
4942441        $260,581.32            74.57                                 0.250                        0.017           0.358
4942451        $271,162.48            80.00                                 0.250                        0.017           0.358
4942457        $339,467.93            62.96                                 0.250                        0.017           0.483
4942460        $277,554.06            76.16                                 0.250                        0.017           0.358
4942466        $375,396.83            80.00                                 0.250                        0.017           0.358
4942471        $235,621.42            80.00                                 0.250                        0.017           0.358
4942473        $259,259.30            80.00                                 0.250                        0.017           0.233
4942475        $342,635.72            89.14                     06          0.250                        0.017           0.233
4942482        $306,499.98            80.00                                 0.250                        0.017           0.358
4942492        $273,959.82            80.00                                 0.250                        0.017           0.358
4942606        $431,323.96            66.46                                 0.250                        0.017           0.483
4943331        $268,165.12            61.84                                 0.250                        0.017           0.108
4943341        $397,971.76            44.20                                 0.250                        0.017           0.233
4943349        $380,584.37            80.00                                 0.250                        0.017           0.000
4943358        $897,880.98            75.00                                 0.250                        0.017           0.483
4943374        $159,641.55            48.48                                 0.250                        0.017           0.733
4943384        $223,485.53            70.00                                 0.250                        0.017           0.608
4943390        $120,243.20            74.15                                 0.250                        0.017           0.983
4943394        $132,694.52            69.97                                 0.250                        0.017           0.608
4943445        $323,925.05            65.00                                 0.250                        0.017           0.233
4943458        $265,004.97            80.00                                 0.250                        0.017           0.733
4943461        $270,146.67            71.69                                 0.250                        0.017           0.483
4943469        $347,160.17            59.79                                 0.250                        0.017           0.358
4943475        $473,540.86            48.72                                 0.250                        0.017           0.608
4943479        $104,669.36            58.33                                 0.250                        0.017           0.483
4943483        $99,700.37             72.20                                 0.250                        0.017           0.733
4943488        $267,003.48            80.00                                 0.250                        0.017           0.858
4943549        $263,314.26            60.00                                 0.250                        0.017           0.000
4943558        $266,838.37            76.43                                 0.250                        0.017           0.233
4943563        $253,247.36            95.00                     13          0.250                        0.017           0.358
4943572        $373,834.79            75.00                                 0.250                        0.017           0.858
4943624        $254,353.62            54.26                                 0.250                        0.017           0.108
4943656        $306,259.09            68.22                                 0.250                        0.017           0.358
4943665        $181,061.98            58.93                                 0.250                        0.017           0.358
4943669        $324,104.59            67.72                                 0.250                        0.017           0.358
4943680        $394,989.44            63.87                                 0.250                        0.017           0.233
4943693        $392,776.07            75.00                                 0.250                        0.017           0.233
4943699        $345,185.37            60.70                                 0.250                        0.017           0.483
4943704        $234,446.71            72.31                                 0.250                        0.017           0.483
4943714        $291,229.43            79.99                                 0.250                        0.017           0.358
4943717        $287,820.73            68.69                                 0.250                        0.017           0.483
4943720        $369,150.18            46.25                                 0.250                        0.017           0.608
4943731        $438,938.14            80.00                                 0.250                        0.017           0.358
4943737        $324,176.17            69.15                                 0.250                        0.017           0.108
4943741        $453,928.73            60.67                                 0.250                        0.017           0.483
4943766        $368,152.48            59.52                                 0.250                        0.017           0.608
4943781        $142,679.62            48.47                                 0.250                        0.017           0.733
4943786        $269,364.29            89.70                     13          0.250                        0.017           0.483
4943802        $242,115.41            63.12                                 0.250                        0.017           0.233
4944085        $578,700.59            39.73                                 0.250                        0.017           0.733
4944093        $310,320.43            66.17                                 0.250                        0.017           0.858
4944097        $299,293.66            75.00                                 0.250                        0.017           0.483
4944100        $299,169.03            80.00                                 0.250                        0.017           0.483
4944105        $274,368.36            84.62                     13          0.250                        0.017           0.608
4944106        $259,372.53            80.00                                 0.250                        0.017           0.358
4944112        $111,872.08            60.00                                 0.250                        0.017           0.858
4944115        $252,404.31            75.52                                 0.250                        0.017           0.483
4944119        $598,015.48            48.00                                 0.250                        0.017           0.233
4944121        $243,190.16            75.00                                 0.250                        0.017           0.608
4944124        $339,199.48            72.34                                 0.250                        0.017           0.483
4944133        $298,812.12            79.87                                 0.250                        0.017           0.608
4944139        $359,173.15            74.23                                 0.250                        0.017           0.608
4944148        $408,693.14            68.33                                 0.250                        0.017           0.858
4944158        $528,489.19            79.70                                 0.250                        0.017           0.983
4944162        $350,131.82            56.80                                 0.250                        0.017           0.233
4944169        $218,808.83            59.01                                 0.250                        0.017           0.483
4944175        $231,679.19            95.00                     11          0.250                        0.017           0.483
4944177        $268,883.68            90.00                     06          0.250                        0.017           0.233
4944185        $325,155.89            71.08                                 0.250                        0.017           0.608
4944190        $243,176.12            75.00                                 0.250                        0.017           0.483
4944191        $298,980.38            42.86                                 0.250                        0.017           0.108
4944200        $118,969.22            90.00                     11          0.250                        0.017           0.483
4944201        $289,109.16            51.79                                 0.250                        0.017           0.608
4944208        $648,431.34            36.11                                 0.250                        0.017           0.358
4944217        $342,767.44            80.00                                 0.250                        0.017           0.358
4944219        $280,454.36            74.96                                 0.250                        0.017           0.608
4944221        $259,387.84            56.52                                 0.250                        0.017           0.483
4944238        $303,229.42            80.00                                 0.250                        0.017           0.108
4944242        $267,320.67            80.00                                 0.250                        0.017           0.108
4944250        $83,807.06             58.33                                 0.250                        0.017           0.608
4944251        $239,420.81            62.34                                 0.250                        0.017           0.358
4944255        $169,579.53            41.26                                 0.250                        0.017           0.233
4944257        $259,459.68            49.06                                 0.250                        0.017           1.108
4944261        $202,882.94            70.00                                 0.250                        0.017           0.608
4944265        $123,132.06            61.58                                 0.250                        0.017           0.108
4944268        $291,312.52            64.89                                 0.250                        0.017           0.483
4944270        $348,842.35            71.43                                 0.250                        0.017           0.233
4944277        $110,659.03            68.31                                 0.250                        0.017           0.608
4944284        $335,069.17            69.98                                 0.250                        0.017           0.233
4944289        $346,203.01            40.82                                 0.250                        0.017           0.608
4944294        $279,207.69            79.99                                 0.250                        0.017           0.233
4944298        $614,060.33            80.00                                 0.250                        0.017           0.483
4944308        $289,084.00            79.78                                 0.250                        0.017           0.358
4944311        $379,262.31            75.00                                 0.250                        0.017           0.000
4944316        $437,991.71            67.02                                 0.250                        0.017           0.608
4944322        $209,480.57            67.74                                 0.250                        0.017           0.233
4944325        $109,653.64            53.14                                 0.250                        0.017           0.483
4944331        $498,763.29            79.55                                 0.250                        0.017           0.233
4944332        $299,310.95            72.29                                 0.250                        0.017           0.608
4944337        $374,049.45            56.82                                 0.250                        0.017           0.108
4944343        $324,752.38            75.00                                 0.250                        0.017           0.608
4944344        $262,395.92            59.77                                 0.250                        0.017           0.608
4944349        $238,408.84            80.00                                 0.250                        0.017           0.233
4944371        $108,331.38            41.77                                 0.250                        0.017           0.233
4944380        $259,372.53            69.71                                 0.250                        0.017           0.358
4944381        $352,168.88            30.17                                 0.250                        0.017           0.483
4944411        $509,434.13            62.68                                 0.250                        0.017           0.483
4944415        $545,712.12            52.85                                 0.250                        0.017           0.483
4944421        $244,423.16            72.06                                 0.250                        0.017           0.483
4944423        $378,832.68            80.00                                 0.250                        0.017           0.608
4944433        $637,984.78            79.01                                 0.250                        0.017           0.483
4944439        $147,296.15            75.00                                 0.250                        0.017           0.608
4944461        $303,494.38            61.58                                 0.250                        0.017           0.608
4944462        $118,199.63            75.00                                 0.250                        0.017           0.108
4944466        $248,413.74            75.00                                 0.250                        0.017           0.483
4944471        $622,035.16            79.49                                 0.250                        0.017           0.483
4944480        $337,242.73            61.45                                 0.250                        0.017           0.733
4944486        $398,771.26            72.73                                 0.250                        0.017           0.608
4944491        $98,627.07             80.00                                 0.250                        0.017           0.983
4944493        $221,351.15            54.81                                 0.250                        0.017           0.858
4944501        $614,585.15            71.63                                 0.250                        0.017           0.608
4944504        $548,310.50            55.00                                 0.250                        0.017           0.608
4944510        $129,249.12            74.29                                 0.250                        0.017           0.983
4944516        $193,365.81            68.00                                 0.250                        0.017           0.733
4944525        $436,968.76            58.40                                 0.250                        0.017           0.483
4944531        $59,682.38             60.28                                 0.250                        0.017           0.733
4944545        $123,243.35            65.00                                 0.250                        0.017           1.108
4944546        $299,506.75            54.55                                 0.250                        0.017           0.233
4944563        $271,441.83            77.69                                 0.250                        0.017           0.108
4944576        $301,653.20            79.99                                 0.250                        0.017           0.233
4944584        $417,113.06            74.61                                 0.250                        0.017           0.233
4944585        $598,537.44            70.58                                 0.250                        0.017           0.483
4944587        $417,811.90            79.71                                 0.250                        0.017           0.233
4944591        $289,511.32            68.24                                 0.250                        0.017           0.108
4944594        $125,290.14            58.06                                 0.250                        0.017           1.108
4944596        $247,401.59            76.31                                 0.250                        0.017           0.358
4944598        $407,963.25            75.74                                 0.250                        0.017           0.108
4944599        $409,034.68            62.60                                 0.250                        0.017           0.483
4944603        $97,445.79             35.64                                 0.250                        0.017           0.983
4944606        $349,424.54            57.38                                 0.250                        0.017           0.233
4944608        $77,411.36             54.11                                 0.250                        0.017           0.858
4944614        $153,947.05            58.49                                 0.250                        0.017           0.983
4944663        $207,485.66            75.00                                 0.250                        0.017           0.608
4944668        $207,322.72            65.97                                 0.250                        0.017           0.608
4944672        $252,404.31            79.81                                 0.250                        0.017           0.483
4944675        $473,784.74            52.78                                 0.250                        0.017           0.858
4944681        $155,520.81            72.56                                 0.250                        0.017           0.608
4944685        $134,585.31            72.97                                 0.250                        0.017           0.608
4944692        $418,576.43            73.70                                 0.250                        0.017           0.108
4944695        $533,740.37            57.22                                 0.250                        0.017           0.483
4944699        $69,826.86             48.01                                 0.250                        0.017           0.233
4944733        $109,264.92            70.06                                 0.250                        0.017           0.858
4944737        $137,702.17            75.00                                 0.250                        0.017           0.233
4944745        $112,776.51            57.04                                 0.250                        0.017           0.483
4944751        $27,838.84             14.36                                 0.250                        0.017           1.608
4944756        $251,421.21            49.41                                 0.250                        0.017           0.608
4944757        $152,177.75            70.64                                 0.250                        0.017           0.983
4944760        $204,170.55            74.55                                 0.250                        0.017           0.358
4944765        $383,817.34            71.30                                 0.250                        0.017           0.608
4944770        $289,832.78            72.63                                 0.250                        0.017           0.608
4944785        $219,193.65            65.67                                 0.250                        0.017           0.858
4944789        $205,683.49            71.38                                 0.250                        0.017           1.108
4944796        $114,832.89            75.00                                 0.250                        0.017           0.983
4944798        $219,340.77            62.86                                 0.250                        0.017           0.733
4944804        $208,496.21            42.00                                 0.250                        0.017           0.983
4944837        $331,178.83            69.89                                 0.250                        0.017           0.233
4944847        $394,783.56            71.35                                 0.250                        0.017           0.608
4944850        $129,191.39            59.91                                 0.250                        0.017           0.608
4944861        $398,520.83            74.07                                 0.250                        0.017           0.733
4944868        $315,754.82            75.00                                 0.250                        0.017           0.483
4944869        $203,967.32            64.67                                 0.250                        0.017           0.983
4944870        $376,155.37            46.54                                 0.250                        0.017           0.733
4944876        $162,034.98            59.27                                 0.250                        0.017           0.858
4944877        $226,336.53            63.94                                 0.250                        0.017           0.858
4944882        $149,133.66            68.81                                 0.250                        0.017           0.983
4944883        $349,155.31            46.30                                 0.250                        0.017           0.733
4944890        $191,777.55            74.99                                 0.250                        0.017           0.733
4944899        $247,002.46            89.99                     11          0.250                        0.017           0.358
4944903        $124,530.32            56.82                                 0.250                        0.017           0.733
4944907        $105,253.02            74.98                                 0.250                        0.017           0.733
4944915        $113,116.73            56.75                                 0.250                        0.017           0.483
4944920        $648,469.59            59.09                                 0.250                        0.017           0.483
4944927        $284,144.96            77.03                                 0.250                        0.017           0.733
4944934        $210,167.01            80.00                                 0.250                        0.017           0.483
4944936        $349,175.92            45.16                                 0.250                        0.017           0.483
4944938        $996,928.16            50.00                                 0.250                        0.017           0.608
4944939        $321,759.27            46.07                                 0.250                        0.017           0.608
4944940        $572,648.55            78.10                                 0.250                        0.017           0.483
4944941        $101,516.18            68.00                                 0.250                        0.017           0.733
4944945        $255,426.46            73.99                                 0.250                        0.017           0.733
4944951        $343,988.20            71.83                                 0.250                        0.017           0.483
4944956        $294,322.44            73.75                                 0.250                        0.017           0.608
4944957        $410,763.69            63.43                                 0.250                        0.017           0.483
4944959        $296,543.55            70.00                                 0.250                        0.017           1.108
4944967        $179,383.37            69.22                                 0.250                        0.017           0.483
4944971        $59,757.24             60.00                                 0.250                        0.017           0.358
4944980        $262,895.52            73.15                                 0.250                        0.017           0.733
4944987        $488,494.79            60.49                                 0.250                        0.017           0.608
4944988        $321,248.27            68.51                                 0.250                        0.017           0.608
4944996        $253,385.37            63.75                                 0.250                        0.017           0.233
4945000        $80,488.98             95.00                     13          0.250                        0.017           1.483
4945004        $353,922.43            74.69                                 0.250                        0.017           0.233
4945005        $274,610.88            35.78                                 0.250                        0.017           0.358
4945009        $399,660.68            60.53                                 0.250                        0.017           0.000
4945014        $96,097.64             63.49                                 0.250                        0.017           0.000
4945033        $293,290.49            58.80                                 0.250                        0.017           0.358
4945041        $239,462.33            71.64                                 0.250                        0.017           0.733
4945043        $261,195.17            74.86                                 0.250                        0.017           0.608
4945055        $195,803.69            95.00                                 0.250                        0.017           0.983
4945056        $174,462.43            68.34                                 0.250                        0.017           0.608
4945062        $326,888.24            56.55                                 0.250                        0.017           0.108
4945078        $329,183.75            75.00                                 0.250                        0.017           0.233
4945080        $139,470.86            60.00                                 0.250                        0.017           0.483
4945081        $149,539.23            39.79                                 0.250                        0.017           0.608
4945087        $154,388.09            51.67                                 0.250                        0.017           0.483
4945095        $113,549.94            75.00                                 0.250                        0.017           0.483
4945096        $697,354.25            69.90                                 0.250                        0.017           0.483
4945100        $287,255.53            41.21                                 0.250                        0.017           0.858
4945108        $630,548.41            69.76                                 0.250                        0.017           0.608
4945116        $299,236.36            75.00                                 0.250                        0.017           0.483
4945117        $181,191.38            52.00                                 0.250                        0.017           1.608
4945124        $148,947.38            75.00                                 0.250                        0.017           0.983
4945127        $293,096.89            43.24                                 0.250                        0.017           0.608
4945135        $110,114.69            70.00                                 0.250                        0.017           0.733
4945140        $130,699.11            75.00                                 0.250                        0.017           1.108
4945141        $260,178.17            90.00                     13          0.250                        0.017           0.483
4945143        $135,250.59            95.00                     13          0.250                        0.017           0.858
4945146        $223,779.22            74.99                                 0.250                        0.017           0.608
4945151        $548,180.85            45.83                                 0.250                        0.017           0.233
4945153        $107,584.02            50.00                                 0.250                        0.017           0.608
4945157        $53,415.74             68.85                                 0.250                        0.017           0.733
4945161        $478,644.30            57.83                                 0.250                        0.017           0.483
4945166        $275,895.82            45.33                                 0.250                        0.017           0.858
4945170        $155,132.57            67.83                                 0.250                        0.017           0.483
4945173        $218,537.94            94.99                     11          0.250                        0.017           0.858
4945177        $107,659.93            49.09                                 0.250                        0.017           0.483
4945179        $126,360.69            70.00                                 0.250                        0.017           0.608
4945180        $198,843.64            66.67                                 0.250                        0.017           0.608
4945182        $109,200.84            57.50                                 0.250                        0.017           0.983
4945188        $99,939.98             56.70                                 0.250                        0.017           0.733
4945190        $174,168.42            55.56                                 0.250                        0.017           0.483
4945193        $143,237.73            60.00                                 0.250                        0.017           0.733
4945198        $279,304.85            75.00                                 0.250                        0.017           0.733
4945205        $398,602.28            38.10                                 0.250                        0.017           0.608
4945206        $503,299.00            80.00                                 0.250                        0.017           0.608
4945596        $299,257.96            23.08                                 0.250                        0.017           0.233
4945597        $194,474.59            60.00                                 0.250                        0.017           0.733
4945598        $89,511.66             71.43                                 0.250                        0.017           0.608
4945599        $127,322.47            71.91                                 0.250                        0.017           0.733
4945600        $379,105.30            80.00                                 0.250                        0.017           0.483
4945604        $99,346.80             29.41                                 0.250                        0.017           0.358
4945605        $104,740.28            60.00                                 0.250                        0.017           0.233
4945606        $237,268.90            63.47                                 0.250                        0.017           0.608
4945607        $359,213.34            67.92                                 0.250                        0.017           0.858
4945610        $291,676.78            68.80                                 0.250                        0.017           0.233
4945611        $372,202.88            76.53                                 0.250                        0.017           0.358
4945613        $109,459.52            42.80                                 0.250                        0.017           1.108
4945614        $102,418.77            75.00                                 0.250                        0.017           0.733
4945616        $99,048.25             58.82                                 0.250                        0.017           0.983
4945617        $261,911.89            77.89                                 0.250                        0.017           0.733
4945619        $160,992.41            75.00                                 0.250                        0.017           0.608
4945620        $309,233.22            86.11                     13          0.250                        0.017           0.233
4945631        $99,198.32             46.51                                 0.250                        0.017           0.483
4945633        $267,119.58            85.00                     06          0.250                        0.017           0.483
4945635        $353,394.14            75.00                                 0.250                        0.017           0.483
4945640        $520,052.81            80.00                                 0.250                        0.017           0.608
4945641        $348,355.25            33.33                                 0.250                        0.017           0.608
4945643        $178,446.17            80.00                                 0.250                        0.017           0.608
4945645        $72,102.41             93.21                     13          0.250                        0.017           0.858
4945650        $294,339.09            72.30                                 0.250                        0.017           0.733
4945654        $434,799.06            52.89                                 0.250                        0.017           0.608
4945657        $268,252.16            89.68                     06          0.250                        0.017           1.108
4945672        $129,453.73            90.00                     13          0.250                        0.017           0.483
4945676        $76,851.08             74.97                                 0.250                        0.017           0.858
4945681        $212,387.52            75.00                                 0.250                        0.017           0.483
4945683        $46,603.99             74.60                                 0.250                        0.017           0.733
4945691        $135,562.69            74.99                                 0.250                        0.017           0.483
4945696        $326,621.13            90.00                     11          0.250                        0.017           1.108
4945703        $218,994.69            69.40                                 0.250                        0.017           1.108
4945707        $102,522.44            73.57                                 0.250                        0.017           0.608
4945708        $75,960.42             71.84                                 0.250                        0.017           0.858
4945710        $132,157.39            75.00                                 0.250                        0.017           1.108
4945712        $167,815.82            75.00                                 0.250                        0.017           0.608
4945716        $171,456.49            75.00                                 0.250                        0.017           1.358
4945719        $123,880.72            68.68                                 0.250                        0.017           0.983
4945725        $171,646.59            66.54                                 0.250                        0.017           0.608
4945730        $99,569.64             58.14                                 0.250                        0.017           0.983
4945731        $299,293.66            56.07                                 0.250                        0.017           0.483
4945734        $136,349.00            61.71                                 0.250                        0.017           0.483
4945739        $492,104.13            74.48                                 0.250                        0.017           0.608
4945741        $444,975.44            68.62                                 0.250                        0.017           0.608
4945742        $199,457.48            75.00                                 0.250                        0.017           0.733
4945744        $173,282.90            69.44                                 0.250                        0.017           1.233
4945750        $199,092.19            67.80                                 0.250                        0.017           0.733
4945752        $171,443.48            95.00                     13          0.250                        0.017           0.733
4945753        $89,798.37             58.06                                 0.250                        0.017           0.733
4945767        $89,511.66             80.00                                 0.250                        0.017           0.608
4945771        $282,086.68            62.89                                 0.250                        0.017           0.358
4945778        $120,864.41            74.39                                 0.250                        0.017           1.108
4945782        $197,875.13            74.07                                 0.250                        0.017           0.858
4945783        $215,667.80            73.73                                 0.250                        0.017           0.733
4945786        $93,115.82             54.02                                 0.250                        0.017           1.233
4945793        $58,273.92             90.00                     11          0.250                        0.017           0.483
4945794        $98,998.12             59.17                                 0.250                        0.017           0.733
4945795        $221,691.19            80.00                                 0.250                        0.017           0.983
4945806        $193,484.95            55.86                                 0.250                        0.017           0.983
4945809        $323,530.00            69.89                                 0.250                        0.017           0.733
4945814        $212,451.01            59.61                                 0.250                        0.017           0.733
4945830        $308,556.97            47.81                                 0.250                        0.017           0.483
4945836        $319,208.50            80.00                                 0.250                        0.017           0.233
4945842        $241,444.18            66.30                                 0.250                        0.017           0.608
4945844        $222,690.35            61.06                                 0.250                        0.017           0.608
4945848        $136,463.77            95.00                     13          0.250                        0.017           1.483
4945859        $295,205.85            80.00                                 0.250                        0.017           0.358
4945862        $119,523.77            75.00                                 0.250                        0.017           0.608
4945865        $438,713.97            80.00                                 0.250                        0.017           0.858
4945873        $283,208.05            56.80                                 0.250                        0.017           1.108
4945874        $236,216.10            67.71                                 0.250                        0.017           0.233
4945875        $374,138.70            74.26                                 0.250                        0.017           0.608
4945878        $334,045.04            74.44                                 0.250                        0.017           0.983
4945880        $249,346.81            60.24                                 0.250                        0.017           0.483
4945884        $428,936.42            72.88                                 0.250                        0.017           0.233
4945888        $304,725.60            79.15                                 0.250                        0.017           0.108
4945889        $86,134.61             60.00                                 0.250                        0.017           0.608
4945900        $169,451.37            69.42                                 0.250                        0.017           0.358
4945904        $103,348.64            75.47                                 0.250                        0.017           0.983
4945922        $264,799.17            71.89                                 0.250                        0.017           0.733
4945953        $155,426.11            70.00                                 0.250                        0.017           1.483
4945960        $348,851.73            73.68                                 0.250                        0.017           0.733
4945974        $318,867.56            79.99                                 0.250                        0.017           0.358
4945981        $284,295.08            54.81                                 0.250                        0.017           0.233
4945990        $498,851.59            67.89                                 0.250                        0.017           0.608
4946004        $153,926.51            75.00                                 0.250                        0.017           0.733
4946014        $169,989.08            64.39                                 0.250                        0.017           1.358
4946066        $168,630.30            64.15                                 0.250                        0.017           1.108
4946203        $74,383.50             28.74                                 0.250                        0.017           0.858
4946221        $459,442.32            75.49                                 0.250                        0.017           0.608
4946230        $209,354.89            66.67                                 0.250                        0.017           0.608
4946238        $206,524.56            60.00                                 0.250                        0.017           0.608
4946251        $145,206.47            74.99                                 0.250                        0.017           0.858
4946253        $314,294.27            49.61                                 0.250                        0.017           0.733
4946263        $196,720.28            79.00                                 0.250                        0.017           0.483
4946271        $219,173.38            36.67                                 0.250                        0.017           0.733
4946281        $114,466.81            53.24                                 0.250                        0.017           0.608
4946300        $78,942.63             31.37                                 0.250                        0.017           0.733
4946306        $134,492.74            75.00                                 0.250                        0.017           0.733
4946310        $258,105.00            73.93                                 0.250                        0.017           0.233
4946365        $194,267.31            70.91                                 0.250                        0.017           0.733
4946370        $166,679.57            58.74                                 0.250                        0.017           0.983
4946376        $88,597.45             40.45                                 0.250                        0.017           0.733
4946385        $362,166.26            78.91                                 0.250                        0.017           0.608
4946389        $250,726.48            73.97                                 0.250                        0.017           0.608
4946396        $468,644.00            69.90                                 0.250                        0.017           0.483
4946403        $169,164.74            49.28                                 0.250                        0.017           1.108
4946407        $202,997.71            73.91                                 0.250                        0.017           1.108
4946415        $101,503.28            75.00                                 0.250                        0.017           0.358
4946418        $75,703.15             84.98                     13          0.250                        0.017           0.483
4946423        $199,170.72            74.77                                 0.250                        0.017           0.233
4946425        $598,587.32            40.00                                 0.250                        0.017           0.483
4946434        $219,270.66            68.75                                 0.250                        0.017           1.358
4946440        $86,586.62             72.85                                 0.250                        0.017           0.483
4946453        $296,317.83            90.00                     13          0.250                        0.017           0.608
4946460        $277,345.45            61.78                                 0.250                        0.017           0.483
4946462        $134,492.74            49.09                                 0.250                        0.017           0.733
4946549        $99,612.21             50.00                                 0.250                        0.017           0.733
4946565        $151,545.29            62.12                                 0.250                        0.017           0.983
4946576        $134,285.37            37.53                                 0.250                        0.017           0.733
4946585        $132,277.15            95.00                     13          0.250                        0.017           0.858
4946595        $80,411.07             95.00                     13          0.250                        0.017           1.108
4946603        $164,090.74            74.99                                 0.250                        0.017           0.983

               $157,154,705.25

COUNT:   550
WAC:     7.302637
WAM:     356.0968
WALTV:   70.10747


NASCOR
NMI / 1999-02 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)         (xvii)                                  (xviii)
-----       -----------                             -----------
MORTGAGE                                                 NMI
LOAN                                                     LOAN
NUMBER     SERVICER                                      SELLER
--------   ------------------------------          -----------------------------
4774085    BEVERLY NATIONAL BANK                   BEVERLY NATIONAL BANK
4821345    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4857080    HOMESIDE LENDING                        HOMESIDE LENDING
4859548    NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
4859728    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4859818    NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
4860743    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4865859    HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4867988    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4868920    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4872923    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4874162    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4874693    NATIONAL CITY MORTGAGE C                NATIONAL CITY MORTGAGE C
4876220    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4876922    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4877065    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4877104    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4877660    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4877711    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878078    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878088    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878111    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878171    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878599    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4878617    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4879245    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4879356    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4879456    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4879484    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4880587    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4884384    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4884396    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4884876    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4885748    GMAC MORTGAGE CORP.                     GMAC MORTGAGE CORP.
4887149    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4887491    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4888404    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4888660    GMAC MORTGAGE CORP.                     GMAC MORTGAGE CORP.
4888919    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4888948    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4889175    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4889786    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4889892    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4890555    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4891135    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891207    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891257    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4891336    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891376    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891397    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891601    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4891681    HOMESIDE LENDING                        HOMESIDE LENDING
4896018    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4896526    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4896551    BANKNORTH MORTGAGE COMPANY              BANKNORTH MORTGAGE COMPANY
4896611    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4896744    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4899842    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4899849    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4899926    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4900696    BANK OF AMERICA, NT & SA                BANK OF AMERICA, NT & SA
4904620    FIRST UNION MORTGAGE CORP               FIRST UNION MORTGAGE CORP
4907008    BANK OF AMERICA, NT & SA                BANK OF AMERICA, NT & SA
4908076    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4908128    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4908567    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909459    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909530    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909588    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909668    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909714    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4909892    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4910006    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4910069    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4910183    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4910692    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910712    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910717    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910734    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910929    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910951    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4910977    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4911054    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4911083    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4911279    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4911423    HOMESIDE LENDING                        HOMESIDE LENDING
4911961    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912010    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912334    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912357    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912385    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912436    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4912901    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4913451    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4913461    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4914840    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4915811    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4920117    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4920180    GMAC MORTGAGE CORP.                     GMAC MORTGAGE CORP.
4920580    BANK OF OKLAHOMA, N.A.                  BANK OF OKLAHOMA, N.A.
4920883    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4920971    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4921870    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4921888    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4922586    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4922665    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4922771    HOMESIDE LENDING, INC.                  HOMESIDE LENDING, INC.
4922896    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4923344    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4923381    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4924191    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4924816    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4924873    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4927163    HOME SAVINGS OF AMERICA                 HOME SAVINGS OF AMERICA
4928866    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4929589    MERRILL LYNCH CREDIT CORP.              MERRILL LYNCH CREDIT CORP.
4930001    MERRILL LYNCH CREDIT CORP.              MERRILL LYNCH CREDIT CORP.
4930022    MERRILL LYNCH CREDIT CORP.              MERRILL LYNCH CREDIT CORP.
4930250    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4930261    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4930354    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4930661    MERRILL LYNCH CREDIT CORP.              MERRILL LYNCH CREDIT CORP.
4930710    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931040    MERRILL LYNCH CREDIT CORP.              MERRILL LYNCH CREDIT CORP.
4931117    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931142    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931164    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931180    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931181    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931191    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931204    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931220    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931239    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931250    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931406    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931423    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931448    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931482    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931495    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931521    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931538    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931591    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931628    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931659    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931703    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931736    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4931779    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4932001    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4932077    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4932104    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4932251    HIBERNIA NATIONAL BANK                  HIBERNIA NATIONAL BANK
4932613    GMAC MORTGAGE CORP                      GMAC MORTGAGE CORP
4932793    GMAC MORTGAGE CORP                      GMAC MORTGAGE CORP
4934161    GMAC MORTGAGE CORP                      GMAC MORTGAGE CORP
4934834    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4935859    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4936000    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4936009    COUNTRYWIDE FUNDING CORP.               COUNTRYWIDE FUNDING CORP.
4942131    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942156    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942171    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942186    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942238    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942244    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942254    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942257    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942265    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942291    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942304    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942310    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942319    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942342    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942351    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942359    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942360    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942378    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942393    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942403    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942413    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942440    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942441    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942451    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942457    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942460    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942466    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942471    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942473    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942475    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942482    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942492    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4942606    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4943331    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943341    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943349    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943358    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943374    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943384    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943390    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943394    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943445    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943458    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943461    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943469    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943475    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943479    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943483    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943488    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943549    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943558    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943563    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943572    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943624    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943656    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943665    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943669    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943680    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943693    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943699    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943704    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943714    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943717    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943720    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943731    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943737    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943741    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943766    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943781    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943786    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4943802    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944085    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944093    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944097    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944100    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944105    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944106    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944112    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944115    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944119    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944121    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944124    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944133    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944139    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944148    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944158    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944162    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944169    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944175    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944177    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944185    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944190    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944191    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944200    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944201    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944208    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944217    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944219    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944221    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944238    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944242    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944250    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944251    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944255    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944257    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944261    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944265    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944268    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944270    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944277    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944284    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944289    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944294    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944298    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944308    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944311    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944316    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944322    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944325    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944331    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944332    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944337    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944343    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944344    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944349    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944371    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944380    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944381    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944411    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944415    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944421    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944423    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944433    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944439    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944461    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944462    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944466    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944471    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944480    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944486    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944491    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944493    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944501    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944504    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944510    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944516    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944525    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944531    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944545    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944546    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944563    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944576    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944584    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944585    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944587    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944591    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944594    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944596    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944598    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944599    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944603    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944606    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4944608    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944614    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944663    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944668    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944672    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944675    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944681    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944685    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944692    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944695    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944699    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944733    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944737    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944745    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944751    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944756    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944757    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944760    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944765    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944770    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944785    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944789    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944796    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944798    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944804    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944837    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944847    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944850    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944861    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944868    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944869    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944870    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944876    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944877    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944882    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944883    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944890    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944899    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944903    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944907    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944915    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944920    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944927    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944934    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944936    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944938    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944939    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944940    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944941    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944945    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944951    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944956    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944957    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944959    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944967    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944971    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944980    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944987    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944988    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4944996    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945000    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945004    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945005    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945009    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945014    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945033    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945041    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945043    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945055    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945056    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945062    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945078    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945080    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945081    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945087    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945095    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945096    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945100    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945108    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945116    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945117    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945124    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945127    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945135    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945140    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945141    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945143    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945146    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945151    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945153    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945157    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945161    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945166    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945170    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945173    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945177    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945179    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945180    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945182    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945188    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945190    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945193    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945198    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945205    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945206    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945596    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945597    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945598    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945599    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945600    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945604    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945605    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945606    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945607    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945610    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945611    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945613    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945614    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945616    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945617    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945619    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945620    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945631    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945633    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945635    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945640    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945641    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945643    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945645    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945650    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945654    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945657    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945672    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945676    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945681    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945683    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945691    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945696    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945703    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945707    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945708    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945710    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945712    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945716    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945719    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945725    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945730    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945731    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945734    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945739    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945741    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945742    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945744    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945750    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945752    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945753    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945767    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945771    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945778    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945782    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945783    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945786    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945793    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945794    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945795    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945806    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945809    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945814    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945830    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945836    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945842    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945844    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945848    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945859    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945862    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945865    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945873    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945874    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945875    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945878    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945880    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945884    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945888    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945889    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945900    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945904    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945922    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945953    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945960    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945974    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945981    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4945990    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946004    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946014    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946066    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946203    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946221    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946230    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946238    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946251    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946253    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946263    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946271    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946281    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946300    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946306    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946310    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946365    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946370    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946376    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946385    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946389    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946396    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946403    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946407    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946415    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946418    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946423    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946425    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946434    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946440    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946453    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946460    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946462    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946549    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946565    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946576    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946585    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946595    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS
4946603    BANK UNITED OF TEXAS                    BANK UNITED OF TEXAS


COUNT:   550
WAC:     7.302636638
WAM:     356.0968031
WALTV:   70.107467



                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

LOAN INFORMATION

      Name of Mortgagor:                ----------------------------------------

      Servicer
      Loan No.:                         ----------------------------------------

CUSTODIAN/TRUST ADMINISTRATOR

      Name:                             ----------------------------------------

      Address:                          ----------------------------------------

                                        ----------------------------------------

      Custodian/Trustee
      Mortgage File No.:                ----------------------------------------

SELLER

      Name:                             ----------------------------------------

      Address:                          ----------------------------------------

                                        ----------------------------------------

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 1999-2

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 27, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ------------.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      ( ) ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the

            Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST   BANK   MINNESOTA,    NATIONAL
                                       ASSOCIATION

                                       By: __________________________

                                       Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS

STATE OF                 )
                         ) ss:
COUNTY OF                )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2.    That the Purchaser's Taxpayer Identification Number is [      ].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                       [NAME OF PURCHASER]


                                       By:__________________________
                                          [Name of Officer]
                                          [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------



-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I



              [Letter from Transferor of Class A-R Certificate]



                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

         o   Norwest Asset Securities Corporation,
            SERIES 1999-2, CLASS A-R

Ladies and Gentlemen:
[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.
                                       Very truly yours,
                                       [Transferor]

                                       ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                       ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 27, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2.

     Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            1. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            2. The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

[(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

[(d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

(e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

(f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal
Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

Section 3.  TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

(a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

(c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: ______________________________

                                       Its: ______________________________

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER
                               -------------------


                                       ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 27, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class
      [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]


                                       By: _____________________________

                                       Its: _____________________________

                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                  Norwest Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

              National City Mortgage Company Servicing Agreement

                GMAC Mortgage Corporation Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

                 Bank of America, NT & SA Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                  Bank of Oklahoma, N.A. Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                First Union Mortgage Corp. Servicing Agreement

                  Beverly National Bank Servicing Agreement

             BankNorth Mortgage Company, Inc. Servicing Agreement

               Home Savings of America, FSB Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

___________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 27, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

_____________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      DEFINED TERMS.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

Section 1.02      DEFINITIONS INCORPORATED BY REFERENCE

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

Section 2.01      REPORTS AND NOTICES.

(a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                        a. Within  five  Business  Days after each  Distribution
            Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                        b. Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

(b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

(c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

Section 2.02      PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.

(a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

(b) In  connection  with any Mortgage  Loan with respect to which a notice under
Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

(c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

(d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

(e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

(f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

(g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

Section 2.03      PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS.

(a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

(b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

(c) With  respect to any  Mortgage  Loan as to which the  Purchaser  has made an
Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

(d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

Section 2.04      TERMINATION.

(a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

(b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

Section 3.01      COLLATERAL FUND.

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-2. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

Section 3.02      COLLATERAL FUND PERMITTED INVESTMENTS.

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

Section 3.03      GRANT OF SECURITY INTEREST.

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

Section 3.04      COLLATERAL SHORTFALLS.

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

Section 4.01      AMENDMENT.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 4.02      COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.03      GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.04      NOTICES.

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

(a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:  301-815-6365

(b)   in the case of the Purchaser,

                  ----------------------------
                  ----------------------------
                  ----------------------------
                  ----------------------------
                  Attention:------------------

Section 4.05      SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.06      SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

Section 4.07      ARTICLE AND SECTION HEADINGS.

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.08      CONFIDENTIALITY.

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

Section 4.09      INDEMNIFICATION.

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                          Association


                                       By:
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------





                                       By:
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT N

                                     POLICY